As filed with the Securities and Exchange Commission on June 15, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	8060	23-2872718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number of each Registrant)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

See Table of Additional Registrants Below

Michael E. Tarvin, Esq.
Select Medical Corporation
4716 Old Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Othon A. Prounis, Esq.
Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
(212) 841-5700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price Per Note(1)	Offering Price(1)	Fee(2)

7 5/8% Senior Subordinated Notes due 2015	$660,000,000	100%	$660,000,000	$77,682

Guarantees of 7 5/8% Senior Subordinated Notes due 2015(3)	N/A	N/A	N/A	N/A

Total	$660,000,000		$660,000,000	$77,682

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated pursuant to Rule 457(f) under the Securities Act, as follows: .00011770 multiplied by the proposed maximum aggregate offering price.

(3)	Each of the subsidiary co-registrants will guarantee, on an unconditional basis, the obligations of Select Medical Corporation under the 7 5/8% Senior Subordinated Notes due 2015. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guaranties. The guaranties are not being traded separately.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Arizona	Affiliated Physical Therapists, Ltd.	86-0489265
Delaware	American Transitional Hospitals, Inc.	76-0232151
Delaware	Argosy Health, LLC	04-3436823
Arizona	Arizona Rehab Provider Network, Inc.	04-3792234
Georgia	Athens Sports Medicine Clinic, Inc.	58-1442208
California	Ather Sports Injury Clinic, Inc.	93-2539628
New Jersey	Atlantic Rehabilitation Services, Inc.	22-2214110
Florida	Buendel Physical Therapy, Inc.	65-0008000
Michigan	C.E.R. — West, Inc.	38-3027085
California	C.O.A.S.T. Institute Physical Therapy, Inc.	23-2727340
North Carolina	CCISUB, Inc.	56-1342767
Louisiana	Cenla Physical Therapy & Rehabilitation Agency, Inc.	72-0800244
Michigan	Center for Evaluation & Rehabilitation, Inc.	38-2362109
New Mexico	Center for Physical Therapy & Sports Rehabilitation, Inc.	85-0364910
Minnesota	CenterTherapy, Inc.	41-1255299
Pennsylvania	Champion Physical Therapy, Inc.	25-1713794
California	CMC Center Corporation	94-2563269
Massachusetts	Community Rehab Centers of Massachusetts, Inc.	04-3428648
Louisiana	Crowley Physical Therapy Clinic, Inc.	72-1207656
Virginia	Douglas Avery & Associates, Ltd.	54-1323120
Pennsylvania	Elk County Physical Therapy, Inc.	25-1694794
Maryland	Fine, Bryant & Wah, Inc.	52-1022420
Pennsylvania	Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.	23-2028573
Minnesota	Gallery Physical Therapy Center, Inc.	41-1508202
Georgia	Georgia Physical Therapy of West Georgia, Inc.	58-1827718
Georgia	Georgia Physical Therapy, Inc.	58-1305983
Georgia	GP Therapy, L.L.C	58-2216877
California	Greater Sacramento Physical Therapy Associates, Inc.	68-0165676
Pennsylvania	Grove City Physical Therapy and Sports Medicine, Inc.	25-1766476
Florida	Gulf Breeze Physical Therapy, Inc.	59-2202550
California	Hand Therapy and Rehabilitation Associates, Inc.	77-0012421
Arizona	Hand Therapy Associates, Inc.	86-0336407
California	Hangtown Physical Therapy, Inc.	94-2259895
California	Hawley Physical Therapy, Inc.	77-0187472
New Jersey	Hudson Physical Therapy Services, Inc.	22-3144550
California	Human Performance and Fitness, Inc.	93-0948981
Indiana	Indianapolis Physical Therapy and Sports Medicine, Inc.	35-1436134
Delaware	Intensiva Healthcare Corporation	43-1690769
Missouri	Intensiva Hospital of Greater St. Louis, Inc.	43-1726282
Pennsylvania	Joyner Sports Science Institute, Inc.	23-2888279
Pennsylvania	Joyner Sportsmedicine Institute, Inc.	23-2696896
Kentucky	Kentucky Rehabilitation Services, Inc.	61-1205126
New Jersey	Kessler Assisted Living Corporation	22-3390033
New Jersey	Kessler Institute for Rehabilitation, Inc.	22-3486125

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Florida	Kessler Occupational Medicine Centers, Inc.	65-0982787
Delaware	Kessler Orthotic & Prosthetic Services, Inc.	22-2200045
New Jersey	Kessler Physical Therapy & Rehabilitation, Inc.	22-3603168
Delaware	Kessler Professional Services, LLC	32-0113297
Delaware	Kessler Rehab Centers, Inc.	04-3177708
Delaware	Kessler Rehabilitation Corporation	22-3486128
Maryland	Kessler Rehabilitation of Maryland, Inc.	52-2169122
New Jersey	Kessler Rehabilitation Services, Inc.	22-3705780
Arizona	Lynn M. Carlson, Inc.	86-0429011
Michigan	Metro Rehabilitation Services, Inc.	38-2371931
Michigan	Michigan Therapy Centre, Inc.	38-2828917
Delaware	MidAtlantic Health Group, Inc.	51-0371296
New Jersey	Monmouth Rehabilitation, Inc.	22-2308963
New Mexico	New Mexico Physical Therapists, Inc.	85-0284878
Ohio	Northside Physical Therapy, Inc.	31-1039737
Delaware	NovaCare Occupational Health Services, Inc.	23-2884053
Delaware	NovaCare Outpatient Rehabilitation East, Inc.	23-2862027
California	NovaCare Outpatient Rehabilitation of California, Inc.	94-2986892
Delaware	NovaCare Outpatient Rehabilitation West, Inc.	23-3862029
Kansas	NovaCare Outpatient Rehabilitation, Inc.	48-0916409
Minnesota	NovaCare Rehabilitation, Inc.	36-4071272
Ohio	P.T. Services Company	34-1726528
Ohio	P.T. Services Rehabilitation, Inc.	34-1222395
Ohio	P.T. Services, Inc.	34-1113297
Illinois	Peter Trailov R.P.T. Physical Therapy Clinic, Orthopaedic Rehabilitation & Sports Medicine, Ltd.	36-3229108
Louisiana	Physical Rehabilitation Partners, Inc.	72-0896478
Massachusetts	Physical Therapy Associates, Inc.	94-2552528
Arizona	Physical Therapy Enterprises, Inc.	86-0695632
Louisiana	Physical Therapy Institute, Inc.	72-1034266
New Jersey	Physical Therapy Services of the Jersey Cape, Inc.	22-3058977
North Carolina	Pro Active Therapy of Ahoskie, Inc.	56-1975154
North Carolina	Pro Active Therapy of Greenville, Inc.	56-1960115
North Carolina	Pro Active Therapy of North Carolina, Inc.	56-1818102
North Carolina	Pro Active Therapy of Rocky Mount, Inc.	56-1916359
South Carolina	Pro Active Therapy of South Carolina, Inc.	58-2304502
Virginia	Pro Active Therapy of Virginia, Inc.	58-2342213
North Carolina	Pro Active Therapy, Inc.	56-1859040
Ohio	Professional Therapeutic Services, Inc.	31-0792815
Iowa	Quad City Management, Inc.	42-1363158
Delaware	RCI (Colorado), Inc.	84-1196213
Delaware	RCI (Exertec), Inc.	23-2726794
Delaware	RCI (Michigan), Inc.	23-2768957
Delaware	RCI (S.P.O.R.T.), Inc.	36-3879849
Delaware	RCI (WRS), Inc.	36-3879850
Oklahoma	Rebound Oklahoma, Inc.	73-1386799

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

California	Redwood Pacific Therapies, Inc.	77-0325407
Delaware	Rehab Managed Care of Arizona, Inc.	23-2737890
California	Rehab Provider Network — California, Inc.	95-4418601
Delaware	Rehab Provider Network — East I, Inc.	23-2745660
Maryland	Rehab Provider Network — East II, Inc.	23-2796898
Indiana	Rehab Provider Network — Indiana, Inc.	35-1900442
Michigan	Rehab Provider Network — Michigan, Inc.	23-2804801
New Jersey	Rehab Provider Network — New Jersey, Inc.	23-2745661
New York	Rehab Provider Network — New York, Inc.	59-3779977
Ohio	Rehab Provider Network — Ohio, Inc.	23-2804807
Pennsylvania	Rehab Provider Network — Pennsylvania, Inc.	23-2745659
Arizona	Rehab Provider Network of Arizona, Inc.	86-0376633
Colorado	Rehab Provider Network of Colorado, Inc.	93-1204512
Florida	Rehab Provider Network of Florida, Inc.	65-0426653
Nevada	Rehab Provider Network of Nevada, Inc.	23-2790203
New Mexico	Rehab Provider Network of New Mexico, Inc.	74-2796295
North Carolina	Rehab Provider Network of North Carolina, Inc.	56-2099749
Texas	Rehab Provider Network of Texas, Inc.	74-2796265
Pennsylvania	Rehab/ Work Hardening Management Associates, Ltd.	23-2644918
Illinois	RehabClinics (GALAXY), Inc.	36-3382403
Delaware	RehabClinics (PTA), Inc.	65-0366467
Delaware	RehabClinics (SPT), Inc.	23-2736153
Delaware	RehabClinics Abilene, Inc.	75-2284952
Delaware	RehabClinics Dallas, Inc.	75-2422771
Pennsylvania	RehabClinics Pennsylvania, Inc.	23-2800212
Delaware	RehabClinics, Inc.	13-3595267
Massachusetts	S.T.A.R.T., Inc.	04-2710250
Pennsylvania	Select Air II, Inc.	23-2972677
Delaware	Select Employment Services, Inc.	25-1812245
Delaware	Select Hospital Investors, Inc.	51-0402736
Delaware	Select Medical of Kentucky, Inc.	25-1820753
Delaware	Select Medical of Maryland, Inc.	23-2906982
Delaware	Select Medical of New York, Inc.	23-2916448
Delaware	Select Medical Property Ventures, LLC	30-0255029
Delaware	Select Medical Rehabilitation Services, Inc.	25-1805051
Delaware	Select Provider Networks, Inc.	23-2935684
Delaware	Select Rehabilitation Management Services, Inc.	26-0030085
Delaware	Select Software Ventures, LLC	25-1874244
Delaware	Select Specialty Hospital — Akron/ SHS, Inc.	75-2851797
Delaware	Select Specialty Hospital — Alachua, Inc.	06-1713547
Missouri	Select Specialty Hospital — Ann Arbor, Inc.	38-3389548
Delaware	Select Specialty Hospital — Arizona, Inc.	25-1821705
Delaware	Select Specialty Hospital — Augusta/ UH, Inc.	14-1842263
Delaware	Select Specialty Hospital — Baton Rouge, Inc.	30-0064840
Missouri	Select Specialty Hospital — Battle Creek, Inc.	38-3389544

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Missouri	Select Specialty Hospital — Beech Grove, Inc.	43-1726278
Delaware	Select Specialty Hospital — Belleville, Inc.	45-0497740
Delaware	Select Specialty Hospital — Bloomington, Inc.	25-1894394
Delaware	Select Specialty Hospital — Brevard, Inc.	73-1686668
Delaware	Select Specialty Hospital — Broward, Inc.	59-3781537
Delaware	Select Specialty Hospital — Central Detroit, Inc.	25-1862676
Delaware	Select Specialty Hospital — Charleston, Inc.	25-1866522
Missouri	Select Specialty Hospital — Cincinnati, Inc.	31-1574892
Delaware	Select Specialty Hospital — Colorado Springs, Inc.	84-1583613
Delaware	Select Specialty Hospital — Columbus, Inc.	25-1813127
Delaware	Select Specialty Hospital — Columbus/ Grant, Inc.	25-1816235
Missouri	Select Specialty Hospital — Columbus/ University, Inc.	31-1476471
Delaware	Select Specialty Hospital — Conroe, Inc.	30-0160729
Delaware	Select Specialty Hospital — Covington, Inc.	42-1616110
Delaware	Select Specialty Hospital — Dallas, Inc.	25-1813126
Delaware	Select Specialty Hospital — Danville, Inc.	61-1458009
Delaware	Select Specialty Hospital — Denver, Inc.	76-0292237
Delaware	Select Specialty Hospital — Durham, Inc.	25-1822461
Delaware	Select Specialty Hospital — Duval, Inc.	38-3695622
Delaware	Select Specialty Hospital — Erie, Inc.	25-1858065
Delaware	Select Specialty Hospital — Escambia, Inc.	03-0508545
Missouri	Select Specialty Hospital — Evansville, Inc.	43-1726283
Missouri	Select Specialty Hospital — Flint, Inc.	38-3329100
Missouri	Select Specialty Hospital — Fort Smith, Inc.	71-0813112
Missouri	Select Specialty Hospital — Fort Wayne, Inc.	35-1994301
Delaware	Select Specialty Hospital — Gadsden, Inc.	13-3682015
Delaware	Select Specialty Hospital — Greensboro, Inc.	71-0958380
Delaware	Select Specialty Hospital — Greensburg, Inc.	25-1855814
Delaware	Select Specialty Hospital — Grosse Pointe, Inc.	05-0597929
Hawaii	Select Specialty Hospital — Honolulu, Inc.	04-3772321
Delaware	Select Specialty Hospital — Houston, Inc.	25-1813124
Delaware	Select Specialty Hospital — Huntsville, Inc.	23-2700468
Delaware	Select Specialty Hospital — Indianapolis, Inc.	25-1813123
Delaware	Select Specialty Hospital — Jackson, Inc.	25-1880780
Missouri	Select Specialty Hospital — Johnstown, Inc.	52-2110603
Delaware	Select Specialty Hospital — Kalamazoo, Inc.	75-2962822
Missouri	Select Specialty Hospital — Kansas City, Inc.	43-1732618
Delaware	Select Specialty Hospital — Knoxville, Inc.	25-1813122
Delaware	Select Specialty Hospital — Lancaster, Inc.	23-3075196
Delaware	Select Specialty Hospital — Lansing, Inc.	30-0199411
Delaware	Select Specialty Hospital — Lee, Inc.	03-0508552
Delaware	Select Specialty Hospital — Leon, Inc.	03-0508543
Delaware	Select Specialty Hospital — Lexington, Inc.	02-0631042
Delaware	Select Specialty Hospital — Little Rock, Inc.	25-1813121
Delaware	Select Specialty Hospital — Longview, Inc.	47-0910358

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Delaware	Select Specialty Hospital — Louisville, Inc.	25-1816237
Missouri	Select Specialty Hospital — Macomb County, Inc.	38-3345654
Delaware	Select Specialty Hospital — Macon, Inc.	04-3655021
Delaware	Select Specialty Hospital — Madison, Inc.	73-1674792
Delaware	Select Specialty Hospital — Marion, Inc.	03-0508556
Delaware	Select Specialty Hospital — McKeesport, Inc.	80-0077092
Delaware	Select Specialty Hospital — Memphis, Inc.	25-1813120
Delaware	Select Specialty Hospital — Midland, Inc.	61-1410912
Delaware	Select Specialty Hospital — Milwaukee, Inc.	25-1820734
Delaware	Select Specialty Hospital — Minneapolis, Inc.	84-1643564
Delaware	Select Specialty Hospital — Morgantown, Inc.	25-1855473
Delaware	Select Specialty Hospital — Nashville, Inc.	25-1813119
Delaware	Select Specialty Hospital — New Orleans, Inc.	25-1862678
Delaware	Select Specialty Hospital — Newark, Inc.	37-1494333
Missouri	Select Specialty Hospital — North Knoxville, Inc.	62-1684861
Missouri	Select Specialty Hospital — Northeast Ohio, Inc.	43-1742017
Delaware	Select Specialty Hospital — Northwest Detroit, Inc.	25-1862677
Missouri	Select Specialty Hospital — Northwest Indiana, Inc.	43-1726280
Delaware	Select Specialty Hospital — Ocean, Inc.	01-0821651
Delaware	Select Specialty Hospital — Oklahoma City, Inc.	25-1813118
Missouri	Select Specialty Hospital — Oklahoma City/ East Campus, Inc.	43-1699215
Missouri	Select Specialty Hospital — Omaha, Inc.	47-0815478
Delaware	Select Specialty Hospital — Orange, Inc.	03-0508558
Delaware	Select Specialty Hospital — Orlando. Inc.	37-1426852
Delaware	Select Specialty Hospital — Palm Beach, Inc.	03-0508559
Delaware	Select Specialty Hospital — Panama City, Inc.	38-3647406
Delaware	Select Specialty Hospital — Paramus, Inc.	32-0123562
Missouri	Select Specialty Hospital — Philadelphia/ AEMC, Inc.	52-2075622
Delaware	Select Specialty Hospital — Phoenix, Inc.	25-1813117
Delaware	Select Specialty Hospital — Pine Bluff, Inc.	22-3856572
Missouri	Select Specialty Hospital — Pittsburgh, Inc.	23-2911846
Delaware	Select Specialty Hospital — Pittsburgh/ UPMC, Inc.	73-1678377
Delaware	Select Specialty Hospital — Plainfield, Inc.	13-4281906
Missouri	Select Specialty Hospital — Pontiac, Inc.	38-3389212
Delaware	Select Specialty Hospital — Quad Cities, Inc.	01-0804233
Missouri	Select Specialty Hospital — Reno, Inc.	88-0383585
Delaware	Select Specialty Hospital — Riverview, Inc.	32-0128255
Delaware	Select Specialty Hospital — Saginaw, Inc.	25-1890958
Delaware	Select Specialty Hospital — San Antonio, Inc.	25-1843089
Delaware	Select Specialty Hospital — Sarasota, Inc.	23-3089963
Delaware	Select Specialty Hospital — Savannah, Inc.	75-2999825
Missouri	Select Specialty Hospital — Sioux Falls, Inc.	91-1773396
Delaware	Select Specialty Hospital — South Dallas, Inc.	25-1855474
Delaware	Select Specialty Hospital — Springfield, Inc.	65-0366469
Missouri	Select Specialty Hospital — Topeka, Inc.	74-2826467

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Delaware	Select Specialty Hospital — TriCities, Inc.	25-1813125
Delaware	Select Specialty Hospital — Tulsa, Inc.	25-1813116
Missouri	Select Specialty Hospital — Western Michigan, Inc.	38-3297128
Delaware	Select Specialty Hospital — Western Missouri, Inc.	61-1458008
Missouri	Select Specialty Hospital — Wichita, Inc.	48-1196430
Missouri	Select Specialty Hospital — Wilmington, Inc.	51-0382465
Delaware	Select Specialty Hospital — Winston-Salem, Inc.	56-2248187
Delaware	Select Specialty Hospital — Wyandotte, Inc.	25-1862675
Missouri	Select Specialty Hospital — Youngstown, Inc.	34-1880514
Delaware	Select Specialty Hospital — Zanesville, Inc.	03-0508537
Delaware	Select Specialty Hospitals, Inc.	25-1813128
Delaware	Select Synergos, Inc.	25-1813114
Delaware	Select Transport, Inc.	23-2872899
Delaware	Select Unit Management, Inc.	71-0776296
Delaware	SelectMark, Inc.	51-0400776
Delaware	SemperCare Hospital of Fort Myers, Inc.	74-3115716
Delaware	SemperCare Hospital of Hartford, Inc.	82-0576798
Delaware	SemperCare Hospital of Lakeland, Inc.	27-0064457
Delaware	SemperCare Hospital of Lakewood, Inc.	75-3138656
Arkansas	SemperCare Hospital of Little Rock, Inc.	73-1591581
Delaware	SemperCare Hospital of Mobile, Inc.	81-0570634
Delaware	SemperCare Hospital of Pensacola, Inc.	73-1678371
Delaware	SemperCare Hospital of Sarasota, Inc.	56-2314941
Delaware	SemperCare Hospital of Spokane, Inc.	11-3670557
Delaware	SemperCare Hospital of Springfield, Inc.	35-2183294
Delaware	SemperCare Hospital of Tallahassee, Inc.	56-2314944
Delaware	SemperCare Hospital of Volusia, Inc.	14-1842267
Delaware	SemperCare Hospital of Washington, Inc.	42-1608493
Delaware	SemperCare, Inc.	94-3322260
Delaware	SLMC Finance Corporation	51-0406794
New Jersey	South Jersey Physical Therapy Associates, Inc.	22-2126713
New Jersey	South Jersey Rehabilitation and Sports Medicine Center, Inc.	22-2544574
Pennsylvania	South Philadelphia Occupational Health, Inc.	23-2777267
Pennsylvania	Southpointe Fitness Center, Inc.	25-1760081
New Mexico	Southwest Physical Therapy, Inc.	85-0333685
New Mexico	Southwest Therapists, Inc.	85-0278777
Florida	Sports & Orthopedic Rehabilitation Services, Inc.	59-2922487
Delaware	Sports Therapy and Arthritis Rehabilitation, Inc.	23-2725850
California	Stephenson-Holtz, Inc.	77-0325407
New Mexico	The Center for Physical Therapy and Rehabilitation, Inc.	85-0349202
Pennsylvania	The Orthopedic Sports and Industrial Rehabilitation Network, Inc.	23-2626897
Ohio	Treister, Inc.	34-1021034
Pennsylvania	Valley Group Physical Therapists, Inc.	23-2081856
Arizona	Vanguard Rehabilitation, Inc.	86-0490865
Florida	Victoria Healthcare, Inc.	25-1897325

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Massachusetts	Waltham Physical Therapy, Inc.	04-2849694
Minnesota	Wayzata Physical Therapy Center, Inc.	41-1529147
Ohio	West Side Physical Therapy, Inc.	31-1182791
Minnesota	West Suburban Health Partners, Inc.	41-1631716
Arizona	Yuma Rehabilitation Center, Inc.	86-0470129

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 15, 2005
PROSPECTUS
Select Medical Corporation
Offer to Exchange
$660,000,000 principal amount of our 7 5/8% Senior Subordinated Notes due 2015, which have been registered under the Securities Act, for our outstanding 7 5/8% Senior Subordinated Notes due 2015

        We are offering to exchange new 7 5/8% Senior Subordinated Notes due 2015, or the senior subordinated exchange notes, for our currently outstanding 7 5/8% Senior Subordinated Notes due 2015, or the outstanding senior subordinated notes. We refer to the outstanding senior subordinated notes as the outstanding notes, the senior subordinated exchange notes as the exchange notes, and the outstanding notes and the exchange notes collectively as the notes. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to the outstanding notes. The exchange notes will represent the same debt as the outstanding notes and we will issue the exchange notes under the same indenture as the outstanding notes. We are also hereby offering the subsidiary guarantees of the exchange notes for guarantees of the outstanding notes described herein.
      The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on, , 2005, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	We will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

•	We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

       You should consider carefully the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

       Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is                     , 2005.

[Inside Front Cover]
      This prospectus incorporates important business and financial information about the company that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request.
      Any requests for business and financial information incorporated but not included in this prospectus should be sent to Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania, 17055 Attn: General Counsel. To obtain timely delivery, holders of outstanding notes must request the information no later than five business days before                     , 2005, the date they must make their investment decision.

PROSPECTUS SUMMARY
      This summary does not contain all of the information that is important to you. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes included elsewhere herein, before you decide to invest.
      Unless the context otherwise requires, the terms “Select,” “our company,” “us,” “we” and “our” refer to Select Medical Corporation together with its subsidiaries, and the terms “Holdings” and “our parent” refer to our parent company, Select Medical Holdings Corporation, a Delaware corporation which was formerly known as EGL Holding Company. Select Medical Corporation became a wholly owned subsidiary of Holdings on February 24, 2005 as a result of a merger of EGL Acquisition Corp., a subsidiary of Holdings, with and into Select Medical Corporation, with Select Medical Corporation continuing as the surviving corporation. Unless otherwise noted, references to “pro forma” and other financial terms have the meanings set forth under “— Summary Consolidated Financial and Other Data.”
The Exchange Offer
      On February 24, 2005, EGL Acquisition Corp. completed a private offering of $660.0 million in aggregate principal amount of 7 5/8% senior subordinated notes due 2015, referred to in this prospectus as the outstanding notes. The outstanding notes became our obligations when EGL Acquisition Corp. was merged into Select on February 24, 2005. We entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part within 150 days of the issuance of the outstanding notes. You are entitled to exchange in this exchange offer your outstanding notes for 7 5/8% senior subordinated notes due 2015 (referred to in this prospectus as the exchange notes), which have been registered under the federal securities laws and have substantially identical terms as the outstanding notes, except for the elimination of certain transfer restrictions and registration rights. You should read the discussion under the heading “— Summary Description of the Exchange Notes” and “Description of the Exchange Notes” for further information regarding the exchange notes.
Our Business
Company Overview
      We are a leading operator of specialty hospitals in the United States. We are also a leading operator of outpatient rehabilitation clinics in the United States and Canada. As of March 31, 2005, we operated 99 long-term acute care hospitals in 26 states, four acute medical rehabilitation hospitals, which are certified by Medicare as inpatient rehabilitation facilities, in New Jersey and 753 outpatient rehabilitation clinics in 25 states, the District of Columbia and seven Canadian provinces. We also provide medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. We began operations in 1997 under the leadership of our current management team, including our co-founders, Rocco A. Ortenzio and Robert A. Ortenzio, both of whom have significant experience in the healthcare industry. Under this leadership, we have grown our business through internal development initiatives and strategic acquisitions.
The Transactions
      On February 24, 2005, pursuant to a merger agreement among EGL Acquisition Corp., Holdings and Select, EGL Acquisition Corp. was merged with and into Select. Select continued as the surviving corporation in the merger and as a wholly owned subsidiary of Holdings. Holdings and EGL Acquisition Corp. were Delaware corporations formed at the direction of Welsh, Carson, Anderson & Stowe IX, L.P. (“Welsh Carson”) for purposes of engaging in the merger and related transactions. In the merger, Select’s then-existing stockholders (other than rollover stockholders) and option holders were paid a total purchase price of approximately $1,827.7 million. The merger and related transactions are collectively referred to in this prospectus as the “Transactions” and are more fully described below in “The Transactions.”
      The merger was financed by:

•	a cash equity investment in Holdings by an investor group lead by our sponsors Welsh Carson and Thoma Cressey Equity Partners Inc. (“Thoma Cressey”),

•	a rollover investment in Holdings by our continuing investors including members of our senior management team and certain of our directors,

•	Holdings’ issuance and sale of senior subordinated notes, preferred stock and common stock to WCAS Capital Partners IV, L.P., an investment fund affiliated with Welsh Carson, Rocco A. Ortenzio, Robert A. Ortenzio and certain other investors who are members of or affiliated with the Ortenzio family,

•	borrowings by us under our new senior secured credit facility,

•	a portion of our cash on hand, and

•	the issuance of the outstanding notes.
      In connection with the merger, we commenced tender offers to acquire all of our 9 1/2% senior subordinated notes due 2009 and all of our 7 1/2% senior subordinated notes due 2013. In connection with each such tender offer we sought consents to eliminate substantially all of the restrictive covenants and make other amendments to the indentures governing such notes. Upon the completion of the tender offers on February 24, 2005, holders of all of our 7 1/2% senior subordinated notes and holders of approximately 96.7% of our 9 1/2% senior subordinated notes had delivered consents and tendered their notes in connection with such tender offers and consent solicitations. See “The Transactions.”
      As a result of the Transactions, the majority of our assets and liabilities were adjusted to their fair value as of February 25, 2005. The excess of the total purchase price over the fair value of our tangible and identifiable intangible assets was allocated to goodwill, which is the subject of an annual impairment test. Additionally, pursuant to Financial Accounting Standards Board Emerging Issues Task Force Issue No. 88-16 “Basis in Leveraged Buyout Transactions,” a portion of the equity related to our continuing stockholders was recorded at the stockholder’s predecessor basis and a corresponding portion of the fair value of the acquired assets was reduced accordingly. By definition, our statements of financial position and results of operations subsequent to the Transactions are not comparable to the same statements for the periods prior to the Transactions due to the resulting change in basis. See “Unaudited Pro Forma Condensed Consolidated Financial Information.”
Corporate Information
      Select Medical Corporation is a corporation organized under the laws of the State of Delaware with principal executive offices located at 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055. Our telephone number at our principal executive offices is (717) 972-1100. Our worldwide web address is www.selectmedicalcorp.com. The information on our website is not part of this prospectus.

Summary of the Terms of the Exchange Offer
      On February 24, 2005, we completed an offering of $660.0 million in aggregate principal amount of 7 5/8% senior subordinated notes due 2015, which was exempt from registration under the Securities Act.
      We sold the outstanding notes to certain initial purchasers, who subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
      In connection with the sale of the outstanding notes, we and the subsidiary guarantors entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of that agreement, we each agreed to use commercially reasonable efforts to consummate the exchange offer contemplated by this prospectus.
      If we and the subsidiary guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the subsidiary guarantors will use commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to the resales of the outstanding notes.
      The following is a brief summary of the terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange offer, see “The Exchange Offer”.

Securities Offered	$660,000,000 in aggregate principal amount of 7 5/8% senior subordinated notes due 2015. We are also hereby offering to exchange the guarantees of the exchange notes for guarantees of outstanding notes as described herein.

Exchange Offer	The exchange notes are being offered in exchange for a like principal amount of outstanding notes. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2005. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, each of the outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of each of the exchange notes are the same as the form and terms of each of the outstanding notes except that:

• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

• each of the exchange notes bear different CUSIP numbers than the applicable outstanding notes; and

• the holders of the exchange notes will not be entitled to certain rights under the exchange and registration rights agreement, including the provisions for an increase in the interest rate on the applicable outstanding notes in some circumstances.

Resale	Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and

• you are not an “affiliate” of Select, within the meaning of Rule 405 of the Securities Act.

Each participating broker-dealer that receives exchange notes for its own account during the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Prospectus delivery requirements are discussed in greater detail in the section captioned “Plan of Distribution.” Any holder of outstanding notes who:

• is an affiliate of Select,

• does not acquire exchange notes in the ordinary course of its business, or

• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the aforementioned position of the Staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2005 unless we decide to extend the exchange offer. We may extend the exchange offer for the outstanding notes. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the applicable letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of business;

• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the provisions of the Securities Act;

• you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Select, or if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for applicable outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

See “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution.”

Effect of Not Tendering in the Exchange Offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes not exchanged in this exchange offer under the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are not registered in your name, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at their respective interest rates from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid, from February 24, 2005. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Material United States Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer is not a taxable event for U.S. federal income tax purposes. Please read the section of this prospectus captioned “Material U.S. Federal Income Tax Considerations” for more information on tax consequences of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent	U.S. Bank Trust National Association, the trustee under the indenture governing the outstanding notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer — Exchange Agent.”

Summary Description of the Exchange Notes
      The brief summary below describes the principal terms of the exchange notes. Some of the terms described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the exchange notes.

Issuer	Select Medical Corporation.

Exchange notes	$660,000,000 in aggregate principal amount of 7 5/8% senior subordinated notes due 2015.

Maturity date	February 1, 2015.

Interest payment dates	February 1 and August 1, beginning August 1, 2005.

Optional redemption	We may redeem some or all of the notes prior to February 1, 2010 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and a “make-whole” premium. Thereafter, we may redeem some or all of the notes at the redemption prices set forth in this prospectus. See “Description of the Exchange Notes — Optional Redemption.”

Equity offering optional redemption	At any time before February 1, 2008, we may redeem up to 35% of the aggregate principal amount of the notes at 107.625% of the principal amount thereof, plus accrued and unpaid interest, with the proceeds of one or more equity offerings so long as at least 65% of the originally issued aggregate principal amount of the notes remains outstanding after such redemption.

Change of control	Upon the occurrence of certain change of control events, we will be required to offer to repurchase all or a portion of the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest. See “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Guarantees	All of our existing and future restricted domestic subsidiaries, other than certain non-guarantor subsidiaries, guarantee the notes on an unsecured senior subordinated basis.

Ranking	The notes are our unsecured senior subordinated obligations and:

• rank junior to all of our existing and future senior indebtedness, which includes indebtedness under our new senior secured credit facility;

• rank equally with all of our existing and future senior subordinated indebtedness;

• rank senior to all of our existing and future subordinated indebtedness; and

• are effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including indebtedness under our new senior secured credit facility, and to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes.

Similarly, the guarantees of the notes by our subsidiaries:

• rank junior to all of the existing and future senior indebtedness of such subsidiaries, which includes the subsidiary guarantees of our new senior secured credit facility;

• rank equally with all of the existing and future senior subordinated indebtedness of such subsidiaries;

• rank senior to all of the existing and future subordinated indebtedness of such subsidiaries; and

• are effectively subordinated to all of the existing and future secured obligations of such subsidiaries to the extent of the value of the assets securing such obligations, including the subsidiary guarantees of our new senior secured credit facility, and to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes.

As of March 31, 2005, we and our subsidiaries that are guarantors of the notes had approximately $782.9 million of senior debt outstanding to which the notes were subordinated and our subsidiaries that are not guaranteeing the notes had total assets and total liabilities of $49.3 million and $10.3 million, respectively. See “Description of the Exchange Notes — Subordination.”

Certain covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness and issue or sell preferred stock,

• pay dividends on, redeem or repurchase our capital stock,

• make investments,

• create certain liens,

• sell assets,

• incur obligations that restrict the ability of our subsidiaries to make dividend or other payments to us,

• guarantee indebtedness,

• engage in transactions with affiliates,

• create or designate unrestricted subsidiaries, and

• consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

As of March 31, 2005, all of our subsidiaries were restricted subsidiaries, as defined in the indenture. These covenants are subject to important exceptions and qualifications. See “Risk Factors — Risks Related to the Notes” and “Description of the Exchange Notes.”

No established market for the exchange notes	The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a market for the exchange notes will develop or make any representation as to the liquidity of any market. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. See “Plan of Distribution.”

Tax consequences	For a discussion of certain U.S. federal income tax consequences of an investment in the exchange notes, see “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor to determine the federal, state, local and other tax consequences of an investment in the exchange notes.

Risk factors	See “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Summary Consolidated Financial and Other Data
      You should read the summary consolidated financial and other data below in conjunction with our consolidated financial statements and the accompanying notes and “Unaudited Pro Forma Condensed Consolidated Financial Information.” All of these materials are contained later in this prospectus. We derived the historical financial data for the years ended December 31, 2002, 2003 and 2004, and as of December 31, 2002, 2003 and 2004 from our audited consolidated financial statements. We derived the historical financial data for the three months ended March 31, 2004, the period from January 1, 2005 through February 24, 2005 and the period from February 25, 2005 through March 31, 2005, and as of March 31, 2004 and 2005, from our unaudited interim consolidated financial statements. You should also read “Selected Historical Consolidated Financial Data” and the accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma condensed consolidated statement of operations data for the three months ended March 31, 2005 present results of operations before cumulative effects of accounting changes and are pro forma for the Transactions as if the Transactions had been completed on January 1, 2005. The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2004 present results of operations before cumulative effects of accounting changes and are pro forma for the Transactions, as if the Transactions had been completed on January 1, 2004. By definition, our statements of financial position and results of operations subsequent to the Transactions are not comparable to the same statements for the periods prior to the Transactions due to the resulting change in basis.

	Predecessor										Successor

								Three		Period from	Period from		Pro Forma
	Year Ended December 31,							Months		January 1,	February 25,		Three Months
								Ended		through	through		Ended
							2004 Pro	March 31,		February 24,	March 31,		March 31,
	2002		2003		2004		Forma(1)	2004		2005	2005		2005(1)

	(Dollars in thousands)
Statement of Operations Data:
Net operating revenues	$1,126,559		$1,392,366		$1,660,791		$1,660,791	$418,469		$287,787	$195,112		$482,899
Operating expenses(2)	999,280		1,207,913		1,389,281		1,389,281	348,997		239,573	154,573		394,146
Stock compensation associated with the merger(3)	—		—		—		—	—		142,213	4,326		146,539
Depreciation and amortization	25,836		34,654		39,977		46,391	10,197		6,177	4,248		11,494

Income (loss) from operations	101,443		149,799		231,533		225,119	59,275		(100,176)	31,965		(69,280)
Loss on early retirement of debt(4)	—		—		—		—	—		(42,736)	—		(42,736)
Merger related charges(5)	—		—		—		—	—		(12,025)	—		(12,025)
Equity in income from joint ventures	—		824		—		—	—		—	—		—
Interest expense, net(6)	(26,614)		(25,404)		(31,051)		(95,997)	(9,053)		(4,211)	(9,559)		(24,050)

Income (loss) from continuing operations before minority interests and income taxes	74,829		125,219		200,482		129,122	50,222		(159,148)	22,406		(148,091)
Minority interests(7)	2,022		2,402		3,448		3,448	1,006		469	462		931

Income (loss) from continuing operations before income taxes	72,807		122,817		197,034		125,674	49,216		(159,617)	21,944		(149,022)
Income tax provision (benefit)	28,576		48,597		79,602		50,772	19,793		(59,366)	8,871		(54,658)

Income (loss) from continuing operations	44,231		74,220		117,432		$74,902	29,423		(100,251)	13,073		$(94,364)

Income from discontinued operations, net	—		251		752			147		—	—

Net income (loss)	$44,231		$74,471		$118,184			$29,570		$(100,251)	$13,073

Other Financial Data:
Capital expenditures	$43,183		$35,852		$32,626			$7,762		$2,586	$1,112
Ratio of earnings to fixed charges(8)	2.3	x	3.1	x	3.9	x		3.8	x	n/a	2.7	x
Cash Flow Data
Net cash provided by (used in) operating activities	$120,812		$246,248		$174,276			$76,529		$19,056	$(191,971)
Net cash used in investing activities	(54,048)		(261,452)		(21,928)			(11,177)		(110,865)	(3,327)
Net cash provided by (used in) financing activities	(21,423)		124,318		(70,990)			(20,042)		202	58,816
Balance Sheet Data (at end of period):
Cash and cash equivalents	$56,062		$165,507		$247,476			$210,784			$19,343
Working capital	130,621		188,380		313,715			210,878			157,965
Total assets	739,059		1,078,998		1,113,721			1,116,986			2,169,424
Total debt	260,217		367,503		354,590			364,744			1,450,097
Total stockholders’ equity	286,418		419,175		515,943			440,760			449,584

Selected Operating Data
      The following table sets forth operating statistics for our specialty hospitals and our outpatient rehabilitation business for each of the periods presented. The data in the table reflects the changes in the number of long-term acute care hospitals and outpatient rehabilitation clinics we operate that resulted from acquisitions, start-up activities and closures. The operating statistics reflect data for the period of time these operations were managed by us. Further information on our acquisition activities can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Operating Statistics” and the notes to our consolidated financial statements.

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

			(Dollars in thousands)
Specialty hospital data:
Number of hospitals — start of period	64	72	83	83	86
Number of hospital start-ups	8	8	4	—	—
Number of hospitals acquired	—	4	—	—	17
Number of hospitals closed	—	(1)	(1)	—	—

Number of hospitals — end of period(9)	72	83	86	83	103

Available licensed beds(10)	2,594	3,204	3,403	3,256	3,907
Admissions(11)	21,065	27,620	33,523	8,738	10,336
Patient days(12)	619,322	722,231	816,898	212,727	250,839
Average length of stay (days)(13)	30	26	24	25	25
Occupancy rate(14)	71%	70%	67%	72%	71%
Percent patient days — Medicare(15)	76%	76%	74%	75%	77%
Outpatient rehabilitation data:
Number of clinics — start of period	664	679	758	758	705
Number of clinics acquired	14	125	5	2	7
Number of clinics start-ups	49	30	20	4	9
Number of clinics closed/sold	(48)	(76)	(78)	(23)	(6)

Number of clinics owned — end of period	679	758	705	741	715
Number of clinics managed — end of period(16)	58	32	36	36	38

Total number of clinics	737	790	741	777	753

(1)	Our recent acquisition of SemperCare, Inc. does not meet the significance thresholds under Rule S-X and accordingly is excluded from the Unaudited Pro Forma Condensed Consolidated Financial Information. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — SemperCare Acquisition.”

(2)	Operating expenses include cost of services, general and administrative expenses, and bad debt expenses.

(3)	Consists of stock compensation expense related to the repurchase of outstanding stock options in the Predecessor period from January 1, 2005 through February 24, 2005 and compensation expense related to restricted stock and a warrant that were issued in the Successor period from February 25, 2005 through March 31, 2005.

(4)	In connection with the merger, we tendered for all of our 9 1/2% senior subordinated notes due 2009 and all of our 7 1/2% senior subordinated notes due 2013. The loss in the Predecessor period of January 1, 2005 through February 24, 2005 consists of the tender premium cost of $34.8 million and the remaining write-off of unamortized deferred financing costs of $7.9 million.

(5)	As a result of the merger, we incurred costs in the Predecessor period of January 1, 2005 through February 24, 2005 directly related to the merger. This included the cost of the investment advisor hired by the Special Committee of the Board of Directors to evaluate the merger, legal and accounting fees, costs associated with the Hart-Scott-Rodino filing relating to the merger, cost associated with purchasing a six year extended reporting period under our directors and officers liability insurance policy and other associated expenses.

(6)	Net interest equals interest expense minus interest income.

(7)	Reflects interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by us.

(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, fixed charges, minority interest in income of subsidiaries, and income (loss) from unconsolidated joint ventures. Fixed charges include preferred dividend requirements of subsidiaries, deemed dividends on preferred stock conversion, interest expense, and the portion of operating rents that is deemed representative of an interest factor. For the period January 1, 2005 through February 24, 2005 (Predecessor period), the ratio coverage was less than 1:1. We would have had to generate additional earnings of approximately $159.1 million to achieve a coverage ratio of 1:1.

(9)	As of March 31, 2005, we owned 100% of the equity interests in all of our hospitals except for two hospitals that had a 14% minority owner, three hospitals that had a 3% minority owner and two hospitals that had a 9% minority owner.

(10)	Available licensed beds are the number of beds that are licensed with the appropriate state agency and which are readily available for patient use at the end of the period indicated.

(11)	Admissions represent the number of patients admitted for treatment.

(12)	Patient days represent the total number of days of care provided to patients.

(13)	Average length of stay (days) represents the average number of days patients stay in our hospitals per admission, calculated by dividing total patient days by the number of discharges for the period.

(14)	We calculate occupancy rate by dividing the average daily number of patients in our hospitals by the weighted average number of available licensed beds over the period indicated.

(15)	We calculate percent patient days — Medicare by dividing the number of Medicare patient days by the total number of patient days.

(16)	Managed clinics are clinics that we operate through long-term management arrangements and clinics operated through unconsolidated joint ventures.

RISK FACTORS
      Investing in the notes involves a number of risks and uncertainties, many of which are beyond our control. You should carefully consider each of the risks and uncertainties we describe below and all of the other information in this prospectus before deciding to invest in the notes. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know about or that we currently believe to be immaterial may also adversely affect our business, operations, financial condition or financial results.
Risks Related to Our Businesses

Compliance with recent changes in federal regulations applicable to long-term acute care hospitals operated as “hospitals within hospitals” or as “satellites” will result in increased capital expenditures and may have an adverse effect on our future net operating revenues and profitability.
      On August 11, 2004, the Centers for Medicare & Medicaid Services, also known as CMS, published final regulations applicable to long-term acute care hospitals that are operated as “hospitals within hospitals” or as “satellites” (collectively referred to as “HIHs”). HIHs are separate hospitals located in space leased from, and located in, general acute care hospitals, known as “host” hospitals. Effective for hospital cost reporting periods beginning on or after October 1, 2004, the final regulations, subject to certain exceptions, provide lower rates of reimbursement to HIHs for those Medicare patients admitted from their hosts that are in excess of a specified percentage threshold. For HIHs opened after October 1, 2004, the Medicare admissions threshold has been established at 25%. For HIHs that meet specified criteria and were in existence as of October 1, 2004, including all of our existing HIHs, the Medicare admissions thresholds will be phased-in over a four-year period starting with hospital cost reporting periods beginning on or after October 1, 2004, as follows: (i) for discharges during the cost reporting period beginning on or after October 1, 2004 and before October 1, 2005, the Medicare admissions threshold is the Fiscal 2004 Percentage (as defined below) of Medicare discharges admitted from the host hospital; (ii) for discharges during the cost reporting period beginning on or after October 1, 2005 and before October 1, 2006, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 75%; (iii) for discharges during the cost reporting period beginning on or after October 1, 2006 and before October 1, 2007, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 50%; and (iv) for discharges during cost reporting periods beginning on or after October 1, 2007, the Medicare admissions threshold is 25%. As used above, “Fiscal 2004 Percentage” means, with respect to any HIH, the percentage of all Medicare patients discharged by such HIH during its cost reporting period beginning on or after October 1, 2003 and before October 1, 2004 who were admitted to such HIH from its host hospital. As of December 31, 2004, 78 of our 82 long-term acute care hospitals operated as HIHs. For the year ended December 31, 2004, approximately 60% of the Medicare admissions to our HIHs were from host hospitals. For the year ended December 31, 2004, approximately 9% of our HIHs admitted 25% or fewer of their Medicare patients from their host hospitals, approximately 31% of our HIHs admitted 50% or fewer of their Medicare patients from their host hospitals, and approximately 78% of our HIHs admitted 75% or fewer of their Medicare patients from their host hospitals. There are several factors that should be taken into account in evaluating this admissions data. First, the admissions data for the year ended December 31, 2004 is not necessarily indicative of the admissions mix these hospitals will experience in the future. Second, admissions data for the year ended December 31, 2004 includes four hospitals that were open for less than one year, and the data from these hospitals may not be indicative of the admissions mix these hospitals will experience over a longer period of time. Third, admissions data for the year ended December 31, 2004 does not include admissions data for the hospitals recently acquired in the SemperCare acquisition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — SemperCare Acquisition.”
      We currently anticipate that these new HIH regulations will have only a negligible impact on our 2005 financial results but could have a significant negative impact on our financial results thereafter. In order to minimize the more significant impact of the HIH regulations in 2006 and future years, we have developed a business plan and strategy in each of our markets to adapt to the HIH regulations and maintain our company’s current business. Our transition plan includes managing admissions at existing HIHs, relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, consolidating HIHs in certain of our markets, relocating certain of our facilities to alternative settings, building or buying free-standing facilities and closing a small number of facilities. There can be no assurance that we can successfully implement such changes to our existing HIH business model or successfully control the capital expenditures associated with such changes. As a result, our ability to operate our long-term acute care hospitals effectively and our net operating revenues and profitably may be adversely affected. For example, because physicians generally direct the majority of hospital admissions, our net operating revenues and profitability may decline if the relocation efforts for certain of our HIHs adversely affect our relationships with the physicians in those communities. See “Our Business — Specialty Hospitals — Recent HIH Regulatory Changes” and “Our Business — Government Regulations — Overview of U.S. and State Government Reimbursements — Regulatory Changes.”

If our long-term acute care hospitals fail to maintain their certifications as long-term acute care hospitals or if our facilities operated as HIHs fail to qualify as hospitals separate from their host hospitals, our net operating revenues and profitability may decline.
      As of March 31, 2005, 97 of our 99 long-term acute care hospitals were certified by Medicare as long-term acute care hospitals, and two more were in the process of becoming certified as Medicare long-term acute care hospitals. If our long-term acute care hospitals fail to meet or maintain the standards for certification as long-term acute care hospitals, namely minimum average length of patient stay, they will receive payments under the prospective payment system applicable to general acute care hospitals rather than payment under the system applicable to long-term acute care hospitals. Payments at rates applicable to general acute care hospitals would likely result in our long-term acute care hospitals receiving less Medicare reimbursement than they currently receive for their patient services. In its preamble to the May 6, 2005 final rule updating the long-term acute care Medicare prospective payment system, CMS confirmed that it had awarded a contract to Research Triangle Institute, International (“RTI”) to examine recent recommendations made by the Medicare Payment Advisory Commission, or MedPAC, concerning how long-term acute care hospitals are defined and differentiated from other types of Medicare providers. MedPAC is an independent federal body that advises Congress on issues affecting the Medicare program. In its June 2004 “Report to Congress,” MedPAC recommended the adoption by CMS of new facility staffing and services criteria and patient clinical characteristics and treatment requirements for long-term acute care hospitals in order to ensure that only appropriate patients are admitted to these facilities. CMS anticipates making RTI’s findings available in the proposed prospective payment system update to be published in early 2006. Although CMS has so far declined to impose the MedPAC recommended criteria, the agency has stated that if RTI’s analysis suggests that changes should be made affecting long-term acute care hospital payments, discharges or certification criteria, statutory or regulatory modifications to implement these changes may be required. Failure to meet existing long-term acute care certification criteria or implementation of additional criteria that would limit the population of patients eligible for our hospitals’ services could adversely affect our net operating revenues and profitability.
      Nearly all of our long-term acute care hospitals operate as HIHs and as a result are subject to additional Medicare criteria that require certain indications of separateness from the host hospital. If any of our long-term acute care HIHs fail to meet the separateness requirements, they will be reimbursed at the lower general acute care hospital rate, which would likely cause our net operating revenues and profitability to decrease. See “Our Business — Government Regulations — Overview of U.S. and State Government Reimbursements — Long-term acute care hospital Medicare reimbursement.”

Implementation of modifications to the admissions policies for our inpatient rehabilitation facilities as required in order to achieve compliance with Medicare regulations may result in a loss of patient volume at these hospitals and, as a result, may reduce our future net operating revenues and profitability.
      As of March 31, 2005, our four acute medical rehabilitation hospitals were certified by Medicare as inpatient rehabilitation facilities. Under the historic inpatient rehabilitation facility, or IRF, certification criteria that had been in effect since 1983, in order to qualify as an IRF, a hospital was required to satisfy certain operational criteria as well as demonstrate that, during its most recent 12-month cost reporting period, it served an inpatient population of whom at least 75% required intensive rehabilitation services for one or more of ten conditions specified in the regulations (referred to as the “75% test”). In 2002, CMS became aware that its various contractors were using inconsistent methods to assess compliance with the 75% test and that many inpatient rehabilitation facilities were not in compliance with the 75% test. In response, in June 2002, CMS suspended enforcement of the 75% test and, on September 9, 2003, proposed modifications to the regulatory standards for certification as an IRF. Notwithstanding concerns stated by the industry and Congress in late 2003 and early 2004 about the adverse impact that CMS’s proposed changes and renewed enforcement efforts might have on access to inpatient rehabilitation facility services, and notwithstanding Congressional requests that CMS delay implementation of or changes to the 75% test for additional study of clinically appropriate certification criteria, on May 7, 2004, CMS adopted a final rule that made significant changes to the certification standard. CMS temporarily lowered the 75% compliance threshold to 50%, with a gradual increase back to 75% over the course of a four-year period. CMS also expanded from 10 to 13 the number of medical conditions used to determine compliance with the 75% test (or any phase-in percentage) and finalized the conditions under which comorbidities may be used to satisfy the 75% test. Finally, CMS changed the timeframe used to determine a provider’s compliance with the inpatient rehabilitation facility criteria including the 75% test so that any changes in a facility’s certification based on compliance with the 75% test may be made effective in the cost reporting period immediately following the review period for determining compliance. Congress temporarily suspended enforcement of the 75% test when it enacted the Consolidated Appropriations Act, 2005, which requires the Secretary of Health and Human Services to respond within 60 days to a report by the Government Accountability Office, or GAO, on the standards for defining inpatient rehabilitation services before the Secretary may terminate a hospital’s designation as an inpatient rehabilitation facility for failure to meet the 75% test. The GAO issued its report on April 22, 2005, and recommended that CMS, based on further research, refine the 75% test to describe more thoroughly the subgroups of patients within the qualifying conditions that are appropriate for care in an inpatient rehabilitation facility. The Secretary has not yet issued a formal response to the GAO report. The inpatient rehabilitation facilities we acquired as part of our Kessler acquisition in September 2003 may not have fully met the historic standard. If the revised 75% test is ultimately enforced without further modifications, in order to achieve compliance with the new certification standard, it may be necessary for us to implement more restrictive admissions policies at our inpatient rehabilitation facilities and not admit patients whose diagnoses fall outside the specified conditions. Such policies may result in decreased patient volumes, which could have a negative effect on the financial performance of these facilities. See “Our Business — Government Regulations — Overview of U.S. and State Government Reimbursements — Inpatient rehabilitation facility Medicare reimbursement.”

Implementation of annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may reduce our future net operating revenues and profitability.
      Our outpatient rehabilitation clinics receive payments from the Medicare program under a fee schedule. Congress has established annual caps that limit the amounts that can be paid (including deductible and coinsurance amounts) for outpatient therapy services rendered to any Medicare beneficiary. These annual caps were to go into effect on January 1, 1999, however, after their adoption, Congress imposed a moratorium on the caps through 2002, and then re-imposed the moratorium for 2004 and 2005. Upon the expiration of the moratorium, we believe these therapy caps could have an adverse effect on the net operating revenues we generate from providing outpatient rehabilitation services to Medicare beneficiaries, to the extent that such patients receive services for which total payments would exceed the annual caps. For the year ended December 31, 2004, we received approximately 9% of our outpatient rehabilitation net operating revenues from Medicare. See “Our Business — Government Regulations — Overview of U.S. and State Government Reimbursements — Outpatient rehabilitation services Medicare reimbursement.”

If there are changes in the rates or methods of government reimbursements for our services, our net operating revenues and profitability could decline.
      Approximately 48% of our net operating revenues for the year ended December 31, 2004 came from the highly regulated federal Medicare program. In recent years, through legislative and regulatory actions, the federal government has made substantial changes to various payment systems under the Medicare program. Additional changes to these payment systems, including modifications to the conditions on qualification for payment and the imposition of enrollment limitations on new providers, may be proposed or could be adopted, either in Congress or by CMS. Because of the possibility of adoption of these kinds of proposals, the availability, methods and rates of Medicare reimbursements for services of the type furnished at our facilities could change at any time. Some of these changes and proposed changes could adversely affect our business strategy, operations and financial results. In addition, there can be no assurance that any increases in Medicare reimbursement rates established by CMS will fully reflect increases in our operating costs.

We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability.
      The healthcare industry is subject to extensive federal, state and local laws and regulations relating to:

•	facility and professional licensure, including certificates of need;

•	conduct of operations, including financial relationships among healthcare providers, Medicare fraud and abuse, and physician self-referral;

•	addition of facilities and services and enrollment of newly developed facilities in the Medicare program; and

•	payment for services.
      Recently, there have been heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry. The ongoing investigations relate to, among other things, various referral practices, cost reporting, billing practices, physician ownership and joint ventures involving hospitals. In the future, different interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services and capital expenditure programs, increase our operating expenses and reduce our operating revenues. If we fail to comply with these extensive laws and government regulations, we could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to our operations. In addition, we could be forced to expend considerable resources responding to an investigation or other enforcement action under these laws or regulations. See “Our Business — Government Regulations.”

Integrating SemperCare into our company structure may strain our resources and prove to be difficult.
      On January 1, 2005, we acquired SemperCare, Inc., or SemperCare, which operated 17 long-term acute care hospitals in 11 states. Six of the SemperCare facilities are in markets that overlapped with other Select hospital markets. The expansion of our business and operations resulting from the recent SemperCare acquisition may strain our administrative, operational and financial resources. The continued integration of SemperCare into our business will require substantial time, effort, attention and dedication of management resources and may distract our management from our existing business in unpredictable ways and may take longer than anticipated. The integration process could create a number of potential challenges and adverse consequences for us, including the difficulty and expense of integrating acquired personnel into our existing business, the difficulty and expense of integrating SemperCare’s billing and information systems with ours, the possible unexpected loss of key employees, customers or suppliers, a possible loss of net operating revenues or an increase in operating or other costs and the assumption of liabilities and exposure to unforeseen liabilities of SemperCare. Additionally, all of the SemperCare facilities are HIHs, and while we expect to transition these facilities to adapt to the new HIH regulations within a similar timeframe and using strategies similar to those that we will use to transition our existing hospitals, there can be no assurance that such transition will be successful. These types of challenges and uncertainties could have an adverse effect on our business, financial condition and results of operations. We may not be able to manage the combined operations and assets effectively or realize any anticipated benefits of the SemperCare acquisition, including a reduction of corporate overhead expenses.

Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
      As part of our growth strategy, we may pursue acquisitions of specialty hospitals and outpatient rehabilitation clinics. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses and expenses that could have a material adverse effect on our financial condition and results of operations. Acquisitions involve numerous risks, including:

•	the difficulty and expense of integrating acquired personnel into our business;

•	diversion of management’s time from existing operations;

•	potential loss of key employees or customers of acquired companies; and

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare regulations.
      We cannot assure you that we will succeed in obtaining financing for acquisitions at a reasonable cost, or that such financing will not contain restrictive covenants that limit our operating flexibility. We also may be unable to operate acquired hospitals and outpatient rehabilitation clinics profitably or succeed in achieving improvements in their financial performance.

Future cost containment initiatives undertaken by private third-party payors may limit our future net operating revenues and profitability.
      Initiatives undertaken by major insurers and managed care companies to contain healthcare costs affect the profitability of our specialty hospitals and outpatient rehabilitation clinics. These payors attempt to control healthcare costs by contracting with hospitals and other healthcare providers to obtain services on a discounted basis. We believe that this trend may continue and may limit reimbursements for healthcare services. If insurers or managed care companies from whom we receive substantial payments reduce the amounts they pay for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates.

If we fail to maintain established relationships with the physicians in our markets, our net operating revenues may decrease.
      Our success is, in part, dependent upon the admissions and referral practices of the physicians in the communities our hospitals and our outpatient rehabilitation clinics serve, and our ability to maintain good relations with these physicians. Physicians referring patients to our hospitals and clinics are generally not our employees and, in many of the markets that we serve, most physicians have admitting privileges at other hospitals and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our hospitals’ admissions and clinics’ businesses may decrease, and our net operating revenues may decline.

Shortages in qualified nurses or therapists could increase our operating costs significantly.
      Our specialty hospitals are highly dependent on nurses for patient care and our outpatient rehabilitation clinics are highly dependant on therapists for patient care. The availability of qualified nurses and therapists nationwide has declined in recent years, and the salaries for nurses and therapists have risen accordingly. We cannot assure you we will be able to attract and retain qualified nurses or therapists in the future. Additionally, the cost of attracting and retaining nurses and therapists may be higher than we anticipate, and as a result, our profitability could decline.

Competition may limit our ability to acquire hospitals and clinics and adversely affect our growth.
      We have historically faced limited competition in acquiring specialty hospitals and outpatient rehabilitation clinics, but we may face heightened competition in the future. Our competitors may acquire or seek to acquire many of the hospitals and clinics that would be suitable acquisition candidates for us. This could limit our ability to grow by acquisitions or make our cost of acquisitions higher and therefore decrease our profitability.

If we fail to compete effectively with other hospitals, clinics and healthcare providers, our net operating revenues and profitability may decline.
      The healthcare business is highly competitive, and we compete with other hospitals, rehabilitation clinics and other healthcare providers for patients. If we are unable to compete effectively in the specialty hospital and outpatient rehabilitation businesses, our net operating revenues and profitability may decline. Many of our specialty hospitals operate in geographic areas where we compete with at least one other hospital that provides similar services. Our outpatient rehabilitation clinics face competition from a variety of local and national outpatient rehabilitation providers. Other outpatient rehabilitation clinics in markets we serve may have greater name recognition and longer operating histories than our clinics. The managers of these clinics may also have stronger relationships with physicians in their communities, which could give them a competitive advantage for patient referrals.

Our business operations could be significantly disrupted if we lose key members of our management team.
      Our success depends to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate these individuals. The loss of the services of any of our senior officers or key employees, particularly our executive officers named in “Management — Executive Officers and Directors,” could prevent us from successfully executing our business strategy and could have a material adverse affect on our results of operations.

Significant legal actions as well as the cost and possible lack of available insurance could subject us to substantial uninsured liabilities.
      In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. We are also subject to lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary damages and award bounties to private plaintiffs who successfully bring the suits. See “Our Business — Legal Proceedings — Other Legal Proceedings.”
      We maintain professional malpractice liability insurance and general liability insurance coverage. As a result of unfavorable pricing and availability trends in the professional liability insurance market and the insurance market in general, the cost and risk sharing components of professional liability coverage have changed dramatically. Many insurance underwriters have become more selective in the insurance limits and types of coverage they will provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. In some instances, insurance underwriters will no longer issue new policies in certain states that have a history of high medical malpractice awards. As a result, we have experienced substantial changes in our medical and professional malpractice insurance program. Among other things, in order to obtain malpractice insurance at a reasonable cost, we are required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to determine the value of the losses that may occur within this self-insured retention level. Our insurance agreements require us to post letters of credit or set aside cash in a trust arrangement in an amount equal to the estimated losses that we assumed for previous policy years. Because of the high retention levels, we cannot predict with certainty the actual amount of the losses we will assume and pay. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future malpractice insurance will be available at a reasonable price or that we will not have to further increase our levels of self-insurance. In addition, our insurance coverage does not cover punitive damages and may not cover all claims against us. See “Our Business — Government Regulations — Other Healthcare Regulations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Medical and Professional Malpractice Insurance.”
Risks Related to the Notes

Our substantial indebtedness may limit the amount of cash flow that is available to invest in the ongoing needs of our business, which could prevent us from generating the future cash flow needed to fulfill our obligations under the notes.
      We have a substantial amount of indebtedness. As of March 31, 2005, we had approximately $1.5 billion of total indebtedness and a total debt to total capitalization ratio of 0.76 to 1.0.
      Our indebtedness could have important consequences to you. For example, it:

•	requires us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow to fund working capital, capital expenditures, development activity, acquisitions and other general corporate purposes;

•	increases our vulnerability to adverse general economic or industry conditions;

•	limits our flexibility in planning for, or reacting to, changes in our business or the industries in which we operate;

•	makes us more vulnerable to increases in interest rates, as borrowings under our new senior secured credit facility are at variable rates;

•	limits our ability to obtain additional financing in the future for working capital or other purposes, such as raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specified changes of control in our ownership; or

•	places us at a competitive disadvantage compared to our competitors that have less indebtedness.
      See “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” and “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”

Despite our substantial level of indebtedness, we and our subsidiaries may be able to incur additional indebtedness. This could further exacerbate the risks described above.
      We and our subsidiaries may be able to incur additional indebtedness in the future. Although our new senior secured credit facility and the indenture governing the notes each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. As of March 31, 2005, we had $83.6 million of revolving loan availability under our new senior secured credit facility with $16.4 million in outstanding letters of credit, all of which are senior to the notes. To the extent new debt is added to our and our subsidiaries’ currently anticipated debt levels, the substantial leverage risks described above would increase. See “Description of the Exchange Notes” and “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”

To service our indebtedness and meet our other ongoing liquidity needs, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, including possible changes in government reimbursement rates or methods. If we cannot generate the required cash, we may not be able to make the required payments under the notes.
      Our ability to make payments on our indebtedness, including the notes, and to fund our planned capital expenditures and our other ongoing liquidity needs will depend on our ability to generate cash in the future. Our future financial results will be subject to substantial fluctuations upon a significant change in government reimbursement rates or methods. We cannot assure you that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness, including our indebtedness in respect of the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or provide adequate funds to allow us to pay our debts as they come due and fund our other liquidity needs. Also, some alternative strategies would require the prior consent of our senior secured lenders, which we may not be able to obtain. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”

Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the subsidiary guarantors. Further, the notes and the subsidiary guarantees are effectively subordinated to all liabilities of our non-guarantor subsidiaries.
      The notes and the subsidiary guarantees are subordinated to the prior payment in full of our and the subsidiary guarantors’ respective current and future senior indebtedness. As of March 31, 2005, we had approximately $782.9 million of indebtedness to which the notes would have been subordinated. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of our company or any subsidiary guarantor, our assets or the assets of such subsidiary guarantor would be available to pay obligations under the notes only after all payments had been made on our senior indebtedness or the senior indebtedness of such subsidiary guarantor. Sufficient assets may not remain after all these payments have been made to make any payments on the notes. In addition, all payments on the notes and the subsidiary guarantees thereof will be prohibited in the event of a payment default on our senior indebtedness (including borrowings under our new senior secured credit facility) and, for limited periods, upon the occurrence of other defaults under our new senior secured credit facility.
      The notes are structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the notes contains limitations on the incurrence of additional indebtedness and the issuance of preferred stock by us and our restricted subsidiaries, such limitation is subject to a number of significant exceptions. Moreover, the indenture governing the notes does not impose any limitation in the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. The aggregate net operating revenues and income from operations for the three months ended March 31, 2005 of our subsidiaries that are not guaranteeing the notes were $60.6 million and $9.5 million, respectively, and at March 31, 2005, those subsidiaries had total assets and total liabilities of $49.3 million and $10.3 million, respectively. See “Description of the Exchange Notes — Subordination” and “Description of the Exchange Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” See also “Description of the Exchange Notes — Subsidiary Guarantees” and the condensed consolidating financial information included in the notes to our consolidated financial statements included herein.

The notes are not secured by our assets nor those of our subsidiaries and the lenders under our new senior secured credit facility are entitled to remedies available to a secured lender, which gives them priority over the note holders to collect amounts due to them.
      In addition to being subordinated to all of our existing and future senior indebtedness, the notes and the related subsidiary guarantees are not secured by any of our or our subsidiaries’ assets and therefor are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing our secured debt. Our obligations under our new senior secured credit facility are secured by, among other things, a first priority pledge of our capital stock and the capital stock of our domestic subsidiaries, up to 65% of the capital stock of certain of our foreign subsidiaries and by substantially all of the assets of our company and each of our existing and subsequently acquired or organized domestic subsidiaries. If we become insolvent or are liquidated, or if payment under our new senior secured credit facility or in respect of any other secured senior indebtedness is accelerated, the lenders under our new senior secured credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our new senior secured credit facility or the other senior debt). In addition, we and or the subsidiary guarantors may incur additional secured senior indebtedness, the holders of which are also entitled to the remedies available to a secured lender. See “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility” and “Description of the Exchange Notes.”

Restrictions imposed by our new senior secured credit facility and the indenture governing the notes limit our ability to engage in or enter into business, operating and financing arrangements, which could prevent us from taking advantage of potentially profitable business opportunities.
      The operating and financial restrictions and covenants in our debt instruments, including our new senior secured credit facility and the indenture governing the notes, may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. For example, our new senior secured credit facility restricts our and our subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt and issue or sell preferred stock;

•	pay dividends on, redeem or repurchase our capital stock;

•	make certain acquisitions or investments;

•	incur or permit to exist certain liens;

•	enter into transactions with affiliates;

•	merge, consolidate or amalgamate with another company;

•	transfer or otherwise dispose of assets;

•	redeem subordinated debt;

•	incur capital expenditures;

•	incur contingent obligations;

•	incur obligations that restrict the ability of our subsidiaries to make dividends or other payments to us; and

•	create or designate unrestricted subsidiaries.
      The indenture governing the notes includes similar restrictions. See “Description of the Exchange Notes.” Our new senior secured credit facility also requires us to comply with certain financial covenants which become more restrictive over time. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our new senior secured credit facility. In the event of any default under our new senior secured credit facility, the lenders under our new senior secured credit facility could elect to terminate borrowing commitments and declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. See “Description of the Exchange Notes” and “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”

We may not have the funds to purchase the notes upon a change of control as required by the indenture governing the notes.
      If we were to experience a change of control as described under “Description of the Exchange Notes,” we would be required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for any purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We cannot assure you that any of these sources will be available or sufficient to make the required repurchase of the notes, and restrictions in our new senior secured credit facility may not allow such repurchases. Upon the occurrence of a change of control event, we may seek to refinance the debt outstanding under our new senior secured credit facility and the notes. However, it is possible that we will not be able to complete such refinancing on commercially reasonable terms or at all. In such event, we would not have the funds necessary to finance the required change of control offer. See “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”
      In addition, a change of control would be an event of default under our new senior secured credit facility. Any future credit agreement or other agreements relating to our senior debt to which we become a party may contain similar provisions. Our failure to purchase the notes upon a change of control under the indenture would constitute an event of default under the indenture. This default would, in turn, constitute an event of default under our new senior secured credit facility and may constitute an event of default under future senior debt, any of which may cause the related debt to be accelerated after any applicable notice or grace periods. If debt were to be accelerated, we might not have sufficient funds to repurchase the notes and repay the debt.

Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors.
      Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a subsidiary guarantee or claims related to the notes or subordinate a subsidiary guarantee to all of our other debts or to all other debts of a subsidiary guarantor if, among other things, we or a subsidiary guarantor, at the time we or such subsidiary guarantor incurred the indebtedness evidenced by its subsidiary guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

•	the subsidiary guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the subsidiary guarantor was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond the subsidiary guarantor’s ability to pay such debts as they mature.
      In addition, a court could void any payment by a subsidiary guarantor pursuant to the notes or a subsidiary guarantee and require that payment to be returned to such subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

      The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transferred has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      On the basis of historical financial information, our operating history and other factors, we believe that, in connection with the issuance of the outstanding notes, we and each subsidiary guarantor, after giving effect to its subsidiary guarantee of the notes, were not rendered insolvent, did not have insufficient capital for the business in which we are or it is engaged and did not incur debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

There may be no active trading market for the exchange notes.
      The exchange notes will constitute a new issue of securities for which there will be no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers advised us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes.

The market price for the notes may be volatile.
      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.
Risk Relating to Our Structure

We depend on distributions from our operating subsidiaries to pay the interest on the notes. Contractual or legal restrictions applicable to our subsidiaries could limit distributions from them.
      We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we depend on the earnings of our subsidiaries, and the distribution, loan or other payment to us of these earnings to meet our obligations, including those under our new senior secured credit facility, the notes offered hereby and any of our other debt obligations. Our subsidiaries’ ability to make payments to us depends upon their operating results and is also subject to applicable law and contractual restrictions. Some of our subsidiaries may become subject to loan agreements and indentures that restrict the sale of assets and significantly restrict or prohibit the payment of dividends or the making of distributions, loans or other payments to stockholders and members. The indenture governing the notes permits our subsidiaries to incur debt with similar prohibitions and restrictions in the future. Provisions of law, like those requiring that dividends be paid only out of surplus, and provisions of our senior indebtedness can also limit the ability of our subsidiaries to make distributions, loans or other payments to us. See “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”

The interests of our principal stockholder may conflict with your interests as a holder of the notes.
      An investor group led by our sponsors owns substantially all of the outstanding equity securities of our parent. Welsh Carson controls a majority of the voting power of such outstanding equity securities and therefore ultimately controls all of our affairs and policies, including the election of our board of directors, the approval of certain actions such as amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including, without limitation, incurring debt, issuing stock, selling assets and engaging in mergers and acquisitions), and appointing members of our management. Welsh Carson’s interests in exercising control over our business may conflict with your interests as a holder of the notes.

INDUSTRY AND MARKET DATA
      Throughout this prospectus we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.
FORWARD LOOKING STATEMENTS
      This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, plans, objectives, future performance and business. All statements contained in this document other than historical information are forward-looking statements. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “believes,” “anticipates,” “estimates,” “should,” or similar expressions. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	compliance with the Medicare “hospital within a hospital” regulation changes will require increased capital expenditures and may have an adverse effect on our future net operating revenues and profitability;

•	the failure of our long-term acute care hospitals to maintain their status as such may cause our net operating revenues and profitability to decline;

•	the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	implementation of modifications to the admissions policies for our inpatient rehabilitation facilities, as required to achieve compliance with Medicare guidelines, may result in a loss of patient volume at these hospitals and, as a result, may reduce our future net operating revenues and profitability;

•	implementation of annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may reduce our future net operating revenues and profitability;

•	additional changes in government reimbursement for our services may have an adverse effect on our future net operating revenues and profitability;

•	changes in applicable regulations or a government investigation or assertion that we have violated applicable regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability;

•	integration of recently acquired operations and future acquisitions may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in our markets could reduce our net operating revenues and profitability;

•	shortages in qualified nurses or therapists could increase our operating costs significantly;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations; and

•	the effect of claims asserted against us or lack of adequate available insurance could subject us to substantial uninsured liabilities.
      Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the notes.

THE EXCHANGE OFFER
General
      Concurrently with the sale of the outstanding notes on February 24, 2005, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The exchange and registration rights agreement further provides that we must (i) file on or prior to 150 days, and use commercially reasonable efforts to cause to become effective on or prior to 240 days, from the date of the original issue of the outstanding notes, the registration statement of which this prospectus is a part with respect to the exchange of the outstanding notes for the exchange notes to be issued in the exchange offer and (ii) use commercially reasonable efforts to cause the exchange offer to be completed on or prior to 270 days from the original issue of the outstanding notes.
      Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer.
      In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of Select; and

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.
      Under certain circumstances specified in the exchange and registration rights agreement, we may be required to file a “shelf” registration statement covering resales of the outstanding notes pursuant to Rule 415 under the Securities Act.
      Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of Select;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.
      Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.
Terms of the Exchange Offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2005, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.
      The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.
      As of the date of this prospectus, $660.0 million in aggregate principal amount of outstanding notes were outstanding, and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.
      We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to U.S. Bank Trust National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “— Conditions to the Exchange Offer,” certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offer is extended.
      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “— Fees and Expenses.”
Expiration Date; Extensions; Amendments
      The expiration date shall be 5:00 p.m., New York City time, on                     , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. We reserve the right, in our sole discretion:

•	to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under “— Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

      In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. In the event that we make a material change in the exchange offer, including the waiver of a material condition, we will extend the expiration date of the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.
Procedures for Tendering
      Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under “— Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

•	certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

•	a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the outstanding notes, if that procedure is available, into the exchange agent’s account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.
      To be tendered effectively, the letter of transmittal and the required documents must be received by the exchange agent at the address set forth under “— Exchange Agent” prior to the expiration date.
      Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.
      The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.
      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instruction” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.
      If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the outstanding notes.
      If the letter of transmittal or any outstanding notes or bond powers are signed by any trustee, executor, administrator, guardian, attorney-in-fact or officer, such person should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.
      All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date, unless the exchange offer is extended.
      In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under “— Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.
      In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, promptly after the expiration or termination of the exchange offer.
      Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”
Book-Entry Transfer
      The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer promptly after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-

entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “— Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.
      The Depository Trust Company’s Automated Tender Offer Program is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through the Automated Tender Offer Program, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through the Automated Tender Offer Program, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.
Guaranteed Delivery Procedures
      If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder’s outstanding notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible guarantor institution;

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of the outstanding notes tendered and stating that the tender is being made by guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within five business days after the date of execution of the notice of guaranteed delivery.
Withdrawal Rights
      Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      For a withdrawal of a tender of outstanding notes to be effective, a written or, for The Depository Trust Company participants, electronic Automated Tender Offer Program transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn, whom we refer to as the depositor;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.
      All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those outstanding notes without cost to that holder promptly after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under “— Procedures for Tendering” at any time on or prior to the expiration date.
Conditions to the Exchange Offer
      Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.
      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.
      In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.
Effect of Not Tendering
      Holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.
Exchange Agent
      All executed letters of transmittal should be directed to the exchange agent. U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Hand Delivery or Facsimile:	U.S. Bank Trust National Association
Specialized Finance Group
60 Livingston Avenue
St. Paul, MN 55107
Facsimile: (651) 495-8158
      Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.
Fees and Expenses
      We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.
Transfer Taxes
      Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

THE TRANSACTIONS
      On February 24, 2005, EGL Acquisition Corp. was merged with and into Select, with Select continuing as the surviving corporation and a wholly owned subsidiary of Select Medical Holdings Corporation. Select Medical Holdings Corporation was formally known as EGL Holding Company and is referred to in this prospectus as Holdings. The merger was completed pursuant to an agreement and plan of merger, dated as of October 17, 2004, among EGL Acquisition Corp., Holdings and Select. Holdings and EGL Acquisition Corp. were Delaware corporations formed by Welsh Carson for purposes of engaging in the merger and the related transactions described below.
      Upon the consummation of the merger, Select became a wholly owned subsidiary of Holdings and all of the capital stock of Holdings was owned by an investor group that includes our sponsors, Welsh Carson and Thoma Cressey, and certain other “rollover” investors that participated in the merger. We refer to those other investors as the “continuing investors.” Our continuing investors include Rocco A. Ortenzio, our Executive Chairman and the chairman of our board of directors, Robert A. Ortenzio, our Chief Executive Officer and a member of our board of directors, certain other investors who are members of or affiliated with the Ortenzio family, certain individuals affiliated with Welsh Carson, including Russell L. Carson, a member of our board of directors and a founding general partner of Welsh, Carson, Anderson & Stowe, Bryan C. Cressey, a member of our board of directors and a founding partner of Thoma Cressey, various investment funds affiliated with Thoma Cressey, Patricia A. Rice, our President and Chief Operating Officer, Martin F. Jackson, our Senior Vice President and Chief Financial Officer, S. Frank Fritsch, our Senior Vice President, Human Resources, Michael E. Tarvin, our Senior Vice President, General Counsel and Secretary, James J. Talalai, our Senior Vice President and Chief Information Officer, and Scott A. Romberger, our Vice President, Controller and Chief Accounting Officer. Immediately prior to the merger, shares of our common stock which were owned by our continuing investors were contributed to Holdings in exchange for equity securities of Holdings. For purposes of such exchange, these rollover shares were valued at $152.0 million in the aggregate, or $18.00 per share (the per share merger consideration). Upon consummation of the merger, these rollover shares were cancelled without payment of any merger consideration.
      The amount of funds and rollover equity used to consummate the Transactions was $2,443.1 million, including:

•	$1,827.7 million to pay our then existing stockholders (other than rollover stockholders) and option holders all amounts due under the merger agreement;

•	$152.0 million of rollover equity from our continuing investors;

•	$344.2 million to repay existing indebtedness; and

•	$119.2 million to pay related fees and expenses, including premiums, consent fees and interest payable in connection with the tender offers and consent solicitations for our existing senior subordinated notes.
      The Transactions were financed by:

•	a cash equity investment in Holdings of $570.0 million by an investor group led by our sponsors (the net proceeds of which were contributed by Holdings to us) and a rollover equity investment in Holdings of $152.0 million by our continuing investors;

•	Holdings’ issuance and sale of senior subordinated notes, preferred stock and common stock to WCAS Capital Partners IV, L.P., an investment fund affiliated with Welsh Carson, Rocco A. Ortenzio, Robert A. Ortenzio and certain other investors who are members of or affiliated with the Ortenzio family, for an aggregate purchase price of $150.0 million (the net proceeds of which were contributed by Holdings to us);

•	borrowings by us of $580.0 million in term loans and $200.0 million in revolving loans under our new senior secured credit facility;

•	existing cash on hand of $131.1 million; and

•	the issuance of $660.0 million in aggregate principal amount of the outstanding notes.

      In connection with the merger, we commenced tender offers to acquire all of our 9 1/2% senior subordinated notes due 2009 and all of our 7 1/2% senior subordinated notes due 2013. In connection with each such tender offer we sought consents to eliminate substantially all of the restrictive covenants and make other amendments to the indentures governing such notes. Upon completion of the tender offers on February 24, 2005, holders of all of our 7 1/2% senior subordinated notes and holders of approximately 96.7% of our 9 1/2% senior subordinated notes had delivered consents and tendered their notes in connection with such tender offers and consent solicitations.
      As a result of the Transactions, the majority of our assets and liabilities were adjusted to their fair value as of February 25, 2005. The excess of the total purchase price over the fair value of our tangible and identifiable intangible assets was allocated to goodwill, which is the subject of an annual impairment test. Additionally, pursuant to Financial Accounting Standards Board Emerging Issues Task Force Issue No. 88-16 “Basis in Leveraged Buyout Transactions,” a portion of the equity related to our continuing stockholders was recorded at the stockholder’s predecessor basis and a corresponding portion of the fair value of the acquired assets was reduced accordingly. By definition, our statements of financial position and results of operations subsequent to the Transactions are not comparable to the same statements for the periods prior to the Transactions due to the resulting change in basis. See “Unaudited Pro Forma Condensed Consolidated Financial Information.”

USE OF PROCEEDS
      This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement, dated February 24, 2005, by and among us and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.
CAPITALIZATION
      The following table sets forth our capitalization as of March 31, 2005 on an actual basis. You should read this table in conjunction with our unaudited and audited consolidated financial statements and the related notes thereto included in this prospectus.

As of March 31,
2005

(Dollars in millions)
Cash and cash equivalents	$19.3
Debt:
New revolving credit facility(1)	200.0
New term loan facility(1)	580.0
9 1/2% senior subordinated notes due 2009	5.8
Outstanding notes	660.0
Other debt and capital leases	4.3

Total debt	1,450.1
Total stockholders’ equity	449.6

Total capitalization	$1,899.7

(1)	Total revolving loan availability under our new senior secured credit facility is $300.0 million. Upon consummation of the Transactions, we borrowed $200.0 million in revolving loans to provide a portion of the funds required to consummate the Transactions. In addition, approximately $16.4 million of letters of credit were outstanding under our new senior secured credit facility.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
      You should read the following selected historical consolidated financial data in conjunction with our consolidated financial statements and the accompanying notes. You should also read “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All of these materials are contained in this prospectus. The data as of December 31, 2000, 2001, 2002, 2003 and 2004 and for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 have been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Consolidated balance sheets at December 31, 2003 and 2004 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2002, 2003 and 2004 and the related notes appear elsewhere in this prospectus. The data for the three months ended March 31, 2004, the period from January 1, 2005 through February 24, 2005 and the period from February 25, 2005 through March 31, 2005 have been derived from unaudited consolidated financial statements also contained in this prospectus and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim period. By definition, our statements of financial position and results of operations subsequent to the Transactions are not comparable to the same statements for the periods prior to the Transactions due to the resulting change in basis.

	Predecessor												Successor

										Three		Period from	Period from
										Months		January 1,	February 25
	Year Ended December 31,									Ended		through	through
										March 31,		February 24,	March 31,
	2000	2001		2002		2003		2004		2004		2005	2005

						(Dollars in thousands)
Consolidated Statement of Operations Data:
Net operating revenues	$805,897	$958,956		$1,126,559		$1,392,366		$1,660,791		$418,469		$287,787	$195,112
Operating expenses(1)	714,227	846,938		999,280		1,207,913		1,389,281		348,997		239,573	154,573
Stock compensation associated with the merger(2)	—	—		—		—		—		—		142,213	4,326
Depreciation and amortization	30,401	32,290		25,836		34,654		39,977		10,197		6,177	4,248

Income (loss) from operations	61,269	79,728		101,443		149,799		231,533		59,275		(100,176)	31,965
Loss on early retirement of debt(3)	(6,247)	(14,223)		—		—		—		—		(42,736)	—
Merger related charges(4)	—	—		—		—		—		—		(12,025)	—
Equity in earnings from joint ventures	—	—		—		824		—		—		—	—
Interest expense, net	(35,187)	(29,209)		(26,614)		(25,404)		(31,051)		(9,053)		(4,211)	(9,559)

Income (loss) from continuing operations before minority interests and income taxes	19,835	36,296		74,829		125,219		200,482		50,222		(159,148)	22,406
Minority interests(5)	4,144	3,491		2,022		2,402		3,448		1,006		469	462

Income (loss) from continuing operations before income taxes	15,691	32,805		72,807		122,817		197,034		49,216		(159,617)	21,944
Income tax provision (benefit)	9,979	3,124		28,576		48,597		79,602		19,793		(59,366)	8,871

Income (loss) from continuing operations	5,712	29,681		44,231		74,220		117,432		29,423		(100,251)	13,073
Income from discontinued operations, net of tax	—	—		—		251		752		147		—	—

Net income (loss)	5,712	29,681		44,231		74,471		118,184		29,570		(100,251)	13,073
Less: Preferred dividends	8,780	2,513		—		—		—		—		—	—

Net income (loss) available to common stockholders	$(3,068)	$27,168		$44,231		$74,471		$118,184		$29,570		$(100,251)	$13,073

Other Financial Data:
Capital expenditures	$22,430	$24,011		$43,183		$35,852		$32,626		$7,762		$2,586	$1,112
Ratio of earnings to fixed charges(6)	n/a	1.6	x	2.3	x	3.1	x	3.9	x	3.8	x	n/a	2.7	x
Cash Flow Data:
Net cash provided by (used in) operating activities	$22,513	$95,770		$120,812		$246,248		$174,276		$76,529		$19,056	$(191,971)
Net cash provided by (used in) investing activities	14,197	(61,947)		(54,048)		(261,452)		(21,928)		(11,177)		(110,865)	(3,327)
Net cash provided by (used in) financing activities	(37,616)	(26,164)		(21,423)		124,318		(70,990)		(20,042)		202	58,816
Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$3,151	$10,703		$56,062		$165,507		$247,476		$210,784			$19,343
Working capital	105,567	126,749		130,621		188,380		313,715		210,878			157,965
Total assets	586,800	650,845		739,059		1,078,998		1,113,721		1,116,986			2,169,424
Total debt	302,788	288,423		260,217		367,503		354,590		364,744			1,450,097
Preferred stock	129,573	—		—		—		—		—			—
Total stockholders’ equity	48,498	234,284		286,418		419,175		515,943		440,760			449,584

(1)	Operating expenses include cost of services, general and administrative expenses and bad debt expenses.
footnotes continued on following page

(2)	Consists of stock compensation expense related to the repurchase of outstanding stock options in the Predecessor period of January 1, 2005 through February 24, 2005 and compensation expenses related to restricted stock and a warrant that were issued in the Successor period of February 25, 2005 through March 31, 2005.

(3)	Reflects the write-off of deferred financing costs that resulted from the refinancing of our senior credit facilities in September 2000. Also reflects the write-off of deferred financing costs and discounts resulting from the repayment of indebtedness with the proceeds from our initial public offering in April 2001 and our 9 1/2% senior subordinated notes offering in June 2001. In connection with the merger on February 24, 2005, we tendered for all of our 9 1/2% senior subordinated notes due 2009 and all of our 7 1/2% senior subordinated notes due 2013. The loss in the Successor period of February 25, 2005 through March 31, 2005 consists of the tender premium cost of $34.8 million and the write-off of the remaining unamortized deferred financing costs of $7.9 million.

(4)	As a result of the merger, we incurred costs in the Predecessor period of January 1, 2005 through February 24, 2005 directly related to the merger. This included the cost of the investment advisor hired by the Special Committee of our Board of Directors to evaluate the merger, legal and accounting fees, costs associated with the Hart-Scott-Rodino filing relating to the merger, cost associated with purchasing a six year extended reporting period under our directors and officers liability insurance policy and other associated expenses.

(5)	Reflects interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by us.

(6)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, fixed charges, minority interest in income of subsidiaries and income (loss) from unconsolidated joint ventures. Fixed charges include preferred dividend requirements of subsidiaries, deemed dividends on preferred stock conversion, interest expense and the portion of operating rents that is deemed representative of an interest factor. In 2000, and the period from January 1, 2005 through February 24, 2005, the ratio coverage was less than 1:1. We would have had to generate additional earnings of approximately $4.3 million in 2000, and $159.1 million in the period from January 1, 2005 through February 24, 2005 to achieve a coverage ratio of 1:1.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
      The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to our historical consolidated statements of operations. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 give effect to the Transactions as if such events occurred on January 1, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 give effect to the Transaction as if such events occurred on January 1, 2004. The unaudited pro forma condensed consolidated statements of operations is for comparative purposes only and does not purport to represent what our results of operations would actually have been had the Transactions in fact occurred on the assumed dates or to project our results of operations for any future date or future period. A pro forma balance sheet is not presented because the Transactions are fully reflected in our historical balance sheet as of March 31, 2005 that is contained herein.
      The acquisition of Select by Holdings is accounted for, and is presented in the pro forma condensed consolidated statements of operations, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (FAS 142). The excess purchase price over net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The fair values of tangible and identifiable intangible assets acquired were determined based on preliminary valuation information. We continue to obtain additional information necessary to finalize the determination of the fair value of the assets acquired. In accordance with the provisions of SFAS 142, identifiable intangibles are amortized over their estimated life and no amortization of indefinite-lived intangible assets or goodwill will be recorded.
      Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated statements of operations. The actual purchase accounting adjustments described in the accompanying notes were made as of the closing date of the Transactions. Revisions to the preliminary purchase price allocation of the Transactions may have an impact on the unaudited pro forma condensed consolidated statements of operations contained herein.
      You should read our unaudited pro forma condensed consolidated statements of operations and the related note thereto in conjunction with our historical consolidated financial statements and related notes thereto and other information in “Select Consolidated Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

	Historical	Adjustments		Pro Forma

	(In thousands)
Net operating revenues	$1,660,791	$—		$1,660,791
Costs and expenses:
Cost of services	1,294,903	—		1,294,903
General and administrative	45,856	—		45,856
Bad debt expense	48,522	—		48,522
Depreciation and amortization	39,977	6,414	(1)	46,391

Total costs and expenses	1,429,258	6,414		1,435,672

Income from operations	231,533	(6,414)		225,119
Other income and expense:
Interest expense, net	(31,051)	(64,946	)(2)	(95,997)

Income from continuing operations before minority interests and income taxes	200,482	(71,360)		129,122
Minority interest in consolidated subsidiary companies	3,448	—		3,448

Income from continuing operations before income taxes	197,034	(71,360)		125,674
Income tax expense	79,602	(28,830	)(3)	50,772

Income from continuing operations	$117,432	$(42,530)		$74,902

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005

	Predecessor	Successor
			Combined
	For the Period	For the Period	Three
	January 1	February 25	Months
	through	through	Ended
	February 24,	March 31,	March 31,
	2005	2005	2005	Adjustments		Pro Forma

	(In thousands)
Net operating revenues	$287,787	$195,112	$482,899	$—		$482,899
Costs and expenses:
Cost of services	225,428	145,608	371,036	—		371,036
Stock compensation associated with merger	142,213	4,326	146,539	—		146,539
General and administrative	7,484	4,356	11,840	—		11,840
Bad debt expense	6,661	4,609	11,270	—		11,270
Depreciation and amortization	6,177	4,248	10,425	1,069	(1)	11,494

Total costs and expenses	387,963	163,147	551,110	1,069		552,179

Income (loss) from operations	(100,176)	31,965	(68,211)	(1,069)		(69,280)
Other income and expense:
Loss on early retirement of debt	(42,736)	—	(42,736)	—		(42,736)
Merger related charges	(12,025)	—	(12,025)	—		(12,025)
Interest expense, net	(4,211)	(9,559)	(13,770)	(10,280	)(2)	(24,050)

Income (loss) before minority interests and income taxes	(159,148)	22,406	(136,742)	(11,349)		(148,091)
Minority interest in consolidated subsidiary companies	469	462	931	—		931

Income (loss) before income taxes	(159,617)	21,944	(137,673)	(11,349)		(149,022)
Income tax expense (benefit)	(59,366)	8,871	(50,495)	(4,163	)(3)	(54,658)

Net income (loss)	$(100,251)	$13,073	$(87,178)	(7,186)		$(94,364)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
      (1) Represents amortization on an incremental increase in identifiable intangible assets of which $32.1 million would be amortized over a five year life.
      (2) The adjustment to interest expense represents the elimination of historical interest expense related to the 9 1/2% and 7 1/2% senior subordinated notes that were tendered. In addition, the adjustment includes the recording of interest expense for the Transactions, as if the Transactions had occurred as of the beginning of the respective periods presented. The following presents the interest expense for the senior subordinated notes being offered hereby calculated based upon the interest rate and principal amount outstanding and the interest expense for the new term loans and revolving credit facility are calculated based on the principal amount outstanding and interest rates:

	Outstanding
	Principal	Interest Rate

	(In thousands)
New revolving credit facility	$200,000	5.4145%
New term loans	580,000	4.6300%
Senior subordinated notes	660,000	7.6250%
      The following table summarizes the Transactions’ pro forma interest expense adjustment (in thousands):

		Three Months
	Year Ended	Ended
	December 31,	March 31,
	2004	2005(a)

Eliminate interest expense on 9 1/2% senior subordinated notes	$(16,079)	$(2,457)
Eliminate interest expense on 7 1/2% senior subordinated notes	(13,125)	(2,005)
Eliminate amortization of deferred financing fees from the tendered 9 1/2% and 7 1/2% senior subordinated notes and existing credit facility	(2,169)	(361)
Eliminate commitment fees related to former credit facility	(1,054)	(147)
Interest on new revolving credit facility	10,829	1,654
Commitment fee on unused portion of credit facility	424	70
Interest on new term loan facility	26,854	4,103
Interest on senior subordinated notes	50,325	7,689
Amortization of deferred financing fees from senior subordinated notes and new credit facility	7,302	1,217
Reduction of interest income related to use of existing cash to fund transaction(b)	1,639	517

Transaction pro forma interest adjustment	$64,946	$10,280

(a)	Transaction pro forma interest adjustment for the three months ended March 31, 2005 represents elimination of historical amounts from January 1, 2005 through February 24, 2005 and inclusion of pro forma amounts for that same period.

(b)	The reduction in interest income is related to the use of $131.1 million of Select’s existing cash to fund the transaction. The interest rates used were 1.250% and 2.369% for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively, and represent the average interest rate earned by us during the period presented.
      An increase or decrease in 12.5 basis points would result in an increase or decrease of annual interest expense associated with the new revolving credit facility and the new term loan facility of approximately $1.0 million.
      (3) Represents the incremental tax effect of the adjustments based upon our effective statutory tax rate as follows:

Time Period	Tax Rate

Year Ended December 31, 2004	40.4%
Three Months Ended March 31, 2005	36.7%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      You should read this discussion together with our consolidated financial statements and the accompanying notes and “Selected Historical Consolidated Financial Data” included elsewhere in this prospectus.
Overview
      We are a leading operator of specialty hospitals in the United States. We are also a leading operator of outpatient rehabilitation clinics in the United States and Canada. As of March 31, 2005, we operated 99 long-term acute care hospitals in 26 states, four acute medical rehabilitation hospitals, which are certified by Medicare as inpatient rehabilitation facilities, in New Jersey and 753 outpatient rehabilitation clinics in 25 states, the District of Columbia and seven Canadian provinces. We also provide medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and work sites. We began operations in 1997 under the leadership of our current management team.
      On February 24, 2005, we consummated a merger with a wholly owned subsidiary of Select Medical Holdings Corporation (“Holdings”) pursuant to which we became a wholly owned subsidiary of Holdings. Holdings is owned by an investor group that includes affiliates of Welsh Carson and Thoma Cressey and members of our senior management. This merger is discussed in more detail herein. As a result of the merger, a majority of our assets and liabilities have been adjusted to their fair value as of the closing. We have also experienced an increase in our aggregate outstanding indebtedness as a result of financing transactions associated with the merger. Accordingly, our amortization expense and interest expense is higher in periods following the merger. The excess of the total purchase price over the fair value of our tangible and identifiable intangible assets of $1.3 billion has been allocated to goodwill, which will be the subject of an annual impairment test. In determining the total economic consideration to use for financial accounting purposes, we have applied guidance found in Financial Accounting Standards Board Emerging Issues Task Force Issue No. 88-16 “Basis in Leveraged Buyout Transactions.” This has resulted in a portion of the equity related to our continuing stockholders to be recorded at the stockholder’s predecessor basis and a corresponding portion of the acquired assets to be recorded likewise.
      Although the Predecessor and Successor results are not comparable by definition due to the merger and the resulting change in basis, for ease of comparison in the following discussion, the financial data for the period after the merger, February 25, 2005 through March 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined three months ended March 31, 2005. The combined data is referred to herein as the combined three months ended March 31, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, depreciation and amortization have been impacted. No other statement of operations data has been affected as a result of the merger. Accordingly, we believe this combined presentation is a reasonable means of presenting our operating results.
      We manage our company through two business segments, our specialty hospital segment and our outpatient rehabilitation segment. We had net operating revenues of $1,660.8 million and $482.9 million for the year ended December 31, 2004 and the combined three months ended March 31, 2005, respectively. Of this total, we earned approximately 66% and 71% of our net operating revenues from our specialty hospitals and approximately 34% and 29% from our outpatient rehabilitation business for the year ended December 31, 2004 and the combined three months ended March 31, 2005, respectively.
      Our specialty hospital segment consists of hospitals designed to serve the needs of long-term stay acute patients and hospitals designed to serve patients that require intensive medical rehabilitation care. Patients in our long-term acute care hospitals typically suffer from serious and often complex medical conditions that require a high degree of care. Patients in our inpatient rehabilitation facilities typically suffer from debilitating injuries, including traumatic brain and spinal cord injuries, and require rehabilitation care in the form of physical and vocational rehabilitation services. Our outpatient rehabilitation business consists of clinics and contract services that provide physical, occupational and speech rehabilitation services. Our outpatient rehabilitation patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living.
Recent Trends and Events

First Quarter Ended March 31, 2005
      For the combined three months ended March 31, 2005, our net operating revenues increased 15.4% to $482.9 million compared to the three months ended March 31, 2004. This increase in net operating revenues was principally attributable to our acquisition of SemperCare, Inc. on January 1, 2005 and the growth in net operating revenues at our same store hospitals. This growth in net operating revenue was offset by a decline in our outpatient rehabilitation net operating revenues that resulted from a decline in the number of clinics we operate and in the volume of visits occurring at the operating clinics. We incurred a loss from operations for the combined three months ended March 31, 2005 of $68.2 million that was attributable to the stock compensation costs associated with the merger. Excluding the stock compensation costs associated with the merger of $146.5 million, income from operations would have been $78.3 million compared to $59.3 million for the three months ended March 31, 2004. This increase is also principally attributable to the growth in income at our same store hospitals and the income generated from the recently acquired SemperCare hospitals. For the combined three months ended March 31, 2005, we also incurred a loss of early retirement of debt of $42.7 million related to the tender of our 7 1/2% and 9 1/2% senior subordinated notes and other expenses related to our merger of $12.0 million.
      Our cash flow from operations used $172.9 million of cash for the combined three months ended March 31, 2005, which includes $186.0 million in cash expenses related to the merger. Excluding the merger related expenses, operating activities would have provided $13.1 million of cash flow.

SemperCare Acquisition
      On January 1, 2005, we acquired SemperCare, Inc., or SemperCare, for approximately $100 million in cash. The purchase price for the SemperCare acquisition is subject to an upward or downward adjustment based on the level of SemperCare’s net working capital on the closing date of the acquisition. SemperCare operated 17 long-term acute care hospitals in 11 states. Six of the SemperCare facilities are in markets that overlap with other of our hospital markets. All of the SemperCare facilities are HIHs, and we expect to transition these facilities to adapt to the new HIH regulations within a similar time frame and using strategies similar to those that we will use to transition our other HIHs.

Year Ended December 31, 2004
      In 2004 our net operating revenues increased 19.3%, income from operations increased 54.6%, net income increased 58.7% and diluted earnings per share increased 54.2% over 2003. Our specialty hospital segment was the primary source of this growth. In our specialty hospital segment we experienced growth resulting from the addition of four inpatient rehabilitation facilities acquired through our September 2003 acquisition of Kessler Rehabilitation Corporation, growth from our hospitals opened in 2003 and 2004, and an increase in our revenue per patient day in our same store hospitals. Our outpatient segment experienced growth related primarily to the full year effect of the Kessler clinics in 2004. We also continued to experience significant cash flow from operations resulting from our growth in net income and a continued reduction in accounts receivable days outstanding.
Regulatory Changes
      On August 11, 2004, the Centers for Medicare & Medicaid Services, also known as CMS, published final regulations applicable to long-term acute care hospitals that are operated as “hospitals within hospitals” or as “satellites” (collectively referred to as “HIHs”). HIHs are separate hospitals located in space leased from, and located in, general acute care hospitals, known as “host” hospitals. Effective for hospital cost reporting periods beginning on or after October 1, 2004, subject to certain exceptions, the final regulations provide lower rates of reimbursement to HIHs for those Medicare patients admitted from their hosts that are in excess of a specified percentage threshold. For HIHs opened after October 1, 2004, the Medicare admissions threshold has been established at 25%. For HIHs that meet specified criteria and were in existence as of October 1, 2004, including all of our existing HIHs, the Medicare admissions thresholds will be phased-in over a four-year period starting with hospital cost reporting periods beginning on or after October 1, 2004, as follows: (i) for discharges during the cost reporting period beginning on or after October 1, 2004 and before October 1, 2005, the Medicare admissions threshold is the Fiscal 2004 Percentage (as defined below) of Medicare discharges admitted from the host hospital; (ii) for discharges during the cost reporting period beginning on or after October 1, 2005 and before October 1, 2006, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 75%; (iii) for discharges during the cost reporting period beginning on or after October 1, 2006 and before October 1, 2007, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 50%; and (iv) for discharges during cost reporting periods beginning on or after October 1, 2007, the Medicare admissions threshold is 25%. As used above, “Fiscal 2004 Percentage” means, with respect to any HIH, the percentage of all Medicare patients discharged by such HIH during its cost reporting period beginning on or after October 1, 2003 and before October 1, 2004 who were admitted to such HIH from its host hospital.
      At December 31, 2004, we operated 82 long-term acute care hospitals. Of this total, 78 operated as HIHs. At March 31, 2005 we operated 99 long-term acute care hospitals, 95 of which operated as HIHs. For the year ended December 31, 2004, approximately 60% of the Medicare admissions to our HIHs were from host hospitals. For the year ended December 31, 2004, approximately 9% of our HIHs admitted 25% or fewer of their Medicare patients from their host hospitals, approximately 31% of our HIHs admitted 50% or fewer of their Medicare patients from their host hospitals, and approximately 78% of our HIHs admitted 75% or fewer of their Medicare patients from their host hospitals. There are several factors that should be taken into account in evaluating this admissions data. First, the admissions data for the year ended December 31, 2004 is not necessarily indicative of the admissions mix these hospitals will experience in the future. Second, admissions data for the year ended December 31, 2004 includes four hospitals that were open for less than one year, and the data from these hospitals may not be indicative of the admissions mix these hospitals will experience over a longer period of time. Third, admissions data for the year ended December 31, 2004 does not include admissions data for the hospitals recently acquired in the SemperCare acquisition.
      Our existing HIHs will be substantially unaffected by the new HIH regulations until cost reporting periods beginning on or after October 1, 2005, when the 75% limitation on Medicare host admissions is implemented. Thus, the HIH regulations had no effect on our 2004 financial results. Our HIHs have cost reporting periods that commence on various dates throughout the calendar year. Consequently, any effect of the new admissions thresholds on our HIHs may be delayed depending on when a particular HIH’s cost reporting period begins. For example, although approximately 22% of our HIHs open at December 31, 2004 admitted more than 75% of their Medicare patients from their host hospitals during the year ended December 31, 2004, only three of such HIHs have cost reporting periods that will begin after October 1, 2005 and before December 31, 2005. As a result, the HIH regulations should have only a minimal impact on our 2005 financial results.
      In order to minimize the more significant impact of the HIH regulations in 2006 and future years, we have developed a business plan and strategy in each of our markets to adapt to the HIH regulations and maintain our company’s current business. Our transition plan includes managing admissions at existing HIHs, relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, consolidating HIHs in certain of our markets, relocating certain of our facilities to alternative settings, building or buying free-standing facilities and closing a small number of facilities. We currently anticipate that approximately 50% of our hospitals will not require a move.
      The new HIH regulations established exceptions to the Medicare admissions thresholds with respect to patients who reach “outlier” status at the host hospital, HIHs located in “MSA-dominant hospitals” or HIHs located in rural areas.

Development of New Specialty Hospitals and Clinics
      Historically our goal had been to open approximately eight to ten new long-term acute care hospitals each year, utilizing primarily our “hospital within a hospital” model. As a result of the regulatory changes published by CMS on August 11, 2004, we opened four long-term acute care hospitals in 2004. We expect to open four new long-term acute care hospitals in 2005, primarily in settings where the new HIH regulations would have little or no impact, for example, in free-standing buildings. Additionally, we are evaluating opportunities to develop free-standing inpatient rehabilitation facilities similar to the four inpatient rehabilitation facilities acquired through our September 2003 Kessler acquisition. We also intend to open new outpatient rehabilitation clinics in our current markets where we can benefit from existing referral relationships and brand awareness to produce incremental growth.
Critical Accounting Matters

Sources of Revenue
      Our net operating revenues are derived from a number of sources, including commercial, managed care, private and governmental payors. Our net operating revenues include amounts estimated by management to be reimbursable from each of the applicable payors and the federal Medicare program. Amounts we receive for treatment of patients are generally less than the standard billing rates. We account for the differences between the estimated reimbursement rates and the standard billing rates as contractual adjustments, which we deduct from gross revenues to arrive at net operating revenues.
      Net operating revenues generated directly from the Medicare program from all segments represented approximately 48%, 46% and 40% of net operating revenues for the years ended December 31, 2004, 2003 and 2002, respectively, and approximately 55% and 48% of net operating revenues for the combined three months ended March 31, 2005 and the three months ended March 31, 2004, respectively. The increase in the percentage of our revenues generated from the Medicare program is due to the growth in the number of specialty hospitals and their higher respective share of Medicare revenues generated in this segment of our business compared to our outpatient rehabilitation segment.
      Approximately 68%, 69% and 63% of our specialty hospital revenues for the years ended December 31, 2004, 2003 and 2002, respectively, and approximately 74% and 69% of our specialty hospital revenues for the combined three months ended March 31, 2005 and the three months ended March 31, 2004, respectively, were received in respect of services provided to Medicare patients. For the year ended December 31, 2004 and the combined three months ended March 31, 2005, all of our Medicare payments are being paid under a prospective payment system. For the years ended December 31, 2003 and 2002, approximately 23% and 92%, respectively, were paid by Medicare under a full cost-based reimbursement methodology. Payments made under a cost-based reimbursement methodology are subject to final cost report settlements based on administrative review and audit by third parties. An annual cost report was filed for each provider to report the cost of providing services and to settle the difference between the interim payments we receive and final costs. We record adjustments to the original estimates in the periods that such adjustments become known. Historically these adjustments have not been significant. Substantially all of our Medicare cost reports are settled through 2002. Because our routine payments from Medicare are different than the final reimbursement due to us under the cost based reimbursement system, we record a receivable or payable for the difference.
      The LTCH-PPS regulations also refined the criteria that must be met in order for a hospital to be certified as a long-term acute care hospital. For cost reporting periods beginning on or after October 1, 2002, a long-term acute care hospital must have an average inpatient length of stay for Medicare patients (including both Medicare covered and non-covered days) of greater than 25 days. Previously, average lengths of stay were measured with respect to all patients.
      While the implementation of LTCH-PPS is intended to be revenue neutral to the industry, our long-term acute care hospitals experienced enhanced financial performance in 2003 due to our low cost operating model and the high acuity of our patient population.

      Most of our specialty hospitals receive bi-weekly periodic interim payments (“PIP”) from Medicare instead of being paid on an individual claim basis. Under a PIP payment methodology, Medicare estimates a hospital’s claim volume based on historical trends and periodically reconciles the differences between the actual claim data and the estimated payments. At each balance sheet date, we record the difference between our actual claims and the PIP payments as a receivable or payable from third-party payors on our balance sheet.
      For 2003 and 2004, “other revenue” primarily represents amounts we have received for other services, which include sales of home medical equipment, orthotics, prosthetics, infusion/intravenous services and computer software. In 2002, “other revenue” primarily represented amounts the Medicare program reimbursed us for a portion of our corporate expenses that are related to our long-term acute care hospital operations. Under the LTCH-PPS, we no longer are specifically reimbursed for the portion of our corporate costs related to the provision of Medicare services in our long-term acute care hospitals. Instead, we receive from Medicare a pre-determined fixed amount assigned to the applicable LTC-DRG, which is intended to reflect the average cost of treating such a patient, including corporate costs. As a result of this change in our revenue stream, in 2003 we began allocating corporate departmental costs that are directly related to our long-term acute care hospital operations to our specialty hospital segment to better match the cost with the revenues for this segment. This allocation has not had any adverse impact on the profitability or margins of this segment, due to the expected increase in net revenue this segment has experienced under LTCH-PPS. In addition to the Medicare revenue we recorded in 2003, we also reported as “other revenue” amounts we received for other services, which include sales of home medical equipment, orthotics, prosthetics and infusion/intravenous services. These other services were acquired as part of our acquisition of Kessler.

Contractual Adjustments
      Net operating revenues include amounts estimated by us to be reimbursable by Medicare and Medicaid under prospective payment systems and provisions of cost-reimbursement and other payment methods. In addition, we are reimbursed by non-governmental payors using a variety of payment methodologies. Amounts we receive for treatment of patients covered by these programs are generally less than the standard billing rates. Contractual allowances are calculated and recorded through our internally developed systems. Within our hospital segment our billing system automatically calculates estimated Medicare reimbursement and associated contractual allowances. For non-governmental payors, we manually calculate the contractual allowance for each patient based upon the contractual provisions associated with the specific payor. In our outpatient segment, we perform provision testing, using internally developed systems, whereby we monitor a payors’ historical paid claims data and compare it against the associated gross charges. This difference is determined as a percentage of gross charges and is applied against gross billing revenue to determine the contractual allowances for the period. Additionally, these contractual percentages are applied against the gross receivables on the balance sheet to determine that adequate contractual reserves are maintained for the gross accounts receivables reported on the balance sheet. We account for any difference as additional contractual adjustments deducted from gross revenues to arrive at net operating revenues in the period that the difference is determined. The estimation processes described above and used in recording our contractual adjustments have historically yielded consistent and reliable results.

Allowance for Doubtful Accounts
      Substantially all of our accounts receivable are related to providing healthcare services to patients. Collection of these accounts receivable is our primary source of cash and is critical to our operating performance. Our primary collection risks relate to non-governmental payors who insure these patients and deductibles, co-payments and self-insured amounts owed by the patient. Deductible, co-payments and self-insured amounts are an immaterial portion of our net accounts receivable balance. At December 31, 2004, deductible, co-payments and self-insured amounts owed by the patient accounted for approximately 1.7% of our net accounts receivable balance before doubtful accounts. Our general policy is to verify insurance coverage prior to the date of admission for a patient admitted to our hospitals or in the case of our outpatient rehabilitation clinics, we verify insurance coverage prior to their first therapy visit. Our estimate for the allowance for doubtful accounts is calculated by generally reserving as uncollectible all governmental accounts over 365 days and non-governmental accounts over 180 days from discharge. This method is monitored based on our historical cash collections experience. Collections are impacted by the effectiveness of our collection efforts with non-governmental payors and regulatory or administrative disruptions with the fiscal intermediaries that pay our governmental receivables.
      We estimate bad debts for total accounts receivable within each of our operating units. We believe our policies have resulted in reasonable estimates determined on a consistent basis. We believe that we collect substantially all of our third-party insured receivables which includes receivables from governmental agencies. To date, we believe there has not been a material difference between our bad debt allowances and the ultimate historical collection rates on accounts receivables. We review our overall reserve adequacy by monitoring historical cash collections as a percentage of net revenue less the provision for bad debts.
      Uncollected accounts are written off the balance sheet when they are turned over to an outside collection agency, or when management determines that the balance is uncollectible, whichever occurs first.
      The following table is an aging of our net (after allowances for contractual adjustments but before doubtful accounts) accounts receivable (in thousands):

	Balance as of December 31,

	2004		2003

		Over		Over
	0-90 Days	90 Days	0-90 Days	90 Days

Medicare and Medicaid	$88,174	$20,182	$87,089	$28,490
Commercial insurance, and other	127,691	75,426	114,392	111,717

Total net accounts receivable	$215,865	$95,608	$201,481	$140,207

      The approximate percentage of total net accounts receivable (after allowance for contractual adjustments but before doubtful accounts) summarized by aging categories is as follows:

	As of December 31,

	2004	2003

0 to 90 days	69.3%	59.0%
91 to 180 days	11.2%	11.6%
180 to 365 days	9.9%	10.0%
Over 365 days	9.6%	19.4%

Total	100.0%	100.0%

      The approximate percentage of total net accounts receivable (after allowance for contractual adjustments but before doubtful accounts) summarized by payor is as follows:

	As of December 31,

	2004	2003

Insured receivables	98.3%	97.9%
Self-pay receivables (including deductible and copayments)	1.7%	2.1%

Total	100.0%	100.0%

Insurance
      Under a number of our insurance programs, which include our employee health insurance program and certain components under our property and casualty insurance program, we are liable for a portion of our losses. In these cases we accrue for our losses under an occurrence based principal whereby we estimate the losses that will be incurred by us in a given accounting period and accrue that estimated liability. Where we have substantial exposure, we utilize actuarial methods in estimating the losses. In cases where we have minimal exposure, we will estimate our losses by analyzing historical trends. We monitor these programs quarterly and revise our estimates as necessary to take into account additional information. At March 31, 2005 and December 31, 2004, we have recorded a liability of $48.4 million and $44.4 million, respectively, for our estimated losses under these insurance programs.
Related Party Transactions
      We are party to various rental and other agreements with companies affiliated with us through common ownership. Our payments to these related parties amounted to $0.4 million and $1.9 million for the combined three months ended March 31, 2005 and the year ended December 31, 2004, respectively. Our future commitments are related to commercial office space we lease for our corporate headquarters in Mechanicsburg, Pennsylvania. These future commitments amount to $18.0 million through 2014. These transactions and commitments are described more fully in the notes to our consolidated financial statements included herein. See also “Certain Relationships and Related Transactions.”
Operating Statistics
      The following table sets forth operating statistics for our specialty hospitals and our outpatient rehabilitation clinics for each of the periods presented. The data in the table reflect the changes in the number of specialty hospitals and outpatient rehabilitation clinics we operate that resulted from acquisitions, start-up activities, closures and consolidations. The operating statistics reflect data for the period of time these operations were managed by us.

	Fiscal Year Ended			Three Months Ended
	December 31,			March 31,

	2002	2003	2004	2004	2005

Specialty hospital data(1):
Number of hospitals — start of period	64	72	83	83	86
Number of hospital start-ups	8	8	4	—	—
Number of hospitals acquired	—	4	—	—	17
Number of hospitals closed	—	(1)	(1)	—	—

Number of hospitals — end of period	72	83	86	83	103

Available licensed beds	2,594	3,204	3,403	3,256	3,907
Admissions	21,065	27,620	33,523	8,738	10,336
Patient days	619,322	722,231	816,898	212,727	250,839
Average length of stay (days)	30	26	24	25	25
Net revenue per patient day(2)	$1,009	$1,173	$1,306	$1,243	$1,330
Occupancy rate	71%	70%	67%	72%	71%
Percent patient days — Medicare	76%	76%	74%	75%	77%
Outpatient rehabilitation data:
Number of clinics owned — start of period	664	679	758	758	705
Number of clinics acquired	14	125	5	2	7
Number of clinic start-ups	49	30	20	4	9
Number of clinics closed/sold	(48)	(76)	(78)	(23)	(6)

Number of clinics owned — end of period	679	758	705	741	715
Number of clinics managed — end of period	58	32	36	36	38

Total number of clinics (all) — end of period	737	790	741	777	753

Number of visits (U.S.)	3,841,841	4,027,768	3,810,284	1,004,106	915,822
Net revenue per visit (U.S.)(3)	$86	$87	$90	$91	$91

(1)	Specialty hospitals consist of long-term acute care hospitals and inpatient rehabilitation facilities.

(2)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenues by the total number of patient days.

(3)	Net revenue per visit (U.S.) is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include our Canadian subsidiary and contract services revenue.
Results of Operations
      The following table presents the combined consolidated statement of operations for the three months ended March 31, 2005. The financial data for the period after the merger, February 25, 2005 through March 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined three months ended March 31, 2005.

			Three Months Ended
			March 31, 2005

	Predecessor	Successor	Combined

	(Dollars in thousands)
Net operating revenues	$287,787	$195,112	$482,899

Costs and expenses:
Cost of services	225,428	145,608	371,036
Stock compensation associated with merger	142,213	4,326	146,539
General and administrative	7,484	4,356	11,840
Bad debt expense	6,661	4,609	11,270
Depreciation and amortization	6,177	4,248	10,425

Total costs and expenses	387,963	163,147	551,110

Income (loss) from operations	(100,176)	31,965	(68,211)
Other income and expense:
Loss on early retirement of debt	42,736	—	42,736
Merger related charges	12,025	—	12,025
Interest income	(523)	(77)	(600)
Interest expense	4,734	9,636	14,370

Income (loss) before minority interests and income taxes	(159,148)	22,406	(136,742)
Minority interest in consolidated subsidiary companies	469	462	931

Income (loss) before income taxes	(159,617)	21,944	(137,673)
Income tax expense (benefit)	(59,366)	8,871	(50,495)

Net income (loss)	$(100,251)	$13,073	$(87,178)

      The following table outlines, for the periods indicated, selected operating data as a percentage of net operating revenues:

	Fiscal Year Ended			Three Months Ended
	December 31,			March 31,

	2002	2003	2004	2004	2005(1)

Net operating revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of services(2)	81.9	79.8	78.0	77.8	76.9
Stock compensation associated with merger	—	—	—	—	30.3
General and administrative	3.5	3.2	2.8	2.8	2.4
Bad debt expense	3.3	3.7	2.9	2.8	2.3
Depreciation and amortization	2.3	2.5	2.4	2.4	2.2

Income (loss) from operations	9.0	10.8	13.9	14.2	(14.1)
Loss on early retirement of debt	—	—	—	—	8.9
Equity in earnings from joint ventures	—	(0.1)	—	—	—
Merger related charges	—	—	—	—	2.4
Interest expense, net	2.4	1.8	1.8	2.2	2.9

Income (loss) from continuing operations before minority interests and income taxes	6.6	9.1	12.1	12.0	(28.3)
Minority interests	0.2	0.2	0.2	0.3	0.2

Income (loss) from continuing operations before income taxes	6.4	8.9	11.9	11.7	(28.5)
Income tax (benefit)	2.5	3.6	4.8	4.7	(10.5)

Income (loss) from continuing operations	3.9	5.3	7.1	7.0	(18.0)
Income from discontinued operations, net of tax	—	N/M	N/M	N/M	—

Net income (loss)	3.9%	5.3%	7.1%	7.0%	(18.0)%

      The following table summarizes selected financial data by business segment, for the periods indicated:

	Fiscal Year Ended					Three Months Ended
	December 31,					March 31,
				% Change	% Change
	2002	2003	2004	2002-2003	2003-2004	2004	2005(1)	% Change

	(Dollars in thousands)					(Dollars in thousands)
Net operating revenues:
Specialty hospitals	$625,238	$849,261	$1,089,538	35.8%	28.3%	$269,379	$341,511	26.8%
Outpatient rehabilitation	485,101	529,262	558,097	9.1	5.4	145,664	138,232	(5.1)
Other	16,220	13,843	13,156	(14.7)	(5.0)	3,426	3,156	(7.9)

Total company	$1,126,559	$1,392,366	$1,660,791	23.6%	19.3%	$418,469	$482,899	15.4%

Income (loss) from operations:
Specialty hospitals	$57,975	$129,861	$216,803	124.0%	66.9%	$53,070	$72,762	37.1%
Outpatient rehabilitation	70,342	60,778	66,805	(13.6)	9.9	19,339	19,174	(0.9)
Other	(26,874)	(40,840)	(52,075)	(52.0)	(27.5)	(13,134)	(160,147)	N/M

Total company	$101,443	$149,799	$231,533	47.7%	54.6%	$59,275	$(68,211)	N/M

Adjusted EBITDA(3):
Specialty hospitals	$70,891	$145,649	$236,181	105.5%	62.2%	$57,907	$79,055	36.5%
Outpatient rehabilitation	81,136	74,988	81,616	(7.6)	8.8	22,908	21,823	(4.7)
Other	(24,748)	(36,184)	(46,287)	(46.2)	(27.9)	(11,343)	(12,125)	(6.9)

	Fiscal Year Ended					Three Months Ended
	December 31,					March 31,
				% Change	% Change
	2002	2003	2004	2002-2003	2003-2004	2004	2005(1)	% Change

	(Dollars in thousands)					(Dollars in thousands)
Adjusted EBITDA margins(3):
Specialty hospitals	11.3%	17.2%	21.7%	52.2%	26.2%	21.5%	23.1%	7.4%
Outpatient rehabilitation	16.7	14.2	14.6	(15.0)	2.8	15.7	15.8	0.6
Other	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Total assets:
Specialty hospitals	$332,737	$512,956	$520,572			$479,559	$1,552,031
Outpatient rehabilitation	326,763	365,534	318,180			390,823	530,855
Other	79,559	200,508	274,969			246,604	86,538

Total company	$739,059	$1,078,998	$1,113,721			$1,116,986	$2,169,424

Purchases of property and equipment, net:
Specialty hospitals	$28,791	$22,559	$23,320			$3,878	$1,943
Outpatient rehabilitation	12,637	8,514	5,885			1,746	682
Other	1,755	4,779	3,421			2,138	1,073

Total company	$43,183	$35,852	$32,626			$7,762	$3,698

      The following tables reconcile same hospitals information:

	Fiscal Year Ended
	December 31,

	2002	2003

	(Dollars in thousands)
Net operating revenue
Specialty hospitals net operating revenue	$625,238	$849,261
Less: Specialty hospitals opened and acquired after 1/1/02	6,480	120,925
Closed specialty hospital	4,636	1,537

Specialty hospitals same store net operating revenue	$614,122	$726,799

Adjusted EBITDA(3)
Specialty hospitals Adjusted EBITDA(3)	$70,891	$145,649
Less: Specialty hospitals opened and acquired after 1/1/02	(5,829)	21,416
Closed specialty hospital	143	206

Specialty hospitals same store Adjusted EBITDA(3)	$76,577	$124,027

All specialty hospitals Adjusted EBITDA margin(3)	11.3%	17.2%
Specialty hospitals same store Adjusted EBITDA margin(3)	12.5%	17.1%

	Fiscal Year Ended
	December 31,

	2003	2004

	(Dollars in thousands)
Net operating revenue
Specialty hospitals net operating revenue	$849,261	$1,089,538
Less: Specialty hospitals opened and acquired after 1/1/03	56,320	216,356
Closed specialty hospital	9,695	5,693

Specialty hospitals same store net operating revenue	$783,246	$867,489

Adjusted EBITDA(3)
Specialty hospitals Adjusted EBITDA(3)	$145,649	$236,181
Less: Specialty hospitals opened and acquired after 1/1/03	2,868	48,896
Closed specialty hospital	28	(2,083)

Specialty hospitals same store Adjusted EBITDA(3)	$142,753	$189,368

All specialty hospitals Adjusted EBITDA margin(3)	17.2%	21.7%
Specialty hospitals same store Adjusted EBITDA margin(3)	18.2%	21.8%

	Three Months Ended
	March 31,

	2004	2005(1)

	(Dollars in thousands)
Net operating revenue
Specialty hospitals net operating revenue	$269,379	$341,511
Less: Specialty hospitals opened, acquired or closed after 1/1/04	1,985	48,674

Specialty hospitals same store net operating revenue	$267,394	$292,837

Adjusted EBITDA(3)
Specialty hospitals Adjusted EBITDA(3)	$57,907	$79,055
Less: Specialty hospitals opened, acquired or closed after 1/1/04	(663)	7,314

Specialty hospitals same store Adjusted EBITDA(3)	$58,570	$71,741

All specialty hospitals Adjusted EBITDA margin(3)	21.5%	23.1%
Specialty hospitals same store Adjusted EBITDA margin(3)	21.9%	24.5%

N/ M — Not Meaningful.

(1)	The financial data for the period after the merger, February 25, 2005 through March 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined three months ended March 31, 2005.

(2)	Cost of services include salaries, wages and benefits, operating supplies, lease and rent expense and other operating costs.

(3)	We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, equity in income from joint ventures, merger related charges, stock compensation associated with merger, and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. See footnote 13 to our audited consolidated financial statements for the year ended December 31, 2004 and footnote 10 to our interim consolidated financial statements for the period ended March 31, 2005 for a reconciliation of net income to Adjusted EBITDA as utilized by us in reporting our segment performance in accordance with SFAS No. 131.

Combined Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

Net Operating Revenues
      Our net operating revenues increased by 15.4% to $482.9 million for the combined three months ended March 31, 2005 compared to $418.5 million for the three months ended March 31, 2004.
      Specialty Hospitals. Our specialty hospital net operating revenues increased 26.8% to $341.5 million for the combined three months ended March 31, 2005 compared to $269.4 million for the three months ended March 31, 2004. Net operating revenues for the specialty hospitals opened before January 1, 2004 and operated by us throughout both periods increased 9.5% to $292.8 million for the combined three months ended March 31, 2005 from $267.4 million for the three months ended March 31, 2004. This increase resulted primarily from higher net revenue per patient day. Our patient days for these hospitals increased 2.0%. Additionally, our occupancy percentage increased to 74% for the combined three months ended March 31, 2005 compared to 72% for the three months ended March 31, 2004. The remaining increase of $46.7 million resulted primarily from the acquisition of the SemperCare facilities, which contributed $42.1 million of net revenue growth.
      Outpatient Rehabilitation. Our outpatient rehabilitation net operating revenues declined 5.1% to $138.2 million for the combined three months ended March 31, 2005 compared to $145.7 million for the three months ended March 31, 2004. The number of patient visits in our U.S. based outpatient rehabilitation clinics declined 8.8% for the combined three months ended March 31, 2005 to 915,822 visits compared to 1,004,106 visits for the three months ended March 31, 2004. The decrease in net operating revenues and patient visits was principally related to a 3.5% decline in the number of clinics we own and operate and a 3.8% decline in the volume of visits per clinic at our U.S. locations. Net revenue per visit in these clinics was $91 in both 2005 and 2004.
      Other. Our other revenues were $3.2 million for the combined three months ended March 31, 2005 compared to $3.4 million for the three months ended March 31, 2004.

Operating Expenses
      Our operating expenses increased by 12.9% to $394.1 million for the combined three months ended March 31, 2005 compared to $349.0 million for the three months ended March 31, 2004. Our operating expenses include our cost of services, general and administrative expense and bad debt expense. The increase in operating expenses was principally related to the acquisition of SemperCare facilities on January 1, 2005. As a percentage of our net operating revenues, our operating expenses were 81.6% for the combined three months ended March 31, 2005 compared to 83.4% for the three months ended March 31, 2004. Cost of services as a percentage of operating revenues decreased to 76.9% for the combined three months ended March 31, 2005 from 77.8% for the three months ended March 31, 2004. These costs primarily reflect our labor expenses. This decrease resulted because we experienced a larger rate of growth in our specialty hospital revenues compared to the growth in our specialty hospital cost of services. Another component of cost of services is facility rent expense, which was $21.7 million for the combined three months ended March 31, 2005 compared to $19.7 million for the three months ended March 31, 2004. This increase is principally related to the SemperCare hospitals we acquired on January 1, 2005. During the same time period, general and administrative expense as a percentage of net operating revenues declined to 2.4% for the combined three months ended March 31, 2005 from 2.8% for the three months ended March 31, 2004. This decrease in general and administrative expenses as a percentage of net operating revenue is the result of a growth in net operating revenues of 15.4% that exceeded the growth in our general and administrative costs which were 1.9%. Our bad debt expense as a percentage of net operating revenues was 2.3% for the combined three months ended March 31, 2005 compared to 2.8% for the three months ended March 31, 2004. This decrease in bad debt expense resulted from an improvement in the composition and aging of our accounts receivable.

Adjusted EBITDA
      Specialty Hospitals. Adjusted EBITDA increased by 36.5% to $79.1 million for the combined three months ended March 31, 2005 compared to $57.9 million for the three months ended March 31, 2004. Our Adjusted EBITDA margins increased to 23.1% for the combined three months ended March 31, 2005 from 21.5% for the three months ended March 31, 2004. The hospitals opened before January 1, 2004 and operated throughout both periods had Adjusted EBITDA of $71.7 million, an increase of 22.5% over the Adjusted EBITDA of these hospitals in 2004. This increase in same hospital Adjusted EBITDA resulted from an increase in revenue per patient day that exceeded our increase in cost per patient day and an increase in our patient days. Our Adjusted EBITDA margin in these same store hospitals increased to 24.5% for the combined three months ended March 31, 2005 from 21.9% for the three months ended March 31, 2004.
      Outpatient Rehabilitation. Adjusted EBITDA decreased by 4.7% to $21.8 million for the combined three months ended March 31, 2005 compared to $22.9 million for the three months ended March 31, 2004. Our Adjusted EBITDA margins increased to 15.8% for the combined three months ended March 31, 2005 from 15.7% for the three months ended March 31, 2004. The decline in Adjusted EBITDA was the result of the decline in number of clinics we operate and the decline in clinic visit volumes described under “— Net Operating Revenue — Outpatient Rehabilitation” above.
      Other. The Adjusted EBITDA loss was $12.1 million for the combined three months ended March 31, 2005 compared to a loss of $11.3 million for the three months ended March 31, 2004. This small increase in the Adjusted EBITDA loss was primarily the result of the decline in the profitability at one of our ancillary businesses.

Income (Loss) from Operations
      For the combined three months ended March 31, 2005 we experienced a loss from operations of $68.2 million compared to income from operations of $59.3 million for the three months ended March 31, 2004. The loss from operations experienced for the combined three months ended March 31, 2005 resulted from the significant stock compensation costs recorded related to the merger of $146.5 million offset by the Adjusted EBITDA increases described above. The stock compensation expense was comprised of $142.2 million related to the repurchase of all vested and unvested outstanding stock options in accordance with the terms of the merger agreement in the Predecessor period of January 1, 2005 through February 24, 2005 and an additional $4.3 million of stock compensation expense related to restricted stock and a warrant that were issued in the Successor period of February 25, 2005 through March 31, 2005.

Loss on early retirement of debt
      In connection with the merger, we commenced tender offers to acquire all of our 9 1/2% senior subordinated notes due 2009 and all of our 7 1/2% senior subordinated notes due 2013. Upon completion of the tender offers on February 24, 2005, all of the $175.0 million of 7 1/2% senior subordinated notes were tendered and $169.3 million of the $175.0 million of 9 1/2% notes were tendered. The loss consists of the tender premium cost of $34.8 million and the remaining unamortized deferred financing costs of $7.9 million.

Merger related charges
      As a result of the merger, we incurred costs in the Predecessor period of January 1, 2005 through February 24, 2005 directly related to the merger. This included the cost of the investment advisor hired by the Special Committee of our Board of Directors to evaluate the merger, legal and accounting fees, costs associated with the Hart-Scott-Rodino filing relating to the merger, cost associated with purchasing a six year extended reporting period under our directors and officers liability insurance policy and other associated expenses.

Interest Expense
      Interest expense increased by $5.0 million to $14.4 million for the combined three months ended March 31, 2005 from $9.4 million for the three months ended March 31, 2004. The increase in interest expense is due to the higher debt levels outstanding in the Successor period of February 25, 2005 through March 31, 2005. During this Successor period we had approximately $1.1 billion in additional debt.

Minority Interests
      Minority interests in consolidated earnings was $0.9 million for the combined three months ended March 31, 2005 compared to $1.0 million for the three months ended March 31, 2004.

Income Taxes
      We recorded income tax benefit of $59.4 million for the Predecessor period of January 1, 2005 through February 24, 2005. The tax benefit represented an effective tax benefit rate of 37.2%. This effective tax benefit rate consisted of the statutory Federal rate of 35% and a state rate of 2.2%. The Federal tax benefit will be carried forward and used to offset our Federal tax throughout the remainder of 2005. Because of the differing state tax rules related to net operating losses, a portion of these state net operating losses received valuation allowances. We recorded income tax expense of $8.9 million for the Successor period of February 25, 2005 through March 31, 2005. The expense represented an effective tax rate of 40.4%. For the three months ended March 31, 2004 we recorded income tax expense of $19.8 million. This expense represented an effective tax rate of 40.2%.

Income from discontinued operation, net of tax
      On September 27, 2004 we sold the land, building and certain other assets and liabilities associated with our only skilled nursing facility that we acquired as part of the Kessler acquisition in September 2003. The operating results of the skilled nursing facility have been reclassified and reported as discontinued operations.
Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net Operating Revenues
      Our net operating revenues increased by 19.3% to $1,660.8 million for the year ended December 31, 2004 compared to $1,392.4 million for the year ended December 31, 2003.
      Specialty Hospitals. Our specialty hospital net operating revenues increased 28.3% to $1,089.5 million for the year ended December 31, 2004 compared to $849.3 million for the year ended December 31, 2003. Net operating revenues for the specialty hospitals opened before January 1, 2003 and operated by us throughout both periods increased 10.8% to $867.5 million for the year ended December 31, 2004 from $783.2 million for the year ended December 31, 2003. This increase resulted primarily from higher net revenue per patient day, offset by a decline in our patient days and occupancy rates. Our patient days and occupancy rates declined primarily as a result of additional admissions criteria implemented in our long-term acute care hospitals. The remaining increase of $155.9 million resulted from the acquisition of the Kessler facilities, which contributed $96.3 million of net revenue growth, and the internal development of new specialty hospitals that commenced operations in 2003 and 2004.
      Outpatient Rehabilitation. Our outpatient rehabilitation net operating revenues increased 5.4% to $558.1 million for the year ended December 31, 2004 compared to $529.3 million for the year ended December 31, 2003. The increase in net operating revenues was principally related to the acquisition of the Kessler operations. The number of patient visits in our U.S. based outpatient rehabilitation clinics declined 5.4% for the year ended December 31, 2004 to 3,810,284 visits compared to 4,027,768 visits for the year ended December 31, 2003. Net revenue per visit in these clinics was $90 in 2004 compared to $87 in 2003. Excluding the effects of the Kessler operations in both periods, visits declined 11.0%. The majority of this decline is related to clinic closures. In addition, during the first and second quarters of 2004 various market factors such as elimination of unprofitable contracts and competition from referring physicians who are now developing their own rehabilitation therapy practices contributed to the decline.
      Other. Our other revenues declined to $13.2 million for the year ended December 31, 2004 compared to $13.8 million for the year ended December 31, 2003. The principal reason for the decline is the conversion of our long-term acute care hospitals to LTCH-PPS and the associated changes in how we get reimbursed for the services which was $8.7 million in 2003. The decline was offset by revenues related to the Kessler other businesses that are now being reported under this category. These businesses generated approximately $7.9 million of incremental net operating revenues in 2004. See “— Critical Accounting Matters — Sources of Revenue” for a further discussion of this change.

Operating Expenses
      Our operating expenses increased by 15.0% to $1,389.3 million for the year ended December 31, 2004 compared to $1,207.9 million for the year ended December 31, 2003. Our operating expenses include our cost of services, general and administrative expense and bad debt expense. The increase in operating expenses was principally related to the acquisition of Kessler and the internal development of new specialty hospitals that commenced operations in 2003 and 2004. As a percentage of our net operating revenues, our operating expenses were 83.7% for the year ended December 31, 2004 compared to 86.7% for the year ended December 31, 2003. Cost of services as a percentage of operating revenues decreased to 78.0% for the year ended December 31, 2004 from 79.8% for the year ended December 31, 2003. These costs primarily reflect our labor expenses. This decrease resulted because we experienced a larger rate of growth in our specialty hospital revenues compared to the growth in our specialty hospital cost of services. Another component of cost of services is facility rent expense, which was $80.4 million for the year ended December 31, 2004 compared to $74.3 million for the year ended December 31, 2003. This increase is principally related to our new hospitals that opened during 2003 and 2004 and the rent expense for the acquired Kessler clinics. During the same time period, general and administrative expense as a percentage of net operating revenues declined to 2.8% for the year ended December 31, 2004 from 3.2% for the year ended December 31, 2003. This decrease in general and administrative expenses as a percentage of net operating revenue is the result of a growth in net operating revenues that exceeded the growth in our general and administrative costs. Our bad debt expense as a percentage of net operating revenues was 2.9% for the year ended December 31, 2004 compared to 3.7% for the year ended December 31, 2003. This decrease in bad debt expense resulted from an improvement in the composition and aging of our accounts receivable.

Adjusted EBITDA
      Specialty Hospitals. Adjusted EBITDA increased by 62.2% to $236.2 million for the year ended December 31, 2004 compared to $145.6 million for the year ended December 31, 2003. Our Adjusted EBITDA margins increased to 21.7% for the year ended December 31, 2004 from 17.2% for the year ended December 31, 2003. The hospitals opened before January 1, 2003 and operated throughout both periods had Adjusted EBITDA of $189.4 million, an increase of 32.7% over the Adjusted EBITDA of these hospitals in 2003. This increase in same hospital Adjusted EBITDA resulted from an increase in revenue per patient day that exceeded our increase in cost per patient day. Our Adjusted EBITDA margin in these same store hospitals increased to 21.8% for the year ended December 31, 2004 from 18.2% for the year ended December 31, 2003.
      Outpatient Rehabilitation. Adjusted EBITDA increased by 8.8% to $81.6 million for the year ended December 31, 2004 compared to $75.0 million for the year ended December 31, 2003. Our Adjusted EBITDA margins increased to 14.6% for the year ended December 31, 2004 from 14.2% for the year ended December 31, 2003. This Adjusted EBITDA margin increase was primarily the result of three factors. First, the acquired Kessler outpatient operations experienced negative margins in 2003, which had the effect of lowering the overall margins for the segment in 2003. We consolidated or closed many of the underperforming clinics in 2004. Second, we experienced lower bad debt expense in 2004. Third, the increases previously described were offset by an increase in labor costs due to increased competition for hiring therapists.
      Other. The Adjusted EBITDA loss was $46.3 million for the year ended December 31, 2004 compared to a loss of $36.2 million for the year ended December 31, 2003. This increase in the Adjusted EBITDA loss was primarily the result of the decline in hospital reimbursements for corporate support costs of $8.7 million (See “— Critical Accounting Matters — Sources of Revenue”) and an increase in our general and administrative expenses of $1.4 million.

Income from Operations
      Income from operations increased 54.6% to $231.5 million for the year ended December 31, 2004 compared to $149.8 million for the year ended December 31, 2003. The increase in income from operations resulted from the Adjusted EBITDA increases described above, and was offset by an increase in depreciation and amortization expense of $5.3 million. The increase in depreciation and amortization expense resulted primarily from the additional depreciation associated with acquired Kessler assets, the amortization of the Kessler non-compete agreement, and increases in depreciation on fixed asset additions that are principally related to new hospital and clinic development.

Interest Expense
      Interest expense increased by $7.3 million to $33.6 million for the year ended December 31, 2004 from $26.3 million for the year ended December 31, 2003. The increase in interest expense is due to the higher debt levels outstanding in 2004 compared to 2003 resulting from the issuance of $175.0 million of 7 1/2% senior subordinated notes due 2013 on August 12, 2003, offset by a reduction in borrowings under our senior credit facility. The lower debt levels on our senior credit facility resulted from scheduled term amortization payments and principal pre-payments. All repayments have been made with cash flows generated through operations.

Minority Interests
      Minority interests in consolidated earnings increased to $3.4 million for the year ended December 31, 2004 compared to $2.4 million for the year ended December 31, 2003. This increase is the result of the improved profitability of these jointly owned entities.

Income Taxes
      We recorded income tax expense of $79.6 million for the year ended December 31, 2004. The expense represented an effective tax rate of 40.4%. We recorded income tax expense of $48.6 million for the year ended December 31, 2003. This expense represented an effective tax rate of 39.6%. The increase in the tax rate is the result of a larger portion of our net income in states with higher tax rates and the non-deductibility of certain expenses.
Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Net Operating Revenues
      Our net operating revenues increased by 23.6% to $1,392.4 million for the year ended December 31, 2003 compared to $1,126.6 million for the year ended December 31, 2002.
      Specialty Hospitals. Our specialty hospital net operating revenues increased 35.8% to $849.3 million for the year ended December 31, 2003 compared to $625.2 million for the year ended December 31, 2002. Net operating revenues for the specialty hospitals opened before January 1, 2002 and operated throughout both periods increased 18.3% to $726.8 million for the year ended December 31, 2003 from $614.1 million for the year ended December 31, 2002. This increase resulted primarily from higher net revenue per patient day, which is primarily attributable to the improved reimbursement we are receiving from Medicare under the LTCH-PPS. Our patient days and occupancy rates for these hospitals were consistent in both periods. The remaining increase of $111.4 million resulted from the acquisition of the Kessler facilities, which contributed

$43.9 million of net revenue, and the internal development of new specialty hospitals that commenced operations in 2002 and 2003.
      Outpatient Rehabilitation. Our outpatient rehabilitation net operating revenues increased 9.1% to $529.3 million for the year ended December 31, 2003 compared to $485.1 million for the year ended December 31, 2002. The number of patient visits in our U.S. based outpatient rehabilitation clinics increased 4.8% for the year ended December 31, 2003 to 4,027,768 visits compared to 3,841,841 visits for the year ended December 31, 2002. Net revenue per visit in these clinics was $87 in 2003 compared to $86 in 2002. The increase in net operating revenues was related to the acquisition of the Kessler operations, which contributed $23.0 million of net operating revenue, the consolidation of clinics that we previously managed and clinics that we acquired during 2002 and 2003, and changes in the economic environment that are reducing the number of therapy visits. These macro-economic trends affecting therapy visit volumes include increasing patient co-pays and a decline in the number of approved visits for a patient. Excluding the effects of the previously managed clinics and the recently acquired clinics (including the Kessler clinics), net operating revenues for the year ended December 31, 2003 would have been $493.2 million, and the number of U.S. based visits would have been 3,741,717.
      Other. Our other revenues declined to $13.8 million for the year ended December 31, 2003 compared to $16.2 million for the year ended December 31, 2002. The principal reason for the decline is the conversion of our long-term acute care hospitals to LTCH-PPS and the associated changes in how we get reimbursed for the services we provide. The decline was offset by revenues related to the other businesses we acquired as part of our Kessler acquisition that are now being reported under this category. These businesses generated approximately $3.6 million of revenues in 2003. We expect this revenue item to continue declining throughout 2004. See “— Critical Accounting Matters — Sources of Revenue” for a further discussion of this change.

Operating Expenses
      Our operating expenses increased by 20.9% to $1,207.9 million for the year ended December 31, 2003 compared to $999.3 million for the year ended December 31, 2002. Our operating expenses include our cost of services, general and administrative expense and bad debt expense. The increase in operating expenses was principally related to the acquisition of Kessler, the internal development of new specialty hospitals that commenced operations in 2002 and 2003, costs associated with increased patient volumes and the consolidation of previously managed clinics. As a percentage of our net operating revenues, our operating expenses were 86.7% for the year ended December 31, 2003 compared to 88.7% for the year ended December 31, 2002. Cost of services as a percentage of operating revenues decreased to 79.8% for the year ended December 31, 2003 from 81.9% for the year ended December 31, 2002. These costs primarily reflect our labor expenses. This decrease resulted because we experienced a larger rate of growth in our specialty hospital revenues compared to the growth in our specialty hospital cost of services. Another component of cost of services is facility rent expense, which was $74.3 million for the year ended December 31, 2003 compared to $66.4 million for the year ended December 31, 2002. This increase is principally related to our new hospitals that opened during 2002 and 2003 and the rent expense for the acquired Kessler clinics. During the same time period, general and administrative expense as a percentage of net operating revenues declined to 3.2% for the year ended December 31, 2003 from 3.5% for the year ended December 31, 2002. This decrease in general and administrative expenses as a percentage of net operating revenue is the result of a growth in net operating revenues that exceeded the growth in our general and administrative costs. Our bad debt expense as a percentage of net operating revenues was 3.7% for the year ended December 31, 2003 compared to 3.3% for the year ended December 31, 2002. This increase in bad debt expense resulted primarily from two factors. First, we experienced a migration of some of our accounts receivable to older aging categories where we significantly reduce our estimates of net realizable value. Second, the transition to the new LTCH-PPS payment mechanism in our long-term acute care hospitals has caused uncertainty associated with collections from payors that insure patient’s co-payments and Medicare supplemental coverage.

Adjusted EBITDA
      Specialty Hospitals. Specialty hospital Adjusted EBITDA increased by 105.5% to $145.6 million for the year ended December 31, 2003 compared to $70.9 million for the year ended December 31, 2002. Our specialty hospital Adjusted EBITDA margins increased to 17.2% for the year ended December 31, 2003 from 11.3% for the year ended December 31, 2002. The hospitals opened before January 1, 2002 and operated throughout both periods had Adjusted EBITDA of $124.0 million, an increase of 62.0% over the Adjusted EBITDA of these hospitals in 2002. This increase in same hospital Adjusted EBITDA resulted from an increase in revenue per patient day, which is primarily attributable to the improved reimbursement we are receiving from Medicare under LTCH-PPS. Our Adjusted EBITDA margin in these same store hospitals increased to 17.1% for the year ended December 31, 2003 from 12.5% for the year ended December 31, 2002.
      Outpatient Rehabilitation. Outpatient rehabilitation Adjusted EBITDA decreased by 7.6% to $75.0 million for the year ended December 31, 2003 compared to $81.1 million for the year ended December 31, 2002. Our outpatient rehabilitation Adjusted EBITDA margins decreased to 14.2% for the year ended December 31, 2003 from 16.7% for the year ended December 31, 2002. This Adjusted EBITDA margin decline was primarily the result of two factors. First, the acquired Kessler outpatient operations, which have historically had lower income from operations than our outpatient rehabilitation clinics, experienced negative margins for the year. The negative margins were primarily due to severance expense from staff reductions related to our consolidation and integration plan. Second, in January 2003 we began consolidating a group of clinics that we previously managed, which had the effect of further compressing margins.
      Other. The Adjusted EBITDA loss was $36.2 million for the year ended December 31, 2003 compared to a loss of $24.7 million for the year ended December 31, 2002. This decrease in Adjusted EBITDA was primarily the result of the decline in Medicare reimbursements for corporate support costs of $6.2 million resulting from the implementation of LTCH-PPS (See “— Critical Accounting Matters — Sources of Revenue”) and an increase in our general and administrative expenses of $5.0 million.

Income from Operations
      Income from operations increased 47.7% to $149.8 million for the year ended December 31, 2003 compared to $101.4 million for the year ended December 31, 2002. The increase in income from operations resulted from the Adjusted EBITDA increases described above, and was offset by an increase in depreciation and amortization expense of $8.8 million. The increase in depreciation and amortization expense resulted primarily from the additional depreciation associated with the acquired Kessler assets, the amortization of the value of the seven year non-compete agreement that we received from Kessler’s selling stockholder, and increases in depreciation on fixed asset additions that are principally related to new hospital and clinic development.

Interest Expense
      Interest expense decreased by $0.9 million to $26.3 million for the year ended December 31, 2003 from $27.2 million for the year ended December 31, 2002. The decline in interest expense is due to the lower debt levels outstanding in 2003 compared to 2002 on our credit facility and a lower effective interest rate in 2003. The lower debt levels resulted from scheduled term amortization payments and principal pre-payments that we have made under our credit facility. All repayments have been made with cash flows generated through operations. These reductions were offset by the incremental interest that resulted from the issuance of $175 million of 7 1/2% senior subordinated notes in August 2003.

Minority Interests
      Minority interests in consolidated earnings increased to $2.4 million for the year ended December 31, 2003 compared to $2.0 million for the year ended December 31, 2002. This increase resulted from the improved profitability of our outpatient rehabilitation subsidiaries with minority interests. See “— Liquidity and Capital Resources.”

Income Taxes
      We recorded income tax expense of $48.6 million for the year ended December 31, 2003. The expense represented an effective tax rate of 39.6%. We recorded income tax expense of $28.6 million for the year ended December 31, 2002, representing an effective tax rate of 39.3%. The effective tax rates in both 2003 and 2002 approximate the federal and state statutory tax rates. The increase in the tax rate is the result of a larger portion of our net income being earned in states with higher tax rates.
Liquidity and Capital Resources

Three Months Ended March 31, 2005 and 2004
      Operating activities used $172.9 million for the combined three months ended March 31, 2005 which includes $186.0 million in cash expenses related to the merger. Excluding the merger related expenses, operating activities would have provided $13.1 million of cash flow. This adjusted operating cash flow of $13.1 million is below our recent historical trends due to a significant increase in our accounts receivable balance. Our days sales outstanding increased to 58 days at March 31, 2005, up from 48 days at December 31, 2004. The increase in days sales outstanding is primarily the result of a change in the way Medicare calculates our Periodic Interim Payments in our Specialty Hospitals. Medicare changed from a per day based calculation to a discharge based calculation to better align the Periodic Interim Payment methodology with the current discharged based reimbursement system. As a result, we are no longer receiving a periodic payment for those patients still in the hospital through our periodic interim payments. For the three months ended March 31, 2004, operating activities provided $76.5 million of cash flow. Our cash flow from operations in this period benefited from strong collections of our accounts receivable, the timing of our payments from Medicare and our deferral of estimated tax payments. Our accounts receivable days outstanding were 49 days at March 31, 2004.
      Investing activities used $114.2 million of cash flow for the combined three months ended March 31, 2005. The primary use of cash related to the acquisition of SemperCare, which used $105.1 million in cash. The remaining use of cash was primarily related to purchases of property and equipment of $3.7 million and other acquisition related payments of $5.4 million. For the three months ended March 31, 2004, investing activities used $11.2 million of cash flow. This usage resulted from purchases of property and equipment of $7.8 million, $3.0 million in earn out payments and $0.4 million in acquisition costs.
      Financing activities provided $59.0 million of cash for the combined three months ended March 31, 2005. The merger financing discussed below was the primary contributor of this cash flow. These excess proceeds from the merger financing were used to pay merger related costs, which includes the cancellation and cash-out of outstanding stock options. For the three months ended March 31, 2004, financing activities utilized $20.0 million of cash. This principally related to the repurchase of our common stock during the quarter in accordance with the stock repurchase program we announced on February 23, 2004.

Years Ended December 31, 2004, 2003, and 2002
      Operating activities generated $174.3 million, $246.2 million, and $120.8 million in cash during the years ended December 31, 2004, 2003 and 2002, respectively. The significant increase in cash flow experienced in 2004 and 2003 compared to 2002 is attributable to improved operating income and significant reductions in our accounts receivable days outstanding. Our accounts receivable days outstanding were 48 days at December 31, 2004 compared to 52 days at December 31, 2003 and 73 days at December 31, 2002. This reduction has resulted from improvements we implemented in our business office operations which includes a focused effort to resolve problematic accounts in a timely manner and improved pre-admission policies to validate insurance coverage. In 2004, a one day change in our accounts receivable days outstanding had a $4.6 million effect on operating cash flows.
      Investing activities used $21.9 million, $261.5 million and $54.0 million of cash flow for the years ended December 31, 2004, 2003 and 2002, respectively. Of this amount, we incurred earnout and acquisition related payments of $4.9 million, $228.2 million and $10.9 million, respectively in 2004, 2003 and 2002. The Kessler acquisition costs, net of cash acquired, of $223.9 million comprise most of the 2003 expenditures. The earnout payments related principally to obligations we assumed as part of our 1999 NovaCare acquisition. Acquisition payments related to amounts we paid for new business acquisitions. This usage also resulted from purchases of property and equipment of $32.6 million, $35.9 million and $43.2 million in 2004, 2003 and 2002, respectively, which was related principally to new hospital development.
      Financing activities used $71.0 million and $21.4 million of cash for the years ended December 31, 2004 and 2002, respectively. In 2004, this was principally due to the repurchase of our common stock during in accordance with the stock repurchase program we announced on February 23, 2004. During 2004, we repurchased a total of 3,399,400 shares at a cost, including fees and commissions, of $48.1 million. Additionally, during 2004, we repaid all outstanding balances under our credit facility of $8.5 million and repaid $3.9 million of seller and other debt. Cash dividend payments in 2004 were $9.2 million. Additionally, during 2004 we had $18.6 million of cash flow from the issuance of common stock under our stock option plans. In 2002, the use of cash was due principally to the repayment of our credit facility and seller debt.
      Financing activities provided $124.3 million of cash for the year ended December 31, 2003. During 2003, we sold $175.0 million of 7 1/2% senior subordinated notes due 2013. The net proceeds from the sale were approximately $169.4 million after deducting discounts, commissions and expenses of the offering, and were used to finance a portion of the Kessler acquisition. Deferred financing costs associated with the offering were $5.9 million. During 2003, we repaid $65.6 million of credit facility debt and $3.7 million of seller and other debt. In December 2003, we declared and paid our company’s first ever common stock cash dividend of $0.03 per share, which resulted in an aggregate payment to our stockholders of $3.1 million. In 2003 we received $28.6 million of proceeds from the issuance of stock related to the exercise of employee stock options and stock warrants.

Capital Resources
      Net working capital was $158.0 million at March 31, 2005 compared to $313.7 million at December 31, 2004. This decrease in working capital was principally related to the use of cash to fund merger costs, offset by an increase in accounts receivable.
      Net working capital increased to $313.7 million at December 31, 2004 compared to $188.4 million at December 31, 2003. This increase in working capital was principally related to an increase in cash and a reduction in amounts due to third party payors. The reduction in amounts due to third-party payors was a result of filing and settling cost reports and refinements in the bi-weekly payments we receive from our Medicare fiscal intermediary related to our Medicare patients.
      In connection with the Transactions, on February 24, 2005 we borrowed $780.0 million under a new $880.0 million senior secured credit facility and issued $660.0 million principal amount of our outstanding notes. See “The Transactions.” At March 31, 2005 we had outstanding $1.45 billion in aggregate indebtedness, excluding $16.4 million of letters of credit, with approximately $83.6 million of additional borrowing capacity under our new senior secured credit facility. As a result, our liquidity requirements will be significantly higher in future periods due to our increased debt service obligations then they were in prior years. For the year ended December 31, 2004, on a pro forma basis after giving effect to the Transactions, our interest expense would have been $96.9 million.
      On February 24, 2005, we entered into a new senior secured credit facility with a syndicate of financial institutions and institutional lenders. Our new senior secured credit facility provides for senior secured financing of up to $880.0 million, consisting of:

•	a $300.0 million revolving loan facility with a maturity of six years, including both a letter of credit sub-facility and a swingline loan sub-facility, and

•	a $580.0 million term loan facility with a maturity of seven years.
      Proceeds of the term loans and $200.0 million of revolving loans, together with other sources of funds described under “The Transactions,” were used to finance the Transactions. Proceeds of the revolving loans borrowed after the closing date of the Transactions, swingline loans and letters of credit will be used for working capital and general corporate purposes.

      The interest rates per annum applicable to loans, other than swingline loans, under our new senior secured credit facility are, at our option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period, or a nine or twelve month period if available, in each case, plus an applicable margin percentage. The alternate base rate is the greater of (1) JPMorgan Chase Bank, N.A.’s prime rate and (2) one-half of 1% over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject. The applicable margin percentage is (1) 1.50% for alternate base rate revolving loans and (2) 2.50% for adjusted LIBOR rate revolving loans, subject to reduction beginning approximately six months after the closing based upon the ratio of our total indebtedness to our consolidated EBITDA (as defined in the credit agreement governing our new senior secured credit facility). The applicable margin percentages for the term loans are (1) 0.75% for alternate base rate loans and (2) 1.75% for adjusted LIBOR loans. See “— Interest Rate Risks.”
      For a summary of the terms of our new senior secured credit facility, see “Description of Certain Other Indebtedness — Our New Senior Secured Credit Facility.”
      On February 24, 2005, we issued and sold $660.0 million in aggregate principal amount of our outstanding 7 5/8% senior subordinated notes due 2015. The net proceeds of the offering were used to finance a portion of the funds needed to consummate the merger with EGL Acquisition Corp. The notes were issued under an indenture between us and U.S. Bank Trust National Association, as trustee. Interest on the notes is payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 2005. The notes are guaranteed by all of our wholly-owned domestic subsidiaries, subject to certain exceptions. On or after February 1, 2010, the notes may be redeemed at our option, in whole or in part, at redemption prices that decline annually to 100% on and after February 1, 2013, plus accrued and unpaid interest. Prior to February 1, 2008, we may at our option on one or more occasions with the net cash proceeds from certain equity offerings redeem the outstanding notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount originally issued at a redemption price of 107.625%, plus accrued and unpaid interest to the redemption date.
      Upon a change of control of our company (as defined in the indenture governing the notes), each holder of notes may require us to repurchase all or any portion of the holder’s notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase.
      Our 9 1/2% senior subordinated notes due 2009 were issued in June 2001 in an original aggregate principal amount of $175.0 million. We commenced a debt tender offer and redeemed $169.3 million in aggregate principal amount of these notes in connection with the Transactions. See “The Transactions.” On June 15, 2005, we redeemed the remaining $5.7 million outstanding principal amount of our 9 1/2% senior subordinated notes due 2009 for a redemption price of 104.750% of the principal amount plus accrued and unpaid interest.
      We believe internally generated cash flows and borrowings of revolving loans under our new senior secured credit facility will be sufficient to finance operations for at least the next twelve months.
      As a result of the recently enacted HIH regulations, we currently anticipate that we will need to relocate approximately 50% of our long-term acute care hospitals over the next five years, including certain of our hospitals acquired in the SemperCare acquisition. This process will include relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, consolidating HIHs in certain of our markets, relocating certain of our HIHs to alternative settings, building or buying free-standing facilities. These relocation efforts will require us to spend additional capital above historic levels. We currently expect to spend approximately $500 million on capital expenditures over the next five years, including both our ongoing maintenance capital expenditures and the capital required for hospital relocations.
      In the year ended December 31, 2004, we opened four long-term acute care hospitals and closed one existing hospital. We expect to open four new long-term acute care hospitals in 2005, primarily in settings where the HIH regulations would have little or no impact, such as in free-standing buildings. Additionally, we are evaluating opportunities to develop free-standing inpatient rehabilitation facilities similar to the four inpatient rehabilitation facilities acquired through our September 2003 Kessler acquisition. We also intend to open new outpatient rehabilitation clinics in our current markets where we can benefit from existing referral relationships and brand awareness to produce incremental growth. From time to time, we also intend to evaluate specialty hospital acquisition opportunities that may enhance the scale of our business and expand our geographic reach.

Commitments and Contingencies
      The following table summarizes our contractual obligations at December 31, 2004, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

	Payments Due by Year

Contractual Obligations	Total	2005	2006-2008	2009-2010	After 2010

		(Dollars in thousands)
9 1/2% Senior Subordinated Notes	$175,000	$—	$—	$175,000	$—
7 1/2% Senior Subordinated Notes	175,000	—	—	—	175,000
Seller Notes	3,406	2,782	624	—	—
Capital Lease Obligations	252	119	133	—	—
Other Debt Obligations	932	656	276	—	—

Total Debt	354,590	3,557	1,033	175,000	175,000
Letters of Credit Outstanding	15,125	15,125	—	—	—
Purchase Obligations	7,470	3,131	4,013	326	—
Patient Care Obligation(1)	3,234	246	739	494	1,755
Naming, Promotional and Sponsorship Agreement	35,219	1,498	4,494	3,100	26,127
Operating Leases	225,886	73,039	123,239	16,070	13,538
Related Party Operating Leases	18,018	1,731	5,401	3,369	7,517

Total Contractual Cash Obligations	$659,542	$98,327	$138,919	$198,359	$223,937

(1)	For a description of this obligation, see Note 16 to our consolidated audited financial statements for the year ended December 31, 2004.

      The following table summarizes our contractual obligations pro forma for the Transactions at December 31, 2004, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

	Payments Due by Year

Contractual Obligations	Total	2005	2006-2008	2009-2010	After 2010

		(Dollars in thousands)
7 5/8% Senior Subordinated Notes	$660,000	$—	$—	$—	$660,000
Term loans	580,000	4,350	17,400	11,600	546,650
Borrowing on revolver	200,000	—	—	—	200,000
9 1/2% Senior Subordinated Notes	5,750	—	—	5,750	—
Seller Notes	3,406	2,782	624	—	—
Capital Lease Obligations	252	119	133	—	—
Other Debt Obligations	932	656	276	—	—

Total Debt	1,450,340	7,907	18,433	17,350	1,406,650
Letters of Credit Outstanding	15,125	15,025	100	—	—
Purchase Obligations	7,470	3,131	4,013	326	—
Patient Care Obligation(1)	3,234	246	739	494	1,755
Naming, Promotional and Sponsorship Agreement	35,219	1,498	4,494	3,100	26,127
Operating Leases	225,886	73,039	123,239	16,070	13,538
Related Party Operating Leases	18,018	1,731	5,401	3,369	7,517

Total Contractual Cash Obligations	$1,755,292	$102,577	$156,419	$40,709	$1,455,587

(1)	For a description of this obligation, see Note 16 to our consolidated audited financial statements for the year ended December 31, 2004.
Medical and Professional Malpractice Insurance
      In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance in amounts and with deductibles that we believe to be sufficient for our operations. Unfavorable pricing and availability trends have emerged in the professional liability insurance market and the insurance market in general that have caused the cost of professional liability coverage to increase dramatically. Many insurance underwriters have become more selective in the insurance limits and types of coverage they will provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. In some instances, insurance underwriters will no longer issue new policies in certain states that have a history of high medical malpractice awards. Physicians who refer patients to our facilities are facing similar difficulties obtaining malpractice insurance at a reasonable cost, which could adversely impact the number of our referrals. As a result, we experienced substantial changes in our medical and professional malpractice insurance program beginning in 2003. Specifically, we have been required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to estimate the value of the losses that may occur within this self-insured retention level and we are required under our insurance agreements to post a letter of credit or set aside cash in trust funds to securitize the estimated losses that we will assume. Because of the high retention levels, we cannot predict with absolute certainty the actual amount of the losses we will assume and pay. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future malpractice insurance will be available at a reasonable price or that we will not have to further increase our levels of self-insurance.
Inflation
      The healthcare industry is labor intensive. Wages and other expenses increase during periods of inflation and when labor shortages occur in the marketplace. In addition, suppliers pass along rising costs to us in the form of higher prices. We have implemented cost control measures, including our case and resource management program, to curtail increases in operating costs and expenses. We have, to date, offset increases in operating costs by increasing reimbursement for services and expanding services. However, we cannot predict our ability to cover or offset future cost increases.
Interest Rate Risks
      We are subject to interest rate risk in connection with our long-term indebtedness. Our principal interest rate exposure relates to the loans outstanding under our new senior secured credit facility. As of March 31, 2005, we had $580.0 million in term loans outstanding and $200.0 million of revolving loans outstanding under our new senior secured credit facility, each bearing interest at variable rates. Each eighth point change in interest rates would result in a $1.0 million change in interest expense on our new term loans. Our new revolving loan facility provides for borrowings of up to $300.0 million. Assuming an outstanding balance of $200.0 million is drawn on our revolver, each eighth point change in interest rates would result in a $0.3 million change in interest expense on our new revolving loan facility. In the future, we may enter into interest rate swaps, involving exchange of floating for fixed rate interest payments, to reduce interest rate volatility.
Recent Accounting Pronouncements
      In March 2005, the Financial Accounting Standards Board issued interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations — an interpretation of FASB Statement No. 143.” The statement clarifies that the term conditional asset retirement obligation, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of the fiscal year ending after December 15, 2005. The adoption of FIN No. 47 is not expected to have a material impact on our financial position and results of operations.
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The provisions of this statement are effective for us beginning at our next annual reporting period beginning January 1, 2006, however, we have adopted SFAS No. 123R in the Successor period beginning on February 25, 2005. The adoption of SFAS No. 123R had an immaterial impact on our financial position and results of operations.
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our financial position and results of operations.

OUR BUSINESS
Company Overview
      We are a leading operator of specialty hospitals in the United States. We are also a leading operator of outpatient rehabilitation clinics in the United States and Canada. As of March 31, 2005, we operated 99 long-term acute care hospitals in 26 states, four acute medical rehabilitation hospitals, which are certified by Medicare as inpatient rehabilitation facilities, in New Jersey and 753 outpatient rehabilitation clinics in 25 states, the District of Columbia and seven Canadian provinces. We also provide medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. We began operations in 1997 under the leadership of our current management team, including our co-founders, Rocco A. Ortenzio and Robert A. Ortenzio, both of whom have significant experience in the healthcare industry. Under this leadership, we have grown our business through internal development initiatives and strategic acquisitions. For the three months ended March 31, 2005, we had net operating revenues of $482.9 million.
      We manage our company through two business segments, our specialty hospital segment and our outpatient rehabilitation segment. For the three months ended March 31, 2005, approximately 71% of our net operating revenues were from our specialty hospitals and approximately 29% were from our outpatient rehabilitation business.
Specialty Hospitals
      As of March 31, 2005, we operated 103 specialty hospitals. Of this total, 99 operated as long-term acute care hospitals, 97 of which were certified by the federal Medicare program as long-term acute care hospitals, and two of which were in the process of becoming certified as long-term acute care hospitals. The remaining four specialty hospitals are certified by the federal Medicare program as inpatient rehabilitation facilities. For the three months ended March 31, 2005, approximately 74% of the net operating revenues of our specialty hospital segment came from Medicare reimbursement. As of March 31, 2005, we operated a total of 3,907 available licensed beds and employed approximately 11,800 people in our specialty hospital segment, with the majority being registered or licensed nurses, respiratory therapists, physical therapists, occupational therapists and speech therapists.
      Patients are admitted to our specialty hospitals from general acute care hospitals. These patients have specialized needs, and serious and often complex medical conditions such as respiratory failure, neuromuscular disorders, traumatic brain and spinal cord injuries, stroke, cardiac disorders, non-healing wounds, renal disorders and cancer. These patients generally require a longer length of stay than patients in a general acute care hospital and benefit from being treated in a specialty hospital that is designed to meet their unique medical needs. Below is a table that shows the distribution by medical condition (based on primary diagnosis) of patients in our hospitals for the year ended December 31, 2004:

Distribution
Medical Condition	of Patients

Neuromuscular disorder	34%
Respiratory disorder	30
Cardiac disorder	12
Wound care	8
Other	16

Total	100%
      We believe that we provide our services on a more cost-effective basis than a typical general acute care hospital because we provide a much narrower range of services. We believe that our services are therefore attractive to healthcare payors who are seeking to provide the most cost-effective level of care to their enrollees. Additionally, we continually seek to increase our admissions by expanding and improving our relationships with the physicians and general acute care hospitals that refer patients to our facilities.

      When a patient is referred to one of our hospitals by a physician, case manager, health maintenance organization or insurance company, a nurse liaison makes an assessment to determine the care required. Based on the determinations reached in this clinical assessment, an admission decision is made by the attending physician.
      Upon admission, an interdisciplinary team reviews a new patient’s condition. The interdisciplinary team comprises a number of clinicians and may include any or all of the following: an attending physician; a specialty nurse; a physical, occupational or speech therapist; a respiratory therapist; a dietician; a pharmacist; or a case manager. Upon completion of an initial evaluation by each member of the treatment team, an individualized treatment plan is established and implemented. The case manager coordinates all aspects of the patient’s hospital stay and serves as a liaison with the insurance carrier’s case management staff when appropriate. The case manager communicates progress, resource utilization, and treatment goals between the patient, the treatment team and the payor.
      Each of our specialty hospitals has an onsite management team consisting of a chief executive officer, a director of clinical services and a director of provider relations. These teams manage local strategy and day-to-day operations, including oversight of clinical care and treatment. They also assume primary responsibility for developing relationships with the general acute care providers and clinicians in our markets that refer patients to our specialty hospitals. We provide our hospitals with centralized accounting, payroll, legal, reimbursement, human resources, compliance, management information systems, billing and collecting services. The centralization of these services improves efficiency and permits hospital staff to spend more time on patient care.
      We operate most of our long-term acute care hospitals using a “hospital within a hospital” model. A long-term acute care hospital that operates as a hospital within a hospital leases space from a general acute care “host” hospital and operates as a separately-licensed hospital within the host hospital in contrast to a long-term acute care hospital that owns or operates a free-standing facility. Of the 99 long-term acute care hospitals we operated as of March 31, 2005, 95 were operated as hospitals within hospitals and four were operated as free-standing facilities.

Recent HIH Regulatory Changes
      On August 11, 2004, the Centers for Medicare & Medicaid Services, also known as CMS, published final regulations applicable to long-term acute care hospitals that are operated as “hospitals within hospitals” or as “satellites” (collectively referred to as HIHs). These HIH regulations became effective for hospital cost reporting periods beginning on or after October 1, 2004. Subject to certain exceptions, under these HIH regulations, HIHs will receive lower rates of reimbursement for Medicare patients admitted from their hosts that are in excess of specified percentages. For new HIHs, the Medicare admissions threshold has been established at 25%. For HIHs that meet specified criteria and were in existence as of October 1, 2004, including all of our existing HIHs, the Medicare admissions thresholds will be phased-in over a four-year period starting with hospital cost reporting periods beginning on or after October 1, 2004, according to the following schedule:

Threshold of Medicare Discharges
Cost Reporting Period Beginning on or After:	Admitted from Host Hospital

October 1, 2004	Fiscal 2004 Percentage (as defined below)
October 1, 2005	Lesser of Fiscal 2004 Percentage or 75%
October 1, 2006	Lesser of Fiscal 2004 Percentage or 50%
October 1, 2007	25%
      As used in this prospectus, “Fiscal 2004 Percentage” means, with respect to any HIH, the percentage of all Medicare patients discharged by such HIH during its cost reporting period beginning on or after October 1, 2003 and before October 1, 2004 who were admitted to such HIH from its host hospital. In no event will the Fiscal 2004 Percentage be less than 25% when evaluating any cost reporting period beginning on or after October 1, 2004.

      For the year ended December 31, 2004 approximately 60% of all Medicare admissions to our HIHs were from host hospitals. For the same time period, the percentages of our HIHs that admitted less than or equal to 25%, 50% and 75% of their Medicare admissions from their host hospitals were as follows:

Percentage of Our HIHs Meeting Such Criteria
Percentage of Medicare Admissions from Host Hospital	for the Year Ended December 31, 2004

25% or less	9%
50% or less	31%
75% or less	78%
      Our existing HIHs will be substantially unaffected by these new HIH regulations until cost reporting periods beginning on or after October 1, 2005. In addition, because our HIHs have cost reporting periods that commence on various dates throughout the calendar year, the effect of the new admissions thresholds on any particular HIH may be delayed depending on when the particular HIH’s cost reporting period begins. For example, although approximately 22% of our HIHs that were open as of December 31, 2004 admitted more than 75% of their Medicare patients from their host hospitals during the year ended December 31, 2004, only three of such HIHs have cost reporting periods that will begin after October 1, 2005 and before December 31, 2005.
      As a result of the phase-in described above, the HIH regulations will have only a minimal impact on our 2005 financial results. The effect of these HIH regulations on our business and financial results will become more significant in 2006 and have an even greater impact in 2007 and in subsequent years. In order to minimize the more significant impact of the HIH regulations in 2006 and future years, we have developed a business plan and strategy in each of our markets to adapt to the HIH regulations and maintain our company’s current business. Our transition plan includes managing admissions at existing HIHs, relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, consolidating HIHs in certain of our markets, relocating certain of our facilities to alternative settings, building or buying free-standing facilities and closing a small number of facilities. We currently anticipate that approximately 50% of our long-term acute care hospitals will not require a move. We believe that we will be able to accomplish our strategy to adapt to the HIH regulations with minimal disruption to our business. Our team has experience relocating long-term acute care hospitals having successfully relocated eight hospitals since 2000 with minimal disruption to our business. In addition, our team has a proven development track record having developed 48 new long-term acute care hospitals since our inception.
      See “Our Business — Government Regulations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory Changes.”
Outpatient Rehabilitation
      As of March 31, 2005, we operated 753 clinics throughout 25 states, the District of Columbia and seven Canadian provinces. As of March 31, 2005, our outpatient rehabilitation segment employed approximately 8,500 people. Typically, each of our clinics is located in a medical complex or retail location.
      In our clinics and through our contractual relationships, we provide physical, occupational and speech rehabilitation programs and services. We also provide certain specialized programs such as hand therapy or sports performance enhancement that treat sports and work related injuries, musculoskeletal disorders, chronic or acute pain and orthopedic conditions. The typical patient in one of our clinics suffers from musculoskeletal impairments that restrict his or her ability to perform normal activities of daily living. These impairments are often associated with accidents, sports injuries, strokes, heart attacks and other medical conditions. Our rehabilitation programs and services are designed to help these patients minimize physical and cognitive impairments and maximize functional ability. We also design services to prevent short-term disabilities from becoming chronic conditions. Our rehabilitation services are provided by our professionals including licensed physical therapists, occupational therapists, speech-language pathologists and respiratory therapists.
      Outpatient rehabilitation patients are generally referred or directed to our clinics by a physician, employer or health insurer who believes that a patient, employee or member can benefit from the level of therapy we provide in an outpatient setting. We believe that our services are attractive to healthcare payors who are seeking to provide the most cost-effective level of care to their enrollees. In addition to providing therapy in our outpatient clinics, we provide medical rehabilitation management services on a contract basis at nursing homes, hospitals, schools, assisted living and senior care centers and worksites. In our outpatient rehabilitation segment, approximately 90% of our net operating revenues come from commercial payors, including healthcare insurers, managed care organizations and workers’ compensation programs, and contract management services. The balance of our reimbursement is derived from Medicare and other government sponsored programs.
Other Services
      Other services (which accounted for less than 1% of our net operating revenues in the three months ended March 31, 2005) include home medical equipment, orthotics, prosthetics, oxygen and ventilator systems, infusion/intravenous and certain non-healthcare services.
Our Competitive Strengths
      Leading market position. Since beginning our operations in 1997, we believe that we have developed a reputation as a high quality, cost-effective healthcare provider in the markets we serve. We are a leading operator of specialty hospitals for long-term stay patients in the United States and a leading operator of outpatient rehabilitation clinics in the United States and Canada. As of March 31, 2005, we operated 99 long-term acute care hospitals with 3,585 available licensed beds in 26 states, four inpatient rehabilitation facilities with 322 beds in New Jersey, and 753 outpatient rehabilitation clinics in 25 states, the District of Columbia and seven Canadian provinces. Our leadership position allows us to attract patients, aids us in our marketing efforts to payors and referral sources and helps us negotiate favorable payor contracts.
      Experienced and proven management team with a significant equity investment. Prior to co-founding Select, our Executive Chairman founded and operated three other healthcare companies focused on rehabilitation services. Our five senior operations executives have an average of 27 years of experience in the healthcare industry. In addition, 12 of our 17 corporate officers worked together at Continental Medical Systems, Inc., a developer and operator of inpatient rehabilitation facilities that was managed under the leadership of Rocco A. Ortenzio and Robert A. Ortenzio from its inception in 1986 until it was sold in 1995. Their extensive experience in this industry and their proven ability to adapt to regulatory and reimbursement changes will be of great value as we reposition many of our long-term acute care hospitals to respond to the new HIH regulations. In addition, our senior management team has a significant investment in Select through the aggregate equity and debt investments of approximately $74.2 million made by them in connection with the merger. Furthermore, members of our senior management team are entitled to participate in our parent’s equity and long-term cash incentive plans. See “The Transactions” and “Certain Relationships and Related Transactions.”
      Proven financial performance and strong cash flow. We have established a track record of improving the performance of the facilities we operate. A significant reason for our strong operating performance over the past several years has been our disciplined approach to growth and intense focus on cash flow generation and debt reduction:

•	net operating revenues and income from operations have grown from $456.0 million and $20.3 million, respectively, for the fiscal year ended December 31, 1999 to $1,660.8 million and $231.5 million, respectively, for the fiscal year ended December 31, 2004; and

•	accounts receivable days outstanding have decreased from 119 as of December 31, 1999 to 58 as of March 31, 2005;
We intend to pursue a strategy of reducing leverage and believe that our future operating cash flow will provide the opportunity to do so.
      Significant scale and diversity. By building significant scale in our specialty hospital and outpatient rehabilitation clinic businesses, we have been able to leverage our operating costs by centralizing administra-

tive functions at our corporate office. We believe that our size improves our ability to negotiate favorable outpatient contracts with commercial insurers. Additionally, we believe our strength in two attractive segments of the healthcare industry allows us to diversify business risk and reduce our exposure to any single governmental or commercial reimbursement source. Furthermore, our broad geographic reach helps diversify our business and reduce our exposure to risk associated with any single state or other geographic region.
      Demonstrated facility development expertise. From our inception through March 31, 2005, we have developed 48 new long-term acute care hospitals and 206 outpatient rehabilitation clinics. These initiatives have demonstrated our ability to effectively identify new opportunities and implement start-up plans.
      Successful history of long-term acute care relocations. We have successfully completed the relocation of eight long-term acute care hospitals since 2000 with minimal disruption to our business. In each case these relocations have been successful from a financial and operational standpoint. We believe our experience and success with these moves will benefit us as we adapt to the new HIH regulations.
      Experience in successfully completing and integrating acquisitions. From our inception in 1997 through March 31, 2005, we completed five significant acquisitions for approximately $697 million in aggregate consideration. We believe that we have significantly improved the operating performance of the facilities we have acquired by applying our standard operating practices to the acquired businesses.
Specialty Hospital Strategy
      Provide high quality care and service. We believe that our patients benefit from our experience in addressing complex medical and rehabilitation needs. To effectively address the nature of our patients’ medical conditions, we have developed specialized treatment programs focused solely on their needs. We have also implemented specific staffing models that are designed to ensure that patients have access to the necessary level of clinical attention. We believe that by focusing on quality care and service we develop brand loyalty in our markets allowing us to retain patients and strengthen our relationships with physicians, employers, and health insurers.
      Our treatment and staffing programs benefit patients because they give our clinicians access to the regimens that we have found to be most effective in treating various conditions such as respiratory failure, non-healing wounds, brain and spinal cord injuries, strokes and neuromuscular disorders. In addition, we combine or modify these programs to provide a treatment plan tailored to meet a patient’s unique needs.
      The quality of the patient care we provide is continually monitored using several measures, including patient, payor and physician satisfaction, as well as clinical outcomes. Quality measures are collected monthly and reported quarterly and annually. In order to benchmark ourselves against other healthcare organizations, we have contracted with outside vendors to collect our clinical and patient satisfaction information and compare it to other healthcare organizations. The information collected is reported back to each hospital, to the corporate office, and directly to the Joint Commission on Accreditation of Healthcare Organizations, commonly known as JCAHO. As of March 31, 2005, JCAHO had accredited all but two of our hospitals. These two hospitals have not yet undergone a JCAHO survey. Each of our four inpatient rehabilitation facilities have also received accreditation from the Commission on Accreditation of Rehabilitation Facilities. See “— Government Regulations — Licensure — Accreditation.”
      Maintain operational and financial results under the revised Medicare HIH regulations. As a result of the regulatory changes published by CMS on August 11, 2004, much of our effort in the near-term will be focused on implementing strategic initiatives at our existing hospitals. These initiatives will include managing admissions at existing HIHs, relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, relocating certain of our facilities to alternative settings and building or buying free-standing facilities. We believe that there is sufficient time during the phase-in period to meet the requirements of the new HIH regulations while maintaining our existing business.

      Reduce operating costs. We continually seek to improve operating efficiency and reduce costs at our hospitals by standardizing operations and centralizing key administrative functions. These initiatives include:

•	optimizing staffing based on our occupancy and the clinical needs of our patients;

•	centralizing administrative functions such as accounting, payroll, legal, reimbursement, compliance, human resources and billing and collection;

•	standardizing management information systems to aid in financial reporting as well as billing and collecting; and

•	participating in group purchasing arrangements to receive discounted prices for pharmaceuticals and medical supplies.
      Increase higher margin commercial volume. We typically receive higher reimbursement rates from commercial insurers than we do from the federal Medicare program. As a result, we work to expand relationships with insurers to increase commercial patient volume. We believe that commercial payors seek to contract with our hospitals because we offer patients high quality and cost-effective care. Although the level of care we provide is complex and staff intensive, we typically have lower relative operating expenses than a general acute care hospital because we provide a much narrower range of patient services at our hospitals. As a result of our lower relative costs, we offer more attractive rates to commercial payors. We also offer commercial enrollees customized treatment programs not typically offered in general acute care hospitals.
      Develop new specialty hospitals. We expect to open four long-term acute care hospitals in 2005, primarily in settings where the new HIH regulations would have little or no impact, for example, in free-standing buildings. Additionally, we are evaluating opportunities to develop free-standing inpatient rehabilitation facilities similar to the four inpatient rehabilitation facilities acquired through our September 2003 Kessler acquisition.
      We have a dedicated development team with significant market experience. When we target a new market, the development team conducts an extensive review of local market referral patterns and commercial insurance to determine the general reimbursement trends and payor mix. Ultimately, when we determine a location or sign a lease for our planned space, the project is transitioned to our start-up team, which is experienced in preparing a specialty hospital for opening. The start-up team oversees facility improvements, equipment purchases, licensure procedures, and the recruitment of a full-time management team. After the facility is opened, responsibility for its management is transitioned to this new management team and our corporate operations group.
      During the period from January 1, 2001 to March 31, 2005, we completed the development and opening of the following 30 long-term acute care hospitals:

				Licensed Beds
				(as of March 31,
Hospital Name	City	State	Opening Date	2005)

SSH-Birmingham	Birmingham	AL	February 2001	38
SSH-Jefferson Parish	New Orleans	LA	February 2001	41
SSH-Pontiac	Pontiac	MI	June 2001	30
SSH-Camp Hill	Camp Hill	PA	June 2001	31
SSH-Wyandotte	Wyandotte	MI	September 2001	35
SSH-Charleston	Charleston	WV	December 2001	32
SSH-Northwest Detroit	Detroit	MI	December 2001	36
SSH-Scottsdale	Scottsdale	AZ	December 2001	29
SSH-Bloomington	Bloomington	IN	December 2001	30
SSH-Phoenix-Downtown	Phoenix	AZ	December 2001	33
SSH-Central Pennsylvania	York	PA	June 2002	23
SSH-Saginaw	Saginaw	MI	June 2002	32

				Licensed Beds
				(as of March 31,
Hospital Name	City	State	Opening Date	2005)

SSH-South Dallas	DeSoto	TX	July 2002	100
SSH-Jackson	Jackson	MS	July 2002	40
SSH-Milwaukee (St. Luke’s Campus)	Milwaukee	WI	October 2002	29
SSH-Lexington	Lexington	KY	October 2002	41
SSH-Denver (South Campus)	Denver	CO	November 2002	28
SSH-Miami	Miami	FL	December 2002	40
SSH-Augusta (Central Campus)	Augusta	GA	May 2003	35
SSH-Conroe	Conroe	TX	June 2003	46
SSH-Durham	Durham	NC	June 2003	30
SSH-Knoxville (U.T. Campus)	Knoxville	TN	June 2003	25
SSH-Zanesville	Zanesville	OH	July 2003	35
SSH-Omaha (North Campus)	Omaha	NE	August 2003	36
SSH-Northeast Ohio (Canton Campus)	Canton	OH	November 2003	30
SSH-Wichita (Central Campus)	Wichita	KS	December 2003	30
SSH-Honolulu(1)	Honolulu	HI	June 2004	30
SSH-Danville	Danville	PA	June 2004	30
SSH-Columbus/ Grant (Mt. Carmel Campus)	Columbus	OH	June 2004	24
SSH-Western Missouri(1)	Kansas City	MO	July 2004	34

Total				1,053

(1)	As of March 31, 2005, certification as a long-term acute care hospital was pending, subject to successful completion of a start-up period and/or surveys by the applicable licensure or certifying agencies. See “— Government Regulations — Licensure — Certification.”
      Pursue opportunistic acquisitions. In addition to our development initiatives, we may grow our network of specialty hospitals through opportunistic acquisitions, such as our recently completed SemperCare acquisition. We adhere to selective criteria in our acquisition analysis and have historically been able to obtain assets for what we believe are attractive valuations. When we acquire a hospital or a group of hospitals, a team of our professionals is responsible for formulating and executing an integration plan. We have generally been able to increase margins at acquired facilities by adding clinical programs that attract commercial payors, centralizing administrative functions and implementing our standardized staffing models and resource management programs. From our inception in 1997 through March 31, 2005, we have acquired and integrated 58 hospitals. All of these hospitals now share our centralized billing and standardized management information systems. All of our acquired hospitals participate in our centralized purchasing program.
Outpatient Rehabilitation Strategy
      Provide high quality care and service. We are focused on providing a high level of service to our patients throughout their entire course of treatment. To measure satisfaction with our service we have developed surveys for both patients and physicians. Our clinics utilize the feedback from these surveys to continuously refine and improve service levels. We believe that by focusing on quality care and offering a high level of customer service we develop brand loyalty in our markets. This loyalty allows us to retain patients and strengthen our relationships with the physicians, employers, and health insurers in our markets who refer or direct additional patients to us.

      Increase market share. Our goal is to be a leading provider of outpatient rehabilitation services in our local markets. Having a strong market share in our local markets allows us to benefit from heightened brand awareness, economies of scale and increased leverage when negotiating payor contracts. To increase our market share, we seek to expand our services and programs and to continue to provide high quality care and strong customer service in order to generate loyalty with patients and referral sources.
      Expand rehabilitation programs and services. We assess the healthcare needs of our markets and implement programs and services targeted to meet the demands of the local community. In designing these programs we benefit from the knowledge we gain through our national network of clinics. This knowledge is used to design programs that optimize treatment methods and measure changes in health status, clinical outcomes and patient satisfaction.
      Optimize the profitability of our payor contracts. Before we enter into a new contract with a commercial payor, we evaluate it with the aid of our contract management system. We assess potential profitability by evaluating past and projected patient volume, clinic capacity, and expense trends. Each contract we enter into is continually re-evaluated to determine how it is affecting our profitability. We create a retention strategy for each of the top performing contracts and a renegotiation strategy for contracts that do not meet our defined criteria.
      Maintain strong employee relations. We believe that the relationships between our employees and the referral sources in their communities are critical to our success. Our referral sources, such as physicians and healthcare case managers, send their patients to our clinics based on three factors: the quality of our care, the service we provide and their familiarity with our therapists. We seek to retain and motivate our therapists by implementing a performance-based bonus program, a defined career path with the ability to be promoted from within, timely communication on company developments, and internal training programs. We also focus on empowering our employees by giving them a high degree of autonomy in determining local market strategy. This management approach reflects the unique nature of each market in which we operate and the importance of encouraging our employees to assume responsibility for their clinic’s performance.
Sources of Net Operating Revenues
      The following table presents the approximate percentages by source of net operating revenue received for healthcare services we provided for the periods indicated:

	Fiscal Year Ended			Three Months
	December 31,			Ended March 31,

Net Operating Revenues by Payor Source	2002	2003	2004	2004	2005(1)

Medicare	40.3%	46.0%	48.0%	47.5%	54.7%
Commercial insurance(2)	49.1	43.2	40.8	42.4	35.3
Private and other(3)	9.5	9.2	9.1	8.1	8.1
Medicaid	1.1	1.6	2.1	2.0	1.9

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	The net operating revenues for the period after the merger, February 25, 2005 through March 31, 2005 (Successor period), has been added to the net operating revenues for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined three months ended March 31, 2005.

(2)	Includes commercial healthcare insurance carriers, health maintenance organizations, preferred provider organizations, workers’ compensation and managed care programs.

(3)	Includes self payors, Canadian revenues, contract management services and non-patient related payments. Self pay revenues represent less than 1% of total net operating revenues.

Non-Government Sources
      Although in recent years an increasing percentage of our net operating revenues were generated from the Medicare program, a majority of our net operating revenues continue to come from private payor sources. These sources include insurance companies, workers’ compensation programs, health maintenance organizations, preferred provider organizations, other managed care companies, and employers, as well as by patients directly. Patients are generally not responsible for any difference between customary charges for our services and amounts paid by Medicare and Medicaid programs, insurance companies, workers’ compensation companies, health maintenance organizations, preferred provider organizations, and other managed care companies, but are responsible for services not covered by these programs or plans, as well as for deductibles and co-insurance obligations of their coverage. The amount of these deductibles and co-insurance obligations has increased in recent years. Collection of amounts due from individuals is typically more difficult than collection of amounts due from government or business payors. To further reduce their healthcare costs, most insurance companies, health maintenance organizations, preferred provider organizations, and other managed care companies have negotiated discounted fee structures or fixed amounts for hospital services performed, rather than paying healthcare providers the amounts billed. Our results of operations may be negatively affected if these organizations are successful in negotiating further discounts.

Government Sources
      Medicare is a federal program that provides medical insurance benefits to persons age 65 and over, some disabled persons, and persons with end-stage renal disease. Medicaid is a federal-state funded program, administered by the states, which provides medical benefits to individuals who are unable to afford healthcare. All of our hospitals are currently certified as Medicare providers. Our outpatient rehabilitation clinics regularly receive Medicare payments for their services. Additionally, our specialty hospitals participate in thirteen state Medicaid programs. Amounts received under the Medicare and Medicaid programs are generally less than the customary charges for the services provided. In recent years, there have been significant changes made to the Medicare and Medicaid programs. Since nearly half of our revenues come from patients under the Medicare program, our ability to operate our business successfully in the future will depend in large measure on our ability to adapt to changes in the Medicare program. See “— Government Regulations — Overview of U.S. and State Government Reimbursements.”
Employees
      As of March 31, 2005, we employed approximately 20,900 people throughout the United States and Canada. A total of approximately 13,700 of our employees are full time and the remaining approximately 7,200 are part time employees. Outpatient, contract therapy and physical rehabilitation and occupational health employees totaled approximately 8,500 and inpatient employees totaled approximately 11,800. The remaining approximately 600 employees were in corporate management, administration and other services.
Competition
      We compete on the basis of pricing, the quality of the patient services we provide and the results that we achieve for our patients. The primary competitive factors in the long-term acute care and inpatient rehabilitation businesses include quality of services, charges for services and responsiveness to the needs of patients, families, payors and physicians. Other companies operate long-term acute care hospitals and inpatient rehabilitation facilities that compete with our hospitals, including large operators of similar facilities, such as Kindred Healthcare Inc. and HealthSouth Corporation. The competitive position of any hospital is also affected by the ability of its management to negotiate contracts with purchasers of group healthcare services, including private employers, managed care companies, preferred provider organizations and health maintenance organizations. Such organizations attempt to obtain discounts from established hospital charges. The importance of obtaining contracts with preferred provider organizations, health maintenance organizations and other organizations which finance healthcare, and its effect on a hospital’s competitive position, vary from market to market, depending on the number and market strength of such organizations.

      Our outpatient rehabilitation clinics face competition principally from locally owned and managed outpatient rehabilitation clinics in the communities they serve. Many of these clinics have longer operating histories and greater name recognition in these communities than our clinics, and they may have stronger relations with physicians in these communities on whom we rely for patient referrals. In addition, HealthSouth Corporation, which operates more outpatient rehabilitation clinics in the United States than we do, competes with us in a number of our markets.
Government Regulations

General
      The healthcare industry is required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations require that hospitals and outpatient rehabilitation clinics meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes and environmental protection and healthcare fraud and abuse. These laws and regulations are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

Licensure
      Facility licensure. Our healthcare facilities are subject to state and local licensing regulations ranging from the adequacy of medical care to compliance with building codes and environmental protection laws. In order to assure continued compliance with these various regulations, governmental and other authorities periodically inspect our facilities.
      Some states still require us to get approval under certificate of need regulations when we create, acquire or expand our facilities or services. If we fail to show public need and obtain approval in these states for our facilities, we may be subject to civil or even criminal penalties, lose our facility license or become ineligible for reimbursement if we proceed with our development or acquisition of the new facility or service.
      Professional licensure and corporate practice. Healthcare professionals at our hospitals and outpatient rehabilitation clinics are required to be individually licensed or certified under applicable state law. We take steps to ensure that our employees and agents possess all necessary licenses and certifications. In some states, business corporations such as ours are restricted from practicing therapy through the direct employment of therapists. In those states, in order to comply with the restrictions imposed, we either contract to obtain therapy services from an entity permitted to employ therapists, or we manage the physical therapy practice owned by licensed therapists through which the therapy services are provided.
      Certification. In order to participate in the Medicare program and receive Medicare reimbursement, each facility must comply with the applicable regulations of the United States Department of Health and Human Services relating to, among other things, the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all applicable state and local laws and regulations. All of our specialty hospitals participate in the Medicare program. In addition, we provide the majority of our outpatient rehabilitation services through clinics certified by Medicare as rehabilitation agencies or “rehab agencies.”
      Accreditation. Our hospitals receive accreditation from the Joint Commission on Accreditation of Healthcare Organizations, a nationwide commission which establishes standards relating to the physical plant, administration, quality of patient care and operation of medical staffs of hospitals. As of March 31, 2005, JCAHO had accredited all but two of our hospitals. These two hospitals have not yet undergone a JCAHO survey. Generally, our hospitals must be in operation for at least six months before they are eligible for accreditation. Each of our four inpatient rehabilitation facilities has also received accreditation from the Commission on Accreditation of Rehabilitation Facilities, an independent, not-for-profit organization which reviews and grants accreditation for rehabilitation facilities that meet established standards for service and quality.

Overview of U.S. and State Government Reimbursements
      Medicare. The Medicare program reimburses healthcare providers for services furnished to Medicare beneficiaries, which are generally persons age 65 and older, those who are chronically disabled, and those suffering from end stage renal disease. The program is governed by the Social Security Act of 1965 and is administered primarily by the Department of Health and Human Services and the Centers for Medicare & Medicaid Services. For the year ended December 31, 2004 and the three months ended March 31, 2005, we received approximately 48% and 55%, respectively, of our revenue from Medicare.
      The Medicare program reimburses various types of providers, including long-term acute care hospitals, inpatient rehabilitation facilities and outpatient rehabilitation providers, using different payment methodologies. The Medicare reimbursement systems for long-term acute care hospitals, inpatient rehabilitation facilities and outpatient rehabilitation providers, as described below, are different than the system applicable to general acute care hospitals. For general acute care hospitals, Medicare inpatient costs are reimbursed under a prospective payment system under which a hospital receives a fixed payment amount per discharge (adjusted for area wage differences) using diagnosis related groups, commonly referred to as DRGs. The general acute care hospital DRG payment rate is based upon the national average cost of treating a Medicare patient’s condition in that type of facility. Although the average length of stay varies for each DRG, the average stay of all Medicare patients in a general acute care hospital is approximately six days. Thus, the prospective payment system for general acute care hospitals creates an economic incentive for those hospitals to discharge medically complex Medicare patients as soon as clinically possible. CMS has recently proposed to expand its post-acute care transfer policy under which general acute care hospitals are paid on a per diem basis rather than the full DRG rate if a hospital is discharged early to certain post-acute care settings, including long-term acute care hospitals. The expansion of this policy to patients in a greater number of DRGs could cause general acute care hospitals to delay discharging those patients to our long-term acute care hospitals.
      Long-term acute care hospital Medicare reimbursement. The Medicare payment system for long-term acute care hospitals has been changed to a new prospective payment system specifically applicable to long-term acute care hospitals, which is referred to as LTCH-PPS. LTCH-PPS was established by final regulations published on August 30, 2002 by CMS, and applies to long-term care hospitals for their cost reporting periods beginning on or after October 1, 2002. Ultimately, when LTCH-PPS is fully implemented, each patient discharged from a long-term acute care hospital will be assigned to a distinct long-term care diagnosis-related group, which is referred to as an LTC-DRG, and a long-term acute care hospital will generally be paid a predetermined fixed amount applicable to the assigned LTC-DRG (adjusted for area wage differences). The payment amount for each LTC-DRG is intended to reflect the average cost of treating a Medicare patient assigned to that LTC-DRG in a long-term acute care hospital. LTCH-PPS also includes special payment policies that adjust the payments for some patients based on the patient’s length of stay, the facility’s costs, whether the patient was discharged and readmitted and other factors. As required by Congress, LTC-DRG payment rates have been set to maintain budget neutrality with total expenditures that would have been made under the previous reasonable cost-based payment system.
      The LTCH-PPS regulations also refined the criteria that must be met in order for a hospital to be certified as a long-term acute care hospital. For cost reporting periods beginning on or after October 1, 2002, a long-term acute care hospital must have an average inpatient length of stay for Medicare patients (including both Medicare covered and non-covered days) of greater than 25 days. Previously, average lengths of stay were measured with respect to all patients.
      Prior to becoming subject to LTCH-PPS, a long-term acute care hospital is paid on the basis of Medicare reasonable costs per case, subject to limits. Under this cost-based reimbursement system, costs accepted for reimbursement depend on a number of factors, including necessity, reasonableness, related party principles and relatedness to patient care. Qualifying costs under Medicare’s cost reimbursement system typically include all operating costs and also capital costs that include interest expense, depreciation, amortization, and rental expense. Non-qualifying costs include marketing costs. Under the cost-based reimbursement system, a long-term acute care hospital is subject to per discharge payment limits. During a long-term acute care hospital’s initial operations, Medicare payment is capped at the average national target rate established by the Tax Equity and Fiscal Responsibility Act of 1982, commonly known as TEFRA. After the second year of operations, payment is subject to a target amount based on the lesser of the hospital’s cost-per-discharge or the national ceiling in the applicable base year. Legislation enacted in December 2000, the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000, increased the target amount by 25% and the national ceiling by 2% for cost reporting periods beginning after October 1, 2000.
      Prior to qualifying under the payment system applicable to long-term acute care hospitals, a new long-term acute care hospital initially receives payments under the general acute care hospital DRG-based reimbursement system. The long-term acute care hospital must continue to be paid under this system for a minimum of six months while meeting certain Medicare long-term acute care hospital requirements, the most significant requirement being an average Medicare length of stay of more than 25 days.
      LTCH-PPS is being phased-in over a five-year transition period, during which a long-term care hospital’s payment for each Medicare patient will be a blended amount consisting of set percentages of the LTC-DRG payment rate and the hospital’s reasonable cost-based reimbursement. The LTC-DRG payment rate is 20% for a hospital’s cost reporting period beginning on or after October 1, 2002, and will increase by 20% for each cost reporting period thereafter until the hospital’s cost reporting period beginning on or after October 1, 2006, when the hospital will be paid solely on the basis of LTC-DRG payment rates. A long-term acute care hospital may elect to be paid solely on the basis of LTC-DRG payment rates (and not be subject to the transition period) at the start of any of its cost reporting periods during the transition period.
      As of March 31, 2005, all 97 of our eligible long-term acute care hospitals have implemented LTCH-PPS. We have elected to be paid solely on the basis of LTC-DRG payments for all 97 of these hospitals. The remaining two hospitals will be paid under LTCH-PPS upon obtaining their long-term acute care hospital certification.
      While the implementation of LTCH-PPS is intended to be revenue neutral to the industry, our hospitals experienced enhanced financial performance in 2003 and 2004 due to our low cost operating model and the high acuity of our patient population.
      Regulatory changes. On August 11, 2004, the Centers for Medicare & Medicaid Services, also known as CMS, published final regulations applicable to long-term acute care hospitals that are operated as “hospitals within hospitals” or as “satellites” (collectively referred to as HIHs). HIHs are separate hospitals located in space leased from, and located in, general acute care hospitals, known as “host” hospitals. Effective for hospital cost reporting periods beginning on or after October 1, 2004, the final regulations, subject to certain exceptions, provide lower rates of reimbursement to HIHs for those Medicare patients admitted from their hosts that are in excess of a specified percentage threshold. For HIHs opened after October 1, 2004, the Medicare admissions threshold has been established at 25%. For HIHs that meet specified criteria and were in existence as of October 1, 2004, including all of our existing HIHs, the Medicare admissions thresholds will be phased-in over a four-year period starting with hospital cost reporting periods beginning on or after October 1, 2004, as follows: (i) for discharges during the cost reporting period beginning on or after October 1, 2004 and before October 1, 2005, the Medicare admissions threshold is the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital; (ii) for discharges during the cost reporting period beginning on or after October 1, 2005 and before October 1, 2006, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 75%; (iii) for discharges during the cost reporting period beginning on or after October 1, 2006 and before October 1, 2007, the Medicare admissions threshold is the lesser of the Fiscal 2004 Percentage of Medicare discharges admitted from the host hospital or 50%; and (iv) for discharges during cost reporting periods beginning on or after October 1, 2007, the Medicare admissions threshold is 25%.
      At December 31, 2004, we operated 82 long-term acute care hospitals. Of this total, 78 operated as HIHs. For the year ended December 31, 2004, approximately 60% of the Medicare admissions to our HIHs were from host hospitals. For the year ended December 31, 2004, approximately 9% of our HIHs admitted

25% or fewer of their Medicare patients from their host hospitals, approximately 31% of our HIHs admitted 50% or fewer of their Medicare patients from their host hospitals, and approximately 78% of our HIHs admitted 75% or fewer of their Medicare patients from their host hospitals. There are several factors that should be taken into account in evaluating this admissions data. First, the admissions data for the year ended December 31, 2004 is not necessarily indicative of the admissions mix these hospitals will experience in the future. Second, admissions data for the year ended December 31, 2004 includes four hospitals that were open for less than one year, and the data from these hospitals may not be indicative of the admissions mix these hospitals will experience over a longer period of time. Third, admissions data for the year ended December 31, 2004 does not include admissions data for the hospitals recently acquired in the SemperCare acquisition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — SemperCare Acquisition.”
      The new Medicare host admission thresholds are phased in over a four-year period. Our existing HIHs will be substantially unaffected by the new HIH regulations until cost reporting periods beginning on or after October 1, 2005, when the threshold on Medicare host admissions drops to 75%. Thus, the HIH regulations had no effect on our 2004 financial results. Our HIHs have cost reporting periods that commence on various dates throughout the calendar year. Consequently, any effect of the new admissions thresholds on our HIHs may be delayed depending on when a particular HIH’s cost reporting period begins. For example, although approximately 22% of our HIHs open at December 31, 2004 admitted more than 75% of their Medicare patients from their host hospitals during the year ended December 31, 2004, only three of such HIHs have cost reporting periods that will begin after October 1, 2005 and before December 31, 2005. As a result, the HIH regulations should have only a minimal impact on our 2005 financial results. In order to minimize the more significant impact of the HIH regulations in 2006 and for the subsequent years, we have developed a business plan and strategy in each of our markets to adapt to the HIH regulations and maintain our company’s current business. Our transition plan includes managing admissions at existing HIHs, relocating certain HIHs to leased spaces in smaller host hospitals in the same markets, consolidating HIHs in certain of our markets, relocating certain of our facilities to alternative settings, building or buying free-standing facilities and closing a small number of facilities.
      The new HIH regulations established exceptions to the Medicare admissions thresholds with respect to patients who reach “outlier” status at the host hospital, HIHs located in “MSA-dominant hospitals” and HIHs located in rural areas. In its preamble to the May 6, 2005 final rule updating the LTCH-PPS, CMS also confirmed that it had awarded a contract to Research Triangle Institute (“RTI”) to examine recent recommendations concerning how long-term acute care hospitals are defined and differentiated from other types of Medicare providers made by the Medicare Payment Advisory Commission, or MedPAC. MedPAC is an independent federal body that advises Congress on issues affecting the Medicare program. In its June 2004 “Report to Congress,” MedPAC recommended the adoption by CMS of new facility staffing and services criteria and patient clinical characteristics and treatment requirements for long-term acute care hospitals in order to ensure that only appropriate patients are admitted to these facilities. CMS anticipates making RTI’s findings available in the proposed LTCH-PPS update to be published in early 2006. Although CMS as so far declined to impose the MedPAC recommended criteria, the agency has stated that if RTI’s analysis suggests that changes should be made affecting LTCH payments, discharges or certification criteria, statutory or regulatory modifications to implement those changes may be required.
      Inpatient rehabilitation facility Medicare reimbursement. Our acute medical rehabilitation hospitals are certified as inpatient rehabilitation facilities by the Medicare program, and are subject to a prospective payment system for services provided to each discharged Medicare beneficiary. Prior to January 1, 2002, inpatient rehabilitation facilities were paid on the basis of Medicare reasonable costs per case, subject to limits under TEFRA. For cost reporting periods beginning on or after January 1, 2002, inpatient rehabilitation facilities are paid under a new prospective payment system specifically applicable to this provider type, which is referred to as “IRF-PPS.” Under the IRF-PPS, each patient discharged from an inpatient rehabilitation facility is assigned to a case-mix group or “IRF-CMG” containing patients with similar clinical problems that are expected to require similar amounts of resources. An inpatient rehabilitation facility is generally paid a predetermined fixed amount applicable to the assigned IRF-CMG (subject to applicable case adjustments related to length of stay and facility level adjustments for location and low income patients). The payment amount for each IRF-CMG is intended to reflect the average cost of treating a Medicare patient’s condition in an inpatient rehabilitation facility relative to patients with conditions described by other IRF-CMGs. The IRF-PPS also includes special payment policies that adjust the payments for some patients based on the patient’s length of stay, the facility’s costs, whether the patient was discharged and readmitted and other factors. As required by Congress, IRF-CMG payments rates have been set to maintain budget neutrality with total expenditures that would have been made under the previous reasonable cost based system. The IRF-PPS was phased-in over a transition period in 2002. For cost reporting periods beginning on or after January 1, 2002 and before October 1, 2002, an inpatient rehabilitation facility’s payment for each Medicare patient was a blended amount consisting of 66 2/3% of the IRF-PPS payment rate and 33 1/3% of the hospital’s reasonable cost based reimbursement. For cost reporting periods beginning on or after October 1, 2002, inpatient rehabilitation facilities are paid solely on the basis of the IRF-PPS payment rate.
      Although the IRF-PPS regulations did not change the criteria that must be met in order for a hospital to be certified as an inpatient rehabilitation facility, CMS adopted a separate final rule on May 7, 2004 that made significant changes to those criteria. The new inpatient rehabilitation facility certification criteria became effective for cost reporting periods beginning on or after July 1, 2004.
      Under the historic IRF certification criteria that had been in effect since 1983, in order to qualify as an IRF, a hospital was required to satisfy certain operational criteria as well as demonstrate that, during its most recent 12-month cost reporting period, it served an inpatient population of whom at least 75% required intensive rehabilitation services for one or more of ten conditions specified in regulation (referred to as the “75% test”). In 2002, CMS became aware that its various contractors were using inconsistent methods to assess compliance with the 75% test and that the percentage of inpatient rehabilitation facilities in compliance with the 75% test might be low. In response, in June 2002, CMS suspended enforcement of the 75% test and, on September 9, 2003, proposed modifications to the regulatory standards for certification as an inpatient rehabilitation facility. In addition, during 2003, several CMS contractors, including the contractor overseeing our inpatient rehabilitation facilities, promulgated draft local medical review policies that would change the guidelines used to determine the medical necessity for inpatient rehabilitation care.
      Notwithstanding concerns stated by the industry and Congress in late 2003 and early 2004 about the adverse impact that CMS’s proposed changes and renewed enforcement efforts might have on access to inpatient rehabilitation facility services, and notwithstanding Congressional requests that CMS delay implementation of or changes to the 75% test for additional study of clinically appropriate certification criteria, CMS adopted four major changes to the 75% test in its May 7, 2004 final rule. First, CMS temporarily lowered the 75% compliance threshold, as follows: (i) 50% for cost reporting periods beginning on or after July 1, 2004 and before July 1, 2005; (ii) 60% for cost reporting periods beginning on or after July 1, 2005 and before July 1, 2006; (iii) 65% for cost reporting periods beginning on or after July 1, 2006 and before July 1, 2007; and (iv) 75% for cost reporting periods beginning on or after July 1, 2007. Second, CMS modified and expanded from 10 to 13 the medical conditions used to determine whether a hospital qualifies as an inpatient rehabilitation facility. Third, the agency finalized the conditions under which comorbidities can be used to verify compliance with the 75% test. Fourth, CMS changed the timeframe used to determine compliance with the 75% test from “the most recent 12-month cost reporting period” to “the most recent, consecutive, and appropriate 12-month period,” with the result that a determination of non-compliance with the applicable compliance threshold will affect the facility’s certification for its cost reporting period that begins immediately after the 12-month review period.
      Congress temporarily suspended CMS enforcement of the 75% test under the Consolidated Appropriations Act, 2005, enacted on December 8, 2004. The Act requires the Secretary of Health and Human Services to respond within 60 days to a study by the Government Accountability Office, or GAO, on the standards for defining inpatient rehabilitation services before the Secretary may use funds appropriated under the Act to redesignate as a general acute care hospital any hospital that was certified as an inpatient rehabilitation facility on or before June 30, 2004 as a result of the hospital’s failure to meet the 75% test. The GAO issued its study on April 22, 2005, and recommended that CMS, based on further research, refine the 75% test to describe more thoroughly the subgroups of patients within the qualifying conditions that are appropriate for care in an inpatient rehabilitation facility. The Secretary has not yet issued a formal response to the GAO study. If the revised 75% test is ultimately enforced without further modifications, during the years while the new standard is being phased-in, it will be necessary for us to reassess and change our inpatient admissions standards. Such changes may include more restrictive admissions policies. Stricter admissions standards may result in reduced patient volumes at our inpatient rehabilitation facilities, which, in turn, may result in lower net operating revenue and net income for these operations.
      Outpatient rehabilitation services Medicare reimbursement. We provide the majority of our outpatient rehabilitation services in our rehabilitation clinics. Through our contract services agreements, we also provide outpatient rehabilitation services in the following settings:

•	schools;

•	physician-directed clinics;

•	worksites;

•	assisted living centers;

•	hospitals; and

•	skilled nursing facilities.
Most of our outpatient rehabilitation services are provided in rehabilitation agencies and through our inpatient rehabilitation facilities.
      Prior to January 1, 1999, outpatient therapy services, including physical therapy, occupational therapy, and speech-language pathology, were reimbursed on the basis of the lower of 90% of reasonable costs or actual charges. Beginning on January 1, 1999, the Balanced Budget Act of 1997 (the “BBA”) required that outpatient therapy services be reimbursed on a fee schedule, subject to annual limits. Outpatient therapy providers receive a fixed fee for each procedure performed, which is adjusted by the geographical area in which the facility is located.
      The BBA also imposed annual per Medicare beneficiary caps beginning January 1, 1999 that limited Medicare coverage to $1,500 for outpatient rehabilitation services (including both physical therapy and speech-language pathology services) and $1,500 for outpatient occupational health services, including deductible and coinsurance amounts. The caps were to be increased beginning in 2002 by application of an inflation index. Subsequent legislation imposed a moratorium on the application of these limits for the years 2000, 2001 and 2002. With the expiration of the moratorium, CMS implemented the caps beginning on September 1, 2003. The Medicare Prescription Drug, Improvement and Modernization Act, signed by President Bush on December 8, 2003 (“MMA”), re-imposed the moratorium on the application of the therapy caps from the date of MMA’s enactment through December 31, 2005.
      Historically, outpatient rehabilitation services have been subject to scrutiny by the Medicare program for, among other things, medical necessity for services, appropriate documentation for services, supervision of therapy aides and students and billing for group therapy. CMS has issued guidance to clarify that services performed by a student are not reimbursed even if provided under “line of sight” supervision of the therapist. Likewise, CMS has reiterated that Medicare does not pay for services provided by aides regardless of the level of supervision. CMS also has issued instructions that outpatient physical and occupational therapy services provided simultaneously to two or more individuals by a practitioner should be billed as group therapy services.
      Payment for rehabilitation services furnished to patients of skilled nursing facilities has been affected by the establishment of a Medicare prospective payment system and consolidated billing requirement for skilled nursing facilities. The resulting pressure on skilled nursing facilities to reduce their costs by negotiating lower payments to therapy providers, such as our contract therapy services, and the inability of the therapy providers to bill the Medicare program directly for their services have tended to reduce the amounts that rehabilitation providers can receive for services furnished to many skilled nursing facility residents.

      Long-term acute care hospital Medicaid reimbursement. The Medicaid program is designed to provide medical assistance to individuals unable to afford care. The program is governed by the Social Security Act of 1965 and administered and funded jointly by each individual state government and CMS. Medicaid payments are made under a number of different systems, which include cost based reimbursement, prospective payment systems or programs that negotiate payment levels with individual hospitals. In addition, Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy by the state agencies and certain government funding limitations, all of which may increase or decrease the level of program payments to our hospitals. Medicaid payments accounted for approximately 2% of our long-term acute care net operating revenues for the year ended December 31, 2004.
      Workers’ compensation. Workers’ compensation programs accounted for approximately 19% of our revenue from outpatient rehabilitation services for the year ended December 31, 2004. Workers’ compensation is a state mandated, comprehensive insurance program that requires employers to fund or insure medical expenses, lost wages and other costs resulting from work related injuries and illnesses. Workers’ compensation benefits and arrangements vary on a state-by-state basis and are often highly complex. In some states, payment for services covered by workers’ compensation programs are subject to cost containment features, such as requirements that all workers’ compensation injuries be treated through a managed care program, or the imposition of payment caps. In addition, these workers’ compensation programs may impose requirements that affect the operations of our outpatient rehabilitation services.

Canadian Reimbursement
      The Canada Health Act governs the publicly funded Canadian healthcare system, and provides for federal funding to be transferred to provincial health systems. Our Canadian outpatient rehabilitation clinics receive approximately 44% of their funding through workers’ compensation benefits, which are administered by provincial workers’ compensation boards. The workers’ compensation boards assess employers’ fees based on their industry and past claims history. These fees are then distributed independently by each provincial workers’ compensation board as payments for healthcare services. Therefore, the payments each of our rehabilitation clinics receive for similar services can vary substantially because of the different reimbursement guidelines in each province. Additional funding sources for our Canadian clinics are commercial insurance programs, direct payment contribution and publicly funded healthcare sources. For the year ended December 31, 2004, we derived approximately 3.5% of our total net operating revenues from our operations in Canada.

Other Healthcare Regulations
      Fraud and abuse enforcement. Various federal laws prohibit the submission of false or fraudulent claims, including claims to obtain payment under Medicare, Medicaid and other government healthcare programs. Penalties for violation of these laws include civil and criminal fines, imprisonment and exclusion from participation in federal and state healthcare programs. In recent years, federal and state government agencies have increased the level of enforcement resources and activities targeted at the healthcare industry. In addition, the federal False Claims Act allows an individual to bring lawsuits on behalf of the government, in what are known as qui tam or “whistleblower” actions, alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute. The use of these private enforcement actions against healthcare providers has increased dramatically in the recent past, in part because the individual filing the initial complaint is entitled to share in a portion of any settlement or judgment. See “— Legal Proceedings — Other Legal Proceedings.”
      From time to time, various federal and state agencies, such as the Office of the Inspector General of the Department of Health and Human Services, issue a variety of pronouncements, including fraud alerts, the Office of Inspector General’s Annual Work Plan and other reports, identifying practices that may be subject to heightened scrutiny. These pronouncements can identify issues relating to long-term acute care hospitals, inpatient rehabilitation facilities or outpatient rehabilitation services or providers. For example, the Office of Inspector General’s 2004 Work Plan describes the government’s intention to study providers’ use of the “hospital within a hospital” model for furnishing long-term acute care hospital services and whether they comply with the 5% limitation on discharges to the host hospital that are subsequently readmitted to the hospital within a hospital. The 2005 Work Plan describes plans to study the accuracy of Medicare payments for inpatient rehabilitation stays when patient assessments are entered later than the required deadlines and to study whether patients in long-term acute care hospitals are receiving acute-level services or could be cared for in skilled nursing facilities. We monitor government publications applicable to us and focus a portion of our compliance efforts towards these areas targeted for enforcement.
      We endeavor to conduct our operations in compliance with applicable laws, including healthcare fraud and abuse laws. If we identify any practices as being potentially contrary to applicable law, we will take appropriate action to address the matter, including, where appropriate, disclosure to the proper authorities.
      Remuneration and fraud measures. The federal “anti-kickback” statute prohibits some business practices and relationships under Medicare, Medicaid and other federal healthcare programs. These practices include the payment, receipt, offer or solicitation of remuneration in connection with, to induce, or to arrange for, the referral of patients covered by a federal or state healthcare program. Violations of the anti-kickback law may be punished by a criminal fine of up to $50,000 or imprisonment for each violation, or both, civil monetary penalties of $50,000 and damages of up to three times the total amount of remuneration, and exclusion from participation in federal or state healthcare programs.
      Section 1877 of the Social Security Act, commonly known as the “Stark Law,” prohibits referrals for designated health services by physicians under the Medicare and Medicaid programs to other healthcare providers in which the physicians have an ownership or compensation arrangement unless an exception applies. Sanctions for violating the Stark Law include civil monetary penalties of up to $15,000 per prohibited service provided, assessments equal to three times the dollar value of each such service provided and exclusion from the Medicare and Medicaid programs and other federal and state healthcare programs. The statute also provides a penalty of up to $100,000 for a circumvention scheme. In addition, many states have adopted or may adopt similar anti-kickback or anti-self-referral statutes. Some of these statutes prohibit the payment or receipt of remuneration for the referral of patients, regardless of the source of the payment for the care.
      Provider-based status. The designation “provider-based” refers to circumstances in which a subordinate facility (e.g., a separately certified Medicare provider, a department of a provider or a satellite facility) is treated as part of a provider for Medicare payment purposes. In these cases, the services of the subordinate facility are included on the “main” provider’s cost report and overhead costs of the main provider can be allocated to the subordinate facility, to the extent that they are shared. We operate 19 specialty hospitals that are treated as provider-based satellites of certain of our other facilities, certain of our outpatient rehabilitation services are operated as departments of our inpatient rehabilitation facilities, and we provide rehabilitation management and staffing services to hospital rehabilitation departments that may be treated as provider-based. These facilities are required to satisfy certain operational standards in order to retain their provider-based status.
      Health information practices. In addition to broadening the scope of the fraud and abuse laws, the Health Insurance Portability and Accountability Act of 1996, commonly known as HIPAA, also mandates, among other things, the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry. If we fail to comply with the standards, we could be subject to criminal penalties and civil sanctions. Among the standards that the Department of Health and Human Services has adopted or will adopt pursuant to HIPAA are standards for the following:

•	electronic transactions and code sets;

•	unique identifiers for providers, employers, health plans and individuals;

•	security and electronic signatures;

•	privacy; and

•	enforcement.

Although HIPAA was intended ultimately to reduce administrative expenses and burdens faced within the healthcare industry, the law has brought about significant and, in some cases, costly changes.
      The Department of Health and Human Services has adopted standards in three areas that most affect our operations. First, standards relating to electronic transactions and code sets require the use of uniform standards for common healthcare transactions, including healthcare claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits. We were required to comply with these requirements by October 16, 2003.
      Second, standards relating to the privacy of individually identifiably health information govern our use and disclosure of protected health information, and require us to impose those rules, by contract, on any business associate to whom such information is disclosed. We were required to comply with these standards by April 21, 2003.
      Third, standards for the security of electronic health information which were issued on February 20, 2003 require us to implement various administrative, physical and technical safeguards to ensure the integrity and confidentiality of health information. We were required to comply with the security standards by April 20, 2005.
      We maintain a HIPAA implementation committee that is charged with evaluating and implementing HIPAA. The implementation committee monitors HIPAA’s regulations as they have been adopted to date and as additional standards and modifications are adopted. At this time, we anticipate that we will be able to fully comply with those HIPAA requirements that have been adopted. However, we cannot at this time estimate the cost of such compliance, nor can we estimate the cost of compliance with standards that have not yet been issued or finalized by the Department of Health and Human Services. Although the new health information standards are likely to have a significant effect on the manner in which we handle health data and communicate with payors, based on our current knowledge, we believe that the cost of our compliance will not have a material adverse effect on our business, financial condition or results of operations.
Compliance Program

Our Compliance Program
      In late 1998, we voluntarily adopted our code of conduct, which has recently been amended and is the basis for our company-wide compliance program. Our written code of conduct provides guidelines for principles and regulatory rules that are applicable to our patient care and business activities. These guidelines are implemented by a compliance officer, a director of compliance and a director of clinical compliance who assist the compliance officer, a compliance committee and subcommittees, and employee education and training. We also have established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the code’s policies.

Operating Our Compliance Program
      We focus on integrating compliance responsibilities with operational functions. We recognize that our compliance with applicable laws and regulations depends upon individual employee actions as well as company operations. As a result, we have adopted an operations team approach to compliance. Our corporate executives, with the assistance of corporate experts, designed the programs of the compliance committee. We utilize facility leaders for employee-level implementation of our code of conduct. This approach is intended to reinforce our company-wide commitment to operate in accordance with the laws and regulations that govern our business.

Compliance Committee
      Our compliance committee is made up of members of our senior management and in-house counsel. The compliance committee meets on a quarterly basis and reviews the activities, reports and operation of our compliance program. In addition, the HIPAA committee meets on a regular basis to review compliance with HIPAA regulations.

Compliance Issue Reporting
      In order to facilitate our employees’ ability to report known, suspected or potential violations of our code of conduct, we have developed a system of anonymous reporting. This anonymous reporting may be accomplished through our toll free compliance hotline or our compliance post office box. The compliance officer and the compliance committee are responsible for reviewing and investigating each compliance incident in accordance with the compliance department’s investigation policy.

Compliance Monitoring and Auditing/ Comprehensive Training and Education
      Monitoring reports and the results of compliance for each of our business segments are reported to the compliance committee on a quarterly basis. We train and educate our employees regarding the code of conduct, as well as the legal and regulatory requirements relevant to each employee’s work environment. New and current employees are required to sign a compliance certification form certifying that the employee has read, understood, and has agreed to abide by the code of conduct.

Policies and Procedures Reflecting Compliance Focus Areas
      We review our policies and procedures for our compliance program from to time to time in order to improve operations and to ensure compliance with requirements of standards, laws and regulations and to reflect the on-going compliance focus areas which have been identified by the compliance committee.

Internal Audit
      In addition to and in support of the efforts of our compliance department, during 2001 we established an internal audit function. The compliance officer also manages the combined Compliance and Audit Department and meets with the Audit Committee of the Board of Directors on a quarterly basis to discuss audit results.
Facilities
      We currently lease most of our facilities, including clinics, offices, specialty hospitals and our corporate headquarters. We own each of our inpatient rehabilitation facilities and our 176,000 square foot long-term acute care hospital located in Houston, Texas.
      We lease all of our clinics and related offices, which, as of March 31, 2005, included 753 outpatient rehabilitation clinics throughout the United States and Canada. The outpatient rehabilitation clinics generally have a five-year lease term and include options to renew. We also lease all of our long-term acute care hospital facilities except for the facility located in Houston, Texas that is described above. As of March 31, 2005, we had 95 hospital within a hospital leases and three free-standing building leases.
      We generally seek a five-year lease for our long-term acute care hospitals, with an additional five-year renewal at our option. We lease our corporate headquarters from companies owned by a related party affiliated with us through common ownership or management. Our corporate headquarters is approximately 83,530 square feet and is located in Mechanicsburg, Pennsylvania. We lease several other administrative spaces related to administrative and operational support functions. As of March 31, 2005, this comprised 19 locations throughout the United States with approximately 126,739 square feet in total.
Legal Proceedings

Purported Class Action Lawsuits
      On August 24, 2004, Clifford C. Marsden and Ming Xu filed a purported class action complaint in the United States District Court for the Eastern District of Pennsylvania on behalf of the public stockholders of our company against Martin Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia Rice and us. In February 2005, James Shaver, Frank C. Bagatta and Capital Invest, die Kapitalanlagegesellschaft der Bank Austria Creditanstalt Gruppe GmbH were appointed as lead plaintiffs (“Lead Plaintiffs”).
      On April 19, 2005, Lead Plaintiffs filed an amended complaint, purportedly on behalf of a class of shareholders of Select, against Martin Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia Rice, and us as defendants. The amended complaint continues to allege, among other things, failure to disclose adverse information regarding a potential regulatory change affecting reimbursement for our services applicable to long-term acute care hospitals operated as hospitals within hospitals, and the issuance of false and misleading statements about our financial outlook. The amended complaint continues to seek, among other things, damages in an unspecified amount, interest and attorneys’ fees. We believe that the allegations in the amended complaint are without merit and intend to vigorously defend against this action.
      On October 18, 2004, Garco Investments, LLP filed a purported class action complaint in the Court of Chancery of the State of Delaware, New Castle County, which is herein referred to as the Court, on behalf of our unaffiliated stockholders against Russell L. Carson, David S. Chernow, Bryan C. Cressey, James E. Dalton, Jr., Meyer Feldberg, Robert A. Ortenzio, Rocco A. Ortenzio, Thomas A. Scully, Leopold Swergold and LeRoy S. Zimmerman, who are all of our directors, us and Welsh, Carson, Anderson & Stowe. On November 3, 2004, Terrence C. Davey filed a purported class action complaint in the Court, on behalf of our unaffiliated stockholders against all of our directors, us and Welsh, Carson, Anderson & Stowe. On November 18, 2004, the Court entered an Order of Consolidation which, among other things, consolidated the above-mentioned actions under the caption In re: Select Medical Corporation Shareholders Litigation, Consolidated C.A. No. 755-N and appointed co-lead plaintiffs’ counsel.
      On December 20, 2004, plaintiffs Garco Investments LLP and Terence C. Davey filed an Amended Consolidated Complaint in the Court, purportedly on behalf of our unaffiliated stockholders against all of our directors, us and Welsh Carson Anderson & Stowe. The amended complaint alleges, among other things, that the defendants have breached their fiduciary duties owed to the plaintiffs and our stockholders in connection with the proposed going private transaction, that the proposed merger consideration is not fair or adequate, and that the defendants failed to disclose and/or misrepresented material information in the proxy statement relating to the merger and/or disseminated a “stale” fairness opinion by Banc of America Securities LLC. The complaint seeks, among other things, to enjoin the defendants from completing the merger or, alternatively, to rescind the merger (if complete) or award rescissory damages in an unspecified amount, and to require issuance of corrective and/or supplemental disclosures and an update of the “stale” fairness opinion.
      As a result of arm’s-length settlement negotiations among counsel in the Delaware consolidated lawsuit, on January 21, 2005 the parties executed a stipulation of settlement which recognizes, among other things, that the allegations of the amended complaint were a material factor in causing us to make certain additional disclosures in the proxy statement, and that those disclosures, and the other terms set forth in the stipulation of settlement (which is on file with the Court) are a fair and reasonable means by which to resolve the action. On June 1, 2005, the Court, following a hearing, granted final approval of the settlement.
      We carry director and officer insurance covering these purported class action lawsuits, and while we do not believe these claims will have a material adverse effect on our financial position or results of operations, due to the uncertain nature of such litigation, we cannot predict the outcome of these matters.

Other Legal Proceedings
      We are subject to legal proceedings and claims that arise in the ordinary course of our business, which include malpractice claims covered under our insurance policies. In our opinion, the outcome of these actions will not have a material adverse effect on the financial position or results of operations of our company.
      To cover claims arising out of the operations of our hospitals and outpatient rehabilitation facilities, we maintain professional malpractice liability insurance and general liability insurance. We also maintain umbrella liability insurance covering claims which, due to their nature or amount, are not covered by or not fully covered by our other insurance policies. These insurance policies also do not generally cover punitive damages. See “Risk Factors — Significant legal actions as well as the cost and possible lack of available insurance could subject us to substantial uninsured liabilities.”
      Health care providers are often subject to lawsuits under the qui tamprovisions of the federal False Claims Act. Qui tam lawsuits typically remain under seal (hence, unknown to the defendant) for some time while the government decides whether or not to intervene on behalf of a private qui tam plaintiff (known as a relator) and take the lead in the litigation. A qui tam lawsuit against our company has been filed in the United States District Court for the District of Nevada, but because the action is still under seal, we do not know the details of the allegations or the relief sought. As is required by law, the federal government is conducting an investigation of this complaint to determine if it will intervene in the case. We have received subpoenas for patient records and other documents apparently related to the federal government’s investigation of matters alleged in this qui tam complaint. We believe that that this investigation involves the billing practices of certain of our subsidiaries that provide outpatient services to beneficiaries of Medicare and other federal health care programs. The three relators in this qui tam lawsuit are two former employees of our Las Vegas, Nevada subsidiary who were terminated by us in 2001 and a former employee of our Florida subsidiary who we asked to resign. We sued the former Las Vegas employees in state court in Nevada in 2001 for, among other things, return of misappropriated funds, and our lawsuit has recently been transferred to the federal court in Las Vegas. While the government has investigated but chosen not to intervene in two previous qui tam lawsuits filed against our company, we cannot assure you that the government will not intervene in this case. However, we believe, based on our prior experiences with qui tam cases and the information currently available to us, that this qui tam action will not have a material adverse effect on our company.

MANAGEMENT
Executive Officers and Directors
      Holdings and our company have identical boards of directors. The following table sets forth information about our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)

Rocco A. Ortenzio	72	Director and Executive Chairman
Robert A. Ortenzio	48	Director and Chief Executive Officer
Russell L. Carson	61	Director
Bryan C. Cressey	55	Director
Thomas A. Scully	47	Director
Sean M. Traynor	36	Director
Patricia A. Rice	58	President and Chief Operating Officer
David W. Cross	58	Senior Vice President and Chief Development Officer
S. Frank Fritsch	53	Senior Vice President, Human Resources
Martin F. Jackson	51	Senior Vice President and Chief Financial Officer
James J. Talalai	43	Senior Vice President and Chief Information Officer
Michael E. Tarvin	45	Senior Vice President, General Counsel and Secretary
Scott A. Romberger	45	Vice President, Controller and Chief Accounting Officer
      Set forth below is a brief description of the business experience of each of our directors and executive officers:
      Rocco A. Ortenzio co-founded our company and has served as Executive Chairman since September 2001. He became a director of Holdings upon consummation of the Transactions. He served as Chairman and Chief Executive Officer from February 1997 until September 2001. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, our Chief Executive Officer.
      Robert A. Ortenzio co-founded our company and has served as a director since February 1997. He became a director of Holdings upon consummation of the Transactions. Mr. Ortenzio has served as our Chief Executive Officer since January 1, 2005 and as our President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as our President and Chief Operating Officer from February 1997 to September 2001. He was an Executive Vice President and a director of Horizon/ CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Mr. Ortenzio is the son of Rocco A. Ortenzio, our Executive Chairman.
      Russell L. Carson has been a director of our company since February 1997 and became a director of Holdings upon consummation of the Transactions. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 14 institutionally funded limited partnerships with total capital of more than $13 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture

Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978.
      Bryan C. Cressey has been a director of our company since February 1997 and became a director of Holdings upon consummation of the Transactions. He has been a partner at Thoma Cressey Equity Partners since its founding in June 1998 and prior to that time was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. He also serves as a director and chairman of Belden CDT Inc. and several private companies.
      Thomas A. Scully has been a director of our company since February 2004 and became a director of Holdings upon consummation of the Transactions. Since January 1, 2004, he has served as Senior Counsel to the law firm of Alston & Bird and as a Senior Advisor to Welsh, Carson Anderson & Stowe. From May 2001 to December 2003, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001.
      Sean M. Traynor joined our board of directors following the consummation of the Transactions and has been a director of Holdings since October 2004. Mr. Traynor is a general partner of Welsh, Carson, Anderson & Stowe where he focuses on investments in healthcare as well as the information and business services industries. Prior to joining Welsh Carson in April 1999, Mr. Traynor worked in the healthcare and insurance investment banking groups at BT Alex.Brown after spending three years with Coopers & Lybrand. Mr. Traynor earned his bachelor’s degree from Villanova University in 1991 and his MBA from the Wharton School of Business in 1996.
      Patricia A. Rice has served as our President and Chief Operating Officer since January 1, 2005. Prior thereto, she served as our Executive Vice President and Chief Operating Officer since January 2002 and as our Executive Vice President of Operations from November 1999 to January 2002. She served as Senior Vice President of Hospital Operations from December 1997 to November 1999. She was Executive Vice President of the Hospital Operations Division for Continental Medical Systems, Inc. from August 1996 until December 1997. Prior to that time, she served in various management positions at Continental Medical Systems, Inc. from 1987 to 1996.
      David W. Cross has served as our Senior Vice President and Chief Development Officer since December 1998. Before joining us, he was President and Chief Executive Officer of Intensiva Healthcare Corporation from 1994 until we acquired it. Mr. Cross was a founder, the President and Chief Executive Officer, and a director of Advanced Rehabilitation Resources, Inc., and served in each of these capacities from 1990 to 1993. From 1987 to 1990, he was Senior Vice President of Business Development for RehabCare Group, Inc., a publicly traded rehabilitation care company, and in 1993 and 1994 served as Executive Vice President and Chief Development Officer of RehabCare Group, Inc. Mr. Cross currently serves on the board of directors of Odyssey Healthcare, Inc., a hospice health care company.
      S. Frank Fritsch has served as our Senior Vice President of Human Resources since November 1999. He served as our Vice President of Human Resources from June 1997 to November 1999. Prior to June 1997, he was Senior Vice President — Human Resources for Integrated Health Services from May 1996 until June 1997. Prior to that time, Mr. Fritsch was Senior Vice President — Human Resources for Continental Medical Systems, Inc. from August 1992 to April 1996. From 1980 to 1992, Mr. Fritsch held senior human resources positions with Mercy Health Systems, Rorer Pharmaceuticals, ARA Mark and American Hospital Supply Corporation.
      Martin F. Jackson has served as our Senior Vice President and Chief Financial Officer since May 1999. Mr. Jackson previously served as a Managing Director in the Health Care Investment Banking Group for CIBC Oppenheimer from January 1997 to May 1999. Prior to that time, he served as Senior Vice President, Health Care Finance with McDonald & Company Securities, Inc. from January 1994 to January 1997. Prior to 1994, Mr. Jackson held senior financial positions with Van Kampen Merritt, Touche Ross, Honeywell and L’Nard Associates. He also serves as a director of several private companies.

      James J. Talalai has served as our Senior Vice President and Chief Information Officer since August 2001. He served as our Vice President and Chief Information Officer from November 1999 to August 2001. Prior to that time, he served as Vice President of Information Services from October 1998 to November 1999, and served as Director of Information Services since May 1997. He was Director, Information Technology for Horizon/ CMS Healthcare Corporation from 1995 to 1997. He also served as Data Center Manager at Continental Medical Systems, Inc. from 1994 to 1995.
      Michael E. Tarvin has served as our Senior Vice President, General Counsel and Secretary since November 1999. He served as our Vice President, General Counsel and Secretary from February 1997 to November 1999. He was Vice President — Senior Counsel of Continental Medical Systems from February 1993 until February 1997. Prior to that time, he was Associate Counsel of Continental Medical Systems from March 1992. Mr. Tarvin was an associate at the Philadelphia law firm of Drinker Biddle & Reath, LLP from September 1985 until March 1992.
      Scott A. Romberger has served as our Vice President and Controller since February 1997. In addition, he became Chief Accounting Officer in December, 2000. Prior to February 1997, he was Vice President — Controller of Continental Medical Systems from January 1991 until January 1997. Prior to that time, he served as Acting Corporate Controller and Assistant Controller of Continental Medical Systems from June 1990 and December 1988, respectively. Mr. Romberger is a certified public accountant and was employed by a national accounting firm from April 1985 until December 1988.
Board Committees
      Our board directs the management of our business and affairs as provided by Delaware law and conducts its business through meetings of the full board of directors and two standing committees: the audit committee and the compensation committee. In addition, from time to time, other committees may be established under the direction of the board of directors when necessary to address specific issues.
      The compensation committee reviews and makes recommendations to the board regarding the compensation to be provided to our Executive Chairman, Chief Executive Officer and our directors. In addition, the compensation committee reviews compensation arrangements for our other executive officers. The compensation committee also administers our equity compensation plans.
      The audit committee reviews and monitors our corporate financial reporting, external audits, internal control functions and compliance with laws and regulations that could have a significant effect on our financial condition or results of operations. In addition, the audit committee has the responsibility to consider and appoint, and to review fee arrangements with, our independent auditors.
Director Compensation
      We do not pay cash compensation to our employee directors; however they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Non-employee directors receive cash compensation in the amount of $6,000 per quarter, and the following for all meetings attended other than audit committee meetings: $1,500 per board meeting, $300 per telephonic board meeting, $500 per committee meeting held in conjunction with a board meeting and $1,000 per committee meeting held independent of a board meeting. For audit committee meetings attended, all members receive the following: $2,000 per audit committee meeting and $1,000 per telephonic audit committee meeting. All non-employee directors are also reimbursed for the expenses they incur in attending meetings of the board or board committees.

Executive Compensation
      The following table sets forth the remuneration paid by us for the three fiscal years ended December 31, 2004 to the Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer (“Named Executive Officers”):

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation

Rocco A. Ortenzio	2004	$824,000	$1,711,385	$—	1,550,000	$—
Executive Chairman	2003	824,000	1,648,000	—	3,550,000	—
	2002	800,000	640,000	—	3,120,000	—
Robert A. Ortenzio(2)	2004	824,000	1,711,385	—	1,250,000	5,948
Chief Executive Officer	2003	824,000	1,648,000	—	2,060,000	4,531
	2002	800,000	640,000	—	2,270,000	5,500
Patricia A. Rice(2)	2004	592,250	768,786	—	215,000	5,948
President and Chief	2003	592,250	740,000	—	440,000	4,531
Operating Officer	2002	575,000	345,000	—	600,000	5,500
Martin F. Jackson(3)	2004	371,315	481,476	—	30,000	5,948
Senior Vice President	2003	360,500	451,300	—	340,000	4,531
and Chief Financial	2002	350,000	175,000	—	400,000	25,500
Officer
S. Frank Fritsch(2)	2004	275,834	286,134	—	59,000	5,948
Senior Vice President,	2003	267,800	268,000	—	123,500	4,531
Human Resources	2002	242,000	117,000	—	185,200	5,500

(1)	The value of certain perquisites and other personal benefits is not included because it did not exceed for any officer in the table above the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer.

(2)	All other compensation represents employer matching contributions to the 401(k) plan.

(3)	All other compensation for Martin F. Jackson includes employer matching contributions to the 401(k) plan in the amounts of $5,948, $4,531 and $5,500 in fiscal 2004, fiscal 2003 and fiscal 2002, respectively. All other compensation also includes the forgiveness of principal in the amounts of $20,000 in fiscal 2002 in connection with a loan we made to Mr. Jackson in 1999 for the purpose of purchasing shares of our common stock.
Option Grants In Last Fiscal Year(1)

	Number of	Percent of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price		Grant Date Present
Name	Granted(2)	2004	per Share	Expiration Date	Value(3)

Rocco A. Ortenzio	950,000	24.9%	$15.50	2/09/2014	$5,315,060
	600,000	15.7	14.00	8/09/2014	3,181,740
Robert A. Ortenzio	750,000	19.7	15.50	2/09/2014	5,269,600
	500,000	13.1	14.00	8/09/2014	3,287,899
Patricia A. Rice	65,000	1.7	15.50	2/09/2014	491,157
	150,000	3.9	13.86	5/10/2014	1,105,236
Martin F. Jackson	30,000	0.8	14.00	8/09/2014	211,677
S. Frank Fritsch	50,000	1.3	15.50	2/09/2014	377,813
	9,000	0.2	13.86	5/10/2014	66,314

(1)	All options listed herein were accelerated and canceled in connection with the Transactions in exchange for the right to receive $18.00 in cash less the exercise price of the option. Upon consummation of the Transactions certain of our Named Executive Officers and certain other executive officers received options to purchase Holdings’ common stock pursuant to our parent’s new equity incentive plan. See “— New Restricted Stock and Option Plan” and “Security Ownership of Certain Beneficial Owners and Management.”

(2)	All options were granted under our Second Amended and Restated 1997 Stock Option Plan. We granted options at an exercise price equal to or greater than the fair market value of our common stock on the date of grant, as determined by our Board of Directors. The plan was terminated upon consummation of the Transactions.

(3)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the day the option is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.
Option Exercises in Last Year and Year-End Option Value Table(1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options Held at 2004		Options at 2004
	Number of		Year End		Year End(2)
	Options	Amount
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rocco A. Ortenzio	1,342,000	$13,708,340	7,778,000	—	$39,348,060	$—
Robert A. Ortenzio	800,000	8,369,850	2,400,003	3,779,997	20,239,820	18,669,880
Patricia A. Rice	237,120	2,645,424	88,003	1,080,599	266,260	7,359,738
Martin F. Jackson	—	—	259,424	651,954	2,500,318	4,748,633
S. Frank Fritsch	97,056	1,092,868	24,701	344,025	74,464	2,559,933

(1)	All shares of common stock issued upon exercise of the options listed herein were converted in the Transactions into the right to receive $18.00 in cash or were contributed to Holdings in exchange for equity securities of Holdings. See “The Transactions.” Upon consummation of the Transactions certain of the named executive officers and certain other officers received options to purchase common stock pursuant to our parent’s new stock option plan. See “— New Restricted Stock and Option Plan” and “Security Ownership of Certain Beneficial Owners and Management.”

(2)	Based on our stock’s closing price on the New York Stock Exchange on December 31, 2004, less the exercise price, multiplied by the number of shares underlying the option. Such amounts may not be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the common stock at the time of any such exercise and thus are dependent upon future performance of the stock.
Employment Agreements
      Set forth below is a brief description of the employment agreements and other compensation arrangements that we have with our Named Executive Officers.
      In March 2000, we entered into three-year employment agreements with three of our executive officers, Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice. These agreements were amended on August 8, 2000, February 23, 2001, and, with respect to Rocco Ortenzio, April 24, 2001, and, with respect to Messrs. Rocco and Robert Ortenzio, September 17, 2001. Additionally, we further amended the employment agreements for Patricia A. Rice and Robert A. Ortenzio effective as of January 1, 2005 to change Ms. Rice’s title to President and Chief Operating Officer and change Mr. Ortenzio’s title to Chief Executive Officer. Under these agreements, Messrs. Rocco and Robert Ortenzio are to be paid an annual salary of $800,000 and Ms. Rice is to be paid a salary of $500,000, subject to adjustment by our Board of Directors. In addition, these executives are eligible for bonus compensation. The compensation committee has increased each of such executive’s salary on several occasions subsequent to entering their employment agreements. The employment agreements also provide that the executive officers will receive long-term disability insurance. In the event Rocco A. Ortenzio’s employment is terminated due to his disability, we must make salary continuation payments to him equal to 100% of his annual base salary for ten years after his date of termination or until he is physically able to become gainfully employed in an occupation consistent with his education, training and experience. We are also obligated to make disability payments to Robert A. Ortenzio and Patricia A. Rice for the same period; however, payments to them must equal 50% of their annual base salary. In addition, Rocco A. Ortenzio and Robert A. Ortenzio are each entitled to six weeks paid vacation. Patricia A. Rice is entitled to four weeks paid vacation.
      Under the terms of each of these executive officers’ employment agreements, their employment term began on March 1, 2000 and expired on March 1, 2003. At the end of each 12-month period beginning March 1, 2000, however, the term of each employment agreement automatically extends for an additional year unless one of the executives or we give written notice to the other not less than three months prior to the end of that 12-month period that we or they do not want the term of the employment agreement to continue. Each of these agreements was extended for an additional year on March 1 of 2001, 2002, 2003, 2004 and 2005. Thus, in the absence of written notice given by one of the executives or us, the remaining term of each employment agreement will be three years from each anniversary of March 1, 2000. In each employment agreement, for the term of the agreement and for two years after the termination of employment, the executive may not participate in any business that competes with us within a twenty-five mile radius of any of our hospitals or outpatient rehabilitation clinics. The executive also may not solicit any of our employees for one year after the termination of the executive’s employment.
      Each of these three employment agreements also contains a change of control provision. If, within the one-year period immediately following a change of control of Select, we terminate Rocco A. Ortenzio or Robert A. Ortenzio without cause or Rocco A. Ortenzio or Robert A. Ortenzio terminates his employment agreement for any reason, we are obligated to pay them a lump sum cash payment equal to their base salary plus bonus for the previous three completed calendar years. If, within the one-year period immediately following a change of control of Select, Patricia A. Rice terminates her employment for certain specified reasons or, within the five-year period immediately following a change of control, is terminated without cause, has her compensation reduced from that in effect prior to the change of control or is relocated to a location more than 25 miles from Mechanicsburg, Pennsylvania, we are obligated to pay her a lump sum cash payment equal to her base salary plus bonus for the previous three completed calendar years. In addition, if any of these executives are terminated within one year of a change of control, all of their unvested and unexercised stock options will vest as of the date of termination. A change in control is generally defined to include: (i) the acquisition by a person or group, other than our current stockholders who own 12% or more of the common stock, of more than 50% of our total voting shares; (ii) a business combination following which there is an increase in share ownership by any person or group, other than the executive or any group of which the executive is a part, by an amount equal to or greater than 33% of our total voting shares; (iii) our current directors, or any director elected after the date of the respective employment agreement whose election was approved by a majority of the then current directors, cease to constitute at least a majority of our board; (iv) a business combination following which our stockholders cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) a sale of substantially all of our assets other than to an entity controlled by our shareholders prior to the sale. Notwithstanding the foregoing, no change in control will be deemed to have occurred unless the transaction provides our stockholders with a specified level of consideration. Otherwise, if any of the executives’ services are terminated by us other than for cause or they terminate their employment for good reason, we are obligated to pay them a pro-rated bonus for the year of termination equal to the product of the target bonus established for that year, or if no target bonus is established the bonus paid or payable to them for the year prior to their termination, in either case multiplied by the fraction of the year of termination they were employed. In addition, we would also be obligated to pay these executives their base salary as of the date of termination for the balance of the term of the agreement and all vested and unexercised stock options will vest immediately. Upon completion of the Transactions, these executive officers entered into amendments to their employment agreements which contained acknowl-

edgements that the merger would not trigger any “change of control” payments under their employments agreements.
      In June 1997, we entered into a senior management agreement with S. Frank Fritsch, which remains in effect until terminated by either us or Mr. Fritsch. Under this agreement, Mr. Fritsch is entitled to an annual salary of $130,000, subject to adjustment from time to time by the compensation committee of our board of directors. The compensation committee has increased Mr. Fritsch’s salary on several occasions subsequent to entering that agreement. The compensation committee may also in its discretion award incentive compensation to Mr. Fritsch. Further, Mr. Fritsch is entitled to any employment and fringe benefits under our policies as they exist from time to time and which are made available to our senior executive employees. During the employment term and for two years after the termination of his employment, Mr. Fritsch may not solicit any of our customers or employees or participate in any business that competes with us in the United States.
      In March 2000, we entered into change of control agreements with Mr. Fritsch and Martin F. Jackson, which were each amended on February 23, 2001. These agreements provide that if within a five-year period immediately following a change of control of our company, we terminate Mr. Fritsch or Mr. Jackson without cause, reduce either of their compensation from that in effect prior to the change of control or relocate Mr. Fritsch or Mr. Jackson to a location more than 25 miles from Mechanicsburg, Pennsylvania, we are obligated to pay the affected individual a lump sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. If at the time we terminate Mr. Fritsch or Mr. Jackson without cause or Mr. Fritsch or Mr. Jackson terminates his employment for good reason in connection with a change in control, Mr. Fritsch or Mr. Jackson has been employed by us for less than three years, we must pay the terminated individual three times his average total annual cash compensation (base salary and bonus) for his years of service. In addition, the agreements provide that all unvested stock options will vest upon termination. A change in control has the same definition as in the employment agreements of Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice, as described above. Upon completion of the Transactions, Mr. Fritsch and Mr. Jackson entered into amendments to their change of control agreements which contained acknowledgements that the merger would not trigger any “change of control” payments under their change of control agreements.
Restricted Stock and Option Plan
      Holdings adopted a 2005 Equity Incentive Plan which became effective contemporaneously with the consummation of the Transactions, which we refer to as the equity plan. The total number of shares of common stock for which options or awards may be granted under the equity plan for the grant of stock options is 33,067,575 shares in the aggregate plus an additional amount, calculated from time to time, equal to 15% of Holdings’ total issued and outstanding shares of common stock in excess of 218,245,979; provided that not more than 25,000,000 shares may be delivered upon incentive stock options granted under the equity plan. The number of shares of stock available under the equity plan for issuance of restricted stock is 43,589,075 shares in the aggregate.
      Shares of common stock relating to expired or terminated options may again be subject to an option or award under the equity plan, subject to limited restrictions, including any limitation required by the United States Internal Revenue Code of 1986, as amended (referred to below as the Code). In addition, upon the exercise of a stock option, the number of shares underlying the option will be added to the total number of shares with respect to which stock options may be granted; provided that all the applicable securities law requirements and listing requirements, if any, have been satisfied. The equity plan provides for the grants of incentive stock options, within the meaning of Section 422 of the Code, to selected employees, and for grants of non-qualified stock options and awards and restricted stock awards to selected employees, directors or consultants. The purposes of the equity plan are to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants and to promote the success of our business.
      The compensation committee of the board of directors of Holdings administers the equity plan which, from and after the date Holdings registers any class of its equity securities under the Securities Exchange Act of 1934, as amended, will be comprised of at least two members of the board of directors who are non-

employee directors and outside directors within the meaning of the Code. If there is no compensation committee, the board of directors, within the meaning of applicable securities laws, will administer the equity plan. The administrator of the equity plan has the authority to select participants to receive awards of stock options or restricted stock pursuant to the equity plan. The administrator also has the authority to determine the time of receipt, the types of awards and number of shares covered by awards, and to establish the terms, conditions and other provisions of the awards under the equity plan.
      In general, the exercise price of any stock option granted is set by the administrator, but in no event will be less than 100% of the fair market value of the underlying shares at the time of grant. Stock options may be subject to terms and conditions, including vesting provisions, set forth by the administrator. The exercise price of any incentive stock option granted to an employee who possess more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the underlying share at the time the option is granted. Furthermore, the aggregate fair market value of shares of common stock that may be exercisable for the first time under an incentive stock option by an employee during any calendar year may not exceed $100,000. The term of any incentive stock option cannot exceed ten years from the date of grant.
      Shares of restricted stock granted under the equity plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant until the satisfaction of conditions set by the administrator and may be subject to forfeiture or repurchase by our company prior to the satisfaction of conditions set by the administrator.
      The equity plan will terminate ten years following its effective date but the board of directors of Holdings may terminate the equity plan at any time in its sole discretion. The board of directors of Holdings may amend the equity plan subject to restrictions requiring the approval of Welsh Carson.
Long-Term Cash Incentive Plan
      On June 2, 2005, Holdings adopted a Long-Term Cash Incentive Plan, which we refer to as the cash plan. The total number of units available under the cash plan for awards may not exceed 100,000. If any awards are terminated, forfeited or cancelled, units granted under such awards are available for award again under the cash plan. The purposes of the cash plan are to attract and retain key employees, motivate participating key employees to achieve the long-range goals of our company, provide competitive incentive compensation opportunities and further align the interests of participating key employees with Holdings’ stockholders.
      The compensation committee of the board of directors of Holdings administers the cash plan. If there is no compensation committee, the board of directors will administer the cash plan. The administrator of the cash plan has the authority, in its sole discretion, to select participants to receive awards of units. The administrator also has the authority to determine the time of receipt, the types of awards and number of units conveyed by awards, and to establish the terms, conditions and other provisions of the awards under the cash plan. Except as otherwise provided in a participant’s unit award agreement, a participant will forfeit all such units granted upon termination of employment for any reason other than for death or disability.
      Payment of cash benefits is based upon (i) the value of our company upon a change of control of Holdings or upon qualified initial public offering of Holdings or (ii) a redemption of Holdings’ preferred stock or special dividends paid on Holdings’ preferred stock. Until the occurrence of an event that would trigger the payment of cash on any outstanding units is deemed probable by us, no expense for any award is reflected in our financial statements.
Employee Stock Purchase Plan
      On April 1, 2005, Holdings adopted an Employee Stock Purchase Plan, which we refer to as the stock plan, pursuant to which specified employees of our company (other than members of our senior management team) have been given the opportunity to purchase shares of Holdings preferred stock and common stock. The maximum number of shares of participating preferred stock available under the stock plan is 89,216 and the maximum number of shares of common stock available under the plan is 599,975. As of June 1, 2005, 66,676.59 shares of Holdings’ participating preferred stock and 448,400 shares of Holdings’ common stock were issued to employees under the stock plan. The purposes of the stock plan are to attract and retain the best available personnel, provide additional incentives to our employees and to promote the success of our business.
      The board of directors of Holdings administers the stock plan. The administrator of the stock plan has the authority to sell to any employee shares of stock in such quantity, at such price and on such terms, subject to the terms and conditions set forth in the stock plan, as the administrator may determine in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information as of June 2, 2005, with respect to the beneficial ownership of our parent’s capital stock by (i) our chief executive officer and each of the other named executive officers set forth below, (ii) each of our directors, (iii) all of our directors and executive officers as a group and (iv) each holder of five percent (5%) or more of any class of our parent’s outstanding capital stock.

			Participating	Percent of
		Percent of	Preferred Shares	Outstanding
	Common Shares	Outstanding	Beneficially	Participating
Name of Beneficial Owner(1)	Beneficially Owned	Common Shares	Owned	Preferred Shares

Welsh, Carson, Anderson & Stowe(2)	114,938,181	58.7%	16,877,179.59	77.1%
Thoma Cressey Equity Partners(3)	17,962,732	9.2%	2,671,038.22	12.2%
Rocco A. Ortenzio(4)	17,838,968	9.1%	978,853.33	4.5%
Robert A. Ortenzio(5)	16,401,873	8.4%	913,858.31	4.2%
Russell L. Carson(6)	2,910,387	1.5%	432,771.36	2.0%
Bryan C. Cressey(7)	17,962,732	9.2%	2,671,038.22	12.2%
Thomas A. Scully(8)	130,256	*	4,460.97	*
Sean M. Traynor(9)	5,000	*	743.49	*
Patricia A. Rice(10)	4,283,361	2.2%	53,531.60	*
S. Frank Fritsch(11)	1,448,482	*	46,864.77	*
Martin F. Jackson(12)	3,632,781	1.9%	54,066.93	*
All directors and named executive officers as a group(13)	83,818,143	33.0%	4,009,907.10	23.6%

*	Less than one percent

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055.

(2)	Represents (A) 80,857,283 common shares and 12,023,373.01 participating preferred shares held by WCAS IX over which WCAS IX has sole voting and investment power, (B) 15,000 common shares and 2,230.48 participating preferred shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (C) 3,623,302 common shares and 538,780.97 participating preferred shares held by WCAS Capital Partners IV, L.P., over which WCAS Capital Partners IV, L.P. has sole voting and investment power, (D) an aggregate 8,246,203 common shares and 1,226,213.10 participating preferred shares held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of WCAS IX and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe, and (E) an aggregate 22,196,394 common shares and 3,086,582.03 participating preferred shares held by other co-investors, over which WCAS IX has sole voting power. WCAS IX Associates LLC, the sole general partner of WCAS IX and the individuals who serve as general partners of WCAS IX Associates LLC, including Russell L. Carson, and Sean M. Traynor, may be deemed to beneficially own the shares beneficially owned by WCAS IX. Such persons disclaim beneficial ownership of such shares. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)	Represents (A) 7,480,145 common shares and 1,112,289.19 participating preferred shares held by Thoma Cressey Fund VI, L.P. over which Thoma Cressey Fund VI, L.P. has shared voting and investment power, (B) 74,801 common shares and 11,122.80 participating preferred shares held by Thoma Cressey Friends Fund VI, L.P., over which Thoma Cressey Friends Fund VI, L.P. has shared voting and investment power, (C) 9,846,200 common shares and 1,464,118.96 participating preferred shares held by Thoma Cressey Fund VII, L.P., over which Thoma Cressey Fund VII, L.P. has shared voting and investment power, (D) 153,800 common shares and 22,869.89 participating preferred shares held by Thoma Cressey Friends Fund VII, L.P., over which Thoma Cressey Friends Fund VII, L.P. has shared voting and investment power and (E) 407,786 common shares and 60,637.38 participating preferred shares held by Mr. Cressey. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. The principal address of Thoma Cressey Equity Partners Inc. is 9200 Sears Tower, 233 South Wacker Drive, Chicago, IL 60606.

(4)	Includes 385,697 common shares held by the Ortenzio Family Foundation of which Mr. Ortenzio is a trustee. Does not include 5,000,000 common shares held by The Robert A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee. Does not include 2,615,000 common shares held by The 2005 Rice Family Trust of which Mr. Ortenzio is a trustee.

(5)	Includes 10,256,176 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions. Does not include 5,000,000 common shares held by The Robert A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee. Does not include 2,615,000 common shares held by The 2005 Rice Family Trust of which Mr. Ortenzio is a trustee. Does not include 4,000,000 common shares held by The Rocco A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee.

(6)	Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Mr. Carson, as a general partner of WCAS IX and WCAS Capital Partners IV, L.P. and as an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by WCAS IX, WCAS Management Corporation and WCAS Capital Partners IV, L.P. Mr. Carson disclaims beneficial ownership of such shares.

(7)	Includes (A) 7,480,145 common shares and 1,112,289.19 participating preferred shares held by Thoma Cressey Fund VI, L.P., (B) 74,801 common shares and 11,122.80 participating preferred shares held by Thoma Cressey Friends Fund VI, L.P., (C) 9,846,200 common shares and 1,464,118.96 participating preferred shares held by Thoma Cressey Fund VII, L.P., and (D) 153,800 common shares and 22,869.89 participating preferred shares held by Thoma Cressey Friends Fund VII, L.P. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. Mr. Cressey may be deemed to beneficially own the shares beneficially owned by Thoma Cressey Fund VI, L.P., Thoma Cressey Friends Fund VI, L.P., Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. Mr. Cressey disclaims beneficial ownership of such shares. The principal address of Mr. Cressey is 9200 Sears Tower, 233 South Wacker Drive, Chicago, IL 60606.

(8)	Includes 100,256 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(9)	Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Mr. Traynor, as a general partner of WCAS IX and WCAS Capital Partners IV, L.P. and as an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by WCAS IX, WCAS Management Corporation and WCAS Capital Partners IV, L.P. Mr. Traynor disclaims beneficial ownership of such shares.

(10)	Includes 3,923,361 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions and 360,000 common shares and 53,531.60 participating preferred shares owned by The Patricia Ann Rice Living Trust for which Ms. Rice acts as a trustee.

(11)	Includes 1,133,316 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(12)	Includes 3,269,181 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions. Includes 14,400 common shares owned by Mr. Jackson’s children who live in his household and over which Mr. Jackson acts as custodian.

(13)	Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Includes an aggregate 18,722,290 common shares which are subject to restrictions on transfer set forth in restricted stock award agreements entered into at the time of the consummation of the Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Arrangements with Our Investors
      In connection with the consummation of the Transactions, our sponsors and their co-investors and our continuing investors, including Rocco A. Ortenzio, Robert A. Ortenzio, Russell L. Carson and other individuals affiliated with Welsh Carson, Bryan C. Cressey, various investment funds affiliated with Thoma Cressey, Patricia A. Rice, Martin F. Jackson, S. Frank Fritsch, Michael E. Tarvin, James J. Talalai and Scott A. Romberger, entered into agreements with Holdings as described below.

Stock Subscription and Exchange Agreement
      Pursuant to a stock subscription and exchange agreement, in connection with the Transactions the investors purchased shares of Holdings’ preferred stock and common stock for an aggregate purchase price of $570.0 million in cash plus rollover shares of Select common stock (with such rollover shares being valued at $152.0 million in the aggregate, or $18.00 per share, for such purposes). Our continuing investors purchased shares of Holdings stock at the same price and on the same terms as our sponsors and their co-investors. Upon consummation of the merger, all rollover shares were cancelled without payment of any merger consideration.

Stockholders Agreement and Equity Registration Rights Agreement
      The stockholders agreement entered into by Holdings’ investors in connection with the Transactions contains certain restrictions on the transfer of equity securities of Holdings and provides certain stockholders with certain preemptive and information rights. Pursuant to the registration rights agreement, Holdings granted certain of our investors rights to require Holdings to register shares of common stock under the Securities Act.

Securities Purchase Agreement and Debt Registration Rights Agreement
      In connection with the Transactions, Holdings, WCAS Capital Partners IV, L.P., Rocco A. Ortenzio, Robert A. Ortenzio and certain other investors who are members of or affiliated with the Ortenzio family entered into a securities purchase agreement pursuant to which they purchased senior subordinated notes and shares of preferred and common stock from Holdings for an aggregate $150.0 million purchase price. In connection with such investment, these investors entered into the stockholders and registration rights agreements referred to under “— Stockholders Agreement and Equity Registration Rights Agreement” with respect to the Holdings’ equity securities acquired by them and a separate registration rights agreement with Holdings that granted these investors rights to require Holdings to register the senior subordinated notes acquired by them under the Securities Act under certain circumstances.

Transaction Fee
      In connection with the Transactions, an aggregate $24.6 million in financing fees was paid to our sponsors (or affiliates thereof) and to certain of our other continuing investors in connection with the Transactions and we reimbursed Welsh Carson and its affiliates for their out-of-pocket expenses in connection with the Transactions.

Restricted Stock Award Agreement
      On June 2, 2005, Holdings and Rocco A. Ortenzio entered into a Restricted Stock Award Agreement, pursuant to which a warrant previously granted to Mr. Ortenzio was cancelled and Mr. Ortenzio was awarded shares of Holdings’ common stock.

Other Arrangements with Directors and Executive Officers

Lease of Office Space
      We lease our corporate office space at 4716, 4718 and 4720 Old Gettysburg Road, Mechanicsburg, Pennsylvania, from Old Gettysburg Associates, Old Gettysburg Associates II and Old Gettysburg Associates III. Old Gettysburg Associates and Old Gettysburg Associates III are general partnerships that are owned by Rocco A. Ortenzio, Robert A. Ortenzio and John M. Ortenzio. Old Gettysburg Associates II is a general partnership owned by Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio and Select Capital Corporation, a Pennsylvania corporation whose principal offices are located in Mechanicsburg, Pennsylvania. Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio each own 25% of Select Capital Corporation. We obtained independent appraisals at the time we executed leases with these partnerships which support the amount of rent we pay for this space. In the year ended December 31, 2004, we paid to these partnerships an aggregate amount of $1,901,285, for office rent, for various improvements to our office space and miscellaneous expenses. Our current lease for 43,919 square feet of office space at 4716 Old Gettysburg Road and our lease for 12,225 square feet of office space at 4718 Old Gettysburg Road expire on December 31, 2014. On May 15, 2001 we entered into a lease for 7,214 square feet of additional office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania which expires on December 31, 2014. We amended this lease on February 26, 2002 to add a net of 4,200 square feet of office space. On October 29, 2003, we entered into leases for an additional 3,008 square feet of office space at 4718 Old Gettysburg Road for a five year initial term at $17.40 per square foot, and an additional 8,644 square feet of office space at 4720 Old Gettysburg Road for a five year initial term at $18.01 per square foot. We currently pay approximately $1,713,277 per year in rent for the office space leased from these three partnerships. We amended our lease for office space at 4718 Old Gettysburg Road on February 19, 2004 to relinquish a net of 695 square feet of office space. On March 19, 2004, we entered into leases for an additional 2,436 square feet of office space at 4718 Old Gettysburg Road from Old Gettysburg Associates for a three year initial term at $19.31 per square foot, and an additional 2,579 square feet of office space at 4720 Old Gettysburg Road from Old Gettysburg Associates II for a five year initial term at $18.85 per square foot.

Equity Incentive Plan
      Holdings has adopted a restricted stock and option plan. Members of our management, including some of those who participated in the Transactions as continuing investors, received awards under this plan. Rocco A. Ortenzio received 25% of the restricted stock issuable pursuant to this plan and Robert A. Ortenzio received 35% of the restricted stock issuable pursuant to this plan. See “Management — Restricted Stock and Option Plan.”

Long-Term Cash Incentive Plan
      Holdings has adopted a long-term cash incentive plan. Participants under this plan will receive cash payments in respect of awards issued under the plan to the extent Holdings exceeds targeted returns on invested equity as of a liquidity event, such as a sale of our company or an initial public offering by Holdings, within a specified number of years or upon the redemption of Holdings’ preferred stock or special dividends on Holdings’ preferred stock. See “Management — Long-Term Cash Incentive Plan.”

Employee Stock Purchase Plan
      Holdings has also adopted an employee stock purchase plan pursuant to which specified employees of our company (other than members of our senior management team) were given the opportunity to purchase shares of Holdings preferred stock and common stock. See “Management — Employee Stock Purchase Plan.”

Consulting Agreement with Director
      On January 1, 2004, we entered into a consulting agreement with Thomas A. Scully, a member of our board of directors. Pursuant to the terms of the consulting agreement, Mr. Scully agreed to provide regulatory advice and government relations services to our company as directed by our Chief Executive Officer. In exchange for his services, Mr. Scully is entitled to annual compensation of $75,000. The consulting agreement can be terminated by either party without cause upon 30 days’ prior written notice to the other party. We may also terminate the consulting agreement for cause upon the occurrence of certain specified events. On April 18, 2005, we entered into an amendment to Mr. Scully’s consulting agreement which extended the term of the agreement to December 31, 2005.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
      We summarize below the principal terms of the agreements that govern our new senior secured credit facility, any of our senior subordinated notes that were not acquired in the tender offers described under “The Transactions” and Holdings’ senior subordinated notes. This summary is not a complete description of all the terms of such agreements.
Our New Senior Secured Credit Facility

General
      On February 24, 2005, we entered into a new senior secured credit facility with a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of our new senior secured credit facility.
      Our new senior secured credit facility provides for senior secured financing of up to $880.0 million, consisting of:

•	a $300.0 million revolving credit facility with a maturity of six years, including both a letter of credit sub-facility and a swingline loan sub-facility, and

•	a $580.0 million term loan facility with a maturity of seven years.
      In addition, we may request additional tranches of term loans or increases to the revolving credit facility in an aggregate amount not exceeding $100.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.
      All borrowings under our new senior secured credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest and Fees
      The interest rate applicable to loans, other than swingline loans, under our new senior secured credit facility are, at our option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period, or a nine or twelve month period if available, in each case, plus an applicable margin. The alternate base rate is the greater of (1) JPMorgan Chase Bank, N.A.’s prime rate and (2) one-half of 1% over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject.
      The applicable margin is initially (1) 1.50% for alternate base rate revolving loans and (2) 2.50% for adjusted LIBOR revolving loans, subject to reduction beginning approximately six months after the closing of the Transactions based upon the ratio of our total indebtedness to our consolidated EBITDA (such term being used herein as defined in the credit agreement governing our new senior secured credit facility). The applicable margins for the term loans are (1) 0.75% for alternative base rate loans and (2) 1.75% for adjusted LIBOR loans.
      Swingline loans will bear interest at the interest rate applicable to alternate base rate revolving loans.
      On the last day of each calendar quarter we are required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is initially 0.50% per annum for the first six months and thereafter is subject to adjustment based upon the ratio of our total indebtedness to our consolidated EBITDA.

Prepayments
      Subject to exceptions, our new senior secured credit facility requires mandatory prepayments of term loans in amounts equal to:

•	50% (as may be reduced based on our ratio of total indebtedness to consolidated EBITDA) of our annual excess cash flow (as defined in the credit agreement governing our new senior secured credit facility);

•	100% of the net cash proceeds from asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions;

•	50% (as may be reduced based on our ratio of total indebtedness to consolidated EBITDA) of the net cash proceeds from specified issuances of equity securities; and

•	100% of the net cash proceeds from certain incurrences of debt.
      Voluntary prepayments and commitment reductions are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR rate loans.

Amortization of Principal
      Our new senior secured credit facility requires scheduled quarterly payments on the term loans each equal to 0.25% of the original principal amount of the term loans for the first six years, with the balance paid in four equal quarterly installments thereafter.

Collateral and Guarantors
      Our new senior secured credit facility is guaranteed by our parent and substantially all of our current domestic subsidiaries, and will be guaranteed by substantially all of our future domestic subsidiaries and secured by substantially all of our existing and future property and assets and by a pledge of our capital stock, the capital stock of our domestic subsidiaries and up to 65% of the capital stock of certain of our foreign subsidiaries.

Restrictive Covenants and Other Matters
      Our new senior secured credit facility requires that we comply on a quarterly basis with certain financial covenants, including a minimum interest coverage ratio test and a maximum leverage ratio test, which financial covenants become more restrictive over time. In addition, our new senior secured credit facility includes negative covenants, subject to significant exceptions, restricting or limiting our ability and the ability of our parent and restricted subsidiaries, to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale and leaseback transactions;

•	make capital expenditures;

•	make loans and investments;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness including the notes;

•	amend or otherwise alter terms of our indebtedness including the notes;

•	enter into agreements limiting subsidiary distributions;

•	sell assets;

•	transact with affiliates; and

•	alter the business that we conduct.
      Our new senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our new senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under our new senior secured credit facility will be entitled to take various actions, including the acceleration of amounts due under our new senior secured credit facility and all actions permitted to be taken by a secured creditor.
Non-Tendered Senior Subordinated Notes
      Our 9 1/2% senior subordinated notes due 2009 were issued pursuant to an indenture on June 11, 2001 in an original aggregate principal amount of $175.0 million, of which $5.7 million remained outstanding as of March 31, 2005. Interest on these notes accrues at 9 1/2% per annum, payable semi-annually in arrears on each June 15 and December 15 to the holders of record of such notes as of each June 1 and December 1 immediately preceding each such respective payment date.
      In connection with the Transactions, we commenced a debt tender offer to acquire all of these existing senior subordinated notes and obtain consents to eliminate substantially all of the restrictive covenants and make other amendments to the indenture governing such notes. Pursuant to a debt tender offer, we purchased approximately 96.7% of our 9 1/2% senior subordinated notes at a price of $1,066.56 per $1,000 principal amount plus accrued and unpaid interest. On June 15, 2005, we redeemed the remaining $5.7 million outstanding principal amount of our 9 1/2% senior subordinated notes for a redemption price of 104.750% of the principal amount plus accrued and unpaid interest.
Holding Company Notes
      Concurrently with the consummation of the Transactions, Holdings issued to WCAS Capital Partners IV, L.P., an investment fund affiliated with Welsh Carson, and Rocco A. Ortenzio, Robert A. Ortenzio and certain other investors who are members of or affiliated with the Ortenzio family, $150.0 million in aggregate principal amount of Holdings’ senior subordinated notes and 573,171.23 shares of its participating preferred stock and 3,854,577 shares of its common stock, for an aggregate purchase price of $150.0 million. The proceeds from this issuance of holding company notes, preferred stock and common stock was contributed by Holdings to Select as equity. The holding company notes will mature on the tenth anniversary of their issuance.
      Our new senior secured credit facility and the indenture governing the notes offered hereby contain certain restrictions on our ability to pay dividends to Holdings for the purpose of paying cash interest on the holding company notes. See “— Our New Senior Secured Credit Facility” and “Description of the Exchange Notes — Certain Covenants — Restricted Payments.” The holding company notes bear interest at a rate of 10% per annum, except that if any interest payment is not paid in cash, such unpaid amount will be multiplied by 1.2 and added to the outstanding principal amount of the holding company notes (with the result that such unpaid interest will have accrued at an effective rate of 12% instead of 10%). Interest on the holding company notes will be payable semi-annually in arrears.
      The holding company notes may be prepaid, in whole or in part, without premium or penalty. In addition, the holding company notes are subject to mandatory prepayment in the event of any change of control, initial public offering or sale of all or substantially all the assets of Holdings. Our new senior secured credit facility and the indenture governing the notes contain certain restrictions on our ability to pay dividends to Holdings for the purpose of making principal payments on the holding company notes. The holding company notes are subordinate in right of payment to Holdings’ guaranty of our new senior secured credit facility on the terms set forth in the holding company notes.

DESCRIPTION OF THE EXCHANGE NOTES
      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, (1) the term “Issuer” refers only to Select Medical Corporation and not to any of its subsidiaries and (2) the term “notes” refers to the $660.0 million in aggregate principal amount of the Issuer’s 7 5/8% senior subordinated notes due 2015 and the exchange notes.
      The Issuer issued the outstanding notes, and will issue the exchange notes, under an indenture, dated as of February 24, 2005, among the Issuer, the Guarantors and U.S. Bank Trust National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
      The terms of the exchange notes are identical in all material respects to the outstanding notes except that upon completion of the exchange offer, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.
      The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “— Available Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes and the Subsidiary Guarantees of the Notes

The Notes
      The notes:

•	are general unsecured obligations of the Issuer;

•	are subordinated in right of payment to all existing and future Senior Debt of the Issuer, including Indebtedness under the Credit Agreement;

•	are pari passu in right of payment to any senior subordinated Indebtedness of the Issuer;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	are unconditionally guaranteed by each of the Guarantors on a senior subordinated basis.

The Subsidiary Guarantees of the Notes
      The notes are guaranteed by all of the Issuer’s current Domestic Subsidiaries other than those that are Non-Guarantor Subsidiaries. Future Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) that are guarantors under the Credit Agreement will also become guarantors of the notes.
      The guarantee of each Guarantor of the notes:

•	is a general unsecured obligation of that Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of that Guarantor, including guarantees of Indebtedness under the Credit Agreement;

•	is pari passu in right of payment with any senior subordinated Indebtedness of that Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.
      As of March 31, 2005, the Issuer and the Guarantors had total Senior Debt of $782.9 million, including $780.0 million of borrowings under the Credit Agreement. As indicated above and as discussed in detail below under the caption “— Subordination,” payments on the notes and under the guarantees are subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.
      The Non-Guarantor Subsidiaries do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As a result, the notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Non-Guarantor Subsidiaries. The Non-Guarantor Subsidiaries held $49.3 million of our consolidated assets as of March 31, 2005. As of March 31, 2005, the Non-Guarantor Subsidiaries had approximately $10.3 million of total liabilities (excluding debt owing to the Issuer and its Subsidiaries). See “Risk Factors — Risks Related to the Notes — Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the subsidiary guarantors. Further, the notes and the subsidiary guarantees are effectively subordinated to all liabilities of our non-guarantor subsidiaries.” For more detail about the revenues and assets of certain of our Non-Guarantor Subsidiaries, see the condensed consolidating financial information included in the notes to our consolidated financial statements included elsewhere in this prospectus.
      The Subsidiaries described in clause (w) of the definition of Non-Guarantor Subsidiaries below under “— Certain Definitions” are Non-Guarantor Subsidiaries. In addition, other Subsidiaries of the Issuer may become Non-Guarantor Subsidiaries. See the definition of “Non-Guarantor Subsidiaries” under “— Certain Definitions” below.
      Certain of our Non-Guarantor Subsidiaries may guarantee, and may pledge their assets to secure, the Issuer’s obligations under the Credit Agreement. As of March 31, 2005, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.
Principal, Maturity and Interest
      On the Issue Date, we issued $660.0 million in aggregate principal amount of notes. We may issue additional notes other than the notes under the indenture from time to time. Any issuance of additional notes other than the notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” The notes issued on the Issue Date are, and any additional notes subsequently issued under the indenture will be, treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We issued notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on February 1, 2015.
      Interest on the notes accrues at the rate of 7 5/8% per annum and is payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2005. Interest on overdue principal, interest and Additional Interest, if any, accrues at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding January 15 or July 15.
      Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      Principal of, premium, if any, and interest and Additional Interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be an office of an affiliate of the trustee in New York, New York); at the option of the Issuer, however, payment of interest and Additional Interest may be made by check mailed to the address of the holders as such address appears in the register of holders, and in addition, if a holder of at least $1.0 million in aggregate principal amount of notes has given wire transfer instructions to us prior to the record date for a payment, the Issuer will make such payment of principal of, premium, if any, and interest and Additional Interest on such holder’s notes in accordance with those instructions. Payment of principal of, premium, if any, and interest and Additional Interest on, notes in global form registered in the name of or held by DTC or any successor depositary or its nominee will be made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.
Paying Agent and Registrar for the Notes
      The trustee currently acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Subsidiary Guarantees
      The notes are guaranteed by each of the Issuer’s current Domestic Subsidiaries, other than those that are Non-Guarantor Subsidiaries, as long as they remain Restricted Subsidiaries. Future Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) that are guarantors under the Credit Agreement will also become guarantors of the notes. The Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — Federal and state statutes could allow courts, under certain circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors.” A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person (if other than the Issuer or a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the exchange and registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such transaction does not violate the “Asset Sale” provisions of the indenture and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.
      The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or a Non-Guarantor Subsidiary in accordance with the applicable provisions of the indenture;

(4) if that Guarantor is released from its guarantee under the Credit Agreement; or

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

      If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors will be released from their Subsidiary Guarantees, if any.
      See “— Repurchase at the Option of Holders — Asset Sales.”
Subordination
      The payment of all Obligations in respect of the notes will be subordinated to the prior payment in full in cash of all Senior Debt of the Issuer, including Senior Debt of the Issuer incurred after the Issue Date.
      The holders of Senior Debt of the Issuer are entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of notes are entitled to receive any payment (by setoff or otherwise) with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”), in the event of any distribution to creditors of the Issuer:

(1) in a liquidation or dissolution of the Issuer;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(3) in an assignment for the benefit of the Issuer’s creditors; or

(4) in any marshaling of the Issuer’s assets and liabilities.
      The Issuer also may not make any payment (by setoff or otherwise) in respect of the notes or acquire or redeem the notes for cash or property or otherwise (except in Permitted Junior Securities or from the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of any Designated Senior Debt.
      Payments on the notes may and will be resumed:

(a) in the case of a payment default, upon the date on which such default is cured or waived; and

(b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a payment default exists on any Designated Senior Debt.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the notes that have come due have been paid in full in cash.
      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
      If the trustee or any holder of the notes receives a payment (including a payment by a Guarantor under its Subsidiary Guarantee) in respect of the notes (except in Permitted Junior Securities or from the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the holder has actual knowledge that the payment is prohibited, the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.
      The Issuer must promptly notify holders of Senior Debt of the Issuer if payment on the notes is accelerated because of an Event of Default.
      The obligations of each Guarantor under its Subsidiary Guarantee will be subordinated to the Senior Debt of that Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Issuer.
      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer or a Guarantor, holders of notes may recover less ratably than creditors of the Issuer or that Guarantor, as applicable, who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of the Issuer or a Guarantor. See “Risk Factors — Risks Related to the Notes — Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the subsidiary guarantors. Further, the notes and the subsidiary guarantees are effectively subordinated to all liabilities of our non-guarantor subsidiaries.”
Optional Redemption
      At any time prior to February 1, 2008, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

      Except pursuant to the preceding paragraph and the second succeeding paragraph, the notes will not be redeemable at the Issuer’s option prior to February 1, 2010.
      On or after February 1, 2010, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2010	103.813%
2011	102.542%
2012	101.271%
2013 and thereafter	100.000%
      Before February 1, 2010, the Issuer may also redeem all or any portion of the notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Redemption Date”).
      “Applicable Premium” means, with respect to any note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such note at February 1, 2010 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such note from the Make-Whole Redemption Date through February 1, 2010, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such note.
      “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to February 1, 2010; provided, however, that if the period from such Make-Whole Redemption Date to February 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to February 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
      Unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
      The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a

Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
      On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all its outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing its outstanding Senior Debt to permit the repurchase of notes required by this covenant.
      The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash. For purposes of this paragraph (2), each of the following will be deemed to be cash:

(a) Cash Equivalents;

(b) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(c) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;

(d) any Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (d) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale), does not exceed $30.0 million since the Issue Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(e) any stock or assets of the kind referred to in clauses (2) or (4) of the second succeeding paragraph.
      Notwithstanding the foregoing, the 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3) to make a capital expenditure with respect to a Permitted Business; or

(4) to acquire Additional Assets;
provided that the requirements of clauses (2) through (4) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to in any of clauses (2) through (4) above is entered into by the Issuer or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.
      Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten business days thereof, the Issuer will make an Asset Sale Offer to all holders of notes and if the Issuer elects (or is required by the terms of such other pari passu Indebtedness), all holders of other Indebtedness that is pari passu with the notes. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
      The agreements governing the Issuer’s outstanding Senior Debt in existence on the Issue Date will restrict the Issuer from purchasing any notes, and also provide that certain change of control or asset sale events with respect to the Issuer or repurchases of or other prepayments in respect of the notes would constitute a default under those agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the agreements governing the Issuer’s Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.
Selection and Notice
      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.
      No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest will cease to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer); provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary of the Issuer shall not constitute a Restricted Payment;

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, Holdings or any other direct or indirect parent of the Issuer;

(C) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(D) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15), (16), (17), (18) and (19) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Qualified Proceeds received by the Issuer since the Issue Date as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock and Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(c) an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries resulting from (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Restricted Investment that was made after the Issue Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus

(d) to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (A) the Fair Market Value of the Issuer’s interest in such Subsidiary immediately prior to such redesignation and (B) the aggregate amount of the Issuer’s Investments in such Subsidiary that was previously treated as a Restricted Payment; plus

(e) in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

      The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3) (b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, or from the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3) (b) of the preceding paragraph;

(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer which Disqualified Stock was issued after the Issue Date in accordance with the provisions of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(5) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted to be incurred pursuant to the covenant described below under “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries, and any dividend payment or other distribution by the Issuer or a Restricted Subsidiary to Holdings or any other direct or indirect parent holding company of the Issuer utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or such other direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries or Holdings or such other parent holding company, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer as equity capital (other than Disqualified Stock), Equity Interests of Holdings or any other direct or indirect parent company of the Issuer, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries, Holdings or any other direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) (b) of the preceding paragraph, and excluding Excluded Contributions, plus

(b) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date, less

(c) the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (7);

(8) the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

(9) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

(10) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes pursuant to the covenant described above under “— Repurchase at the Option of Holders — Change of Control” (including the purchase of the notes tendered), any purchase or redemption of Indebtedness that is contractually subordinated to the notes or to any Subsidiary Guarantee required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the Caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below after giving pro forma effect to such Restricted Payment;

(11) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

(12) Permitted Payments to Parent;

(13) so long as no default has occurred and is continuing or would be caused thereby, the payment:

(a) by the Issuer or any Restricted Subsidiary to Holdings or any other direct or indirect parent of the Issuer, which payment is used by the Person receiving such payment, following the first initial public offering of common Equity Interests by such Person, to pay dividends of up to 6% per annum of the net proceeds received by such Person in such public offering (or any subsequent public offering of common Equity Interests of such Person) that are contributed to the Issuer as equity capital (other than Disqualified Stock), or

(b) by the Issuer, following the first initial public offering of common Equity Interests by the Issuer, to pay dividends of up to 6% per annum of the net proceeds received by or contributed to the Issuer in such public offering (or any subsequent public offering of common Equity Interests by the Issuer); (excluding, in the case of both clause (a) and clause (b), public offerings of common Equity Interests registered on Form S-8 and any other public sale to the extent the proceeds thereof are Excluded Contributions);

(14) Investments that are made with Excluded Contributions;

(15) distributions or payments of Receivables Fees;

(16) payment of fees and reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption “Certain Relationships and Related Transactions”;

(17) all other payments made or to be made in connection with the Transactions as described in this prospectus and all payments made to former stockholders of the Issuer who have validly exercised appraisal rights in connection with the Transactions;

(18) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date; and

(19) so long as no Default has occurred and is continuing or would be caused thereby, payments to Holdings or any other direct or indirect parent company of the Issuer in amounts and at times as would be sufficient to permit Holdings (or such other direct or indirect parent company of the Issuer) to pay (a) regularly scheduled or accrued interest on the Holdings Notes (including interest previously paid “in-kind” or added to the principal amount thereof) as in effect on the Issue Date and (b) (i) regularly scheduled or accrued interest (including interest previously paid “in kind” or added to the principal amount thereof) on the Holdings Notes, as amended, modified, restated, renewed or extended from time to time but only to the extent that (x) the principal amount of the Holdings Notes, as so amended, modified, restated, renewed or extended does not exceed $150.0 million (plus the amount of interest thereon previously paid “in kind” or added to the principal amount thereof) and (y) the interest rate of the Holdings Notes, as so amended, modified, restated, renewed or extended does not exceed the interest rate of the Holdings Notes on the Issue Date, or (ii) regularly scheduled or accrued interest (including interest previously paid “in kind” or added to the principal amount thereof) on any other Indebtedness of, or regularly scheduled or accrued dividends (including dividends previously paid “in kind” or added to the liquidation preference thereof) on any preferred stock of, Holdings or any other direct or indirect parent company of the Issuer, in each case, which is issued in exchange for, or the net proceeds of which are used to repay, repurchase, redeem, defease or otherwise refinance the Holdings Notes as amended, modified, restated, renewed or extended (or any such Indebtedness or preferred stock previously issued), but only to the extent that (x) the principal amount (or accreted value, if applicable) of such Indebtedness or the initial liquidation preference of such preferred stock, does not exceed the principal amount (or accreted value, if applicable) or liquidation preference of, the Holdings Notes, as amended, modified, restated, renewed or extended (within the limitations set forth in clause (i) above), or such Indebtedness or preferred stock being amended or refinanced and (y) the interest rate or dividend rate on such Indebtedness or preferred stock does not exceed the interest rate or dividend rate, as applicable, on the Holdings Notes, as amended, modified, restated, renewed or extended (within the limitations set forth in clause (i) above), or such Indebtedness or preferred stock being amended or refinanced, and subject to the preceding clauses (x) and (y), any amendment, modification, restatement, renewal or extension of such Indebtedness or preferred stock;

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will, if the fair market value thereof exceeds $20.0 million, be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the trustee.
      For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer and/or any Guarantor (and the Guarantee thereof by the Guarantors and the Non-Guarantor Subsidiaries) of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $1,000.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness after giving effect to the Transactions;

(3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes to be issued on the Issue Date, replacement notes in respect thereof, if any, and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the exchange and registration rights agreement;

(4) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property, plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness and Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any time outstanding;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (15), (17) or (18) of this paragraph;

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer or the Subsidiary Guarantee, in the case of a Guarantor, except to the extent such subordination would violate any applicable law, rule or regulation; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);

(7) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary which new issuance is not permitted by this clause (7);

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee:

(a) by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

(b) by any Non-Guarantor Subsidiary of Indebtedness of a Non-Guarantor Subsidiary;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers’ compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five business days;

(12) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Issuer or any Restricted Subsidiary;

(13) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by (i) any Non-Guarantor Subsidiary of the Issuer, in an amount not to exceed $15.0 million at any time outstanding; provided that after giving effect to such incurrence or issuance, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant and (ii) any Foreign Subsidiary, in an amount not to exceed $10.0 million at any time outstanding;

(14) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio; or

(b) the Issuer’s Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition or merger would be greater than the Issuer’s actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(16) Indebtedness of the Issuer or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten business days or less;

(17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction;

(18) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (18), not to exceed $100.0 million; and

(19) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in the form of loans from a Captive Insurance Subsidiary.
      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant except that Indebtedness under the Credit

Agreement outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

No Layering of Debt
      The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Liens
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument or agreement governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) any instrument or agreement governing Permitted Refinancing Indebtedness; provided that the restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) customary provisions imposed on the transfer of copyrighted or patented materials;

(13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

(15) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary of the Issuer in any manner material to the Issuer or any Restricted Subsidiary of the Issuer;

(16) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary of the Issuer or any of their businesses;

(17) any instrument or agreement governing Indebtedness or preferred stock (i) of any Foreign Subsidiary, (ii) of the Issuer or any Restricted Subsidiary that is incurred or issued subsequent to the Issue Date and not in violation of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (x) in the case of preferred stock and Indebtedness (other than Senior Debt), such encumbrances and restrictions are not materially more restrictive in the aggregate than the restrictions contained in the Indenture and (y) in the case of Senior Debt, are not materially more restrictive in the aggregate than the restrictions contained in the Credit Agreement and (iii) of any Restricted Subsidiary; provided that in the case of this clause (iii), (x) the total amount of Indebtedness outstanding under any agreement entered into in reliance on this clause (iii) does not, at the time any such agreement is entered into, exceed 1% of Total Assets and (y) after giving effect to the incurrence of such Indebtedness or preferred stock, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant;

(18) any encumbrance or restriction imposed on any Subsidiary of the Issuer that is of the type referred to in clause (3) of the definition of “Subsidiary” by (and for the benefit of) the Issuer or a Restricted Subsidiary; and

(19) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15), (17) and (18) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are in the good faith judgment of the Issuer’s Board of Directors, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15), (17) and (18) above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets
      The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the indenture and the exchange and registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; provided, however, that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the notes if such surviving Person is not a corporation;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.
      In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. Clauses (3) and (4) above will not apply to:

(1) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction;

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries; and

(3) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

Transactions with Affiliates
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer, together with a certified copy of the resolutions of the Board of Directors of the Issuer approving such Affiliate Transaction or Affiliate Transactions; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(6) Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;

(7) payment of fees and the reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption “Certain Relationships and Related Transactions”;

(8) payments by the Issuer or any of its Restricted Subsidiaries to Welsh Carson, Anderson & Stowe IX, L.P., Thoma Cressey Equity Partners and/or any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Issuer in good faith in an aggregate amount for all such fees not to exceed 2.00% of the aggregate transaction value in respect of which such services are rendered;

(9) loans (or cancellation of loans) or advances to employees in the ordinary course of business;

(10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligations, if any, or obligations of Holdings under the terms of, any subscription, registration rights or stockholders agreement, partnership agreement or limited liability company agreement to which Holdings, the Issuer or any Restricted Subsidiary is a party as of the Issue Date and which is disclosed above under the caption “Certain Relationships and Related Transactions” and any similar agreements which the Issuer, any Restricted Subsidiary, Holdings or any other direct or indirect parent company of the Issuer may enter into thereafter; provided, however, that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

(12) the Transactions, including all payments made or to be made in connection with the Transactions as described in this prospectus;

(13) any Qualified Receivables Transaction;

(14) Permitted Payments to Parent;

(15) any management, consulting, monitoring, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Equity Interests or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Permitted Holders on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the members of the Board of Directors of the Issuer in good faith;

(16) the issuance of Equity Interests (other than Disqualified Stock) in the Issuer or any Restricted Subsidiary for compensation purposes;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) Existing Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date and described in the prospectus, including any amendment thereto (so long as such amendment is not disadvantageous to the holders of the notes in any material respect);

(20) payments by the Issuer or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Captive Insurance Subsidiary; and

(21) transactions in which the Issuer or any Restricted Subsidiary delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith.

Business Activities
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Subsidiary Guarantees
      If the Issuer or any of its Restricted Subsidiaries, acquires or creates another Subsidiary, other than a Non-Guarantor Subsidiary, after the Issue Date that guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 30 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
      Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the

Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports
      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the trustee and to Cede & Co., the nominee of DTC and the holders of notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the Issuer’s consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by the Issuer’s independent registered public accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.
      The Issuer may satisfy its obligation to furnish such information to the trustee and Cede & Co. at any time by filing such information with the SEC. In addition, the Issuer will agree that, for so long as any notes remain outstanding, the Issuer will furnish to any beneficial owner of notes or to any prospective purchaser of notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.
      If at any time Holdings (or any other direct or indirect parent company of the Issuer) becomes a guarantor of the notes (there being no obligation of Holdings or any other direct or indirect parent company of the Issuer to do so), and Holdings (or such other parent company) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer, Holdings or any other direct or indirect parent company of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to the trustee and Cede & Co. or filed with the SEC pursuant to this covenant may, at the option of the Issuer, be those of Holdings (or such other parent company) rather than the Issuer.
      Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the furnishing of the information described in clause (1) of the first paragraph under this section captioned “— Reports” for the Issuer’s fiscal year ended December 31, 2004 by the filing with the SEC this exchange offer registration statement with such financial information that satisfies Regulation S-X of the Securities Act with respect to the fiscal year ended December 31, 2004.

Events of Default and Remedies
      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default;

(a) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $25.0 million or its foreign currency equivalent against the Issuer or any Significant Subsidiary, the failure by the Issuer or such Significant Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any Subsidiary that is a Significant Subsidiary.
      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred under the Credit Agreement is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Credit Agreement or (2) five business days after receipt by the Issuer of written notice of such acceleration.

      Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.
      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
      The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.
      The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee within 30 days a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator, stockholder, member, partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      The Issuer may at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.
      In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released (“Covenant Defeasance”) with respect to the covenants described under “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” and “Certain Covenants” and with respect to certain Events of Default (including bankruptcy default with respect to Significant Subsidiaries, cross-default and judgment default) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuer) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement (including, without limitation, the Credit Agreement) or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(5) the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(6) the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
      Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
      Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the optional redemption of the notes as described under the caption “— Optional Redemption” (other than provisions relating to the notice period for consummating an optional redemption of the notes);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes; or

(7) make any change in the preceding amendment and waiver provisions.
      In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of notes then outstanding.
      Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture or the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes; or

(9) to issue the Notes.
      However, except as provided in clause (6) of the immediately preceding paragraph, no amendment may be made to the subordination provisions of the indenture (including the definitions of “Senior Debt” and “Designated Senior Debt”) that adversely affects the rights of any holder of Senior Debt of the Issuer then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.
Satisfaction and Discharge
      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.
      In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
      If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
      Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Select Medical Corporation, 4716 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, Attention: Chief Financial Officer.
Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Additional Assets” means any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business.
      “Additional Interest” means all Additional Interest then owing pursuant to the exchange and registration rights agreement.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (except in the case of the use of the term “Affiliate” in the definition of Permitted Holders), beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.
      “Agreement and Plan of Merger” means the Agreement and Plan of Merger by and among Holdings, EGL Acquisition Corp. and the Issuer, dated as of October 17, 2004.
      “Asset Sale” means:

(1) the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).
      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4) the sale or lease of products, services or accounts receivable (including at a discount) in the ordinary course of business and any sale or other disposition of damaged, worn out, negligible, surplus or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7) a sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;

(8) any exchange of like-kind property of the type described in Section 1031 of the Code for use in a Permitted Business;

(9) the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;

(10) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(11) the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of, or any Investment in, any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (15) of the definition thereof;

(12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

(14) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the Fair Market Value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction; and

(15) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.
      “Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
      “Captive Insurance Subsidiary” means a Subsidiary established by the Issuer or any of its Subsidiaries for the sole purpose of insuring the business, facilities and/or employees of the Issuer and its Subsidiaries.
      “Cash Equivalents” means:

(1) United States dollars or, in the case of any Restricted Subsidiary which is not a Domestic Subsidiary, any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3) direct obligations issued by any state of the United States of America or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition;

(4) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank that has capital and surplus of not less than $500.0 million;

(5) repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within 12 months after the date of acquisition;

(7) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Rating Services or “A2” or higher from Moody’s Investors Service, Inc. with maturities of 12 months or less from the date of acquisition; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, unless the Permitted Holders are the Beneficial Owners of a greater percentage of the Voting Stock of the Issuer; provided, however, for purposes of this clause (3), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its Subsidiaries; or

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.
      “Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period (the “Measurement Period”), the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the amounts for such period of:

(1) the Fixed Charges of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(2) the consolidated income tax expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(3) the consolidated depreciation expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(4) the consolidated amortization expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(5) fees, costs and expenses paid or payable in cash by the Issuer or any of its Subsidiaries during the Measurement Period in connection with the Transactions (including, without limitation, retention payments paid as an incentive to retained employees in connection with the Transactions); plus

(6) other non-cash expenses and charges for the Measurement Period reducing Consolidated Net Income (excluding any such non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

(7) any non-recurring out-of-pocket expenses or charges for the Measurement Period relating to any offering of Equity Interests by the Issuer, Holdings or any other direct or indirect parent of the Issuer or merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful); plus

(8) all fees paid by the Issuer pursuant to clauses (8) and (15) of the covenant described under “Certain Covenants — Transactions with Affiliates”; plus

(9) Consolidated Net Income attributable to minority interests of a Restricted Subsidiary (less the amount of any mandatory cash distribution with respect to any minority interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Issuer or any Restricted Subsidiary); plus

(10) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees); minus

(11) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated Net Income for the Measurement Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any other Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(2) the Net Income of any Restricted Subsidiary of such specified Person will be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that (i) for purposes of clause (3) (a) of the first paragraph of the covenant described under “— Certain Covenants — Restricted Payments,” Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to (or to the extent converted into cash by) such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2)) during such period, to the extent not previously included therein and (ii) for all other purposes under the indenture, Consolidated Net Income of such Person shall be increased by the lesser of (x) the amount of dividends or distributions or other payments that are actually paid in cash to (or to the extent converted into cash by) such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (2)) during such period, to the extent not previously included therein and (y) the amount by which Consolidated Net Income of such Person was reduced in such period as a result of the operation of this clause (2);

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the amortization of any premiums, fees or expenses incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including non-cash charges relating to intangibles and goodwill), in each case in connection with the Transactions, will be excluded;

(5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its

Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;

(6) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss will be excluded;

(7) income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

(8) all extraordinary gains and losses will be excluded;

(9) any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of FAS 142 or FAS 144, and (iii) relating to the amortization of intangibles resulting from the application of FAS 141, will be excluded;

(10) all non-cash charges relating to employee benefit or other management or stock compensation plans of the Issuer or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further, that if the Issuer or any Restricted Subsidiary of the Issuer makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Issuer for such period; and

(11) all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was designated or appointed with the approval of Permitted Holders holding a majority of the Voting Stock of all of the Permitted Holders.
      “Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, as borrower, Holdings, certain subsidiaries of the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and various lenders providing for up to $580.0 million of term loans and $300.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.
      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Designated Noncash Consideration” means any non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate.
      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as “Designated Senior Debt.”
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase such Capital Stock unless the Issuer would be permitted to do so in compliance with the covenant described under “— Certain Covenants — Restricted Payments”, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under “— Certain Covenants — Restricted Payments” will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
      “Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees any Indebtedness of the Issuer under the Credit Agreement.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means a public or private offering of Qualified Capital Stock of the Issuer, Holdings or any other direct or indirect parent of the Issuer.
      “Exchange Offer” has the meaning set forth for such term in the exchange and registration rights agreement.
      “Exchange Notes” means the notes issued in the Exchange Offer pursuant to the exchange and registration rights agreement.
      “Excluded Contributions” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from (i) contributions to its equity capital (other than Disqualified Stock) or (ii) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Equity Interests (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Restricted Payments.”
      “Existing Indebtedness” means Indebtedness, other than the notes and Indebtedness under the Credit Agreement, existing on the Issue Date after giving effect to the Transactions.
      “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer (unless otherwise provided in the indenture).
      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments, acquisitions, mergers, consolidations and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).
      For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization of deferred financing costs; plus

(2) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus

(3) the product of (A) all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Issuer or a Restricted Subsidiary of the Issuer), in each case, determined on a consolidated basis in accordance with GAAP multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Restricted Subsidiaries expressed as a decimal; plus

(4) the amount of dividends paid by the Issuer and its Restricted Subsidiaries pursuant to clause (19) of the covenant described under “— Certain Covenants — Restricted Payments.”
      “Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not incorporated under the laws of the United States of America, any State thereof or the District of Columbia.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
      “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
      “Guarantors” means each Restricted Subsidiary of the Issuer that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the indenture.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
      “Holdings” means Select Medical Holdings Corporation, a Delaware corporation, formerly known as EGL Holding Company.
      “Holdings Notes” mean $150.0 million aggregate principal amount of senior subordinated notes due 2015 issued by Holdings on the Issue Date.
      “Indebtedness” means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

(6) representing the net obligations under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
      “Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “— Certain

Covenants — Restricted Payments.” The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).
      “Issue Date” means February 24, 2005.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
      “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer, in each case, after taking into account:

(1) any available tax credits or deductions and any tax sharing arrangements;

(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof;

(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6) in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Issuer or any other Restricted Subsidiary, provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to restrictions on repatriation to the Issuer will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.
      “Non-Guarantor Subsidiaries” means (v) any Unrestricted Subsidiary, (w) each of the Subsidiaries of Select Medical Corporation that was in existence on the Issue Date and was not, on the Issue Date prior to giving effect to the Transactions, a guarantor of Select Medical Corporation’s 7 1/2% senior subordinated notes due 2013 as set forth on a schedule to the indenture governing the notes offered hereby for so long as they are not Wholly Owned Subsidiaries, (x) any Receivables Subsidiary, (y) any Subsidiary of the Issuer that does not guarantee the Issuer’s Obligations under the Credit Agreement and (z) in addition to the foregoing, any other non-Wholly Owned Subsidiary of the Issuer, (1) the Equity Interests of which are owned by (i) the Issuer and/or its Restricted Subsidiaries and/or (ii) any other Persons that were or are interested (other than solely in the capacity as an equity holder of such non-Wholly Owned Subsidiary) in any facility owned or operated by such non-Wholly Owned Subsidiary, such as physicians, physician groups or other medical professionals and/or other Persons (such as acute care hospitals, hospital systems or foundations) in the community in which any such facility is located and (2) that has assets that, at the time of designation, together with the assets of all other Non Guarantor Subsidiaries designated pursuant to this clause (z), represent no more than 20% of the Total Assets. The Board of Directors of the Issuer may designate any Restricted Subsidiary as a Non-Guarantor Subsidiary by filing with the trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an officers’ certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries except as permitted by the definition of “Unrestricted Subsidiary.”
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Permitted Business” means (i) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.
      “Permitted Holder” means (A) Welsh Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective Investment Affiliates and (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A), (ii) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors and executive officers of the Issuer referred to under “Certain Relationships and Related Transactions — Arrangements With Our Investors” and each other director, officer or employee of the Issuer who is a “continuing investor” (as described under “The Transactions”) as of the Issue Date; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of the clauses (i) through (v). For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.
      “Permitted Investments” means:

(1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Issuer; or

(b) such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

(8) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

(9) Investments in receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(11) obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of the Issuer or Capital Stock of Holdings (or any other direct or indirect parent company of the Issuer) so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(12) loans or advances to and guarantees provided for the benefit of employees made in the ordinary course of business of the Issuer or the Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(13) Investments existing as on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

(14) repurchases of the notes;

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary (it being understood that if such Person thereafter ceases to be a Restricted

Subsidiary of the Issuer, such Investment will again be deemed to have been made pursuant to this clause (15));

(16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

(17) payments to any Captive Insurance Subsidiary in an amount equal to (i) the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Captive Insurance Subsidiary plus (ii) any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(18) Investments in joint ventures in an amount not to exceed $80.0 million outstanding at any time; provided that (i) substantially all of the business activities of any such joint venture consists of owning or operating facilities of the Issuer or a Restricted Subsidiary of the Issuer and (ii) a majority of the Voting Stock of such Person is owned by the Issuer, its Restricted Subsidiaries and/or other Persons that are not Affiliates of the Issuer; and

(19) Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business.

      “Permitted Junior Securities” means:

(1) Equity Interests in the Issuer or any Guarantor; or

(2) unsecured debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture (including, in the case of Senior Debt under the Credit Facilities, with respect to payment blockage and turnover, and the maturity and weighted average life to maturity of which are at least six months greater than that of the Senior Debt and debt securities issued in exchange for Senior Debt).
      “Permitted Liens” means:

(1) Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2) Liens in favor of the Issuer or the Guarantors;

(3) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and

Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired, constructed or improved with or financed by such Indebtedness;

(7) Liens existing on the Issue Date, plus renewals and extensions of such Liens;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(11) Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(14) Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Issuer and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction);

(15) security for the payment of workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;

(16) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

(17) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(18) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(19) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

(20) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

(22) Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of the Issuer or the Restricted Subsidiaries that were permitted by the terms of the indenture to be incurred;

(23) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.
      “Permitted Payments to Parent” means:

(1) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer to be used by Holdings (or any other direct or indirect parent company of the Issuer) to pay (x) consolidated, combined or similar Federal, state and local taxes payable by Holdings (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes; provided that:

(a) the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Issuer and its Subsidiaries if the Issuer were a corporation for Federal, state and local tax purposes plus (y) the actual amount of such franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes, each as applicable; and

(b) such payments are used by Holdings (or such parent company) for such purposes within 90 days of the receipt of such payments; and

(2) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of Holdings or such other parent company of the Issuer as a direct or indirect holding company for the Issuer or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing.
      “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred

(a) by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(b) by any Guarantor if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Guarantor; or

(c) by any Non-Guarantor Subsidiary if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Guarantor Subsidiary.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an officers’ certificate delivered to the trustee from the Issuer’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.
      “Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
      “Qualified Proceeds” means any of the following or any combination of the following:

(1) Cash Equivalents;

(2) the Fair Market Value of assets that are used or useful in the Permitted Business; and

(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any of its Restricted Subsidiaries of such

Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Issuer or any Restricted Subsidiary;

provided that (i) for purposes of clause (3) of the first paragraph under “— Certain Covenants — Restricted Payments,” Qualified Proceeds shall not include Excluded Contributions and (ii) the amount of Qualified Proceeds shall be reduced by the amount of payments made in respect of the applicable transaction which are permitted under clause (8) of the covenant described under “— Certain Covenants — Limitation on Transactions with Affiliates.”
      “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:

(1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries, which transfer may be effected through the Issuer or one or more of its Subsidiaries); and

(2) if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary), in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the “Receivables”) of the Issuer or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in a receivables financings and asset securitizations, including servicing arrangements.
      “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.
      “Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary

(A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(1) is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

(2) is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or

(3) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; and

(B) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and (C) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

      “Replacement Preferred Stock” means any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than intercompany Disqualified Stock); provided that such Replacement Preferred Stock (i) is issued by the Issuer or by the Restricted Subsidiary who is the Issuer of the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged, and (ii) does not have an initial liquidation preference in excess of the liquidation preference plus accrued and unpaid dividends on the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
      “Senior Debt” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Credit Agreement or under any other Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations and Treasury Management Obligations with respect thereto;

(2) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Issuer or the Guarantors;

(2) any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer or any of its Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Senior Debt as a result of this clause (4) if the lenders or agents thereunder obtained a representation from the Issuer or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by the indenture;

(5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b) (1) of the Bankruptcy Code; or

(6) Disqualified Stock.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. For purposes of determining whether an Event of Default has occurred, if any group of Restricted Subsidiaries as to which a particular event has occurred and is continuing at any time would be, taken as a whole, a “Significant Subsidiary” then such event shall be deemed to have occurred with respect to a Significant Subsidiary.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

(3) any third party professional corporation or similar business entity with which the Issuer or any Subsidiary of the Issuer has an exclusive management arrangement under which it manages the business of such entity and whose financial statements are consolidated with the Issuer’s financial statements for financial reporting purposes (it being understood that the limitations set forth in clause (2) of the definition of Consolidated Net Income shall not apply to any such entity).
      “Subsidiary Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.
      “Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.
      “Transactions” means the transactions contemplated by the Agreement and Plan of Merger, including the borrowings under the Credit Agreement, the offering of the notes and the issuance of Holdings Notes and the other related transactions described under the heading “The Transactions” in this prospectus.
      “Treasury Management Obligations” means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.
      “Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt; provided that this clause (1) shall be deemed to be satisfied for so long as the total amount of Indebtedness of all Unrestricted Subsidiaries that is not Non-Recourse Debt does not exceed, measured as of the date of incurrence thereof, 1% of Total Assets;

(2) except with respect to any Indebtedness permitted by clause (1), is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those permitted under the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates”;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.
      “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.
      “Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations

In General
      The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, tax-exempt entities, insurance companies, holders whose functional currency is not the U.S. dollar, dealers in securities or currencies, traders in securities, persons holding the notes as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as capital assets within the meaning of Section 1221 of the Code.
      As used in this section, a U.S. Holder means a beneficial owner of a note that is:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation (including an entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has elected to continue to be treated as a U.S. person
      If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.
      PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.
United States Holders

Payments of Interest
      Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued in accordance with such U.S. Holder’s method of tax accounting. Under the terms of the notes, we are obligated to pay holders amounts in excess of stated interest or principal on the notes upon a change in control. Although the matter is not free from doubt, we intend to take the position that the these payments represent remote contingencies or that certain other exceptions would apply, and, accordingly, that any such amounts, if paid, should be taxable as ordinary interest income at the time they are received or accrued in accordance with a holder’s regular accounting method. Our determination that these contingencies are remote will be binding on a holder unless it explicitly discloses its contrary position to the Internal Revenue Service (the “IRS”) in the manner required by applicable U.S. Treasury Regulations. Our determination, however, is not binding on the IRS, and if the IRS successfully challenged this determination, a U.S. holder could be required to accrue interest income on the notes at a rate higher than the stated interest rate on the notes and other tax consequences of ownership and disposition of the notes would be different from those described herein. The remainder of this discussion assumes no such position is taken or sustained. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. Holder. If we pay a premium pursuant to the optional redemption or change of control provisions, U.S. Holders will be required to recognize such amounts as income. You should consult your own tax advisor with regard to the potential application of these rules.

Sale, Exchange or Retirement of the Notes
      A U.S. Holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed below, or in a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted basis in a note generally will be the U.S. Holder’s cost therefor, less any principal payments received by such holder. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. The tax treatment of the receipt of any make-whole premium upon certain optional redemptions of the notes is unclear and U.S. holders are urged to consult their tax advisors regarding the tax treatment of any such payment.

Exchange Offer
      The exchange offer of the outstanding notes for substantially identical securities registered under the Securities Act will not constitute a taxable exchange. See “The Exchange Offer.” As a result, (i) a U.S. Holder should not recognize a taxable gain or loss as a result of exchanging such Holder’s note, (ii) the holding period of the note should include the holding period of the notes exchanged therefore and (iii) the adjusted tax basis of the notes received should be the same adjusted basis of the notes exchanged therefore immediately before such exchange.

Backup Withholding
      A U.S. Holder may be subject to a backup withholding tax (currently 28%) upon the receipt of interest and principal payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax- exempt organizations) generally are not subject to backup withholding. A U.S. Holder will be subject to the backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”) which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

      U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.
Non-U.S. Holders

Definition of Non-U.S. Holders
      A non-U.S. Holder is a beneficial owner of the notes who is not a U.S. Holder or a partnership.

Interest Payments
      Interest paid to a non-U.S. Holder will not be subject to U.S. federal withholding tax provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such holder is not a controlled foreign corporation that is related to us through stock ownership;

•	such holder is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address (generally on IRS Form W-8BEN or applicable successor form), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-U.S. Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the non-U.S. Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.
      Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in, or exemption from, withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. Holder generally must complete IRS Form W-8BEN and claim the reduction or exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary or a qualified intermediary may have some or all of the necessary evidence in its files.
      The certification requirements described above may require a non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. TIN.
      Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

Sale or Other Taxable Disposition of Notes
      A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-U.S. Holder may be subject to tax on such gain if the gain is effectively connected to a U.S. trade or business or, if an income tax treaty applies, attributable to a U.S. permanent establishment, as described below, or if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

U.S. Trade or Business
      If interest or gain from a disposition of the notes is effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business, or if an income tax treaty applies and the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest or gain is generally attributable, the non-U.S. Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the notes is taxable on a net basis, the withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. A non-U.S. Holder will not be considered to be engaged in a U.S. trade or business solely by reason of holding notes.

Backup Withholding and Information Reporting
      Backup withholding likely will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. Holder of a note if the holder has provided the required certification that it is not a United States person as described above. However, certain information reporting may still apply with respect to interest payments even if certification is provided. Payments of the proceeds from a disposition by a non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more whose gross income is effectively connected with a U.S trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.
      Payment of the proceeds from a disposition by a non-U.S. Holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the holder or beneficial owner has provided the required certification that it is not a United States person as described above.
      Non-U.S. Holders should consult their own tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied upon if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from payments to a non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.
      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      The initial purchasers of the outstanding notes have advised us that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer; however, the initial purchasers are under no obligation to do so and any market activities with respect to the exchange notes may be discontinued at any time.
LEGAL MATTERS
      Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, New York, New York.
EXPERTS
      The consolidated financial statements as of December 31, 2004 and December 31, 2003 and for each of the three years in the period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
AVAILABLE INFORMATION
      Prior to the Transactions, we filed annual, quarterly and current reports and other information with the SEC. After effectiveness of the registration statement of which this prospectus is part, we will again file such reports and information with the SEC. Our filings with the SEC are also available to the public from the SEC’s website at http://www.sec.gov. These reports do not constitute a part of this prospectus, and we are not incorporating by reference any of the reports we file with the SEC or send to our shareholders. The public may read and copy any reports or other information that we file with the SEC in the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330.
      In addition, pursuant to the indenture governing the notes, we agreed that, subject to certain exceptions described therein, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee under the indenture governing the notes and to Cede & Co., the nominee of DTC and the holders of notes, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes our consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by our independent registered public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. We may satisfy our obligation to furnish such information to the trustee and Cede & Co. at any time by filing such information with the SEC. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to any beneficial owner of notes or to any prospective purchaser of notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the furnishing of the information described in (i) above for our fiscal year ended December 31, 2004 by our filing with the SEC of the registration statement of which this prospectus is part with such financial information that satisfies Regulation S-X of the Securities Act with respect to the fiscal year ended December 31, 2004.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
SELECT MEDICAL CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT ACCOUNTANTS
CONTENTS

Select Medical Corporation Audited Financial Statements
Consolidated Financial Statements as of December 31, 2003 and 2004 and for the years ended December 31, 2002, 2003 and 2004
Report of Independent Accountants	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income (Loss)	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7

Select Medical Corporation Unaudited Interim Financial Statements
Consolidated Financial Statements as of March 31, 2005 and for the periods from January 1, 2005 to February 24, 2005 (Predecessor) and February 25, 2005 to March 31, 2005 (Successor)
Consolidated Balance Sheets	F-42
Consolidated Statements of Operations	F-43
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income (Loss)	F-44
Consolidated Statements of Cash Flows	F-45
Notes to Consolidated Financial Statements	F-46

REPORT OF INDEPENDENT AUDITOR
To the Board of Directors and Stockholders of Select Medical Corporation:
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations, changes in stockholders’ equity and comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of Select Medical Corporation and its subsidiaries at December 31, 2004 and December 31, 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
February 22, 2005

Select Medical Corporation
Consolidated Balance Sheets

	December 31,

	2004	2003

	(In thousands, except share
	and per share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$247,476	$165,507
Restricted cash	7,031	—
Accounts receivable, net of allowance for doubtful accounts of $94,622 and $111,517 in 2004 and 2003, respectively	216,852	230,171
Current deferred tax asset	59,239	61,699
Other current assets	18,737	27,689

Total Current Assets	549,335	485,066
Property and equipment, net	165,336	174,902
Goodwill	302,069	306,251
Trademarks	58,875	58,875
Intangible assets	19,429	22,876
Non-current deferred tax asset	—	6,603
Other assets	18,677	24,425

Total Assets	$1,113,721	$1,078,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdrafts	$—	$11,427
Current portion of long-term debt and notes payable	3,557	10,267
Accounts payable	48,632	59,569
Accrued payroll	56,554	53,260
Accrued vacation	23,102	21,529
Accrued professional liability	14,627	12,777
Accrued restructuring	4,924	10,375
Accrued other	66,484	65,531
Income taxes payable	4,474	—
Due to third party payors	13,266	51,951

Total Current Liabilities	235,620	296,686
Long-term debt, net of current portion	351,033	357,236
Non-current deferred tax liability	4,458	—

Total Liabilities	591,111	653,922
Commitments and Contingencies (Note 16)
Minority interest in consolidated subsidiary companies	6,667	5,901
Stockholders’ Equity:
Common stock — $.01 par value: Authorized shares — 200,000,000 in 2004 and 2003, Issued shares — 101,954,000 and 102,219,000 in 2004 and 2003, respectively	1,020	1,022
Capital in excess of par	275,281	291,519
Retained earnings	230,535	121,560
Accumulated other comprehensive income	9,107	5,074

Total Stockholders’ Equity	515,943	419,175

Total Liabilities and Stockholders’ Equity	$1,113,721	$1,078,998

The accompanying notes are an integral part of these consolidated financial statements.

Select Medical Corporation
Consolidated Statements of Operations

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands, except per share amounts)
Net operating revenues	$1,660,791	$1,392,366	$1,126,559

Costs and expenses:
Cost of services	1,294,903	1,112,176	922,553
General and administrative	45,856	44,417	39,409
Bad debt expense	48,522	51,320	37,318
Depreciation and amortization	39,977	34,654	25,836

Total costs and expenses	1,429,258	1,242,567	1,025,116

Income from operations	231,533	149,799	101,443
Other income and expense:
Equity in earnings from joint ventures	—	824	—
Interest income	2,583	936	596
Interest expense	(33,634)	(26,340)	(27,210)

Income from continuing operations before minority interests and income taxes	200,482	125,219	74,829
Minority interest in consolidated subsidiary companies	3,448	2,402	2,022

Income from continuing operations before income taxes	197,034	122,817	72,807
Income tax expense	79,602	48,597	28,576

Income from continuing operations	117,432	74,220	44,231
Income from discontinued operations, net of tax	752	251	—

Net income	$118,184	$74,471	$44,231

Net income per common share:
Basic:
Income per share from continuing operations	$1.15	$0.76	$0.48
Income per share from discontinued operations	0.01	N/M	—

Net income per share	$1.16	$0.76	$0.48

Diluted
Income per share from continuing operations	$1.10	$0.72	$0.45
Income per share from discontinued operations	0.01	N/M	—

Net income per share	$1.11	$0.72	$0.45

Dividends per share	$0.09	$0.03	$—
Weighted average shares outstanding:
Basic	102,165	97,452	92,928
Diluted	106,529	103,991	98,256
The accompanying notes are an integral part of these consolidated financial statements.

Select Medical Corporation
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income (Loss)

						Accumulated
						Other
		Common	Capital in			Comprehensive
	Common	Stock Par	Excess of	Retained	Treasury	Income	Comprehensive
	Shares	Value	Par	Earnings	Stock	(Loss)	Income

	(In thousands)
Balance at December 31, 2001	92,976	$930	$230,884	$5,924	$(1,560)	$(1,894)
Net income				44,231			$44,231
Other comprehensive income						1,507	1,507

Total comprehensive income							$45,738

Issuance of common stock	1,298	12	4,089
Retirement of treasury stock	(922)	(8)	(1,552)		1,560
Valuation of non-employee options			56
Tax benefit of stock option exercises			2,239

Balance at December 31, 2002	93,352	934	235,716	50,155	—	(387)
Net income				74,471			$74,471
Other comprehensive income						5,461	5,461

Total comprehensive income							$79,932

Issuance of common stock	8,867	88	28,525
Cash dividends				(3,066)
Valuation of non-employee options			2,219
Tax benefit of stock option exercises			25,059

Balance at December 31, 2003	102,219	1,022	291,519	121,560	—	5,074
Net income				118,184			$118,184
Other comprehensive income						4,033	4,033

Total comprehensive income							$122,217

Issuance of common stock	3,134	32	18,591
Cash dividends				(9,209)
Repurchase of common stock	(3,399)	(34)	(48,024)
Valuation of non-employee options			151
Tax benefit of stock option exercises			13,044

Balance at December 31, 2004	101,954	$1,020	$275,281	$230,535	$—	$9,107

The accompanying notes are an integral part of these consolidated financial statements.

Select Medical Corporation
Consolidated Statements of Cash Flows

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands)
Operating activities
Net income	$118,184	$74,471	$44,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,912	34,957	25,836
Provision for bad debts	48,986	51,428	37,318
Deferred income taxes	10,803	6,837	8,878
Minority interests	3,448	2,402	2,022
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	(22,864)	8,838	(53,893)
Other current assets	8,594	(5,047)	(387)
Other assets	2,778	4,898	2,671
Accounts payable	(13,980)	17,499	3,887
Due to third-party payors	(52,296)	21,228	12,979
Accrued expenses	3,069	19,337	22,456
Income taxes	27,642	9,400	14,814

Net cash provided by operating activities	174,276	246,248	120,812

Investing activities
Purchases of property and equipment	(32,626)	(35,852)	(43,183)
Proceeds from sale of discontinued operations	11,554	—	—
Proceeds from sale of membership interests	4,064	—	—
Proceeds from disposal of assets	—	2,595	—
Earnout payments	(2,983)	(464)	(928)
Acquisition of businesses, net of cash acquired	(1,937)	(227,731)	(9,937)

Net cash used in investing activities	(21,928)	(261,452)	(54,048)

Financing activities
Issuance of 7 1/2% Senior Subordinated Notes	—	175,000	—
Net repayments on credit facility debt	(8,483)	(65,627)	(22,672)
Principal payments on seller and other debt	(3,904)	(3,721)	(6,173)
Restricted cash	(7,031)	—	—
Proceeds from issuance of common stock	18,623	28,613	4,101
Repurchase of common stock	(48,058)	—	—
Payment of common stock dividends	(9,209)	(3,066)	—
Proceeds from (payments of) bank overdrafts	(11,427)	307	5,038
Payment of deferred financing costs	—	(5,922)	(67)
Distributions to minority interests	(1,501)	(1,266)	(1,650)

Net cash provided by (used in) financing activities	(70,990)	124,318	(21,423)

Effect of exchange rate changes on cash and cash equivalents	611	331	18

Net increase in cash and cash equivalents	81,969	109,445	45,359
Cash and cash equivalents at beginning of period	165,507	56,062	10,703

Cash and cash equivalents at end of period	$247,476	$165,507	$56,062

Supplemental Cash Flow Information
Cash paid for interest	$30,677	$20,229	$24,858
Cash paid for income taxes	$42,134	$33,344	$5,352
The accompanying notes are an integral part of these consolidated financial statements.

Select Medical Corporation
Notes to Consolidated Financial Statements

1.	Organization and Significant Accounting Policies

Business Description
      Select Medical Corporation and its subsidiaries (the “Company”) was formed in December 1996 and commenced operations during February 1997 upon the completion of its first acquisition. The Company provides long-term acute care hospital services and inpatient acute rehabilitative hospital care through its Select Specialty Hospital division and provides physical, occupational, and speech rehabilitation services through its outpatient divisions. The Company’s specialty hospital segment consists of hospitals designed to serve the needs of acute patients and hospitals designed to serve patients that require intensive medical rehabilitation care. Patients in the Company’s long-term acute care hospitals typically suffer from serious and often complex medical conditions that require a high degree of care. Patients in the Company’s acute medical rehabilitation hospitals typically suffer from debilitating injuries including traumatic brain and spinal cord injuries, and require rehabilitation care in the form of physical, psychological, social and vocational rehabilitation services. The Company’s outpatient rehabilitation business consists of clinics and contract services that provide physical, occupational and speech rehabilitation services. The Company’s outpatient rehabilitation patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living. The Company operated 86, 83 and 72 specialty hospitals at December 31, 2004, 2003 and 2002, respectively. At December 31, 2004, 2003 and 2002, the Company operated 741, 790 and 737 outpatient clinics, respectively. At December 31, 2004, 2003 and 2002, the Company had operations in Canada, the District of Columbia and 36, 37 and 37 states, respectively.

Reclassifications
      Certain reclassifications have been made to prior-year amounts in order to conform to the current-year presentation.

Principles of Consolidation
      The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries, limited liability companies and limited partnerships the Company and its subsidiaries control through ownership of general and limited partnership or membership interests. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market value.

Restricted Cash
      Restricted cash consists of cash used to establish a trust fund, as required by the Company’s insurance program, for the purpose of paying professional and general liability losses and expenses incurred by the Company.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

Property and Equipment
      Property and equipment are stated at cost net of accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The general range of useful lives is as follows:

Leasehold improvements	5 years
Furniture and equipment	5 – 20 years
Buildings	40 years
      In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No 144), the Company reviews the realizability of long-lived assets whenever events or circumstances occur which indicate recorded costs may not be recoverable.

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash balances and trade receivables. The Company invests its excess cash with large financial institutions. The Company grants unsecured credit to its patients, most of whom reside in the service area of the Company’s facilities and are insured under third-party payor agreements. Because of the geographic diversity of the Company’s facilities and non-governmental third-party payors, Medicare represents the Company’s only concentration of credit risk.

Income Taxes
      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management provides a valuation allowance for net deferred tax assets when it is more likely than not that a portion of such net deferred tax assets will not be recovered.

Intangible Assets
      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually, or more frequently if impairment indicators arise. These reviews require the Company to estimate the fair value of its identified reporting units and compare those estimates against the related carrying values. For each of the reporting units, the estimated fair value is determined utilizing the expected present value of the future cash flows of the units.
      Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. Company management has allocated the intangible assets between identifiable intangibles and goodwill. Intangible assets other than goodwill primarily consist of the values assigned to trademarks and non-compete agreements. Management believes that the estimated useful lives established at the dates of each transaction were reasonable based on the economic factors applicable to each of the businesses.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      The useful life of each class of intangible asset is as follows:

Goodwill	Indefinite
Trademarks	Indefinite
Non-compete agreements	7 years
      In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No 144), the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded costs may not be recoverable. In addition, the Company also analyzes the recovery of long-lived assets on an enterprise basis.
      If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value.

Due to Third-Party Payors
      Due to third-party payors represents the difference between amounts received under interim payment plans from third-party payors for services rendered and amounts estimated to be reimbursed by those third-party payors upon settlement of cost reports.

Insurance Risk Programs
      Under a number of the Company’s insurance programs, which include the Company’s employee health insurance program, its workers compensation insurance programs and certain components under its property and casualty insurance program, the Company is liable for a portion of its losses. In these cases the Company accrues for its losses under an occurrence based principal whereby the Company estimates the losses that will be incurred in a respective accounting period and accrues that estimated liability. Where the Company has substantial exposure, actuarial methods are utilized in estimating the losses. In cases where the Company has minimal exposure, losses are estimated by analyzing historical trends. These programs are monitored quarterly and estimates are revised as necessary to take into account additional information. At December 31, 2004 and 2003 respectively, the Company had recorded a liability of $44.4 million and $29.8 million related to these programs.

Minority Interests
      The interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by the Company are reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated statements of operations reflect the respective interests in the income or loss of the subsidiaries, limited liability companies and limited partnerships attributable to the other parties, the effect of which is removed from the Company’s consolidated results of operations.

Treasury Stock
      Treasury stock is carried at cost, determined by the first-in, first-out method. During 2002, the Company retired 922,000 shares of treasury stock.

Stock Options
      As permitted by Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensation” (SFAS No. 123), the Company has chosen to apply APB Opinion No. 25, “Accounting for

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Stock Issued to Employees” (APB 25) and related interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plans.
      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model assuming dividend yield of 0.20% in 2004 and no dividend yield in 2003 and 2002, volatility of 45% in 2004 and 2003, and 39% in 2002, an expected life of four years from the date of vesting and a risk free interest rate of 3.1% in 2004 and 2003 and 3.4% in 2002.
      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma net earnings and earnings per share were as follows:

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands, except per share
	amounts)
Net income available to common stockholders — as reported	$118,184	$74,471	$44,231
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	21,069	19,376	10,326

Net income available to common stockholders — pro forma	$97,115	$55,095	$33,905

Weighted average grant-date fair value	6.42	6.64	3.54
Basic earnings per share — as reported	1.16	0.76	0.48
Basic earnings per share — pro forma	0.95	0.57	0.36
Diluted earnings per share — as reported	1.11	0.72	0.45
Diluted earnings per share — pro forma	0.91	0.53	0.35

Revenue Recognition
      Net operating revenues consists primarily of patient and contract therapy revenues and are recognized as services are rendered.
      Patient service revenue is reported net of provisions for contractual allowances from third-party payors and patients. The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. The differences between the estimated program reimbursement rates and the standard billing rates are accounted for as contractual adjustments, which are deducted from gross revenues to arrive at net operating revenues. Payment arrangements include prospectively determined rates per discharge, reimbursed costs, discounted charges, per diem and per visit payments. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. Accounts receivable resulting from such payment arrangements are recorded net of contractual allowances.
      A significant portion of the Company’s net operating revenues are generated directly from the Medicare program. Net operating revenues generated directly from the Medicare program represented approximately 48%, 46% and 40% of the Company’s consolidated net operating revenues for the years ended December 31, 2004, 2003 and 2002, respectively. Approximately 35% of the Company’s gross accounts receivable at December 31, 2004 and 2003 are from this payor source. As a provider of services to the Medicare program, the Company is subject to extensive regulations. The inability of any of the Company’s specialty hospitals or clinics to comply with regulations can result in changes in that specialty hospital’s or clinic’s net operating revenues generated from the Medicare program.
      Contract therapy revenues are comprised primarily of billings for services rendered to nursing homes, hospitals, schools and other third parties under the terms of contractual arrangements with these entities.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

Other Comprehensive Income (Loss)
      The Company uses the local currency as the functional currency for its Canadian operations. All assets and liabilities of foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments impacting comprehensive income (loss) are recorded as a separate component of stockholders’ equity. The cumulative translation adjustment is included in other comprehensive income (loss) and was a gain of $9,107,000 at December 31, 2004, a gain of $5,123,000 at December 31, 2003, and a loss of $74,000 at December 31, 2002, respectively. Also, included in other comprehensive income (loss) at December 31, 2003 were unrealized losses on available-for-sales securities of $49,000, net of tax. Following is a reconciliation of net income to comprehensive income:

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands)
Net income	$118,184	$74,471	$44,231
Unrealized losses on available for sale securities	(4)	(49)	—
Realized losses on available for sale securities	53	—	—
Realized loss on interest rate swap	—	313	1,264
Changes in foreign currency translation	3,984	5,197	243

Total comprehensive income	$122,217	$79,932	$45,738

Financial Instruments and Hedging
      Effective January 1, 2001, the Company adopted SFAS No. 133. Since the Company had no derivative financial instruments at January 1, 2001, there was no cumulative effect upon adoption. The Company has in the past entered into derivatives to manage interest rate and foreign exchange risks. Derivatives are limited in use and not entered into for speculative purposes. The Company enters into interest rate swaps to manage interest rate risk on a portion of its long-term borrowings. Interest rate swaps are reflected at fair value in the consolidated balance sheet and the related gains or losses are deferred in stockholders’ equity as a component of other comprehensive income. These deferred gains or losses are then amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in income. The Company did not have any interest rate swap arrangements at December 31, 2004 and 2003. At December 31, 2002 the fair value of the interest rate swap arrangement was $313,000. To the extent that any derivative instrument is not designated as a hedge under SFAS No. 133, the gains and losses are recognized in income based on fair market value and is included in other comprehensive income (loss).

Basic and Diluted Net Income Per Share
      Basic net income per common share is based on the weighted average number of shares of common stock outstanding during each year. Diluted net income per common share is based on the weighted average number of shares of common stock outstanding during each year, adjusted for the effect of common stock equivalents arising from the assumed exercise of stock options and warrants, if dilutive.

Recent Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123R requires that compensation cost relating to share-based

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The provisions of this statement are effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. As disclosed in footnote 3, the Company has signed a merger agreement with EGL Holding Company and EGL Acquisition Corp. As part of the merger, all outstanding options will be redeemed and the current stock option plan will be terminated. The transaction is expected to be completed in the first quarter of 2005.
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our financial position and results of operations.

2.	Acquisitions, Disposal and Management Services Agreements

For the Year Ended December 31, 2004
      The Company acquired controlling interests in three outpatient therapy businesses. Outpatient therapy acquisitions consisted of Anita Lorelli Physiotherapy Clinic, Inc. on February 2, 2004, Ocean Bay Occupational Medicine Center, P.C. on April 30, 2004 and Maximum Potential Rehab, Inc. on July 26, 2004. The Company also completed the repurchase of part of the minority interests of Metro Therapy, Inc. Total consideration for these transactions totaled $2.1 million including $1.9 million in cash and $0.2 million in notes issued.
      On September 27, 2004, the Company sold the land, building and certain other assets and liabilities associated with its only skilled nursing facility for approximately $11.6 million which approximates the carrying value of the skilled nursing facility’s assets. The skilled nursing facility was acquired as part of the Kessler acquisition in September 2003. The operating results of the skilled nursing facility have been reclassified and reported as discontinued operations for the year ended December 31, 2003. Previously, the operating results of this facility were included in the Company’s Specialty Hospitals segment. No gain or loss was recognized on the sale. Summarized income statement information relating to discontinued operations is as follows:

	December 31,

	2004	2003

	(In thousands)
Net revenue	$10,432	$4,407

Income from discontinued operations before income tax expense	1,262	415
Income tax expense	510	164

Income from discontinued operations, net of tax	$752	$251

      Also occurring in 2004 were the sale of all the Company’s membership rights in Millennium Rehab Services, LLC on March 31, 2004, Kessler-Adventist Rehabilitation Hospital, LLC and Kessler-Adventist Rehabilitation Services, LLC on April 1, 2004 and The Center for Health and Fitness at Palisades, LLC on August 31, 2004. Total consideration for these sales was $4.1 million. No gain or loss was recognized on the sales.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

For the Year Ended December 31, 2003
      On September 2, 2003, the Company completed the acquisition of all of the outstanding stock of Kessler Rehabilitation Corporation from the Henry H. Kessler Foundation, Inc. for $223.9 million in cash, net of cash acquired and $1.7 million of assumed indebtedness and $16.2 million in liabilities related to the planned restructuring. The purchase was funded through a combination of the proceeds from the issuance of 7 1/2% Senior Subordinated Notes due 2013 and existing cash. The purchase price has been allocated to net assets acquired and liabilities assumed based on valuation studies subject to resolution of purchase price adjustments. The excess of the amount of the purchase price over the net asset value, including identifiable intangible assets, was allocated to goodwill. The results of operations of Kessler Rehabilitation Corporation have been included in the Company’s consolidated financial statements since September 1, 2003. Kessler Rehabilitation Corporation operates acute medical rehabilitation hospitals and outpatient clinics. The Company has included the operations of Kessler’s four acute medical rehabilitation hospitals in its specialty hospital segment. Kessler’s outpatient clinics and onsite contract rehabilitation services have been included in the Company’s outpatient rehabilitation segment. Kessler’s only skilled nursing facility was sold on September 27, 2004 and has been reported as discontinued operations. Kessler’s other services, which include sales of home medical equipment, orthotics, prosthetics, and infusion/intravenous services and corporate support costs, have been included in the all other category.
      In addition during 2003, the Company acquired controlling interests in two outpatient therapy businesses. Outpatient therapy acquisitions consisted of Vanguard Health Services, P.C. on January 31, 2003 and Excel Rehabilitation Services, LLP on March 1, 2003. Total consideration for these acquisitions totaled $0.9 million including $0.6 million in cash and $0.3 million in notes issued.
      During 2003, the Company completed the repurchase of all of the minority interests of Rehab Advantage Therapy Services, LLC and Select Management Services, LLC and part of the minority interests of Select Specialty Hospital — Mississippi Gulf Coast, Inc. for $3.2 million in cash.

For the Year Ended December 31, 2002
      During 2002, the Company acquired controlling interests in seven outpatient therapy businesses. Outpatient therapy acquisitions consisted of Healthcare Motivations, Inc. on April 8, 2002, Pacific Coast Rehabilitation Physiotherapist Corporation on May 22, 2002, Physiotherapy Moncton Inc. and Canadian Back Rehabilitation Centre Limited both acquired on July 31, 2002, Halifax Physiotherapy and Sports Injuries Clinic Limited on September 30, 2002 and 1217406 Ontario Limited and Workplace Wellness both acquired on October 31, 2002. Total consideration for these acquisitions was $11.8 million including $9.9 million in cash and $1.9 million in notes issued.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      Information with respect to businesses acquired in purchase transactions is as follows:

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands)
Cash paid (net of cash acquired)	$1,937	$227,731	$9,937
Notes issued	214	316	1,864

	2,151	228,047	11,801
Liabilities assumed	573	36,513	345
Restructuring reserve (note 6)	—	16,213	—

	2,724	280,773	12,146
Fair value of assets acquired, principally accounts receivable and property and equipment	227	126,406	4,191
Trademark	—	21,000	—
Non-compete agreement	—	24,000	—
Minority interest liabilities relieved	1,069	1,405	70

Cost in excess of fair value of net assets acquired (goodwill)	$1,428	$107,962	$7,885

      The following pro forma unaudited results of operations have been prepared assuming the acquisition of Kessler Rehabilitation Corporation occurred at the beginning of the periods presented. The acquisitions of the other businesses acquired are not reflected in this pro forma as their impact is not material. These results are not necessarily indicative of results of future operations nor of the results that would have actually occurred had the acquisition been consummated as of the beginning of the period presented.

	Pro Forma Unaudited Results
	of Operations

	For the Year Ended
	December 31,

	2003	2002

	(In thousands, except per
	share data)
Net revenue	$1,539,580	$1,340,588

Net income before cumulative effect of accounting change	62,834	47,521

Net income	62,834	22,207

Basic income per common share before cumulative effect of accounting change	$0.64	$0.51
Basic income per common share	$0.64	$0.24
Diluted income per common share before cumulative effect of accounting change	$0.60	$0.48
Diluted income per common share	$0.60	$0.23

3.	Merger
      On October 18, 2004, the Company announced that it signed an agreement to merge with a subsidiary of EGL Holding Company. EGL Holding Company is a new company formed by an investment group led by Welsh, Carson, Anderson & Stowe, a private equity firm focused on investments in the healthcare sector, and including Thoma Cressey Equity Partners, a private equity firm and an existing stockholder of the Company, and certain members of the Company’s management, including Rocco A. Ortenzio and Robert A. Ortenzio.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Under the terms of the merger agreement, each share of the Company’s common stock, other than certain shares held by the stockholders participating in the buying group, will be converted into the right to receive $18.00 per share in cash.
      The closing of the transaction is subject to various conditions contained in the merger agreement, including the approval by the holders of a majority of the Company’s shares (other than the stockholders continuing in EGL Holding Company), the closing of financing arrangements as set forth in bank commitment letters that have been received by EGL Holding Company, the closing of tender offers for and consent solicitations with respect to the Company’s public debt securities and other customary conditions. The closing is expected to occur during the first quarter of 2005.

4.	Property and Equipment
      Property and equipment consists of the following:

	December 31,

	2004	2003

	(In thousands)
Land	$11,996	$14,559
Leasehold improvements	90,919	81,134
Buildings	46,044	50,498
Furniture and equipment	159,240	142,664
Construction-in-progress	973	548

	309,172	289,403
Less: accumulated depreciation and amortization	143,836	114,501

Total property and equipment	$165,336	$174,902

5.	Intangible Assets
      Effective January 1, 2002, the Company adopted SFAS No. 142. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually, or more frequently if impairment indicators arise. These reviews require the Company to estimate the fair value of its identified reporting units and compare those estimates against the related carrying values. For each of the reporting units, the estimated fair value is determined utilizing the expected present value of the future cash flows of the units.
      Amortization expense for intangible assets with finite lives was $3,429,000, $948,000 and $665,000 for the year ended December 31, 2004, 2003 and 2002, respectively. Estimated amortization expense for intangible assets for each of the five years commencing January 1, 2005 will be approximately $3,429,000 per year and primarily relates to the amortization of the non-compete agreement associated with the Kessler acquisition. This estimated amortization expense is subject to change based upon any additional intangible assets with finite lives associated with the Merger as discussed in note 3.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      Intangible assets consist of the following:

	As of December 31, 2004

	Gross Carrying	Accumulated
	Amount	Amortization

	(In thousands)
Amortized intangible assets
Non-compete agreement	$24,000	$(4,571)

Unamortized intangible assets
Goodwill	$302,069
Trademarks	58,875

Total	$360,944

	As of December 31, 2003

	Gross Carrying	Accumulated
	Amount	Amortization

	(In thousands)
Amortized intangible assets
Non-compete agreement	$24,000	$(1,124)
Management services agreements	1,081	(1,081)

Total	$25,081	$(2,205)

Unamortized intangible assets
Goodwill	$306,251
Trademarks	58,875

Total	$365,126

      The changes in the carrying amount of goodwill for the Company’s reportable segments for the years ended December 31, 2004 and 2003 are as follows:

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(In thousands)
Balance as of January 1, 2003	$84,391	$111,912	$584	$196,887
Goodwill acquired during year	95,620	12,342	—	107,962
Income tax benefits recognized	—	(3,745)	—	(3,745)
Earn-out payments	—	464	—	464
Translation adjustment	—	4,706	—	4,706
Other	—	(23)	—	(23)

Balance as of December 31, 2003	180,011	125,656	584	306,251
Sale of discontinued operations	(2,693)	—	—	(2,693)
Assignment of membership interests	(1,351)	—	—	(1,351)
Income tax benefits recognized	—	(5,492)	—	(5,492)
Earn-out payments	—	2,983	—	2,983
Translation adjustment	—	1,999	—	1,999
Other	—	372	—	372

Balance as of December 31, 2004	$175,967	$125,518	$584	$302,069

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

6.	Restructuring Reserves
      The Company recorded a restructuring reserve of $5,743,000 in 1999 related to the NovaCare acquisition. The reserves primarily included costs associated with workforce reductions of 162 employees in 1999 and lease buyouts in accordance with the Company’s qualified restructuring plan. During 2000, the Company revised its estimates for the NovaCare termination costs, severance liabilities and the anticipated closure of two central billing offices related to the NovaCare acquisition. The reserves for the billing office closures primarily included costs associated with lease buyouts and workforce reductions of 67 employees. These changes in estimates have been reflected as an adjustment to the purchase price of NovaCare.
      In 2003, the Company recorded a $16,213,000 restructuring reserve in connection with the acquisition of Kessler Rehabilitation Corporation which was accounted for as additional purchase price. The reserves primarily included costs associated with workforce reductions of 36 employees and lease buyouts in accordance with the Company’s restructuring plan.
      The following summarizes the Company’s restructuring activity:

	Lease
	Termination
	Costs	Severance	Total

	(In thousands)
January 1, 2002	$1,687	$132	$1,819
Amounts paid in 2002	(899)	(120)	(1,019)

December 31, 2002	788	12	800
2003 acquisition restructuring costs	5,886	10,327	16,213
Amounts paid in 2003	(869)	(5,769)	(6,638)

December 31, 2003	5,805	4,570	10,375
Amounts paid in 2004	(2,580)	(2,871)	(5,451)

December 31, 2004	$3,225	$1,699	$4,924

      The Company expects to pay out the remaining lease termination costs through 2007 and severance through 2005.

7.	Long-Term Debt and Notes Payable
      The components of long-term debt and notes payable are shown in the following table:

	December 31,

	2004	2003

	(In thousands)
9 1/2% Senior Subordinated Notes	$175,000	$175,000
7 1/2% Senior Subordinated Notes	175,000	175,000
Senior credit facility	—	8,483
Seller notes	3,406	7,174
Other	1,184	1,846

Total debt	354,590	367,503
Less: current maturities	3,557	10,267

Total long-term debt	$351,033	$357,236

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      On August 12, 2003, the Company issued and sold $175.0 million of 7 1/2% Senior Subordinated Notes due 2013. The net proceeds of the 7 1/2% Senior Subordinated Notes offering together with existing cash were used to complete the acquisition of Kessler Rehabilitation Corporation. The 7 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s wholly owned domestic subsidiaries (the “Subsidiary Guarantors”). Certain of the Company’s subsidiaries did not guarantee the 7 1/2% Senior Subordinated Notes (the “Non-Guarantor Subsidiaries”). The guarantees of the 7 1/2% Senior Subordinated Notes are subordinated in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors, including any borrowings or guarantees by those subsidiaries under the senior credit facility. The 7 1/2% Senior Subordinated Notes rank equally in right of payment with all of the Company’s existing and future senior subordinated indebtedness, including the existing 9 1/2% senior subordinated notes, and senior to all of the Company’s existing and future subordinated indebtedness. The Subsidiary Guarantors are the same for both the 7 1/2% and the 9 1/2% Senior Subordinated Notes.
      On June 11, 2001, the Company issued and sold $175.0 million in aggregate principle amount of 9 1/2% Senior Subordinated Notes due June 15, 2009. The net proceeds relating to the 9 1/2% Senior Subordinated Notes were used to repay debt under the Company’s senior credit facility and to repay 10% Senior Subordinated Notes. The 9 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors. The Non-Guarantor Subsidiaries did not guarantee the notes.
      The senior credit facility consists of a term portion of approximately $8.5 million at December 31, 2003 and a revolving credit portion of approximately $152.4 million. The term portion was paid in full during 2004. The term debt began quarterly amortization in September 2001, with a final maturity date of September 2005. The revolving commitment also matures in September 2005. Borrowings under the facility bear interest at either LIBOR or Prime rate, plus applicable margins based on financial covenant ratio tests. Borrowings bore interest at approximately 5.6% at December 31, 2003. A commitment fee of .375% to .5% per annum is charged on the unused portion of the credit facility. Availability under the revolving credit facility at December 31, 2004 was approximately $137.3 million. The credit facility is collateralized by substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries, including all of the capital stock of its domestic subsidiaries and 65% of the capital stock of its direct foreign subsidiaries and includes restrictions on certain payments by the Company, including dividend payments, minimum net worth requirements and other covenants. The Company is authorized to issue up to $25.0 million in letters of credit. Letters of credit reduce the capacity under the revolving credit facility and bear interest at applicable margins based on financial covenant ratio tests. Approximately $15.1 million and $10.6 million in letters of credit were issued at December 31, 2004 and 2003, respectively.
      The Seller Notes relate to the acquisition of related businesses and require periodic payments of principal and interest that mature on various dates through 2007. Also, certain of the notes contain minimum net worth requirements.
      Maturities of long-term debt for the years after 2005 are approximately as follows (in thousands):

2006	$814
2007	184
2008	35
2009	175,000
2010 and beyond	175,000

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

8.	Stockholders’ Equity

Stock Repurchase Program
      On February 23, 2004, the Company’s Board of Directors authorized a program to repurchase up to $80.0 million of its common stock. The program will remain in effect until August 31, 2005, unless extended or cancelled by the Board of Directors. The extent to which the Company repurchases its shares and the timing of any purchases will depend on prevailing market conditions and other corporate considerations. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow. The repurchased shares will be immediately retired. During the year ended December 31, 2004, the Company repurchased and retired a total of 3,399,400 shares at a cost, including fees and commissions, of $48.1 million. The Company has not and will not purchase any of its stock under its share repurchase program during the pendency of the proposed merger, which is described in footnote 3.

Shareholder Rights Plan
      On September 17, 2001, the Company’s Board of Directors adopted a Shareholder Rights Plan (the Rights Plan). Under the Rights Plan, rights were distributed as a dividend at the rate of one right for each share of common stock of the Company held by the shareholders of record as of the close of business on October 2, 2001. Until the occurrence of certain events, the rights are represented by and traded in tandem with the common stock. As a result of the 2-for-1 split of the Company’s common stock that was effected on December 23, 2003, under the terms of the Rights Plan, each share of common stock now represents and trades in tandem with 1/2 of a right. Each right will separate and entitle the shareholders to buy stock upon an occurrence of certain takeover or stock accumulation events. Should any person or group (Acquiring Person) acquire beneficial ownership of 15% or more of the Company’s common stock, each right not held by the Acquiring Person becomes the right to purchase, at an exercise price of $104, that number of shares of the Company’s common stock that at the time of the transaction, have a market value of twice the exercise price. In addition, if after a person or group becomes an Acquiring Person the Company merges, consolidates or engages in a similar transaction in which it does not survive, each holder has a “flip-over” right to buy discounted stock in the acquiring company. Certain of our principal stockholders will not be and cannot become an Acquiring Person and will not be counted as affiliates or associates of any other person in determining whether such person is an Acquiring Person under the Rights Plan.
      Under certain circumstances, the rights are redeemable by the Company at a price of $0.0005 per right. Further, if any person or group becomes an Acquiring Person, the Board of Directors has the option to exchange one share of common stock for each right held by any Person other than the Acquiring Person. The rights expire on September 17, 2011.

Common Stock
      On November 11, 2003, the Company’s Board of Directors approved a 2-for-1 split of its common stock. The stock split was effected in the form of a 100% stock dividend that was paid on December 23, 2003 to shareholders of record on December 5, 2003. All common issued and outstanding share and per share information has been retroactively restated to reflect the effects of this 2-for-1 stock split.

9.	Stock Option Plans
      The Company’s 1997 Stock Option Plan (the Plan) provides for the granting of options to purchase shares of Company stock to certain executives, employees and directors.
      Options under the Plan carry various restrictions. Under the Plan, certain options granted to employees will be qualified incentive stock options within the meaning of Section 422A of the Internal Revenue Code and other options will be considered nonqualified stock options. Both incentive stock options and nonqualified

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
stock options may be granted for no less than market value at the day of the grant and expire no later than ten years after the date of the grant.
      Originally under the Plan, options to acquire up to 11,520,000 shares of the stock could be granted. On February 22, 2001, the Plan was amended and restated to provide for the issuance of up to 11,520,000 shares of common stock plus any additional amount necessary to make the total shares available for issuance under the Plan equal to the sum of 11,520,000 plus 14% of the total issued and outstanding common stock in excess of 69,120,000 shares, subject to adjustment for stock splits, stock dividends and similar changes in capitalization.
      On April 11, 2002, the Company’s Board of Directors adopted the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan, which was approved by the stockholders on May 13, 2002. The amended plan provides for the grant of non-qualified stock options to key employees to purchase an additional 6,000,000 shares of common stock. A substantial portion of these options are Performance Accelerated Vesting Options. The Performance Accelerated Vesting Options will vest and become exercisable on the seventh anniversary of the grant of such options, but the vesting schedule for these options will be accelerated if the Company meets or exceeds its performance-based targets of earnings per share (EPS) and return on equity (ROE). The EPS target for 2002 was $0.42 and for each subsequent year, the EPS target will be calculated by increasing the immediately preceding year’s EPS target by fifteen percent. The ROE target for 2002 was 13.5%, and for each subsequent year the ROE target shall be determined by increasing the target percentage for the immediately preceding year by .5%. Twenty percent (20%) of a grant of Performance Accelerated Vesting Options shall vest and become exercisable after the completion of each fiscal year in which the Company meets or exceeds both its earnings per share and return on equity targets. No accelerated vesting shall occur in years in which the Company fails to meet either of its targets. In addition, if the Company meets both of these targets in 2002, 2003 and 2004, and the Company’s earnings per share for fiscal year 2004 is greater than or equal to $0.61, then all Performance Accelerated Vesting Options will become fully vested and immediately exercisable. Due to the Company meeting its performance-based targets of EPS and ROE in 2002, 2003 and 2004, 20% of the Performance Accelerated Vesting Options vested subsequent to December 31, 2002, 20% vested subsequent to December 31, 2003 and the remainder of the outstanding options vested subsequent to December 31, 2004. Total options available for grant under the Second Amended and Restated 1997 Stock Option Plan were 22,117,000 and 22,154,000 at December 31, 2004 and 2003, respectively.
      Transactions and other information related to the Second Amended and Restated 1997 Stock Option Plan are as follows:

			Weighted Average
	Price per Share	Shares	Exercise Price

	(In thousands, except per share amounts)
Balance, December 31, 2001	$0.87 to 8.53	12,516	$4.40
Granted	6.33 to 7.63	8,900	7.44
Exercised	3.04 to 5.88	(1,298)	3.16
Forfeited	3.04 to 8.53	(470)	6.07

Balance, December 31, 2002	$0.87 to 8.53	19,648	$5.82
Granted	16.50 to 6.68	7,899	15.12
Exercised	0.87 to 8.53	(6,313)	4.35
Forfeited	3.04 to 16.50	(333)	5.46

Balance, December 31, 2003	$3.04 to 16.50	20,901	$9.78
Granted	13.86 to 15.50	3,704	14.74
Exercised	3.04 to 14.53	(3,135)	5.94
Forfeited	3.04 to 16.50	(498)	8.85

Balance, December 31, 2004	$3.04 to 16.50	20,972	$11.25

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      Additional information with respect to the outstanding options as of December 31, 2004, 2003, 2002 and 2001 for the Second Amended and Restated 1997 Stock Option Plan is as follows:

	Range of Exercise Prices

	$0.87-$5.88	$6.33-$7.53	$7.63-$10.25	$14.53-$16.50

	(In thousands except per share amounts)
Number outstanding at December 31, 2001	12,306	96	114	—
Options outstanding weighted average remaining contractual life	8.4	9.9	9.7	—
Number of exercisable	6,222	—	—	—
Number outstanding at December 31, 2002	10,777	2,016	6,855	—
Options outstanding weighted average remaining contractual life	7.5	9.2	9.4	—
Number of exercisable	6,538	1,034	2,119	—
Number outstanding at December 31, 2003	4,817	2,033	6,280	7,771
Options outstanding weighted average remaining contractual life	6.9	8.2	8.4	9.7
Number of exercisable	2,297	1,253	2,597	3,550
Number outstanding at December 31, 2004	2,496	1,438	5,726	11,312
Options outstanding weighted average remaining contractual life	5.8	7.3	7.4	8.9
Number of exercisable	1,577	964	3,186	6,197
      On February 12, 2002, the Company’s Board of Directors adopted the 2002 Non-Employee Directors’ Plan, which was amended on April 11, 2002, and approved by the stockholders on May 13, 2002. Under the terms of the Non-Employee Directors’ Plan, directors who are not employees of the Company may be granted non-qualified stock options to purchase up to 500,000 shares of the Company’s common stock (such number being subject to adjustment under the terms of the plan), at a price of not less than 100% of the market price on the date the option is granted. Options expire no later than ten years after the date of grant.
      Transactions and other information related to the 2002 Non-Employee Directors’ Plan are as follows:

			Weighted Average
	Price per Share	Shares	Exercise Price

	(In thousands except per share amounts)
Balance, December 31, 2001	$—	—	$—
Granted	7.02	56	7.02

Balance, December 31, 2002	7.02	56	7.02
Granted	6.68 to 14.53	78	8.69
Exercised	7.02	3	7.02

Balance, December 31, 2003	6.68 to 14.53	131	8.01
Granted	15.50	111	15.50

Balance, December 31, 2004	$6.68 to 15.50	242	$11.44

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      Additional information with respect to the outstanding options as of December 31, 2004, 2003 and 2002 for the 2002 Non-employee Directors’ Plan is as follows:

	$6.68	$7.02	$14.53	$15.50

Number outstanding at December 31, 2002	—	56	—	—
Options outstanding weighted average remaining contractual life	—	9.12	—	—
Number of excercisable	—	—	—	—
Number outstanding at December 31, 2003	58	53	20	—
Options outstanding weighted average remaining contractual life	9.14	8.12	9.61	—
Number of excercisable	—	8	—	—
Number outstanding at December 31, 2004	58	53	20	111
Options outstanding weighted average remaining contractual life	8.14	7.12	8.61	9.11
Number of excercisable	12	20	4	—

10.	Income Taxes
      Significant components of the Company’s tax provision for the years ended December 31, 2004, 2003 and 2002 are as follows:

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands)
Current:
Federal	$54,147	$33,307	$14,345
State and local	12,111	6,258	3,599
Foreign	3,051	2,359	1,754

Total current	69,309	41,924	19,698
Deferred	10,803	6,837	8,878

Total income tax provision(1)	$80,112	$48,761	$28,576

(1)	Includes amounts associated with discontinued operations
      The difference between the expected income tax provision at the federal statutory rate of 35% and the income tax expense recognized in the financial statements is as follows:

	For the Year Ended
	December 31,

	2004	2003	2002

Expected federal tax rate	35.0%	35.0%	35.0%
State and local taxes, net of federal benefit	3.1	3.0	2.9
Other permanent differences	0.8	1.2	0.5
Foreign taxes	0.3	0.4	0.5
Valuation Allowance	1.2	—	—
Other	—	—	0.4

Total	40.4%	39.6%	39.3%

      Undistributed earnings of the Company’s foreign subsidiary are permanently reinvested. Accordingly, no deferred taxes have been provided on these earnings.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      A summary of deferred tax assets and liabilities is as follows:

	For the Year Ended
	December 31,

	2004	2003

	(In thousands)
Deferred tax assets — current
Allowance for doubtful accounts	$37,846	$42,991
Compensation and benefit related accruals	15,813	10,897
Malpractice insurance	1,082	1,246
Restructuring reserve	1,959	3,319
Patient care reserve	1,595	—
Other accruals, net	944	3,246

Net deferred tax asset — current	59,239	61,699

Deferred tax assets — non current
Expenses not currently deductible for tax	199	1,079
Net operating loss carry forwards	14,289	9,624
Depreciation and amortization	(8,440)	420

Net deferred tax asset — non current	6,048	11,123

Net deferred tax asset before valuation allowance	65,287	72,822
Valuation allowance	(10,506)	(4,520)

Deferred tax asset	$54,781	$68,302

      The valuation allowance is primarily attributable to the uncertainty regarding the realization of state net operating losses and other net deferred tax assets of loss entities. The net deferred tax assets of approximately $54.8 million consist of: items which have been recognized for financial reporting purposes, but which will reduce tax on returns to be filed in the future and include the use of net operating loss carryforwards. The Company has performed the required assessment of positive and negative evidence regarding the realization of the net deferred tax assets in accordance with SFAS No. 109, “Accounting for Income Taxes.” This assessment included a review of legal entities with three years of cumulative losses, estimates of projected future taxable income and the impact of tax-planning strategies that management plans to implement. Although realization is not assured, based on the Company’s assessment, it has concluded that it is more likely than not that such assets, net of the existing valuation allowance, will be realized.
      Net operating loss carry forwards expire as follows (in thousands):

2005	$97
2006	—
2007	—
2008	—
Thereafter through 2019	$2,716
      As a result of the acquisition of American Transitional Hospitals, Inc. and Kessler Rehabilitation Corporation, the Company is subject to the provisions of Section 382 of the Internal Revenue Code which provide for annual limitations on the deductibility of acquired net operating losses and certain tax deductions. These limitations apply until the earlier of utilization or expiration of the net operating losses. Additionally, if

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
certain substantial changes in the Company’s ownership should occur, there would be an annual limitation on the amount of the carryforwards that can be utilized.
      The Company has total state net operating losses of approximately $248.0 million with various expirations.

11.	Retirement Savings Plan
      The Company sponsors a defined contribution retirement savings plan for substantially all of its employees. Employees may elect to defer up to 15% of their salary. The Company matches 50% of the first 6% of compensation employees contribute to the plan. The employees vest in the employer contributions over a three-year period beginning on the employee’s hire date. The expense incurred by the Company related to this plan was $6,833,000, $4,893,000, and $4,922,000 during the years ended December 31, 2004, 2003 and 2002, respectively.
      A subsidiary of the Company sponsored a defined contribution savings plan in 2003 for substantially all eligible employees who have reached 21 years of age and have completed one year of service. Employees may elect to defer up to 15% of their salary. The subsidiary matches 50% of the first 4% of compensation employees contribute to the plan. The employees vest in the employer contributions over a five-year period beginning on the employee’s hire date. The expense incurred by the subsidiary related to this plan was $118,000 for the year ended December 31, 2003.

12.	Segment Information
      SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information”, establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers.
      The Company’s segments consist of (i) specialty hospitals and (ii) outpatient rehabilitation. All other represents amounts associated with corporate activities and businesses associated with home medical equipment, orthotics, prosthetics, infusion/intravenous services and computer software. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance of the segments based on Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, equity in earnings from joint ventures, income from discontinued operations and minority interest.
      The following table summarizes selected financial data for the Company’s reportable segments:

	Year Ended December 31, 2004

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(In thousands)
Net revenue	$1,089,538	$558,097	$13,156	$1,660,791
Adjusted EBITDA	236,181	81,616	(46,287)	271,510
Total assets	520,572	318,180	274,969	1,113,721
Capital expenditures	23,320	5,885	3,421	32,626

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

	Year Ended December 31, 2003

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(In thousands)
Net revenue	$849,260	$529,262	$13,844	$1,392,366
Adjusted EBITDA	145,650	74,988	(36,185)	184,453
Total assets	512,956	365,534	200,508	1,078,998
Capital expenditures	22,559	8,514	4,779	35,852

	Year Ended December 31, 2002

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(In thousands)
Net revenue	$625,238	$485,101	$16,220	$1,126,559
Adjusted EBITDA	70,891	81,136	(24,748)	127,279
Total assets	332,737	326,763	79,559	739,059
Capital expenditures	28,791	12,637	1,755	43,183
      A reconciliation of net income to Adjusted EBITDA is as follows:

	For the Year Ended December 31,

	2004	2003	2002

	(In thousands)
Net income	$118,184	$74,471	$44,231
Income tax expense	79,602	48,597	28,576
Minority interest	3,448	2,402	2,022
Interest expense	33,634	26,340	27,210
Interest income	(2,583)	(936)	(596)
Equity in earnings from joint ventures	—	(824)	—
Income from discontinued operations	(752)	(251)	—
Depreciation and amortization	39,977	34,654	25,836

Adjusted EBITDA	$271,510	$184,453	$127,279

13.	Net Income per Share
      Under SFAS No. 128, “Earnings per Share” (EPS), the Company’s granting of certain stock options and warrants resulted in potential dilution of basic EPS. The following table sets forth for the periods indicated the calculation of net income per share in the Company’s consolidated Statement of Operations and the differences between basic weighted average shares outstanding and diluted weighted average shares outstanding used to compute diluted EPS:

	December 31,

	2004	2003	2002

	(In thousands except per share
	amounts)
Numerator:
Income from continuing operations	$117,432	$74,220	$44,231
Income from discontinued operations, net of tax	752	251	—

Net income	$118,184	$74,471	$44,231

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

	December 31,

	2004	2003	2002

	(In thousands except per share
	amounts)
Denominator:
Denominator for basic earnings per share-weighted average shares	102,165	97,452	92,928
Effect of dilutive securities:
a) Stock options	4,364	5,853	3,178
b) Warrants	—	686	2,150

Denominator for diluted earnings per share-adjusted weighted average shares	106,529	103,991	98,256

Basic income per common share:
Income from continuing operations	$1.15	$0.76	$0.48
Income from discontinued operations	.01	N/M	—

Net income per common share	$1.16	$0.76	$0.48

Diluted income per common share:
Income from continuing operations	$1.10	$0.72	$0.45
Income from discontinued operations	.01	N/M	—

Net income per common share	$1.11	$0.72	$0.45

      The following amounts are shown here for informational and comparative purposes only, since their inclusion would be anti-dilutive (in thousands):

	2004	2003	2002

Stock options	4,512	2,336	7,398

14.	Fair Value of Financial Instruments
      Financial instruments include cash and cash equivalents, notes payable and long-term debt. The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.
      The Company is exposed to the impact of interest rate changes. The Company’s objective is to manage the impact of the interest rate changes on earnings and cash flows and on the market value of its borrowings. The Company entered into an interest rate swap in March 2001 which became effective in April 2001. The swap originally matured in March 2005. In January 2002, the swap maturity date was amended to March 2003. The variable interest rate of the debt was 4.4% and the fixed rate of the swap was 8.1% at December 31, 2002. The differential to be paid or received from the counterparty in the agreement is recorded as interest expense as rates reset. The net settlement resulted in a $2.1 million increase in interest expense in 2002.
      The interest rate swap has been designated as a hedge and qualified under the provision of SFAS No. 133 as an effective hedge under the short-cut method. Accordingly, the change in the fair value for the year ended December 31, 2002 was recorded in other comprehensive income.
      Borrowings under the credit facility which are not subject to the swap have variable rates that reflect currently available terms and conditions for similar debt. The carrying amount of this debt is a reasonable estimate of fair value.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
      The 9 1/2% Senior Subordinated Notes and the 7 1/2% Senior Subordinated Notes, which were issued and sold on June 11, 2001 and August 12, 2003, respectively, are traded in public markets. The carrying value for both the 9 1/2% Senior Subordinated Notes and the 7 1/2% Senior Subordinated Notes was $175.0 million at December 2004 and 2003. The estimated fair value of the 9 1/2% Senior Subordinated Notes was $187.7 million and $192.1 million at December 31, 2004 and 2003, respectively. The estimated fair value of the 7 1/2% Senior Subordinated Notes was $197.8 million and $185.5 million at December 31, 2004 and 2003, respectively.

15.	Related Party Transactions
      The Company is party to various rental and other agreements with companies owned by a related party affiliated through common ownership or management. The Company made rental and other payments aggregating $1,902,000, $1,525,000, and $1,434,000 during the years ended December 31, 2004, 2003 and 2002, respectively, to the affiliated companies.
      As of December 31, 2004, future rental commitments under outstanding agreements with the affiliated companies are approximately as follows (in thousands):

2005	$1,731
2006	1,795
2007	1,783
2008	1,823
2009	1,660
Thereafter	9,226

$18,018

      In September 2002, the Company acquired Select Air II Corporation for consideration of $2,456,000 and in November 2002, the Company acquired Select Transport, Inc. for consideration of $1,007,850, in each case from a related party.

16.	Commitments and Contingencies

Leases
      The Company leases facilities and equipment from unrelated parties under operating leases. Minimum future lease obligations on long-term non-cancelable operating leases in effect at December 31, 2004 are approximately as follows (in thousands):

2005	$73,039
2006	56,938
2007	41,229
2008	25,072
2009	12,742
Thereafter	16,866

$225,886

      Total rent expense for operating leases for the years ended December 31 2004, 2003 and 2002 was approximately $107,098,000, $95,188,000, and $85,215,000, respectively.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

Patient Care Obligation
      The Company acquired a long-term obligation to care for an indigent, ventilator dependent, quadriplegic individual through its acquisition of Kessler Rehabilitation Corporation. The Company has utilized actuarial methods in estimating and recording its liability for the care of this individual. Changes in variables utilized in estimating this liability such as life expectancy, level of medical care and medical care costs can have a significant effect on the estimated liability. The Company monitors these variables and makes periodic adjustments to the estimated liability as appropriate. The estimated cost for this individual’s care was $3.2 million and $3.5 million at December 31, 2004 and 2003, respectively.

Other
      In March 2000, the Company entered into three-year employment agreements with three of its executive officers. Under these agreements, the three executive officers will receive a combined total annual salary of $2,100,000 subject to adjustment by the Company’s Board of Directors. At the end of each 12-month period beginning March 1, 2000, the term of each employment agreement automatically extends for an additional year unless one of the executives or the Company gives written notice to the other not less than three months prior to the end of that 12-month period that they do not want the term of the employment agreement to continue.
      A subsidiary of the Company has entered into a naming, promotional and sponsorship agreement for a sports complex. The naming, promotional and sponsorship agreement is in effect until 2026. The subsidiary is required to make payments in accordance with the contract terms over 25 years ranging from $1,400,000 to $1,963,000 per year and provide physical therapy and training services.

Litigation
      On August 24, 2004, Clifford C. Marsden and Ming Xu filed a purported class action complaint in the United States District Court for the Eastern District of Pennsylvania on behalf of the public stockholders of the Company against Martin Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia Rice and the Company. The complaint alleges, among other things, failure to disclose adverse information regarding a potential regulatory change affecting reimbursement for the Company’s services applicable to long-term acute care hospitals operated as hospitals within hospitals, and the issuance of false and misleading statements about the financial outlook of the Company. The complaint seeks, among other things, damages in an unspecified amount, interest and attorneys’ fees. On November 9, 2004, the Court has not yet ruled on that motion. The Company believes that the allegations in the complaint are without merit and intends to vigorously defend against this action.
      On October 18, 2004, Garco Investments, LLP filed a purported class action complaint in the Court of Chancery of the State of Delaware, New Castle County (the “Court”) on behalf of the unaffiliated stockholders of the Company against Russell L. Carson, David S. Chernow, Bryan C. Cressey, James E. Dalton, Jr., Meyer Feldberg, Robert A. Ortenzio, Rocco A. Ortenzio, Thomas A. Scully, Leopold Swergold and LeRoy S. Zimmerman, who are all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. On November 3, 2004, Terrence C. Davey filed a purported class action complaint in the Court, on behalf of the Company’s unaffiliated stockholders against all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. On November 18, 2004, the Court entered an Order of Consolidation which, among other things, consolidated the above-mentioned actions under the caption In re: Select Medical Corporation Shareholders Litigation, Consolidated C.A. No. 755-N and appointed co-lead plaintiffs’ counsel.
      On December 20, 2004, plaintiffs Garco Investments LLP and Terence C. Davey filed an Amended Consolidated Complaint in the Court, purportedly on behalf of the Company’s unaffiliated stockholders

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
against all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. The amended complaint alleges, among other things, that the defendants have breached their fiduciary duties owed to the plaintiffs and the Company’s stockholders in connection with the proposed going private transaction, that the proposed merger consideration is not fair or adequate, and that the defendants failed to disclose and/or misrepresented material information in the proxy statement relating to the merger and/or disseminated a “stale” fairness opinion by Banc of America Securities LLC. The complaint seeks, among other things, to enjoin the defendants from completing the merger or, alternatively, to rescind the merger (if complete) or award rescissory damages in an unspecified amount, and to require issuance of corrective and/or supplemental disclosures and an update of the “stale” fairness opinion.
      As a result of arm’s-length settlement negotiations among counsel in the Delaware consolidated lawsuit, on January 21, 2005 the parties executed a stipulation of settlement which recognizes, among other things, that the allegations of the amended complaint were a material factor in causing the Company to make certain additional disclosures in the proxy statement, and that those disclosures, and the other terms set forth in the stipulation of settlement (which is on file with the Court) are a fair and reasonable means by which to resolve the action. The proposed settlement is subject to final approval by the Court, and therefore may not be final at the time the Company consummates the merger. The Court has scheduled a hearing for March 24, 2005 to consider, among other things, whether to approve the proposed settlement. If the proposed settlement is ultimately not approved by the Court, the litigation could proceed and the plaintiffs could seek the relief sought in their amended complaint. As a result, we can make no assurance that the proposed settlement will be completed on the terms described above. The Company believes that the allegations in the amended complaint are without merit and intend to vigorously defend against this action if we are unable to reach a settlement that is finally approved by the Court.
      The Company carries director and officer insurance covering these purported class actions lawsuits, while the Company does not believe these claims will have a material adverse effect on our financial position or results of operations, due to the uncertain nature of such litigation, the Company cannot predict the outcome of these matters.
      The Company is subject to legal proceedings and claims that arise in the ordinary course of its business, which include malpractice claims covered under our insurance policies. In the Company’s opinion, the outcome of these actions will not have a material adverse effect on the financial position or results of operations of the Company.
      To cover claims arising out of the operations of the Company’s hospitals and outpatient rehabilitation facilities, the Company maintains professional malpractice liability insurance and general liability insurance. The Company also maintains umbrella liability insurance covering claims which, due to their nature or amount, are not covered by or not fully covered by the Company’s other insurance policies. These insurance policies also do not generally cover punitive damages. Significant legal actions as well as the cost and possible lack of available insurance could subject us to substantial uninsured liabilities.
      Health care providers are often subject to lawsuits under the qui tam provisions of the federal False Claims Act. Qui tam lawsuits typically remain under seal (hence, unknown to the defendant) for some time while the government decides whether or not to intervene on behalf of a private qui tam plaintiff (known as a relator) and take the lead in the litigation. A qui tam lawsuit against the Company has been filed in the United States District Court for the District of Nevada, but because the action is still under seal, the Company does not know the details of the allegations or the relief sought. As is required by law, the federal government is conducting an investigation of this complaint to determine if it will intervene in the case. The Company has received a subpoena for patient records and other documents apparently related to the federal government’s investigation of matters alleged in this qui tam complaint. The Company believes that these investigations relate to the Medicare outpatient billing practices of certain of the Company’s subsidiaries. The three relators in this qui tam lawsuit are two former employees of the Company’s Las Vegas, Nevada

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
subsidiary who were terminated by the Company in 2001 and a former employee of the Company’s Florida subsidiary who the Company asked to resign. The Company sued the former Las Vegas employees in state court in Nevada in 2001 for, among other things, return of misappropriated funds, and the Company’s lawsuit has recently been transferred to the federal court in Las Vegas. While the government has investigated but chosen not to intervene in two previous qui tam lawsuits filed against the Company, the Company cannot provide assurance that the government will not intervene in this case. However, the Company believes, based on its prior experiences with qui tam cases and the information currently available to the Company, that this qui tam action will not have a material adverse effect on the Company.

17.	Supplemental Disclosures of Cash Flow Information
      Non-cash investing and financing activities are comprised of the following for the years ended December 31, 2004, 2003 and 2002:

Description of Transaction	2004	2003	2002

	(In thousands)
Notes issued with acquisitions (Note 2)	$214	$316	$1,864
Liabilities assumed with acquisitions (Note 2)	573	36,513	345
Tax benefit of stock option exercises	$13,044	$25,059	$2,239

18.	Subsequent Events

Bond tender offer
      In connection with the proposed merger as discussed in note 3, the Company has commenced tender offers to acquire all of its existing 9 1/2% senior subordinated notes due 2009 and all of its existing 7 1/2% senior subordinated notes due 2013. In connection with each such tender offer the Company is seeking consents to eliminate substantially all of the restrictive covenants and make other amendments to the indentures governing such notes. The consummation of the merger is conditioned upon a majority of the aggregate principal amount of each such series of outstanding notes being tendered and consenting to the proposed amendments. As of February 2, 2005, the Company received the consent of a 100% and 97% of the holders of the 7 1/2% and 9 1/2% senior subordinated notes, respectively. As a result, the Company has received the consents necessary to amend the indentures governing the 9 1/2% and the 7 1/2% senior subordinated notes.

Debt Offering
      On February 3, 2005, the Company sold $660.0 million of 7 5/8% Senior Subordinated Notes (the “Notes”) due 2015. The net proceeds of the offering will be used to provide a portion of the funds necessary to finance the Company’s previously announced merger with an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P. as discussed in note 3, refinance certain of Select’s existing indebtedness, and pay related fees and expenses. The simultaneous completion of the merger is one of the conditions to the offering. The Company anticipates completing the offering in February 2005. The Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s wholly owned domestic subsidiaries (the “Subsidiary Guarantors”). Certain of the Company’s subsidiaries did not guarantee the Notes (the “Non-Guarantor Subsidiaries”). The guarantees of the Notes are subordinated in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors, including any borrowings or guarantees by those subsidiaries under the senior credit facility. The Notes rank equally in right of payment with all of the Company’s existing and future senior subordinated indebtedness, including the existing 9 1/2% senior subordinated notes, and senior to all of the Company’s existing and future subordinated indebtedness.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

Acquisition
      Effective as of January 1, 2005, the Company acquired SemperCare Inc. for approximately $100.0 million in cash. The purchase price for the SemperCare acquisition is subject to an upward or downward adjustment based on the level of SemperCare’s net working capital on the closing date of the acquisition. SemperCare is based in Plano, Texas and operates 17 long-term acute care hospitals in 11 states. All of the SemperCare facilities are operated as hospitals within hospitals.

19.	Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries
      The Company conducts a significant portion of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002. All Subsidiary Guarantors were wholly-owned as of the date of the registration of the debt offerings as described in note 7.
      On January 1, 2003, the Company purchased the outstanding minority interests of Rehab Advantage Therapy Services, LLC and Select Management Services, LLC. The operations of these businesses through December 31, 2002 have been included as Non-Guarantor Subsidiaries. The operations of the businesses (through a 100% owned subsidiary) commencing on January 1, 2003 have been included as Guarantor Subsidiaries.
      The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.
      The following table sets forth the Non-Guarantor Subsidiaries at December 31, 2004:

Caritas Rehab Services, LLC
Canadian Back Institute Limited and its
  subsidiaries
Cupertino Medical Center, P.C.
Elizabethtown Physical Therapy
Jeff Ayres, PT Therapy Center, Inc.
Jeffersontown Physical Therapy, LLC
Kentucky Orthopedic Rehabilitation, LLC
Kessler Core PT, OT and Speech Therapy at
  New York, LLC
Langhorne, P.C.
Lester OSM, P.C.
Louisville Physical Therapy, P.S.C.
Medical Information Management Systems, LLC
Metropolitan West Physical Therapy and
  Sports Medicine Services Inc.
Metro Therapy, Inc.
MKJ Physical Therapy, Inc.
New York Physician Services, P.C.	North Andover Physical Therapy, Inc.
OccuMed East, P.C.
Ohio Occupational Health, P.C., Inc.
Partners in Physical Therapy, PLLC
Philadelphia Occupational Health, P.C.
Rehabilitation Physician Services, P.C
Robinson & Associates, P.C.
Select Specialty Hospital – Central
  Pennsylvania, L.P.
Select Specialty Hospital – Houston, L.P.
Select Specialty Hospital – Mississippi
  Gulf Coast, Inc.
Sprint Physical Therapy, P.C.
Therex, P.C.
TJ Corporation I, L.L.C.
U.S. Regional Occupational Health II, P.C.
U.S. Regional Occupational Health II of
New Jersey, P.C.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Balance Sheet
December 31, 2004

	Select Medical
	Corporation
	(Parent Company	Subsidiary	Non-Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$161,704	$74,641	$11,131	$—		$247,476
Restricted cash	7,031	—	—	—		7,031
Accounts receivable, net	29	201,399	15,424	—		216,852
Current deferred tax asset	8,962	46,172	4,105	—		59,239
Other current assets	2,896	11,222	4,619	—		18,737

Total Current Assets	180,622	333,434	35,279	—		549,335
Property and equipment, net	8,038	139,610	17,688	—		165,336
Investment in affiliates	564,136	59,403	—	(623,539	)(a)	—
Goodwill	5,853	244,927	51,289	—		302,069
Trademark	—	58,875	—	—		58,875
Other intangibles	—	19,429	—	—		19,429
Other assets	12,439	5,003	1,235	—		18,677

Total Assets	$771,088	$860,681	$105,491	$(623,539)		$1,113,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt and notes payable	$1,380	$1,674	$503	$—		$3,557
Accounts payable	1,646	39,643	7,343	—		48,632
Intercompany accounts	139,392	(140,606)	1,214	—		—
Accrued payroll	493	55,956	105	—		56,554
Accrued vacation	2,528	18,957	1,617	—		23,102
Accrued medical malpractice	14,627	—	—	—		14,627
Accrued restructuring	—	4,924	—	—		4,924
Accrued other	12,472	50,570	3,442	—		66,484
Income taxes payable	(27,767)	43,561	(11,320)	—		4,474
Due to third party payors	6,068	8,372	(1,174)	—		13,266

Total Current Liabilities	150,839	83,051	1,730	—		235,620
Long-term debt, net of current portion	105,058	229,485	16,490	—		351,033
Noncurrent deferred tax liability	(752)	4,395	815	—		4,458

Total liabilities	255,145	316,931	19,035	—		591,111
Commitments and Contingencies
Minority interest in consolidated subsidiary companies	—	414	6,253	—		6,667
Stockholders’ Equity:
Common stock	1,020	—	—	—		1,020
Capital in excess of par	275,281	—	—	—		275,281
Retained earnings	230,535	218,749	49,351	(268,100	)(b)	230,535
Subsidiary investment	—	324,587	30,852	(355,439	)(a)	—
Accumulated other comprehensive loss	9,107	—	—	—		9,107

Total Stockholders’ Equity	515,943	543,336	80,203	(623,539)		515,943

Total Liabilities and Stockholders’ Equity	$771,088	$860,681	$105,491	$(623,539)		$1,113,721

(a)	Elimination of investments in subsidiaries.

(b)	Elimination of investments in subsidiaries’ earnings.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Twelve Months Ended December 31, 2004

	Select Medical		Non-
	Corporation (Parent	Subsidiary	Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Net operating revenues	$134	$1,424,087	$236,570	$—		$1,660,791

Costs and expenses:
Cost of services	—	1,100,646	194,257	—		1,294,903
General and administrative	44,494	1,362	—	—		45,856
Bad debt expense	—	47,841	681	—		48,522
Depreciation and amortization	2,349	32,937	4,691	—		39,977

Total costs and expenses	46,843	1,182,786	199,629	—		1,429,258

Income (loss) from operations	(46,709)	241,301	36,941	—		231,533
Other income and expense:
Intercompany interest and royalty fees	26,736	(26,652)	(84)	—		—
Intercompany management fees	(100,099)	96,659	3,440	—		—
Interest income	(1,367)	(1,048)	(168)	—		(2,583)
Interest expense	10,858	20,043	2,733	—		33,634

Income before minority interests and income taxes	17,163	152,299	31,020	—		200,482
Minority interest in consolidated subsidiary companies	—	249	3,199	—		3,448

Income from continuing operations before income taxes	17,163	152,050	27,821	—		197,034
Income tax expense	12,208	62,340	5,054			79,602

Income from continuing operations	4,955	89,710	22,767	—		117,432
Income from discontinued operations, net of tax	—	752	—	—		752
Equity in earnings of subsidiaries	113,229	17,965	—	(131,194	)(a)	—

Net income	$118,184	$108,427	$22,767	$(131,194)		$118,184

(a)	Elimination of equity in net income (loss) from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Twelve Months Ended December 31, 2004

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Operating activities
Net income	$118,184	$108,427	$22,767	$(131,194	)(a)	$118,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,349	32,872	4,691	—		39,912
Provision for bad debts	—	48,305	681	—		48,986
Deferred income taxes	(1,164)	11,483	484	—		10,803
Minority interests	—	249	3,199	—		3,448
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	(113,229)	(17,965)	—	131,194	(a)	—
Intercompany	61,633	(52,738)	(8,895)	—		—
Accounts receivable	3	(33,463)	10,596	—		(22,864)
Other current assets	1,277	2,726	4,591	—		8,594
Other assets	1,286	1,783	(291)	—		2,778
Accounts payable	(6,813)	(7,585)	418	—		(13,980)
Due to third-party payors	—	(53,475)	1,179	—		(52,296)
Accrued expenses	(575)	3,346	298	—		3,069
Income taxes	35,034	(843)	(6,549)	—		27,642

Net cash provided by operating activities	97,985	43,122	33,169	—		174,276

Investing activities
Purchases of property and equipment	(3,194)	(26,181)	(3,251)	—		(32,626)
Proceeds from sale of discontinued operations	—	11,554	—	—		11,554
Earnout payments	—	(2,983)	—	—		(2,983)
Proceeds from sale of membership interests	—	4,064	—	—		4,064
Acquisition of businesses, net of cash acquired	—	—	(1,937)	—		(1,937)

Net cash used in investing activities	(3,194)	(13,546)	(5,188)	—		(21,928)

Financing activities
Intercompany debt reallocation	21,415	(12,197)	(9,218)	—		—
Net repayments on credit facility debt	—	—	(8,483)	—		(8,483)
Principal payments on seller and other debt	—	(3,616)	(288)	—		(3,904)
Restricted cash	(7,031)	—	—	—		(7,031)
Repurchases of common stock	(48,058)	—	—	—		(48,058)
Proceeds from issuance of common stock	18,623	—	—	—		18,623
Payment of common stock dividends	(9,209)	—	—	—		(9,209)
Repayment of bank overdrafts	(11,427)	—	—	—		(11,427)
Distributions to minority interests	—	—	(1,501)	—		(1,501)

Net cash used in financing activities	(35,687)	(15,813)	(19,490)	—		(70,990)

Effect of exchange rate changes on cash and cash equivalents	611	—	—	—		611

Net increase in cash and cash equivalents	59,715	13,763	8,491	—		81,969
Cash and cash equivalents at beginning of period	101,989	60,878	2,640	—		165,507

Cash and cash equivalents at end of period	$161,704	$74,641	$11,131	$—		$247,476

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Balance Sheet

	December 31, 2003

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$101,989	$60,878	$2,640	$—		$165,507
Accounts receivable, net	32	203,438	26,701	—		230,171
Current deferred tax asset	12,900	46,783	2,016	—		61,699
Other current assets	4,173	14,306	9,210	—		27,689

Total Current Assets	119,094	325,405	40,567	—		485,066
Property and equipment, net	8,232	148,336	18,334	—		174,902
Investment in affiliates	393,552	59,582	—	(453,134	)(a)	—
Goodwill	5,854	252,379	48,018	—		306,251
Trademark	—	58,875	—	—		58,875
Other intangibles	—	22,876	—	—		22,876
Non-current deferred tax asset	1,951	5,634	(982)	—		6,603
Other assets	13,725	9,756	944	—		24,425

Total Assets	$542,408	$882,843	$106,881	$(453,134)		$1,078,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdrafts	$11,427	$—	$—	$—		$11,427
Current portion of long-term debt and notes payable	460	9,264	543	—		10,267
Accounts payable	8,459	44,185	6,925	—		59,569
Intercompany accounts	(14,028)	13,725	303	—		—
Accrued payroll	1,112	52,009	139	—		53,260
Accrued vacation	2,277	17,701	1,551	—		21,529
Accrued medical malpractice	—	12,777	—	—		12,777
Accrued restructuring	—	10,375	—	—		10,375
Accrued other	27,306	35,049	3,176	—		65,531
Due to third party payors	1,657	52,647	(2,353)	—		51,951

Total Current Liabilities	38,670	247,732	10,284	—		296,686
Long-term debt, net of current portion	84,563	237,185	35,488	—		357,236

Total liabilities	123,233	484,917	45,772	—		653,922
Commitments and Contingencies
Minority interest in consolidated subsidiary companies	—	362	5,539	—		5,901
Stockholders’ Equity:
Common stock	1,022	—	—	—		1,022
Capital in excess of par	291,519	—	—	—		291,519
Retained earnings	121,560	110,322	26,584	(136,906	)(b)	121,560
Subsidiary investment	—	287,242	28,986	(316,228	)(a)	—
Accumulated other comprehensive income	5,074	—	—	—		5,074

Total Stockholders’ Equity	419,175	397,564	55,570	(453,134)		419,175

Total Liabilities and Stockholders’ Equity	$542,408	$882,843	$106,881	$(453,134)		$1,078,998

(a)	Elimination of investments in subsidiaries.

(b)	Elimination of investments in subsidiaries’ earnings.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Year Ended December 31, 2003

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(In thousands)
Net operating revenues	$8,689	$1,171,602	$212,075	$—		$1,392,366

Costs and expenses:
Cost of services	—	931,085	181,091	—		1,112,176
General and administrative	40,525	3,892	—	—		44,417
Bad debt expense	—	40,555	10,765	—		51,320
Depreciation and amortization	2,354	28,108	4,192	—		34,654

Total costs and expenses	42,879	1,003,640	196,048	—		1,242,567

Income (loss) from operations	(34,190)	167,962	16,027	—		149,799
Other income and expense:
Intercompany interest and royalty fees	25,015	(25,033)	18			—
Intercompany management fees	(125,527)	122,929	2,598			—
Equity in earnings from joint ventures	—	(824)	—			(824)
Interest income	(554)	(379)	(3)	—		(936)
Interest expense	7,861	14,286	4,193	—		26,340

Income from continuing operations before minority interests and income taxes	59,015	56,983	9,221	—		125,219
Minority interest in consolidated subsidiary companies	—	231	2,171	—		2,402

Income from continuing operations before income taxes	59,015	56,752	7,050	—		122,817
Income tax expense	24,962	20,145	3,490	—		48,597

Income from continuing operations	34,053	36,607	3,560	—		74,220
Income from discontinued operations, net of tax	—	251	—	—		251
Equity in earnings of subsidiaries	40,418	(53)	—	(40,365	)(a)	—

Net income	$74,471	$36,805	$3,560	$(40,365)		$74,471

(a)	Elimination of equity in net income (loss) from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Year Ended December 31, 2003

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(In thousands)
Operating activities
Net income	$74,471	$36,805	$3,560	$(40,365	)(a)	$74,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,354	28,411	4,192	—		34,957
Provision for bad debts	—	40,663	10,765	—		51,428
Deferred taxes	(2)	6,878	(39)	—		6,837
Minority interests	—	231	2,171	—		2,402
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	(40,418)	53	—	40,365	(a)	—
Intercompany	(12,056)	16,424	(4,368)	—		—
Accounts receivable	(317)	9,712	(557)	—		8,838
Other current assets	(6,301)	463	791	—		(5,047)
Other assets	(1,790)	6,591	97	—		4,898
Accounts payable	5,922	10,341	1,236	—		17,499
Due to third-party payors	13,293	5,797	2,138	—		21,228
Accrued expenses	9,339	7,232	2,766	—		19,337
Income taxes	12,606	—	(3,206)	—		9,400

Net cash provided by operating activities	57,101	169,601	19,546	—		246,248

Investing activities
Purchases of property and equipment	(4,690)	(27,353)	(3,809)	—		(35,852)
Proceeds from disposal of assets	2,400	195	—	—		2,595
Earnout payments	—	(464)	—	—		(464)
Acquisition of businesses, net of cash acquired	—	(227,541)	(190)	—		(227,731)

Net cash used in investing activities	(2,290)	(255,163)	(3,999)	—		(261,452)

Financing activities
Intercompany debt reallocation	(111,696)	121,961	(10,265)	—		—
Issuance of 7.5% Senior Subordinated Notes	175,000	—	—	—		175,000
Payment of deferred financing costs	(5,922)	—	—	—		(5,922)
Net repayments on credit facility debt	(61,657)	—	(3,970)	—		(65,627)
Principal payments on seller and other debt	(110)	(3,543)	(68)	—		(3,721)
Proceeds from issuance of common stock	28,613	—	—	—		28,613
Payment of common stock dividends	(3,066)	—	—	—		(3,066)
Repayment of bank overdrafts	307	—	—	—		307
Distributions to minority interests	—	—	(1,266)	—		(1,266)

Net cash provided by (used in) financing activities	21,469	118,418	(15,569)	—		124,318

Effect of exchange rate changes on cash and cash equivalents	331	—	—	—		331

Net increase (decrease) in cash and cash equivalents	76,611	32,856	(22)	—		109,445
Cash and cash equivalents at beginning of period	25,378	28,022	2,662	—		56,062

Cash and cash equivalents at end of period	$101,989	$60,878	$2,640	$—		$165,507

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Year Ended December 31, 2002

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(In thousands)
Net operating revenues	$14,902	$918,376	$193,281	$—		$1,126,559

Costs and expenses:
Cost of services	—	761,361	161,192	—		922,553
General and administrative	39,409	—	—	—		39,409
Bad debt expense	—	31,946	5,372	—		37,318
Depreciation and amortization	1,709	18,805	5,322	—		25,836

Total costs and expenses	41,118	812,112	171,886	—		1,025,116

Income (loss) from operations	(26,216)	106,264	21,395	—		101,443
Other income and expense:
Intercompany interest and royalty fees	22,219	(22,697)	478	—		—
Intercompany management fees	(52,395)	49,441	2,954	—		—
Interest income	(445)	(150)	(1)	—		(596)
Interest expense	7,982	14,477	4,751	—		27,210

Income (loss) before minority interests and income taxes	(3,577)	65,193	13,213	—		74,829
Minority interest in consolidated subsidiary companies	—	74	1,948	—		2,022

Income (loss) before income taxes	(3,577)	65,119	11,265	—		72,807
Income tax expense	445	25,628	2,503	—		28,576
Equity in earnings of subsidiaries	48,253	6,239	—	(54,492	)(a)	—

Net income	$44,231	$45,730	$8,762	$(54,492)		$44,231

(a)	Elimination of equity in net income from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Year Ended December 31, 2002

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(In thousands)
Operating activities
Net income	$44,231	$45,730	$8,762	$(54,492	)(a)	$44,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,709	18,805	5,322	—		25,836
Provision for bad debts	—	31,946	5,372	—		37,318
Deferred taxes	(890)	9,966	(198)	—		8,878
Minority interests	—	74	1,948	—		2,022
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	(48,253)	(6,239)	—	54,492	(a)	—
Intercompany	(34,226)	35,562	(1,336)	—		—
Accounts receivable	(206)	(44,503)	(9,184)	—		(53,893)
Other current assets	(924)	916	(379)	—		(387)
Other assets	559	1,318	794	—		2,671
Accounts payable	(553)	3,321	1,119	—		3,887
Due to third-party payors	17,815	(3,373)	(1,463)	—		12,979
Accrued expenses	5,810	17,375	(729)	—		22,456
Income taxes	16,250	—	(1,436)	—		14,814

Net cash provided by operating activities	1,322	110,898	8,592	—		120,812

Investing activities
Purchases of property and equipment	(1,722)	(35,643)	(5,818)	—		(43,183)
Earnout payments	—	(928)	—	—		(928)
Acquisition of businesses, net of cash acquired	—	(6,573)	(3,364)	—		(9,937)

Net cash used in investing activities	(1,722)	(43,144)	(9,182)	—		(54,048)

Financing activities
Intercompany debt reallocation	36,312	(42,134)	5,822	—		—
Net repayments on credit facility debt	(19,703)	—	(2,969)	—		(22,672)
Principal payments on seller and other debt	(480)	(5,684)	(9)	—		(6,173)
Proceeds from issuance of common stock	4,101	—	—	—		4,101
Proceeds from bank overdrafts	5,038	—	—	—		5,038
Payment of deferred financing costs	(67)	—	—	—		(67)
Distributions to minority interests	—	—	(1,650)	—		(1,650)

Net cash provided by (used in) financing activities	25,201	(47,818)	1,194	—		(21,423)

Effect of exchange rate changes on cash and cash equivalents	18	—	—	—		18

Net increase in cash and cash equivalents	24,819	19,936	604	—		45,359
Cash and cash equivalents at beginning of period	559	8,086	2,058	—		10,703

Cash and cash equivalents at end of period	$25,378	$28,022	$2,662	$—		$56,062

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

20	Selected Quarterly Financial Data (Unaudited)
      The table below sets forth selected unaudited financial data for each quarter of the last two years.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

	(In thousands, except per share amounts)
Year ended December 31, 2004
Net revenues	$418,469	$415,237	$407,570	$419,515
Income from operations	59,275	59,111	54,963	58,184
Income from continuing operations	29,423	30,462	27,671	29,876
Income (loss) from discontinued operations, net of tax	147	509	146	(50)

Net income	$29,570	$30,971	$27,817	$29,826

Net income per common share:
Basic:
Income per common share from continuing operations	$0.29	$0.30	$0.27	$0.29
Income per common share from discontinued operations	N/M	0.01	N/M	N/M

Net income per common share	$0.29	$0.31	$0.27	$0.29

Diluted:
Income per common share from continuing operations	$0.27	$0.29	$0.26	$0.28
Income per common share from discontinued operations	N/M	0.01	N/M	N/M

Net income per common share	$0.27	$0.30	$0.26	$0.28

Select Medical Corporation
Notes to Consolidated Financial Statements — (Continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

	(In thousands, except per share amounts)
Year ended December 31, 2003
Net revenues	$312,307	$326,218	$352,402	$401,439
Income from operations	30,838	36,847	36,905	45,209
Income from continuing operations	14,454	18,631	18,595	22,540
Income from discontinued operations, net of tax	—	—	18	233

Net income	$14,454	$18,631	$18,613	$22,773

Net income per common share:
Basic:
Income per common share from continuing operations	$0.15	$0.20	$0.19	$0.22
Income per common share from discontinued operations	—	—	N/M	N/M

Net income per common share	$0.15	$0.20	$0.19	$0.22

Diluted:
Income per common share from continuing operations	$0.15	$0.18	$0.18	$0.21
Income per common share from discontinued operations	—	—	N/M	N/M

Net income per common share	$0.15	$0.18	$0.18	$0.21

Select Medical Corporation
Consolidated Balance Sheets
Unaudited
(In thousands, except share and per share amounts)

	Predecessor	Successor

	December 31,	March 31,
	2004	2005

ASSETS
Current Assets:
Cash and cash equivalents	$247,476	$19,343
Restricted cash	7,031	6,935
Accounts receivable, net of allowance for doubtful accounts of $94,622 and $107,375 in 2004 and 2005, respectively	216,852	312,155
Current deferred tax asset	59,239	70,033
Other current assets	18,737	21,560

Total Current Assets	549,335	430,026
Advances to Holdings	—	10,491
Property and equipment, net	165,336	178,899
Goodwill	302,069	1,341,807
Other identifiable intangibles	78,304	79,954
Non-current deferred tax asset	—	61,334
Other assets	18,677	66,913

Total Assets	$1,113,721	$2,169,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt and notes payable	$3,557	$8,978
Accounts payable	48,632	63,778
Accrued payroll	56,554	56,144
Accrued vacation	23,102	26,275
Accrued professional liability	14,627	15,433
Accrued restructuring	4,924	4,067
Accrued other	66,484	78,935
Income taxes payable	4,474	4,727
Due to third party payors	13,266	13,724

Total Current Liabilities	235,620	272,061
Long-term debt, net of current portion	351,033	1,441,119
Non-current deferred tax liability	4,458	—

Total Liabilities	591,111	1,713,180
Commitments and Contingencies
Minority interest in consolidated subsidiary companies	6,667	6,660
Stockholders’ Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 101,954,000 issued and outstanding (Predecessor) and $0.01 par value, 100 shares issued and outstanding (Successor)	1,020	—
Capital in excess of par	275,281	435,493
Retained earnings	230,535	13,073
Accumulated other comprehensive income	9,107	1,018

Total Stockholders’ Equity	515,943	449,584

Total Liabilities and Stockholders’ Equity	$1,113,721	$2,169,424

The accompanying notes are an integral part of this statement.

Select Medical Corporation
Consolidated Statements of Operations
(Unaudited)
(In thousands)

	Predecessor		Successor

		Period from	Period from
	Quarter	January 1	February 25
	Ended	through	through
	March 31,	February 24,	March 31,
	2004	2005	2005

Net operating revenues	$418,469	$287,787	$195,112

Costs and expenses:
Cost of services	325,745	225,428	145,608
Stock compensation associated with merger	—	142,213	4,326
General and administrative	11,613	7,484	4,356
Bad debt expense	11,639	6,661	4,609
Depreciation and amortization	10,197	6,177	4,248

Total costs and expenses	359,194	387,963	163,147

Income (loss) from operations	59,275	(100,176)	31,965
Other income and expense:
Loss on early retirement of debt	—	42,736	—
Merger related charges	—	12,025	—
Interest income	(365)	(523)	(77)
Interest expense	9,418	4,734	9,636

Income (loss) from continuing operations before minority interests and income taxes	50,222	(159,148)	22,406
Minority interest in consolidated subsidiary companies	1,006	469	462

Income (loss) from continuing operations before income taxes	49,216	(159,617)	21,944
Income tax expense (benefit)	19,793	(59,366)	8,871

Income (loss) from continuing operations	29,423	(100,251)	13,073
Income from discontinued operations, net of tax	147	—	—

Net income (loss)	$29,570	$(100,251)	$13,073

The accompanying notes are an integral part of this statement.

Select Medical Corporation
Consolidated Statement of Changes in Stockholders’ Equity and Comprehensive Income
(Unaudited)
(In thousands)

					Accumulated
	Common	Common	Capital in		Other
	Stock	Stock Par	Excess of	Retained	Comprehensive	Comprehensive
	Issued	Value	Par	Earnings	Income	Income

Predecessor:
Balance at December 31, 2004	101,954	$1,020	$275,281	$230,535	$9,107
Net loss				(100,251)		$(100,251)
Other comprehensive loss					(1,019)	(1,019)

Total comprehensive loss						$(101,270)

Issuance of common stock	267	3	1,020
Repurchase of non-employee options			(1,617)
Tax benefit of stock option exercises			1,507

Balance at February 24, 2005	102,221	$1,023	$276,191	$130,284	$8,088

					Accumulated
	Common	Common	Capital in		Other
	Stock	Stock Par	Excess of	Retained	Comprehensive	Comprehensive
	Issued	Value	Par	Earnings	Income	Income

Successor:
Capitalization of Successor company at February 25, 2005			$431,167
Net income				$13,073		$13,073
Other comprehensive income					$1,018	1,018

Total comprehensive income						$14,091

Contribution related to restricted stock award issuances by Holdings			3,944
Contribution related to warrant issuance by Holdings			382

Balance at March 31, 2005	—	$—	$435,493	$13,073	$1,018

The accompanying notes are an integral part of this statement.

Select Medical Corporation
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Predecessor		Successor

		Period from	Period from
	Quarter	January 1	February 25
	Ended	through	through
	March 31,	February 24,	March 31,
	2004	2005	2005

Operating activities
Net income (loss)	$29,570	$(100,251)	$13,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,429	6,177	4,248
Provision for bad debts	11,741	6,661	4,609
Loss on early retirement of debt	—	7,977	—
Non cash compensation expense	—	—	4,326
Minority interests	1,006	469	462
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	(1,147)	(48,976)	(35,716)
Other current assets	215	1,816	(590)
Other assets	1,255	(622)	(1,250)
Accounts payable	(11,042)	5,250	3,769
Due to third-party payors	19,523	667	(209)
Accrued expenses	(3,756)	199,909	(191,047)
Income taxes	18,735	(60,021)	6,354

Net cash provided by (used in) operating activities	76,529	19,056	(191,971)

Investing activities
Purchases of property and equipment	(7,762)	(2,586)	(1,112)
Earnout payments	(2,977)	—	—
Acquisition of businesses, net of cash acquired	(438)	(108,279)	(2,215)

Net cash used in investing activities	(11,177)	(110,865)	(3,327)

Financing activities
Equity investment by Holdings	—	—	720,000
Proceeds from credit facility	—	—	780,000
Proceeds from senior subordinated notes	—	—	660,000
Repayment of senior subordinated notes	—	—	(344,250)
Deferred financing costs	—	—	(57,198)
Costs associated with equity investment of Holdings	—	—	(8,686)
Net repayments on credit facility debt	(1,212)	—	—
Principal payments on seller and other debt	(1,635)	(528)	(2,578)
Repurchases of common stock and options	(19,852)	—	(1,687,994)
Proceeds from issuance of common stock	9,610	1,023	—
Payment of common stock dividends	(3,113)	—	—
Repayment of bank overdrafts	(3,569)	—	—
Restricted cash	—	108	(12)
Distributions to minority interests	(271)	(401)	(466)

Net cash provided by (used in) financing activities	(20,042)	202	58,816

Effect of exchange rate changes on cash and cash equivalents	(33)	(149)	105

Net increase (decrease) in cash and cash equivalents	45,277	(91,756)	(136,377)
Cash and cash equivalents at beginning of period	165,507	247,476	155,720

Cash and cash equivalents at end of period	$210,784	$155,720	$19,343

Supplemental Cash Flow Information:
Cash paid for interest	$7,369	$10,630	$380
Cash paid for income taxes	$2,104	$1,502	$2,305
The accompanying notes are an integral part of this statement.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited)
1.     Basis of Presentation
      On October 18, 2004, Select Medical Corporation (the “Company”) entered into a merger agreement with Select Medical Holdings Corporation (“Holdings”), formerly known as EGL Holding Company, and EGL Acquisition Corp. as discussed in Note 2, resulting in the Company becoming a wholly owned subsidiary of Holdings. Generally accepted accounting principles require that any amounts recorded or incurred (such as goodwill and compensation expense) by the parent as a result of the merger or for the benefit of the subsidiary be “pushed down” and recorded in the company’s consolidated financial statements. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the change in basis as a result of the merger, the pre-merger financial statements are not comparative with those after the merger.
      The unaudited condensed consolidated financial statements of the Company as of March 31, 2005 (Successor) and for the periods of January 1, 2005 to February 24, 2005 (Predecessor) and February 25, 2005 to March 31, 2005 (Successor) and the three months ended March 31, 2004 (Predecessor), have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such periods. All significant intercompany transactions and balances have been eliminated. The results of operations for the periods of January 1, 2005 to February 24, 2005 and February 25, 2005 through March 31, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005.
      Certain information and disclosures normally included in the notes to consolidated financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2004.

2.	Merger and Related Transactions
      On February 24, 2005, the merger transaction was consummated and the Company became a wholly owned subsidiary of Holdings. Holdings is owned by an investor group that includes affiliates of Welsh Carson and Thoma Cressey and members of the Company’s senior management. The merger transaction was valued at approximately $2.3 billion. In the transaction, all of the former stockholders (except for certain members of management and rollover investors) of Select Medical Corporation received $18.00 per share in cash for common stock of the Company. Holders of stock options issued by the Company received cash equal to (a) $18.00 minus the exercise price of the option multiplied by (b) the number of shares subject to the options. After the merger, the Company’s common stock was delisted from the New York Stock Exchange and the Company became a privately held company. The merger and related transactions are referred to in this report as the “Merger.”
      The funds necessary to consummate the Merger were approximately $2,291.1 million, including approximately $1,827.7 million to pay the then current stockholders and option holders, approximately $344.2 million to repay existing indebtedness and approximately $119.2 million to pay related fees and expenses.
      The Merger transactions were financed by:

•	a cash investment in common and preferred equity in Holdings by Welsh, Carson, Anderson & Stowe IX, L.P. and other equity investors of $570.0 million, which funds were contributed to the Company;

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)

•	a senior subordinated notes offering by Holdings of $150.0 million, which funds were contributed to the Company;

•	borrowing by the Company of $580.0 million in term loans and $200.0 million on the revolving loan facility under its new senior secured credit facility;

•	the issuance by the Company of $660.0 million in aggregate principle amount of 7 5/8% senior subordinated notes; and

•	$131.1 million of cash on hand at the closing date.
      The Merger transactions were accounted for under the purchase method of accounting prescribed in Statement of Financial Accounting Standards No. 141, “Business Combinations”, (SFAS No. 141). As a result of a 26% continuing ownership interest in the Company by certain shareholders (“Continuing Shareholders”), 74% of the purchase price was allocated to the assets and liabilities acquired at their respective fair values with the remaining 26% recorded at the Continuing Shareholders’ historical book values as of the date of the acquisition in accordance with Emerging Issues Task Force Issue No. 88-16 “Basis in Leveraged Buyout Transactions” (EITF 88-16). As a result of the carryover of the Continuing Shareholders’ historical basis, shareholders’ equity of the Company has been reduced by $440.8 million with a corresponding reduction in the amount assigned to long-lived assets, including goodwill.
      The purchase price, including transaction-related fees, was allocated to the Company’s tangible and identifiable intangible assets and liabilities based upon estimates of fair value, with the remainder allocated to goodwill. The Company has made a preliminary allocation of the purchase price. The Company continues to obtain information to refine the fair values of the assets acquired and the liabilities assumed. The Company expects to finalize the allocation of the purchase price during the second quarter of 2005. In accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill will be recorded.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      A summary of the Merger transactions is presented below (dollars in thousands):

Cash contributions from Holdings	$720,000
Exchange of shares of predecessor company for shares of Holdings (at $18.00 per share)	151,992

Aggregate equity contribution	871,992
Continuing shareholders’ basis adjustment	(440,825)

Equity contribution, net	431,167
Proceeds from borrowings	1,440,000

Purchase price allocated	$1,871,167

Fair value of net tangible assets acquired:
Cash	$34,484
Accounts receivable	280,891
Other current assets	90,813
Property and equipment	181,108
Non-current deferred tax asset	68,508
Other assets	21,655
Current liabilities	(267,832)
Long-term debt	(7,052)
Minority interest in consolidated subsidiary companies	(6,661)

Net tangible assets acquired	395,914
Capitalized debt issuance costs	55,392
Intangible assets acquired	80,504
Goodwill	1,339,357

$1,871,167

      Unaudited pro forma statements of operations for the three months ended March 31, 2004 and 2005 as if the Merger occurred as of January 1, 2004 follows (dollars in thousands):

	For the Three Months	For the Three Months
	Ended March 31,	Ended March 31,
	2004	2005

Net revenue	$418,469	$482,899
Net income (loss)	18,981	(94,365)
      In connection with the Merger, the Company incurred charges of $146.5 million related to stock compensation expense which were comprised of $142.2 million related to the purchase of all vested and unvested outstanding stock options in accordance with the terms of the merger agreement in the Predecessor period of January 1, 2005 through February 24, 2005 and an additional $4.3 million of stock compensation cost related to restricted stock and a warrant that were issued in the Successor period February 25, 2005 through March 31, 2005. Also incurred were costs of $42.7 million related to the early extinguishment of the Company’s 9 1/2% and 7 1/2% senior subordinated notes which consisted of a tender premium cost of $34.8 million and the remaining unamortized deferred financing costs of $7.9 million. In addition, $12.0 million of other merger related charges were recognized. These charges consisted of costs related to an investment advisor hired by the Special Committee of the Company’s Board of Directors to evaluate the merger, legal and accounting fees, costs associated with the Hart-Scott-Rodino filing, and cost associated with purchasing a six year extended reporting period under the Company’s directors and officers liability insurance policy.
      The carrying value of the reported goodwill is subject to impairment tests under the requirements of SFAS No. 142. Goodwill was allocated to each of the Company’s reporting units based on their fair values at

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
the date of the Merger. The Company performs impairment tests on an ongoing basis at least annually, or more frequently with respect to assets for which there are any impairment indicators. If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value.

3.	Accounting Policies

Use of Estimates
      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Recent Accounting Pronouncements
      In March 2005, the Financial Accounting Standards Board issued interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143.” The statement clarifies that the term conditional asset retirement obligation, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform as asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of the fiscal year ending after December 15, 2005. The adoption of FIN No. 47 is not expected to have a material impact on the Company’s financial position and results of operations.
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The provisions of this statement are effective for the Company at the beginning of its next annual reporting period beginning January 1, 2006; however the Company has adopted SFAS No. 123R in the Successor period beginning on February 25, 2005. The adoption of SFAS No. 123R had an immaterial impact on the Company’s financial position and results of operations.
      In December 2004, the Financial Accounting Standards Board issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)

4.	Stock Option Plans
      All stock options related to the Predecessor Stock Incentive Plans were canceled and redeemed in connection with the Merger. Stock option holders received a cash payment equal to (i) $18.00 minus the exercise price of the option multiplied by (ii) the number of unexercised shares subject to the option (whether vested or not).
      Holdings, the Company’s Parent, adopted the Select Medical Holdings Corporation 2005 Equity Incentive Plan (the Plan). The equity incentive plan provides for grants of restricted stock and stock options of Holdings. Because the Plan is for the benefit of the Company, any compensation expense related to awards under the plan are reflected in the Company’s financial statements, with a corresponding credit to additional paid-in-capital to reflect this contribution by Holdings.
      Holdings granted 42,904,727 shares of common stock of Holdings as restricted stock awards during the period from February 25, 2005 through March 31, 2005. These awards have a fair value of $14.6 million and generally vest over five years with a term not to exceed ten years. Compensation expense for each of the next five years, based on restricted stock awards granted as of March 31, 2005, is estimated to be as follows (in thousands):

	2005	2006	2007	2008	2009	Thereafter

Compensation expense	$6,095	$2,868	$2,868	$1,427	$1,139	$190
      During the period February 25, 2005 to March 31, 2005 (Successor), Holdings granted stock options for shares of common stock to certain employees amounting to 2,100,000 options with an exercise price of $1.00 per share. The options generally vest over five years and have an option term not to exceed 10 years. The fair value of an option granted is estimated to be $0.13. The fair value of the options granted was estimated using the Black-Scholes option pricing model assuming an expected volatility of 45%, no dividend yield, an expected life of 3.5 years and a risk free rate of 3.65%.
      In addition, subsequent to closing, a warrant was issued to a Company executive for 4,358,910 shares of Holdings’ stock with a fair value of $382,000. The warrant immediately vested with a term not to exceed ten years.
      As permitted by Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (SFAS No. 123), the Company has chosen to apply APB Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for its Plans in the Predecessor period from January 1, 2005 through February 24, 2005 and accordingly, no compensation cost has been recognized for options granted under the Predecessor Plans.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      For purposes of pro forma disclosures, the estimated fair value of the options is expensed over the options’ vesting period. The Company’s pro forma net earnings and earnings per share assuming compensation costs had been recognized consistent with the fair value method under SFAS No. 123 were as follows:

	Predecessor

		Period from
	For the Three	January 1
	Months Ended	through
	March 31,	February 24,
	2004	2005

	(Dollars in thousands)
Net income (loss) — as reported	$29,570	$(100,251)
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	6,529	1,760

Net income (loss) — pro forma	$23,041	$(102,011)

Weighted average grant-date fair value	4.14	4.48

5.	Accumulated Other Comprehensive Income (Loss)
      The components of accumulated other comprehensive income (loss) at March 31, 2005 (Successor) and December 31, 2004 (Predecessor) consist of cumulative translation adjustment gains of $1,018,000 and $9,107,000, respectively, associated with the Company’s Canadian operations. Following is a reconciliation of net income to comprehensive income:

	Predecessor		Successor

		Period from	Period from
	For the Three	January 1	February 25
	Months Ended	through	through
	March 31,	February 24,	March 31,
	2004	2005	2005

	(Dollars in thousands)
Net income (loss)	$29,570	$(100,251)	$13,073
Changes in foreign currency translation	(1,460)	(1,019)	1,018
Unrealized loss on available for sale securities	(4)	—	—

Total comprehensive income (loss)	$28,106	$(101,270)	$14,091

6.	Intangible Assets
      The fair values of the identifiable intangibles acquired and the amount of goodwill recorded as a result of the Merger were determined based on a preliminary valuation analysis. The Company continues to obtain additional information necessary to determine the fair value of assets acquired and the amount of goodwill recorded as a result of the Merger. Adjustments, if any, will be considered a result of the Merger and may result in additional adjustments to the purchase price allocation and the amount of goodwill.
      Amortization expense for intangible assets with finite lives follows (dollars in thousands):

	Predecessor		Successor

		Period from	Period from
	For the Three	January 1	February 25
	Months Ended	through	through
	March 31,	February 24,	March 31,
	2004	2005	2005

(Dollars in thousands)
Amortization	$857	$576	$904

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      Estimated amortization expense for intangible assets for each of the five years commencing January 1, 2005 will be approximately $9,220,000 in 2005 and $10,320,000 in 2006 through 2009 and primarily relates to the amortization of the value associated with the non-compete agreement associated with the acquisition of Kessler Rehabilitation Corporation and SemperCare Inc. and the value assigned to the Company’s contract therapy relationships.
      Intangible assets consist of the following:

	Successor

	As of March 31, 2005

	Gross Carrying	Accumulated
	Amount	Amortization

	(Dollars in thousands)
Amortized intangible assets
Contract therapy relationships	$32,070	$(550)
Non-Compete agreements	20,852	(354)

Total	$52,922	$(904)

Unamortized intangible assets
Goodwill	$1,341,807
Trademarks	21,000
Certificates of need	4,148
Accreditation	2,788

Total	$1,369,743

7.	Restructuring Charges
      The following summarizes the Company’s restructuring activity:

	Lease
	Termination
	Costs	Severance	Total

	(Dollars in thousands)
January 1, 2005 (Predecessor)	$3,225	$1,699	$4,924
Amounts paid in 2005	(272)	(585)	(857)

March 31, 2005 (Successor)	$2,953	$1,114	$4,067

      The Company expects to pay out the remaining lease termination costs through 2007 and severance related to workforce reductions of 36 employees through 2005.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)

8.	Debt
      As of March 31, 2005 the Company’s long-term indebtedness consisted of the following (in thousands):

March 31,
2005

Senior credit facility	$780,000
7 5/8% Senior subordinated notes	660,000
9 1/2% Senior subordinated notes	5,750
Seller notes	2,120
Other	2,227

Total debt	1,450,097
Less: current maturities	8,978

Total long-term debt	$1,441,119

Senior Secured Credit Facility
      The Company’s senior secured credit facility provides for senior secured financing of up to $880.0 million, consisting of:

•	a $300.0 million revolving credit facility, $200.0 million of which was drawn at the closing of the Merger and is outstanding as of March 31, 2005 that will terminate in six years including both a letter of credit sub facility and a swing line loan sub facility and;

•	a $580.0 million term loan facility with a maturity of seven years that was drawn at the closing of the Merger.
      The interest rates per annum applicable to loans, other than swingline loans, under the Company’s new senior secured credit facility is, at the Company’s option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period, or a nine or twelve month period if available, in each case, plus an applicable margin percentage. The alternate base rate is the greater of (1) JPMorgan Chase Bank, N.A.’s prime rate and (2) one half of 1% over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which the Company’s lenders are subject. The applicable margin percentage is initially (1) 1.50% for alternate base rate revolving loans and (2) 2.50% for adjusted LIBOR rate revolving loans, subject to reduction beginning approximately six months after the closing based upon the ratio of the Company’s total indebtedness to its consolidated EBITDA (as defined in the credit agreement governing the Company’s new senior secured credit facility). The applicable margin percentages for the term loans are (1) 0.75% for alternate base rate loans and (2) 1.75% for adjusted LIBOR loans. The average interest rate for the period from February 25, 2005 to March 31, 2005 was 4.82%.
      On the last business day of each calendar quarter the Company is required to pay a commitment fee in respect of any unused commitment under the revolving credit facility. The commitment fee is currently 0.50% and is subject to adjustment based upon the ratio of the Company’s total indebtedness to the Company’s consolidated EBITDA.
      Beginning June 30, 2005, the senior secured credit facility requires scheduled quarterly payments on the term loans each equal to $1.5 million for the first six years, with the balance paid in four equal quarterly installments thereafter.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      The senior secured credit facility requires the Company to comply on a quarterly basis with certain financial covenants, including an interest coverage ratio test and a maximum leverage ratio test, which financial covenants will become more restrictive over time. In addition, the senior secured credit facility includes various negative covenants, including with respect to indebtedness, liens, investments, permitted businesses and transactions and other matters as well as certain customary representations and warranties, affirmative covenants and events of default including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under the senior secured credit facility are entitled to take various actions, including the acceleration of amounts due under the senior secured credit facility and all actions permitted to be taken by a secured creditor. As of March 31, 2005, the Company is in compliance with all debt covenants.

Senior Subordinated Notes
      On February 24, 2005, the Company sold $660.0 million of 7 5/8% Senior Subordinated Notes (the “Notes”) due 2015. The net proceeds of the offering was used to finance a portion of the Company’s Merger as discussed in Note 2, refinance certain of the Company’s existing indebtedness, and pay related fees and expenses. The Notes are unconditionally guaranteed on a senior subordinated basis by all of the Company’s wholly owned domestic subsidiaries (the “Subsidiary Guarantors”). Certain of the Company’s subsidiaries did not guarantee the Notes (the “Non-Guarantor Subsidiaries”). The guarantees of the Notes are subordinated in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors, including any borrowings or guarantees by those subsidiaries under the senior credit facility. The Notes rank equally in right of payment with all of the Company’s existing and future senior subordinated indebtedness, including the existing 9 1/2% senior subordinated notes and senior to all of the Company’s existing future subordinated indebtedness.
      On and after February 1, 2010, the Company will be entitled at its option to redeem all or a portion of the senior subordinated notes at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on February 1st of the years set forth below:

Year	Redemption Price

2010	103.813%
2011	102.542%
2012	101.271%
2013 and thereafter	100.000%
      Prior to February 1, 2008, the Company may at its option on one or more occasions, with the net cash proceeds from certain equity offerings, redeem the senior subordinated notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.625% plus accrued and unpaid interest to the redemption date.
      The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, upon the occurrence of any change of control of the Company, each holder of the Notes shall have the right to require the Company to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      The indenture governing the Notes contains customary events of default and affirmative and negative covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, transfer and sell assets, engage in certain transactions with affiliates and effect a consolidation or merger.

Registration Rights Agreement
      In connection with the offering of the Notes, the Company entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, it was agreed that the Company would:

•	file within 150 days of February 24, 2005 a registration statement with respect to an offer to exchange the Notes for new registered notes of the Company having substantially identical terms. Other than with respect to transfer restrictions and registration rights, referred to as subordinated exchange notes;

•	cause such registration statement to be declared effective prior to 240 days after February 3, 2005; and

•	consummate such exchange offer within 270 days after February 3, 2005.
      If the Company fails to meet any of these requirements, it will constitute a default under the registration rights agreement and the Company would be required to pay additional interest on the Notes of up to 0.25% per annum for the first 90-day period after any such default. This default interest rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

Non-Tendered 9 1/2% Senior Subordinated Notes
      The Company issued senior subordinated notes on June 11, 2001 in an original aggregate principal amount of $175,000,000. In connection with the Merger, the Company commenced a tender offer to acquire all of the Company’s existing 9 1/2% senior subordinated notes due 2009, obtain holder consent to eliminate substantially all of the restrictive covenants and make other amendments to the indenture governing such notes. Upon consummation of the Merger, the Company had received the consents necessary to amend the indentures governing the 9 1/2% senior subordinated notes and had repaid $169,250,000 in aggregate principal amount of the Company’s existing 9 1/2% senior subordinated notes, representing approximately 97% of the outstanding principal of such notes.

Future Principle Obligations
      Maturities of long-term debt for the years after 2005 are approximately as follows (in thousands):

2006	$5,300
2007	5,984
2008	5,835
2009	11,550
2010 and beyond	1,412,450

9.	Stockholder’s Equity
      As part of the Merger, common stock of the Predecessor was retired. On February 24, 2005 the Company was capitalized by an equity contribution from Holdings with a value of $431.2 million.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)

10.	Segment Information
      The Company’s segments consist of (i) specialty hospitals and (ii) outpatient rehabilitation. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance of the segments based on Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, stock compensation associated with merger, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges and minority interest.
      The following table summarizes selected financial data for the Company’s reportable segments:

	Predecessor

	Three Months Ended March 31, 2004

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(Dollars in thousands)
Net revenue	$269,379	$145,664	$3,426	$418,469
Adjusted EBITDA	57,907	22,908	(11,343)	69,472
Total assets	479,559	390,823	246,604	1,116,986
Capital expenditures	3,878	1,746	2,138	7,762

	Predecessor

	Period from January 1 through February 24, 2005

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(Dollars in thousands)
Net revenue	$202,465	$83,395	$1,927	$287,787
Adjusted EBITDA	44,343	11,531	(7,660)	48,214
Total assets	782,119	281,505	105,212	1,168,836
Capital expenditures	1,163	408	1,015	2,586

	Successor

	Period from February 25 through March 31, 2005

	Specialty	Outpatient
	Hospitals	Rehabilitation	All Other	Total

	(Dollars in thousands)
Net revenue	$139,046	$54,837	$1,229	$195,112
Adjusted EBITDA	34,712	10,292	(4,465)	40,539
Total assets	1,552,031	530,855	86,538	2,169,424
Capital expenditures	780	274	58	1,112

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      A reconciliation of net income to Adjusted EBITDA is as follows:

	Predecessor		Successor

		Period from	Period from
	For the Three	January 1	February 25
	Months Ended	through	through
	March 31,	February 24,	March 31,
	2004	2005	2005

	(Dollars in thousands)
Net income (loss)	$29,570	$(100,251)	$13,073
Income tax expense (benefit)	19,793	(59,366)	8,871
Minority interest	1,006	469	462
Interest expense, net	9,053	4,211	9,559
Merger related charges	—	12,025	—
Loss on early retirement of debt	—	42,736	—
Income from discontinued operations	(147)	—	—
Depreciation and amortization	10,197	6,177	4,248
Stock compensation associated with merger	—	142,213	4,326

Adjusted EBITDA	$69,472	$48,214	$40,539

11.	Acquisition
      Effective as of January 1, 2005, the Company acquired SemperCare Inc. for approximately $100.0 million in cash. The purchase price for the SemperCare acquisition is subject to an upward or downward adjustment based on the level of SemperCare’s net working capital on the closing date of the acquisition. The acquisition consisted of 17 long-term acute care hospitals in 11 states. All of the SemperCare facilities are operated as hospitals within hospitals.
      Information with respect to the purchase transaction is as follows (in thousands):

Cash paid, net of cash acquired	$105,085
Fair value of net tangible assets acquired:
Accounts receivable	21,846
Other current assets	4,093
Property and equipment	9,308
Other assets	814
Current liabilities	(14,270)
Long-term Debt	(893)

Net tangible assets acquired	20,898
Intangible assets acquired	2,000
Goodwill	82,187

$105,085

      The following pro forma unaudited results of operations have been prepared assuming the acquisition of SemperCare occurred at the beginning of the period presented. The acquisitions of the other businesses acquired are not reflected in this pro forma, as their impact is not material. These results are not necessarily

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
indicative of the results of future operations nor of the results that would have actually occurred had the acquisition been consummated as of the beginning of the period presented.

For the Three Months
Ended March 31,
2004

Net revenue	$452,381
Net income	$31,208

12.	Discontinued Operations
      On September 27, 2004, the Company sold the land, building and certain other assets and liabilities associated with its only skilled nursing facility for approximately $11.6 million. The skilled nursing facility was acquired as part of the Kessler acquisition in September 2003. The operating results of the skilled nursing facility have been reclassified and reported as discontinued operations for the three months ended March 31, 2004. Previously, the operating results of this facility were included in the Company’s Specialty Hospitals segment. Summarized income statement information relating to discontinued operations is as follows:

Predecessor

Three Months
Ended
March 31,
2004

(Dollars in
thousands)
Net revenue	$3,524

Income from discontinued operations before income tax expense	$245
Income tax expense	98

Income from discontinued operations	$147

13.	Commitments and Contingencies

Litigation
      On August 24, 2004, Clifford C. Marsden and Ming Xu filed a purported class action complaint in the United States District Court for the Eastern District of Pennsylvania on behalf of the public stockholders of the Company against Martin Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia Rice and the Company. In February 2005, the Court appointed James Shaver, Frank C. Bagatta and Capital Invest, die Kapitalanlagegesellschaft der Bank Austria Creditanstalt Gruppe GmbH lead plaintiffs (“Lead Plaintiffs”).
      On April 19, 2005, Lead Plaintiffs filed an amended complaint, purportedly on behalf of a class of shareholders of the Company, against Martin Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia Rice, and the Company as defendants. The amended complaint continues to allege, among other things, failure to disclose adverse information regarding a potential regulatory change affecting reimbursement for the Company’s services applicable to long-term acute care hospitals operated as hospitals within hospitals, and the issuance of false and misleading statements about the financial outlook of the Company. The amended complaint continues to seek, among other things, damages in an unspecified amount, interest and attorneys’ fees. The Company believes that the allegations in the amended complaint are without merit and intends to vigorously defend against this action.
      On October 18, 2004, Garco Investments, LLP filed a purported class action complaint in the Court of Chancery of the State of Delaware, New Castle County (the “Court”) on behalf of the unaffiliated stockholders of the Company against Russell L. Carson, David S. Chernow, Bryan C. Cressey, James E.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Dalton, Jr., Meyer Feldberg, Robert A. Ortenzio, Rocco A. Ortenzio, Thomas A. Scully, Leopold Swergold and LeRoy S. Zimmerman, who are all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. On November 3, 2004, Terrence C. Davey filed a purported class action complaint in the Court, on behalf of the Company’s unaffiliated stockholders against all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. On November 18, 2004, the Court entered an Order of Consolidation which, among other things, consolidated the above-mentioned actions under the caption In re: Select Medical Corporation Shareholders Litigation, Consolidated C.A. No. 755-N and appointed co-lead plaintiffs’ counsel.
      On December 20, 2004, plaintiffs Garco Investments LLP and Terence C. Davey filed an Amended Consolidated Complaint in the Court, purportedly on behalf of the Company’s unaffiliated stockholders against all of the Company’s directors, the Company and Welsh, Carson, Anderson & Stowe. The amended complaint alleges, among other things, that the defendants have breached their fiduciary duties owed to the plaintiffs and the Company’s stockholders in connection with the proposed going private transaction, that the proposed merger consideration is not fair or adequate, and that the defendants failed to disclose and/or misrepresented material information in the proxy statement relating to the merger and/or disseminated a “stale” fairness opinion by Banc of America Securities LLC. The complaint seeks, among other things, to enjoin the defendants from completing the merger or, alternatively, to rescind the merger (if complete) or award rescissory damages in an unspecified amount, and to require issuance of corrective and/or supplemental disclosures and an update of the “stale” fairness opinion.
      As a result of arm’s-length settlement negotiations among counsel in the Delaware consolidated lawsuit, on January 21, 2005 the parties executed a stipulation of settlement which recognizes, among other things, that the allegations of the amended complaint were a material factor in causing the Company to make certain additional disclosures in the proxy statement, and that those disclosures, and the other terms set forth in the stipulation of settlement (which is on file with the Court) are a fair and reasonable means by which to resolve the action. On June 1, 2005, the Court, following a hearing, granted final approval of the settlement.
      The Company carries director and officer insurance covering these purported class actions lawsuits. While the Company does not believe these claims will have a material adverse effect on our financial position or results of operations, due to the uncertain nature of such litigation, the Company cannot predict the outcome of these matters.
      The Company is subject to legal proceedings and claims that arise in the ordinary course of its business, which include malpractice claims covered under our insurance policies. In the Company’s opinion, the outcome of these actions will not have a material adverse effect on the financial position or results of operations of the Company.
      To cover claims arising out of the operations of the Company’s hospitals and outpatient rehabilitation facilities, the Company maintains professional malpractice liability insurance and general liability insurance. The Company also maintains umbrella liability insurance covering claims which, due to their nature or amount, are not covered by or not fully covered by the Company’s other insurance policies. These insurance policies also do not generally cover punitive damages. Significant legal actions as well as the cost and possible lack of available insurance could subject us to substantial uninsured liabilities.
      Health care providers are often subject to lawsuits under the qui tam provisions of the federal False Claims Act. Qui tam lawsuits typically remain under seal (hence, unknown to the defendant) for some time while the government decides whether or not to intervene on behalf of a private qui tam plaintiff (known as a relator) and take the lead in the litigation. A qui tam lawsuit against the Company has been filed in the United States District Court for the District of Nevada, but because the action is still under seal, the Company does not know the details of the allegations or the relief sought. As is required by law, the federal government is conducting an investigation of this complaint to determine if it will intervene in the case. The

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Company has received subpoenas for patient records and other documents apparently related to the federal government’s investigation of matters alleged in this qui tam complaint. The Company believes that this investigation involves the billing practices of certain of its subsidiaries that provide outpatient services to beneficiaries of Medicare and other federal health care programs. The three relators in this qui tam lawsuit are two former employees of the Company’s Las Vegas, Nevada subsidiary who were terminated by the Company in 2001 and a former employee of the Company’s Florida subsidiary who the Company asked to resign. The Company sued the former Las Vegas employees in state court in Nevada in 2001 for, among other things, return of misappropriated funds, and the Company’s lawsuit has recently been transferred to the federal court in Las Vegas. While the government has investigated but chosen not to intervene in two previous qui tam lawsuits filed against the Company, the Company cannot provide assurance that the government will not intervene in this case. However, the Company believes, based on its prior experiences with qui tam cases and the information currently available to the Company, that this qui tam action will not have a material adverse effect on the Company.

14.	Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries
      The 7 5/8% and the 9 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s wholly owned domestic subsidiaries (the “Subsidiary Guarantors”). Certain of the Company’s subsidiaries did not guarantee the 7 5/8% and the 9 1/2% Senior Subordinated Notes (the “Non-Guarantor Subsidiaries”). The Subsidiary Guarantors are the same for both the 7 5/8% and the 9 1/2% Senior Subordinated Notes.
      The Company conducts a significant portion of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 2004 and March 31, 2005 and for the period January 1, 2005 through February 24, 2005 (Successor), February 25, 2005 through March 31, 2005 (Predecessor) and the three months ended March 31, 2004.
      The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
      The following table sets forth the Non-Guarantor Subsidiaries at March 31, 2005:

Caritas Rehab Services, LLC	North Andover Physical Therapy, Inc.
Canadian Back Institute Limited and its subsidiaries	OccuMed East, P.C.
Cupertino Medical Center, P.C.	Ohio Occupational Health, P.C., Inc.
Elizabethtown Physical Therapy	Partners in Physical Therapy, PLLC
Jeff Ayres, PT Therapy Center, Inc.	Philadelphia Occupational Health, P.C.
Jeffersontown Physical Therapy, LLC	Rehabilitation Physician Services, P.C
Kentucky Orthopedic Rehabilitation, LLC	Robinson & Associates, P.C.
Kessler Core PT, OT and Speech Therapy at	Select Specialty Hospital — Central
New York, LLC	Pennsylvania, L.P.
Langhorne, P.C.	Select Specialty Hospital — Houston, L.P.
Lester OSM, P.C.	Select Specialty Hospital — Mississippi
Louisville Physical Therapy, P.S.C.	Gulf Coast, Inc.
Medical Information Management Systems, LLC	Sprint Physical Therapy, P.C.
Metropolitan West Physical Therapy and	Therex, P.C.
Sports Medicine Services Inc.	TJ Corporation I, L.L.C.
Metro Therapy, Inc.	U.S. Regional Occupational Health II, P.C.
MKJ Physical Therapy, Inc.	U.S. Regional Occupational Health II of
New York Physician Services, P.C.	New Jersey, P.C.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Balance Sheet

	March 31, 2005

	Successor

	Select Medical
	Corporation (Parent	Subsidiary	Non-Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$8,712	$2,815	$7,816	$—		$19,343
Restricted cash	6,935	—	—	—		6,935
Accounts receivable, net	134	295,459	16,562	—		312,155
Current deferred tax asset	15,430	50,762	3,841	—		70,033
Other current assets	1,914	15,379	4,267	—		21,560

Total Current Assets	33,125	364,415	32,486	—		430,026
Property and equipment, net	7,687	154,188	17,024	—		178,899
Investment in affiliates	564,136	61,103	—	(625,239	)(a)	—
Advance to Holdings	10,491	—	—			10,491
Goodwill	—	1,341,807	—	—		1,341,807
Other identifiable intangibles	—	79,954	—	—		79,954
Non-current deferred tax asset	55,131	7,701	(1,498)	—		61,334
Other assets	61,511	4,134	1,268	—		66,913

Total Assets	$732,081	$2,013,302	$49,280	$(625,239)		$2,169,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt and notes payable	$1,380	$7,118	$480	$—		$8,978
Accounts payable	2,018	54,781	6,979	—		63,778
Intercompany accounts	(941,501)	941,191	310	—		—
Accrued payroll	986	54,684	474	—		56,144
Accrued vacation	2,794	21,457	2,024	—		26,275
Accrued professional liability	15,433	—	—	—		15,433
Accrued restructuring	—	4,067	—	—		4,067
Accrued other	12,047	64,526	2,362	—		78,935
Income taxes payable	(17,099)	34,566	(12,740)	—		4,727
Due to third party payors	6,050	15,094	(7,420)	—		13,724

Total Current Liabilities	(917,892)	1,197,484	(7,531)	—		272,061
Long-term debt, net of current portion	1,200,389	222,895	17,835	—		1,441,119
Noncurrent deferred tax liability	—	—	—	—		—

Total liabilities	282,497	1,420,379	10,304	—		1,713,180
Commitments and Contingencies
Minority interest in consolidated subsidiary companies	—	403	6,257	—		6,660
Stockholders’ Equity:
Common stock	—	—	—	—		—
Capital in excess of par	435,493	—	—	—		435,493
Retained earnings	13,073	15,906	2,158	(18,064	)(b)	13,073
Subsidiary investment	—	576,614	30,561	(607,175	)(a)	—
Accumulated other comprehensive income	1,018	—	—	—		1,018

Total Stockholders’ Equity	449,584	592,520	32,719	(625,239)		449,584

Total Liabilities and Stockholders’ Equity	$732,081	$2,013,302	$49,280	$(625,239)		$2,169,424

(a)	Elimination of investments in subsidiaries.

(b)	Elimination of investments in subsidiaries’ earnings.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Period January 1 through February 24, 2005

	Predecessor

	Select Medical
	Corporation (Parent	Subsidiary	Non-Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Net operating revenues	$28	$248,857	$38,902	$—		$287,787

Costs and expenses:
Cost of services	—	193,323	32,105	—		225,428
Stock compensation associated with merger	142,213	—	—	—		142,213
General and administrative	6,931	553	—	—		7,484
Bad debt expense	—	6,223	438	—		6,661
Depreciation and amortization	371	5,025	781	—		6,177

Total costs and expenses	149,515	205,124	33,324	—		387,963

Income (loss) from operations	(149,487)	43,733	5,578	—		(100,176)
Other income and expense:
Intercompany interest and royalty fees	6,261	(6,221)	(40)	—		—
Intercompany management fees	(213,822)	213,436	386	—		—
Loss on early retirement of debt	42,736	—	—	—		42,736
Merger related charges	12,025	—	—	—		12,025
Interest income	(294)	(229)	—	—		(523)
Interest expense	1,433	2,953	348	—		4,734

Income (loss) before minority interests and income taxes	2,174	(166,206)	4,884	—		(159,148)
Minority interest in consolidated subsidiary companies	—	7	462	—		469

Income (loss) before income taxes	2,174	(166,213)	4,422	—		(159,617)
Income tax expense (benefit)	130	(59,937)	441	—		(59,366)
Equity in earnings of subsidiaries	(102,295)	3,192	—	99,103	(a)	—

Net income (loss)	$(100,251)	$(103,084)	$3,981	$99,103		$(100,251)

(a)	Elimination of equity in net income (loss) from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Period February 25 through March 31, 2005

	Successor

	Select Medical
	Corporation (Parent	Subsidiary	Non-Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Net operating revenues	$3	$173,417	$21,692	$—		$195,112

Costs and expenses:
Cost of services	—	128,338	17,270	—		145,608
Stock compensation associated with merger	4,326	—	—	—		4,326
General and administrative	4,060	296	—	—		4,356
Bad debt expense	—	4,443	166	—		4,609
Depreciation and amortization	213	3,657	378	—		4,248

Total costs and expenses	8,599	136,734	17,814	—		163,147

Income (loss) from operations	(8,596)	36,683	3,878	—		31,965
Other income and expense:
Intercompany interest and royalty fees	4,259	(4,238)	(21)	—		—
Intercompany management fees	(16,522)	15,967	555	—		—
Interest income	(64)	(13)	—	—		(77)
Interest expense	7,649	1,833	154	—		9,636

Income (loss) before minority interests and income taxes	(3,918)	23,134	3,190	—		22,406
Minority interest in consolidated subsidiary companies	—	64	398	—		462

Income (loss) before income taxes	(3,918)	23,070	2,792	—		21,944
Income tax expense (benefit)	(372)	8,609	634			8,871
Equity in earnings of subsidiaries	16,619	1,445	—	(18,064	)(a)	—

Net income	$13,073	$15,906	$2,158	$(18,064)		$13,073

(a)	Elimination of equity in net income (loss) from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Period January 1 through February 24, 2005

	Predecessor

	Select Medical
	Corporation (Parent	Subsidiary	Non-Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Operating activities
Net income (loss)	$(100,251)	$(103,084)	$3,981	$99,103	(a)	$(100,251)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	371	5,025	781	—		6,177
Provision for bad debts	—	6,223	438	—		6,661
Loss on early retirement of debt	7,977	—	—	—		7,977
Minority interests	—	7	462	—		469
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	102,295	(3,192)	—	(99,103	)(a)	—
Intercompany	(9,314)	12,090	(2,776)	—		—
Accounts receivable	(133)	(47,567)	(1,276)	—		(48,976)
Other current assets	1,899	(374)	291	—		1,816
Other assets	8,375	(9,045)	48	—		(622)
Accounts payable	(296)	6,128	(582)	—		5,250
Due to third-party payors	—	3,953	(3,286)	—		667
Accrued expenses	47,203	152,793	(87)	—		199,909
Income taxes	(59,190)	—	(831)	—		(60,021)

Net cash provided by (used in) operating activities	(1,064)	22,957	(2,837)	—		19,056

Investing activities
Purchases of property and equipment	(305)	(2,045)	(236)	—		(2,586)
Acquisition of businesses, net of cash acquired	—	(105,092)	(3,187)	—		(108,279)

Net cash used in investing activities	(305)	(107,137)	(3,423)	—		(110,865)

Financing activities
Intercompany debt reallocation	(2,964)	63	2,901	—		—
Principal payments on seller and other debt	—	(528)	—	—		(528)
Restricted cash	108	—	—	—		108
Proceeds from issuance of common stock	1,023	—	—	—		1,023
Distributions to minority interests	—	—	(401)	—		(401)

Net cash provided by (used in) financing activities	(1,833)	(465)	2,500	—		202

Effect of exchange rate changes on cash and cash equivalents	(149)	—	—	—		(149)

Net decrease in cash and cash equivalents	(3,351)	(84,645)	(3,760)	—		(91,756)
Cash and cash equivalents at beginning of period	161,704	74,641	11,131	—		247,476

Cash and cash equivalents at end of period	$158,353	$(10,004)	$7,371	$—		$155,720

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Period February 25 through March 31, 2005

	Successor

	Select Medical
	Corporation (Parent	Subsidiary	Non-Guarantor
	Company Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Operating activities
Net income	$13,073	$15,906	$2,158	$(18,064	)(a)	$13,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	213	3,657	378	—		4,248
Provision for bad debts	—	4,443	166	—		4,609
Non-cash compensation expense	4,326	—	—	—		4,326
Minority interests	—	64	398	—		462
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	(16,619)	(1,445)	—	18,064	(a)	—
Intercompany	(118,035)	114,494	3,541	—		—
Accounts receivable	28	(35,882)	138	—		(35,716)
Other current assets	(917)	266	61	—		(590)
Other assets	(57,447)	56,278	(81)	—		(1,250)
Accounts payable	668	2,883	218	—		3,769
Due to third-party payors	—	2,751	(2,960)	—		(209)
Accrued expenses	(46,063)	(144,767)	(217)	—		(191,047)
Income taxes	6,935	—	(581)	—		6,354

Net cash provided by (used in) operating activities	(213,838)	18,648	3,219	—		(191,971)

Investing activities
Purchases of property and equipment	(313)	(230)	(569)	—		(1,112)
Acquisition of businesses, net of cash acquired	—	(2,215)	—	—		(2,215)

Net cash used in investing activities	(313)	(2,445)	(569)	—		(3,327)

Financing activities
Equity investment by Holdings	720,000	—	—	—		720,000
Proceeds from credit facility	780,000	—	—	—		780,000
Proceeds from senior subordinated notes	660,000	—	—	—		660,000
Repayment of senior subordinated notes	(344,250)	—	—	—		(344,250)
Deferred financing costs	(57,198)	—	—	—		(57,198)
Costs associated with equity investment of Holdings	(8,686)	—	—	—		(8,686)
Intercompany debt reallocation	2,545	(845)	(1,700)	—		—
Principal payments on seller and other debt	—	(2,539)	(39)	—		(2,578)
Restricted cash	(12)	—	—	—		(12)
Repurchases of common stock	(1,687,994)	—	—	—		(1,687,994)
Distributions to minority interests	—	—	(466)	—		(466)

Net cash provided by (used in) financing activities	64,405	(3,384)	(2,205)	—		58,816

Effect of exchange rate changes on cash and cash equivalents	105	—	—	—		105

Net increase (decrease) in cash and cash equivalents	(149,641)	12,819	445	—		(136,377)
Cash and cash equivalents at beginning of period	158,353	(10,004)	7,371	—		155,720

Cash and cash equivalents at end of period	$8,712	$2,815	$7,816	$—		$19,343

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Operations

	For the Three Months Ended March 31, 2004

	Predecessor

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Net operating revenues	$22	$361,892	$56,555	$—		$418,469

Costs and expenses:
Cost of services	—	278,812	46,933	—		325,745
General and administrative	11,073	540	—	—		11,613
Bad debt expense	—	11,198	441	—		11,639
Depreciation and amortization	467	8,616	1,114	—		10,197

Total costs and expenses	11,540	299,166	48,488	—		359,194

Income (loss) from operations	(11,518)	62,726	8,067	—		59,275
Other (income) and expense:
Intercompany interest and royalty fees	7,526	(7,512)	(14)	—		—
Intercompany management fees	(21,526)	20,717	809	—		—
Interest income	(269)	(96)	—	—		(365)
Interest expense	3,307	5,206	905	—		9,418

Income (loss) before minority interests and income taxes	(556)	44,411	6,367	—		50,222
Minority interest in consolidated subsidiary companies	—	87	919	—		1,006

Income (loss) before income taxes	(556)	44,324	5,448	—		49,216
Income tax expense	1,119	17,441	1,233	—		19,793
Equity in earnings of subsidiaries	31,245	2,433	—	(33,678	)(a)	—
Income from discontinued operations, net of tax	—	147	—	—		147

Net income	$29,570	$29,463	$4,215	$(33,678)		$29,570

(a)	Elimination of equity in net income (loss) from consolidated subsidiaries.

Select Medical Corporation
Notes to Consolidated Financial Statements (Unaudited) — (Continued)
Select Medical Corporation
Condensed Consolidating Statement of Cash Flows

	For the Three Months Ended March 31, 2004

	Predecessor

	Select Medical
	Corporation		Non-
	(Parent Company	Subsidiary	Guarantor
	Only)	Guarantors	Subsidiaries	Eliminations		Consolidated

	(Dollars in thousands)
Operating activities
Net income	$29,570	$29,463	$4,215	$(33,678	)(a)	$29,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	467	8,848	1,114	—		10,429
Provision for bad debts	—	11,300	441	—		11,741
Minority interests	—	87	919	—		1,006
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Equity in earnings of subsidiaries	(31,245)	(2,433)	—	33,678	(a)	—
Intercompany	64,116	(50,173)	(13,943)	—		—
Accounts receivable	(17)	(13,060)	11,930	—		(1,147)
Other current assets	(2,954)	(2,058)	5,227	—		215
Other assets	1,201	118	(64)	—		1,255
Accounts payable	(7,471)	(3,420)	(151)	—		(11,042)
Due to third-party payors	4,183	19,516	(4,176)	—		19,523
Accrued expenses	(4,467)	1,651	(940)	—		(3,756)
Income taxes	18,117	—	618	—		18,735

Net cash provided by (used in) operating activities	71,500	(161)	5,190	—		76,529

Investing activities
Purchases of property and equipment	(2,075)	(4,861)	(826)	—		(7,762)
Earnout payments	—	(2,977)	—	—		(2,977)
Acquisition of businesses, net of cash acquired	—	—	(438)	—		(438)

Net cash used in investing activities	(2,075)	(7,838)	(1,264)	—		(11,177)

Financing activities
Intercompany debt reallocation	2,211	(1,759)	(452)	—		—
Net repayments on credit facility debt	—	—	(1,212)	—		(1,212)
Principal payments on seller and other debt	—	(1,515)	(120)	—		(1,635)
Repurchases of common stock	(19,852)	—	—	—		(19,852)
Proceeds from issuance of common stock	9,610	—	—	—		9,610
Payment of common stock dividends	(3,113)	—	—	—		(3,113)
Repayment of bank overdrafts	(3,569)	—	—	—		(3,569)
Distributions to minority interests	—	—	(271)	—		(271)

Net cash used in financing activities	(14,713)	(3,274)	(2,055)	—		(20,042)

Effect of exchange rate changes on cash and cash equivalents	(33)	—	—	—		(33)

Net increase (decrease) in cash and cash equivalents	54,679	(11,273)	1,871	—		45,277
Cash and cash equivalents at beginning of period	101,989	60,878	2,640	—		165,507

Cash and cash equivalents at end of period	$156,668	$49,605	$4,511	$—		$210,784

(a)	Elimination of equity in earnings of subsidiary.

Select Medical Corporation
$660,000,000 7 5/8% Senior Subordinated Notes due 2015

PROSPECTUS

       Until                     , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors, Officers, Managers and Members
      Select Medical Corporation, the issuer of the exchange notes, is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
      Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.
      Consistent with Section 145 of the Delaware General Corporation Law, Article V of the bylaws of Select Medical Corporation provides that Select Medical Corporation will indemnify any present or former director or officer of Select Medical Corporation against those expenses which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of being or having been a director or officer of the corporation.
      In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Seventh of the certificate of incorporation of Select Medical Corporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to Select Medical Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Seventh of the certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No repeal or modification of Article Seventh of the certificate of incorporation will adversely affect any right of or protection afforded to a director of Select Medical Corporation existing immediately prior to such repeal or modification.

      Under Article V of Select Medical Corporation’s bylaws, Select Medical Corporation shall purchase and maintain insurance on behalf of its directors, officers, employees, or agents against any liabilities asserted against such persons whether or not Select Medical Corporation would have the power to indemnify such persons against such liability under the provisions of Article V. Select Medical Corporation carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse Select Medical Corporation for liabilities indemnified by Select Medical Corporation and indemnify directors and officers against additional liabilities not indemnified by Select Medical Corporation.

Item 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits. See the Exhibit Index immediately following the Financial Statement Schedules included in this Registration Statement.
      (b) Financial Statement Schedules.
VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to			Balance
	Beginning	Cost and			at End
Description	of Year	Expenses	Acquisitions(A)	Deductions(B)	of Year

Year ended December 31, 2004 allowance for doubtful accounts	$111,517	$48,522	$—	$(65,417)	$94,622
Year ended December 31, 2003 allowance for doubtful accounts	$79,815	$51,320	$30,574	$(50,192)	$111,517
Year ended December 31, 2002 allowance for doubtful accounts	$79,889	$37,318	$1,225	$(38,617)	$79,815
Year ended December 31, 2004 income tax valuation allowance	$4,520	$3,386	$2,600	$—	$10,506
Year ended December 31, 2003 income tax valuation allowance	$2,862	$—	$1,658	$—	$4,520
Year ended December 31, 2002 income tax valuation allowance	$2,862	$—	$—	$—	$2,862

(A)	Represents opening balance sheet reserves resulting from purchase accounting entries.

(B)	Allowance for doubtful accounts deductions represent writeoffs against the reserve.
Exhibit Index

Item	Exhibit

2.1	Stock Purchase Agreement dated as of June 30, 2003, by and among Kessler Rehabilitation Corporation, the Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2003.

2.2	Letter Agreement dated as of August 29, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.2 of Select Medical Corporation’s current report on Form 8-K filed September 10, 2003.

2.3	Agreement and Plan of Merger and Reorganization, dated as of November 19, 2004, by and among Select Medical Corporation, Camp Hill Acquisition Corp., SemperCare, Inc. and Jeffrey J. Collinson, as stockholders’ agent, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s current report on Form 8-K filed November 23, 2004.

3.1	Amended and Restated Certificate of Incorporation of Select Medical Corporation.

3.2	Amended and Restated Bylaws of Select Medical Corporation.

Item	Exhibit

4.1	Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated June 11, 2001, incorporated by reference to Exhibit 4.1 of Select Medical Corporation’s Registration Statement on Form S-4 (Reg. No. 333-63828).

4.2	Form of 9 1/2% Senior Subordinated Notes due 2009 (included in Exhibit 4.1).

4.3	Eighth Supplemental Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and U.S. Bank Trust National Association, dated February 4, 2005.

4.4	Indenture governing 7 5/8% Senior Subordinated Notes due 2015 among Select Medical Corporation, the Guarantors named therein and U.S. Bank Trust National Association, dated February 24, 2005.

4.5	Form of 7 5/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.4).

4.6	Exchange and Registration Rights Agreement, dated as of February 24, 2005, by and among Select Medical Corporation, the Guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and PNC Capital Markets, Inc.

5.1	Opinion of Ropes & Gray LLP as to the validity of the 7 5/8% Senior Subordinated Notes.

10.1	Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents.

10.2	Guarantee and Collateral Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, the Subsidiaries of Select identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.3	Amended and Restated Senior Management Agreement dated as of May 7, 1997 between Select Medical Corporation, John Ortenzio, Martin Ortenzio, Select Investments II, Select Partners, L.P. and Rocco Ortenzio, incorporated by reference to Exhibit 10.34 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.4	Amendment No. 1 dated as of January 1, 2000 to Amended and Restated Senior Management Agreement dated May 7, 1997 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.35 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.5	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.6	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.7	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.8	Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of Select Medical Corporation’s Registration Statement on Form S-4 (Reg. No. 333-63828).

10.9	Amendment No. 4 to Employment Agreement dated as of September 17, 2001 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.10	Amendment No. 5 to Employment Agreement dated as of February 24, 2005 between Select Medical Corporation and Rocco A. Ortenzio

Item	Exhibit

10.11	Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.12	Amendment to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.13	Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.14	Amendment No. 3 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.15	Amendment No. 4 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 99.3 of Select Medical Corporation’s Form 8-K (Reg. No. 001-31441).

10.16	Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Robert A. Ortenzio

10.17	Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.19 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.18	Amendment to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.20 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.19	Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.49 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.20	Amendment No. 3 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 99.2 of Select Medical Corporation’s Form 8-K (Reg. No. 001-31441).

10.21	Amendment No. 4 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Patricia A. Rice.

10.22	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.23	Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.24	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Martin F. Jackson.

10.25	Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.26	First Amendment dated as of October 15, 2000 to Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.33 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.27	Change of Control Agreement dated as of November 21, 2001 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.61 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.28	Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and David W. Cross.

Item	Exhibit

10.29	Other Senior Management Agreement, dated as of June 2, 1997, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.9 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.30	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.31	Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.32	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and S. Frank Fritsch.

10.33	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.34	Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.35	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and James J. Talalai.

10.36	Other Senior Management Agreement, dated as of March 28, 1997, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.21 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.37	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.38	Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.39	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Michael E. Tarvin.

10.40	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.41	Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.42	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Scott A. Romberger.

10.43	Fifth Amendment to Employment Agreement, dated as of April 18, 2005, between Select Medical Corporation and David W. Cross.

10.44	Consulting Agreement, dated as of January 1, 2004, between Select Medical Corporation and Thomas A. Scully, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004.

10.45	First Amendment to Consulting Agreement, dated as of April 18, 2005, between Select Medical Corporation and Thomas A. Scully.

10.46	Amendment No. 5 to Employment Agreement, dated as of April 27, 2005, between Select Medical Corporation and Patricia A. Rice.

10.47	Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Item	Exhibit

10.48	First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.25 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.49	Second Addendum dated as of February 1, 2000 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.50	Office Lease Agreement dated as of June 17, 1999 between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

10.51	Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-4 (Reg. No. 333-63828).

10.52	Office Lease Agreement dated as of May 15, 2001 by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-4 (Reg. No. 333-63828).

10.53	Fourth Addendum to Lease Agreement dated as of September 1, 2001 by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.54	First Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

10.55	Second Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

10.56	Third Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

10.57	Office Lease Agreement dated as of October 29, 2003 by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.74 of Select Medical Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003.

10.58	Office Lease Agreement dated as of October 29, 2003 by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.74 of Select Medical Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003.

10.59	Fifth Addendum to Lease Agreement, dated as of February 19, 2004, by and between Old Gettysburg Associates and Select Medical Corporation.

10.60	Office Lease Agreement dated as of March 19, 2004 by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004.

10.61	Office Lease Agreement dated as of March 19, 2004 by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004.

10.62	Naming, Promotional and Sponsorship Agreement dated as of October 1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of Select Medical Corporation’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Item	Exhibit

10.63	First Amendment to Naming, Promotional and Sponsorship Agreement, dated as of January 1, 2004, between Select Medical Corporation and Philadelphia Eagles, LLC.

12.1	Statement of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Select Medical Corporation.

23.1	Consent of Ropes & Gray LLP (see Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (see signature pages to the Registration Statement).

25.1	Statement on Form T-1 as to the eligibility of the Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

Item 22.	Undertakings
      (a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
      (d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (e) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
      (f) Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT MEDICAL CORPORATION

By:	/s/ Robert A. Ortenzio

Robert A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Director and Executive Chairman

/s/ Robert A. Ortenzio Robert A. Ortenzio	Director and Chief Executive Officer (principal executive officer)

/s/ Martin F. Jackson Martin F. Jackson	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/s/ Russell L. Carson Russell L. Carson	Director

/s/ Bryan C. Cressey Bryan C. Cressey	Director

/s/ Thomas A. Scully Thomas A. Scully	Director

/s/ Sean M. Traynor Sean M. Traynor	Director

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

AFFILIATED PHYSICAL THERAPISTS, LTD.
AMERICAN TRANSITIONAL HOSPITALS, INC.
ARIZONA REHAB PROVIDER NETWORK, INC.
ATHENS SPORTS MEDICINE CLINIC, INC.
ATHER SPORTS INJURY CLINIC, INC.
ATLANTIC REHABILITATION SERVICES, INC.
BUENDEL PHYSICAL THERAPY, INC.
C.E.R. — WEST, INC.
C.O.A.S.T. INSTITUTE PHYSICAL THERAPY, INC.
CCISUB, INC.
CENLA PHYSICAL THERAPY &
REHABILITATION AGENCY, INC.
CENTER FOR EVALUATION &
REHABILITATION, INC.
CENTER FOR PHYSICAL THERAPY & SPORTS
REHABILITATION, INC.
CENTERTHERAPY, INC.
CHAMPION PHYSICAL THERAPY, INC.
CMC CENTER CORPORATION
COMMUNITY REHAB CENTERS OF
MASSACHUSETTS, INC.
CROWLEY PHYSICAL THERAPY CLINIC, INC.
DOUGLAS AVERY & ASSOCIATES, LTD.
ELK COUNTY PHYSICAL THERAPY, INC.
FINE, BRYANT & WAH, INC.
FRANCIS NASELLI, JR. & STEWART RICH
PHYSICAL THERAPISTS, INC.
GALLERY PHYSICAL THERAPY CENTER, INC.
GEORGIA PHYSICAL THERAPY OF
WEST GEORGIA, INC.
GEORGIA PHYSICAL THERAPY, INC.
GREATER SACRAMENTO PHYSICAL
THERAPY ASSOCIATES, INC.
GROVE CITY PHYSICAL THERAPY AND SPORTS MEDICINE, INC.
GULF BREEZE PHYSICAL THERAPY, INC.
HAND THERAPY AND REHABILITATION
ASSOCIATES, INC.
HAND THERAPY ASSOCIATES, INC.
HANGTOWN PHYSICAL THERAPY, INC.
HAWLEY PHYSICAL THERAPY, INC.
HUDSON PHYSICAL THERAPY SERVICES, INC.
HUMAN PERFORMANCE AND FITNESS, INC.
INDIANAPOLIS PHYSICAL THERAPY AND SPORTS MEDICINE, INC.
JOYNER SPORTS SCIENCE INSTITUTE, INC.

JOYNER SPORTSMEDICINE INSTITUTE, INC.
KENTUCKY REHABILITATION SERVICES, INC.
KESSLER ASSISTED LIVING CORPORATION
KESSLER INSTITUTE FOR REHABILITATION, INC.
KESSLER OCCUPATIONAL MEDICINE CENTERS, INC.
KESSLER ORTHOTIC & PROSTHETIC SERVICES, INC.
KESSLER PHYSICAL THERAPY & REHABILITATION, INC.
KESSLER REHAB CENTERS, INC.
KESSLER REHABILITATION CORPORATION
KESSLER REHABILITATION OF MARYLAND, INC.
KESSLER REHABILITATION SERVICES, INC.
LYNN M. CARLSON, INC.
METRO REHABILITATION SERVICES, INC.
MICHIGAN THERAPY CENTRE, INC.
MIDATLANTIC HEALTH GROUP, INC.
MONMOUTH REHABILITATION, INC.
NEW MEXICO PHYSICAL THERAPISTS, INC.
NORTHSIDE PHYSICAL THERAPY, INC.
NOVACARE OCCUPATIONAL HEALTH SERVICES, INC.
NOVACARE OUTPATIENT REHABILITATION EAST, INC.
NOVACARE OUTPATIENT REHABILITATION OF CALIFORNIA, INC.
NOVACARE OUTPATIENT REHABILITATION WEST, INC.
NOVACARE OUTPATIENT REHABILITATION, INC.
NOVACARE REHABILITATION, INC.
P.T. SERVICES COMPANY
P.T. SERVICES REHABILITATION, INC.
P.T. SERVICES, INC.
PETER TRAILOV R.P.T. PHYSICAL THERAPY CLINIC,
ORTHOPAEDIC REHABILITATION & SPORTS MEDICINE, LTD.
PHYSICAL REHABILITATION PARTNERS, INC.
PHYSICAL THERAPY ASSOCIATES, INC.
PHYSICAL THERAPY ENTERPRISES, INC.
PHYSICAL THERAPY INSTITUTE, INC.
PHYSICAL THERAPY SERVICES OF THE JERSEY CAPE, INC.
PRO ACTIVE THERAPY OF AHOSKIE, INC.
PRO ACTIVE THERAPY OF GREENVILLE, INC.
PRO ACTIVE THERAPY OF NORTH CAROLINA, INC.
PRO ACTIVE THERAPY OF ROCKY MOUNT, INC.
PRO ACTIVE THERAPY OF SOUTH CAROLINA, INC.
PRO ACTIVE THERAPY OF VIRGINIA, INC.
PRO ACTIVE THERAPY, INC.
PROFESSIONAL THERAPEUTIC SERVICES, INC.
QUAD CITY MANAGEMENT, INC.
RCI (COLORADO), INC.
RCI (EXERTEC), INC.
RCI (MICHIGAN), INC.
RCI (S.P.O.R.T.), INC.
RCI (WRS), INC.
REBOUND OKLAHOMA, INC.
REDWOOD PACIFIC THERAPIES, INC.

REHAB MANAGED CARE OF ARIZONA, INC.
REHAB PROVIDER NETWORK — CALIFORNIA, INC.
REHAB PROVIDER NETWORK — EAST I, INC.
REHAB PROVIDER NETWORK — EAST II, INC.
REHAB PROVIDER NETWORK — INDIANA, INC.
REHAB PROVIDER NETWORK — MICHIGAN, INC.
REHAB PROVIDER NETWORK — NEW JERSEY, INC.
REHAB PROVIDER NETWORK — NEW YORK, INC.
REHAB PROVIDER NETWORK — OHIO, INC.
REHAB PROVIDER NETWORK — PENNSYLVANIA, INC.
REHAB PROVIDER NETWORK OF ARIZONA, INC.
REHAB PROVIDER NETWORK OF COLORADO, INC.
REHAB PROVIDER NETWORK OF FLORIDA, INC.
REHAB PROVIDER NETWORK OF NEVADA, INC.
REHAB PROVIDER NETWORK OF NEW MEXICO, INC.
REHAB PROVIDER NETWORK OF NORTH CAROLINA, INC.
REHAB PROVIDER NETWORK OF TEXAS, INC.
REHAB/ WORK HARDENING MANAGEMENT
ASSOCIATES, LTD.
REHABCLINICS (GALAXY), INC.
REHABCLINICS (PTA), INC.
REHABCLINICS (SPT), INC.
REHABCLINICS ABILENE, INC.
REHABCLINICS DALLAS, INC.
REHABCLINICS PENNSYLVANIA, INC.
REHABCLINICS, INC.
S.T.A.R.T., INC.
SELECT AIR II, INC.
SELECT EMPLOYMENT SERVICES, INC.
SELECT MEDICAL OF MARYLAND, INC.
SELECT MEDICAL OF NEW YORK, INC.
SELECT PROVIDER NETWORKS, INC.
SELECT REHABILITATION MANAGEMENT
SERVICES, INC.
SELECT SPECIALTY HOSPITAL — AKRON/ SHS, INC.
SELECT SPECIALTY HOSPITAL — ALACHUA, INC.
SELECT SPECIALTY HOSPITAL — ARIZONA, INC.
SELECT SPECIALTY HOSPITAL — AUGUSTA/ UH, INC.
SELECT SPECIALTY HOSPITAL — BATON ROUGE, INC.
SELECT SPECIALTY HOSPITAL — BELLEVILLE, INC.
SELECT SPECIALTY HOSPITAL — BLOOMINGTON, INC.
SELECT SPECIALTY HOSPITAL — BREVARD, INC.
SELECT SPECIALTY HOSPITAL — BROWARD, INC.
SELECT SPECIALTY HOSPITAL — CENTRAL
DETROIT, INC.
SELECT SPECIALTY HOSPITAL — CHARLESTON, INC.
SELECT SPECIALTY HOSPITAL —
COLORADO SPRINGS, INC.
SELECT SPECIALTY HOSPITAL — COLUMBUS, INC.
SELECT SPECIALTY HOSPITAL — COLUMBUS/ GRANT, INC.
SELECT SPECIALTY HOSPITAL — CONROE, INC.

SELECT SPECIALTY HOSPITAL — COVINGTON, INC.
SELECT SPECIALTY HOSPITAL — DALLAS, INC.
SELECT SPECIALTY HOSPITAL — DANVILLE, INC.
SELECT SPECIALTY HOSPITAL — DENVER, INC.
SELECT SPECIALTY HOSPITAL — DURHAM, INC.
SELECT SPECIALTY HOSPITAL — DUVAL, INC.
SELECT SPECIALTY HOSPITAL — ERIE, INC.
SELECT SPECIALTY HOSPITAL — ESCAMBIA, INC.
SELECT SPECIALTY HOSPITAL — GADSDEN, INC.
SELECT SPECIALTY HOSPITAL — GREENSBORO, INC.
SELECT SPECIALTY HOSPITAL — GREENSBURG, INC.
SELECT SPECIALTY HOSPITAL — GROSSE POINTE, INC.
SELECT SPECIALTY HOSPITAL — HOUSTON, INC.
SELECT SPECIALTY HOSPITAL — HUNTSVILLE, INC.
SELECT SPECIALTY HOSPITAL —
INDIANAPOLIS, INC.
SELECT SPECIALTY HOSPITAL — JACKSON, INC.
SELECT SPECIALTY HOSPITAL — KALAMAZOO, INC.
SELECT SPECIALTY HOSPITAL — KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL — LANCASTER, INC.
SELECT SPECIALTY HOSPITAL — LANSING, INC.
SELECT SPECIALTY HOSPITAL — LEE, INC.
SELECT SPECIALTY HOSPITAL — LEON, INC.
SELECT SPECIALTY HOSPITAL — LEXINGTON, INC.
SELECT SPECIALTY HOSPITAL — LITTLE ROCK, INC.
SELECT SPECIALTY HOSPITAL — LONGVIEW, INC.
SELECT SPECIALTY HOSPITAL — LOUISVILLE, INC.
SELECT SPECIALTY HOSPITAL — MADISON
SELECT SPECIALTY HOSPITAL — MARION, INC.
SELECT SPECIALTY HOSPITAL — MCKEESPORT, INC.
SELECT SPECIALTY HOSPITAL — MEMPHIS, INC.
SELECT SPECIALTY HOSPITAL — MIDLAND, INC.
SELECT SPECIALTY HOSPITAL — MILWAUKEE, INC.
SELECT SPECIALTY HOSPITAL — MINNEAPOLIS, INC.
SELECT SPECIALTY HOSPITAL —
MORGANTOWN, INC.
SELECT SPECIALTY HOSPITAL — NASHVILLE, INC.
SELECT SPECIALTY HOSPITAL — NEW ORLEANS, INC.
SELECT SPECIALTY HOSPITAL — NEWARK, INC.
SELECT SPECIALTY HOSPITAL — NORTHWEST DETROIT, INC.
SELECT SPECIALTY HOSPITAL — OCEAN, INC.
SELECT SPECIALTY HOSPITAL — OKLAHOMA CITY, INC.
SELECT SPECIALTY HOSPITAL — ORANGE, INC.
SELECT SPECIALTY HOSPITAL — ORLANDO, INC.
SELECT SPECIALTY HOSPITAL — PALM BEACH, INC.
SELECT SPECIALTY HOSPITAL — PANAMA CITY, INC.
SELECT SPECIALTY HOSPITAL — PARAMUS, INC.
SELECT SPECIALTY HOSPITAL — PHOENIX, INC.
SELECT SPECIALTY HOSPITAL — PINE BLUFF, INC.
SELECT SPECIALTY HOSPITAL —
PITTSBURGH/ UPMC, INC.

SELECT SPECIALTY HOSPITAL — PLAINFIELD
SELECT SPECIALTY HOSPITAL — QUAD CITIES, INC.
SELECT SPECIALTY HOSPITAL — RIVER VIEW, INC.
SELECT SPECIALTY HOSPITAL — SAGINAW, INC.
SELECT SPECIALTY HOSPITAL — SAN ANTONIO, INC.
SELECT SPECIALTY HOSPITAL — SARASOTA, INC.
SELECT SPECIALTY HOSPITAL — SAVANNAH, INC.
SELECT SPECIALTY HOSPITAL —
SOUTH DALLAS, INC.
SELECT SPECIALTY HOSPITAL — SPRINGFIELD, INC.
SELECT SPECIALTY HOSPITAL — TRICITIES, INC.
SELECT SPECIALTY HOSPITAL — TULSA, INC.
SELECT SPECIALTY HOSPITAL —
WINSTON-SALEM, INC.
SELECT SPECIALTY HOSPITAL — WYANDOTTE, INC.
SELECT SPECIALTY HOSPITAL — ZANESVILLE, INC.
SELECT SPECIALTY HOSPITALS, INC.
SELECT SYNERGOS, INC.
SELECT TRANSPORT, INC.
SELECT UNIT MANAGEMENT, INC.
SEMPERCARE HOSPITAL OF FORT MYERS, INC.
SEMPERCARE HOSPITAL OF HARTFORD, INC.
SEMPERCARE HOSPITAL OF LAKELAND, INC.
SEMPERCARE HOSPITAL OF LAKEWOOD, INC.
SEMPERCARE HOSPITAL OF LITTLE ROCK, INC.
SEMPERCARE HOSPITAL OF MOBILE, INC.
SEMPERCARE HOSPITAL OF PENSACOLA, INC.
SEMPERCARE HOSPITAL OF SARASOTA, INC.
SEMPERCARE HOSPITAL OF SPOKANE, INC.
SEMPERCARE HOSPITAL OF SPRINGFIELD, INC.
SEMPERCARE HOSPITAL OF TALLAHASSEE, INC.
SEMPERCARE HOSPITAL OF VOLUSIA, INC.
SEMPERCARE HOSPITAL OF WASHINGTON, INC.
SEMPERCARE, INC.
SOUTH JERSEY PHYSICAL THERAPY ASSOCIATES, INC.
SOUTH JERSEY REHABILITATION AND SPORTS MEDICINE CENTER, INC.
SOUTH PHILADELPHIA OCCUPATIONAL HEALTH, INC.
SOUTHPOINTE FITNESS CENTER, INC.
SOUTHWEST PHYSICAL THERAPY, INC.
SOUTHWEST THERAPISTS, INC.
SPORTS & ORTHOPEDIC REHABILITATION
SERVICES, INC.
SPORTS THERAPY AND ARTHRITIS REHABILITATION, INC.
STEPHENSON-HOLTZ, INC.
THE CENTER FOR PHYSICAL THERAPY AND
REHABILITATION, INC.
THE ORTHOPEDIC SPORTS AND INDUSTRIAL
REHABILITATION NETWORK, INC.
TREISTER, INC.
VALLEY GROUP PHYSICAL THERAPISTS, INC.
VANGUARD REHABILITATION, INC.

VICTORIA HEALTHCARE, INC.
WAYZATA PHYSICAL THERAPY CENTER, INC.
WEST SIDE PHYSICAL THERAPY, INC.
WEST SUBURBAN HEALTH PARTNERS, INC.
YUMA REHABILITATION CENTER, INC.

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of each Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and Chief Executive Officer (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

ARGOSY HEALTH, LLC

By:	Kessler Rehab Centers, Inc.,

as managing member

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and Chief Executive Officer of the Managing Member (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer of the Managing Member (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

GP THERAPY, L.L.C.

By:	Georgia Physical Therapy, Inc.,

as managing member

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and Chief Executive Officer of the Managing Member (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer of the Managing Member (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

KESSLER PROFESSIONAL SERVICES, LLC

By:	Kessler Institute for Rehabilitation, Inc.,

as managing member

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and Chief Executive Officer of the Managing Member (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer of the Managing Member (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT SOFTWARE VENTURES, LLC

By:	Rehab Clinics, Inc.,

as managing member

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and Chief Executive Officer of the Managing Member (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer of the Managing Member (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement on Form S-4 to be assigned on their behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

INTENSIVA HEALTHCARE CORPORATION
INTENSIVA HOSPITAL OF GREATER ST. LOUIS, INC.

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of each Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and President (principal executive officer)

/s/ Martin F. Jackson Martin F. Jackson	Vice President and Treasurer (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on their 15th day of June, 2005.

SELECT SPECIALTY HOSPITAL — ANN ARBOR, INC.
SELECT SPECIALTY HOSPITAL — BATTLE CREEK, INC.
SELECT SPECIALTY HOSPITAL — BEECH GROVE, INC.
SELECT SPECIALTY HOSPITAL — CINCINNATI, INC.
SELECT SPECIALTY HOSPITAL — COLUMBUS/UNIVERSITY, INC.
SELECT SPECIALTY HOSPITAL — EVANSVILLE, INC.
SELECT SPECIALTY HOSPITAL — FLINT, INC.
SELECT SPECIALTY HOSPITAL — FORT SMITH, INC.
SELECT SPECIALTY HOSPITAL — FORT WAYNE, INC.
SELECT SPECIALTY HOSPITAL — JOHNSTOWN, INC.
SELECT SPECIALTY HOSPITAL — KANSAS CITY, INC.
SELECT SPECIALTY HOSPITAL — MACOMB COUNTY, INC.
SELECT SPECIALTY HOSPITAL — MACON, INC.
SELECT SPECIALTY HOSPITAL — NORTH KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL — NORTHEAST OHIO, INC.
SELECT SPECIALTY HOSPITAL — NORTHWEST INDIANA, INC.
SELECT SPECIALTY HOSPITAL — OKLAHOMA CITY/EAST CAMPUS, INC.
SELECT SPECIALTY HOSPITAL — OMAHA, INC.
SELECT SPECIALTY HOSPITAL — PHILADELPHIA/AEMC, INC.
SELECT SPECIALTY HOSPITAL — PITTSBURG, INC.
SELECT SPECIALTY HOSPITAL — PONTIAC, INC.
SELECT SPECIALTY HOSPITAL — RENO, INC.
SELECT SPECIALTY HOSPITAL — SIOUX FALLS, INC.

SELECT SPECIALTY HOSPITAL — TOPEKA, INC.
SELECT SPECIALTY HOSPITAL — WESTERN MICHIGAN, INC.
SELECT SPECIALTY HOSPITAL — WESTERN MISSOURI, INC.
SELECT SPECIALTY HOSPITAL — WICHITA, INC.
SELECT SPECIALTY HOSPITAL — WILMINGTON, INC.
SELECT SPECIALTY HOSPITAL — YOUNGSTOWN, INC.

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of each Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director and President (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT SPECIALTY HOSPITAL — HONOLULU, INC.

By:	/s/ Robert A. Ortenzio

Robert A. Ortenzio
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Robert A. Ortenzio Robert A. Ortenzio	Director and President (principal executive officer)

/s/ Patricia A. Rice Patricia A. Rice	Director

/s/ David W. Cross David W. Cross	Director

/s/ Kevin Sypniewski Kevin Sypniewski	Director

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement on Form S-4 to be assigned on their behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT HOSPITAL INVESTORS, INC.
SELECTMARK, INC.
SLMC FINANCE CORPORATION

By:	/s/ Scott A. Romberger

Scott A. Romberger
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of each Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Scott A. Romberger Scott A. Romberger	Director and President (principal executive officer)

/s/ Andrew Panaccione Andrew Panaccione	Director, Vice President and Treasurer (principal financial and accounting officer)

/s/ Karen Severino Karen Severino	Director

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement on Form S-4 to be assigned on their behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT MEDICAL OF KENTUCKY, INC.
SELECT MEDICAL REHABILITATION
SERVICES, INC.

By:	/s/ Robert A. Ortenzio

Robert A. Ortenzio
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of each Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Sole Director

/s/ Robert A. Ortenzio Robert A. Ortenzio	President (principal executive officer)

/s/ Scott A. Romberger Scott A. Romberger	Vice President and Treasurer (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

SELECT MEDICAL PROPERTY
VENTURES, LLC

By: Select Medical Corporation,
as managing member

By:	/s/ Rocco A. Ortenzio

Rocco A. Ortenzio
Executive Chairman
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ Robert A. Ortenzio Robert A. Ortenzio	Director and Chief Executive Officer of the Managing Member (principal executive officer)

/s/ Martin F. Jackson Martin F. Jackson	Senior Vice President and Chief Financial Officer of the Managing Member (principal financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 15th day of June, 2005.

WALTHAM PHYSICAL THERAPY
ASSOCIATES, INC.

By:	/s/ James S. Vernadakis

James S. Vernadakis
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Name	Title

/s/ James S. Vernadakis James S. Vernadakis	Sole Director, President and Treasurer (principal executive, financial and accounting officer)

/s/ Michael E. Tarvin Michael E. Tarvin	Attorney-in-Fact